                                EXHIBIT 4.11
                                 REFINANCING
                              CREDIT AGREEMENT

                                 dated as of
                              December 15, 1993

                                    among

                            OWENS-ILLINOIS, INC.,

                         THE LENDERS LISTED HEREIN,

                   BANK OF MONTREAL, THE FUJI BANK, LTD.,
                    THE INDUSTRIAL BANK OF JAPAN, LTD.,
                    THE LONG-TERM CREDIT BANK OF JAPAN
                                     and
                          THE SUMITOMO BANK, LTD.,
                            as Lead Managers,

                BANK OF AMERICA NT&SA, THE BANK OF NEW YORK,
                   THE BANK OF NOVA SCOTIA, CIBC, INC.,
                           CONTINENTAL BANK N.A.,
                   THE FIRST NATIONAL BANK OF CHICAGO,
                       NATIONSBANK, SOCIETE GENERALE
                                     and
                        THE TORONTO-DOMINION BANK,
                                as Co-Agents,

                                     and

                           BANKERS TRUST COMPANY,
                                  as Agent

                            OWENS-ILLINOIS, INC.
                        REFINANCING CREDIT AGREEMENT
                        Dated as of December 15, 1993


                              TABLE OF CONTENTS


Section                            Heading                               Page

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                  SECTION 1

                                 DEFINITIONS
     1.1    Certain Defined Terms. . . . . . . . . . . . . . . . . . . . .  2
     1.2    Accounting Terms; Utilization of GAAP for Purposes of
            Calculations Under Agreement; Change in Accounting
            Principles . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     1.3    Other Definitional Provisions; Anniversaries . . . . . . . . . 29

                                  SECTION 2

              AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES
     2.1    Revolving Loans; Swing Line Loans; Overdraft Account . . . . . 30
     2.2    Interest on the Revolving Loans. . . . . . . . . . . . . . . . 38
     2.3    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     2.4    Prepayments and Payments; Reductions in Commitments. . . . . . 42
     2.5    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 45
     2.6    Special Provisions Governing Eurodollar Rate Loans . . . . . . 45
     2.7    Capital Adequacy Adjustment; Increased Costs; Taxes. . . . . . 50
     2.8    Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . 54
     2.9    Bid Rate Loans . . . . . . . . . . . . . . . . . . . . . . . . 62

                                  SECTION 3

                  CONDITIONS TO LOANS AND LETTERS OF CREDIT
     3.1    Conditions to Initial Loans. . . . . . . . . . . . . . . . . . 67
     3.2    Conditions to All Loans. . . . . . . . . . . . . . . . . . . . 70
     3.3    Conditions to All Letters of Credit. . . . . . . . . . . . . . 72

                                  SECTION 4

                  COMPANY'S REPRESENTATIONS AND WARRANTIES

Section                           Heading                                Page
- -------                           -------                                ----
     4.1    Organization, Powers, Good Standing, Business and
            Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 72
     4.2    Authorization of Borrowing, Etc. . . . . . . . . . . . . . . . 73
     4.3    Financial Condition. . . . . . . . . . . . . . . . . . . . . . 74
     4.4    No Adverse Material Change; No Stock Payments. . . . . . . . . 75
     4.5    Title to Properties; Liens . . . . . . . . . . . . . . . . . . 75
     4.6    Litigation; Adverse Facts. . . . . . . . . . . . . . . . . . . 75
     4.7    Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . 76
     4.8    Performance of Agreements. . . . . . . . . . . . . . . . . . . 76
     4.9    Governmental Regulation. . . . . . . . . . . . . . . . . . . . 76
     4.10   Securities Activities. . . . . . . . . . . . . . . . . . . . . 76
     4.11   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 77
     4.12   Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . 77
     4.13   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     4.14   Patents, Trademarks, Etc.. . . . . . . . . . . . . . . . . . . 78
     4.15   Environmental Protection . . . . . . . . . . . . . . . . . . . 78

                                  SECTION 5

                       COMPANY'S AFFIRMATIVE COVENANTS
     5.1    Financial Statements and Other Reports . . . . . . . . . . . . 80
     5.2    Corporate Existence, Etc.. . . . . . . . . . . . . . . . . . . 85
     5.3    Payment of Taxes and Claims; Tax Consolidation . . . . . . . . 85
     5.4    Maintenance of Properties; Insurance . . . . . . . . . . . . . 86
     5.5    Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . 86
     5.6    Equal Security for Loans and Notes; No Further Negative
            Pledges. . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
     5.7    Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . 87
     5.8    Lender Meeting . . . . . . . . . . . . . . . . . . . . . . . . 87
     5.9    Environmental Disclosure and Inspection. . . . . . . . . . . . 87
     5.10   Company's Remedial Action Regarding Hazardous Materials. . . . 88
     5.11   Termination of Receivables Program; Redemption of Senior
            Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
     5.12   Further Assurances as to Future Guarantor Subsidiaries . . . . 89

                                  SECTION 6

                        COMPANY'S NEGATIVE COVENANTS
     6.1    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . 89
     6.2    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
     6.3    Investments; Joint Ventures. . . . . . . . . . . . . . . . . . 92
     6.4    Contingent Obligations . . . . . . . . . . . . . . . . . . . . 95
     6.5    Restricted Payments. . . . . . . . . . . . . . . . . . . . . . 96
     6.6    Financial Covenants. . . . . . . . . . . . . . . . . . . . . . 97
     6.7    Restriction on Fundamental Changes . . . . . . . . . . . . . . 98

Section                             Heading                              Page
- -------                             -------                              ----
     6.8    Restriction on Leases. . . . . . . . . . . . . . . . . . . . .100
     6.9    Sales and Lease-backs. . . . . . . . . . . . . . . . . . . . .101
     6.10   Sale or Discount of Receivables. . . . . . . . . . . . . . . .101
     6.11   Transactions with Shareholders and Affiliates. . . . . . . . .101
     6.12   Disposal of Subsidiary Stock . . . . . . . . . . . . . . . . .101
     6.13   Limitation on Consolidated Capital Expenditures. . . . . . . .102
     6.14   Conduct of Business. . . . . . . . . . . . . . . . . . . . . .103
     6.15   Amendments or Waivers of Certain Documents . . . . . . . . . .103

                                  SECTION 7

                              EVENTS OF DEFAULT
     7.1    Failure to Make Payments When Due. . . . . . . . . . . . . . .104
     7.2    Default in Other Agreements. . . . . . . . . . . . . . . . . .104
     7.3    Breach of Certain Covenants. . . . . . . . . . . . . . . . . .104
     7.4    Breach of Warranty . . . . . . . . . . . . . . . . . . . . . .104
     7.5    Other Defaults under Agreement or Loan Documents . . . . . . .105
     7.6    Involuntary Bankruptcy; Appointment of Receiver, Etc.. . . . .105
     7.7    Voluntary Bankruptcy; Appointment of Receiver, Etc.. . . . . .105
     7.8    Judgments and Attachments. . . . . . . . . . . . . . . . . . .105
     7.9    Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . .106
     7.10   Invalidity of O-I Subsidiary Guaranty. . . . . . . . . . . . .106
     7.11   Failure of Security. . . . . . . . . . . . . . . . . . . . . .106
     7.12   Change of Control. . . . . . . . . . . . . . . . . . . . . . .106
     7.13   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . .106

                                  SECTION 8

                                    AGENT
     8.1    Appointment. . . . . . . . . . . . . . . . . . . . . . . . . .109
     8.2    Powers; General Immunity . . . . . . . . . . . . . . . . . . .109
     8.3    Representations and Warranties; No Responsibility for
            Appraisal of Creditworthiness. . . . . . . . . . . . . . . . .111
     8.4    Right to Indemnity . . . . . . . . . . . . . . . . . . . . . .111
     8.5    Registered Persons Treated as Owners . . . . . . . . . . . . .111
     8.6    Successor Agent, Swing Line Lender and Overdraft Account
            Provider . . . . . . . . . . . . . . . . . . . . . . . . . . .111
     8.7    Intercreditor Agreement, O-I Subsidiary Guaranty and
            Collateral Documents . . . . . . . . . . . . . . . . . . . . .112

                                  SECTION 9

                                MISCELLANEOUS

Section                              Heading                             Page
- -------                              -------                             ----
     9.1    Representation of Lenders. . . . . . . . . . . . . . . . . . .113
     9.2    Assignments and Participations in Loans, Notes and Letters
            of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . .113
     9.3    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .116
     9.4    Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . .116
     9.5    Set Off. . . . . . . . . . . . . . . . . . . . . . . . . . . .117
     9.6    Ratable Sharing. . . . . . . . . . . . . . . . . . . . . . . .117
     9.7    Amendments and Waivers . . . . . . . . . . . . . . . . . . . .118
     9.8    Independence of Covenants. . . . . . . . . . . . . . . . . . .119
     9.9    Change in Accounting Principles, Fiscal Year or Tax Laws . . .119
     9.10   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .119
     9.11   Survival of Warranties and Certain Agreements. . . . . . . . .120
     9.12   Failure or Indulgence Not Waiver; Remedies Cumulative. . . . .120
     9.13   Severability . . . . . . . . . . . . . . . . . . . . . . . . .120
     9.14   Obligations Several; Independent Nature of Lenders' Rights . .120
     9.15   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .120
     9.16   Applicable Law . . . . . . . . . . . . . . . . . . . . . . . .121
     9.17   Successors and Assigns . . . . . . . . . . . . . . . . . . . .121
     9.18   Consent to Jurisdiction and Service of Process . . . . . . . .121
     9.19   Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . .122
     9.20   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . .122
     9.21   Counterparts; Effectiveness. . . . . . . . . . . . . . . . . .123

EXHIBITS
- --------
I             FORM OF NOTICE OF BORROWING
II            FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
III           FORM OF NOTICE OF CONVERSION/CONTINUATION
IV            FORM OF REVOLVING NOTE
V             FORM OF SWING LINE NOTE
VI            FORM OF BID RATE LOAN NOTE
VII           FORM OF COMPLIANCE CERTIFICATE
VIII          FORM OF O-I SUBSIDIARY GUARANTY
IX            FORM OF OPINION OF LATHAM & WATKINS
X             FORM OF OPINION OF GENERAL COUNSEL FOR
                OWENS-ILLINOIS
XI            FORM OF OPINION OF O'MELVENY & MYERS
XII           FORM OF COLLATERAL ACCOUNT AGREEMENT
XIII          FORM OF INTERCREDITOR AGREEMENT
XIV           FORM OF COMPANY PLEDGE AGREEMENT
XV            FORM OF O-I SUBSIDIARY PLEDGE AGREEMENT
XVI           FORM OF BID RATE LOAN QUOTE REQUEST
XVII          FORM OF INVITATION FOR BID RATE LOAN QUOTES
XVIII         FORM OF BID RATE LOAN QUOTE
XIX           FORM OF ASSIGNMENT AND ACCEPTANCE
XX            FORM OF OVERDRAFT AGREEMENT

Schedules
- ---------
   A          SUBSIDIARIES AND FOREIGN SUBSIDIARIES
   B          REVOLVING LOAN COMMITMENTS; PRO RATA
                SHARES; FACILITY FEES
   C          EXISTING INDEBTEDNESS
   D          EXISTING LIENS
   E          EXISTING INVESTMENTS
   F          EXISTING CONTINGENT OBLIGATIONS
   G          REPORTING UNITS
   H          EMPLOYEE BENEFIT MATTERS
   I          ENVIRONMENTAL MATTERS
   J          EXISTING LETTERS OF CREDIT

                            OWENS-ILLINOIS, INC.

                        REFINANCING CREDIT AGREEMENT

                        DATED AS OF DECEMBER 15, 1993


              This Refinancing Credit Agreement is dated as of December 15, 1993 (this "Agreement"), and entered into by and among OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (individually a "Lender" and collectively, "Lenders"), BANK OF MONTREAL, THE FUJI BANK, LTD., THE INDUSTRIAL BANK OF JAPAN, LTD., THE LONG-TERM CREDIT BANK OF JAPAN and THE SUMITOMO BANK, LTD., as Lead Managers for Lenders (individually referred to herein as a "Lead Manager" and collectively as "Lead Managers"), BANK OF AMERICA NT&SA, THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA, CIBC, INC., CONTINENTAL BANK N.A., THE FIRST NATIONAL BANK OF CHICAGO, NATIONSBANK, SOCIETE GENERALE and THE TORONTO-DOMINION BANK, as Co-Agents for Lenders (individually referred to herein as a "Co-Agent" and collectively as "Co-Agents"), and BANKERS TRUST COMPANY ("Bankers"), as Agent for Lenders ("Agent").

          RECITALS

              WHEREAS, Company desires to refinance all of the Indebtedness currently outstanding and all commitments under the Third Amended and Restated Credit Agreement dated as of March 31, 1989, as amended to the date hereof (as so amended, the "Existing Credit Agreement") among Company, the lenders and managers listed therein and Bankers, as lead manager and agent;

              WHEREAS, Company desires that Lenders extend credit facilities to Company to fund the refinancing of all amounts owing under the Existing Credit Agreement, to pay certain fees and expenses associated with the Loans and the related transactions described herein, to provide working capital for Company and its Subsidiaries, to provide for letter of credit requirements and to provide funds for other general corporate purposes of Company and its Subsidiaries;

              WHEREAS, to induce Lenders to make available to Company the credit facilities provided for in this Agreement, Company will cause certain of its Subsidiaries to guaranty the obligations of Company with respect to such credit facilities; and

              WHEREAS, Company has agreed to secure its obligations under this Agreement by pledging for the benefit of Lenders certain Intercompany Indebtedness owing to it and the capital stock of Group, and certain of Company's Subsidiaries have agreed to secure their obligations under the O-I Subsidiary Guaranty by pledging certain Intercompany Indebtedness owing to them and the capital stock of certain of their Subsidiaries;

              NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Co-Agents and Agent agree as follows:

                                  SECTION 1

                                 DEFINITIONS

              1.1Certain Defined Terms

              The following terms used in this Agreement shall have the following meanings:

              "Additional Subordinated Debt" means any senior subordinated debt securities of Company issued after the Closing Date (i) that are issued pursuant to the Senior Subordinated Debt Indenture and one or more supplements thereto, (ii) that require no payments of principal (whether repayments or prepayments, sinking fund payments, payments in respect of any redemption, acquisition or defeasance thereof, or otherwise) to be made in respect thereof prior to the date that is one year after the date of expiration of the Revolving Loan Commitments as in effect on the date of issuance thereof, (iii) that are secured, if at all, only on a senior subordinated basis by the Collateral under the Company Pledge Agreement on the same basis as the Senior Subordinated Debt, (iv) that are not guarantied by any Subsidiary of Company, and (v) that bear interest at a fixed rate not to exceed 12% per annum, as such Additional Subordinated Debt may be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement; provided that the aggregate principal amount or original issuance price, as the case may be, of all such Additional Subordinated Debt may not exceed $100,000,000.

              "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/100 of one percent) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of that Reference Lender for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if any Reference Lender fails to provide Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Agent by the other Reference Lender(s).

              "Affected Lender" means any Lender affected by any of the events described in subsections 2.6B or 2.6C.

              "Affected Subsidiary" has the meaning assigned to that term in subsection 6.7.

              "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

              "Agent" has the meaning assigned to that term in the introduction to this Agreement.

              "Aggregate Amounts Due" has the meaning assigned to that term in subsection 9.6.

              "Agreement" means this Refinancing Credit Agreement dated as of December 15, 1993, as it may be amended, supplemented or otherwise modified from time to time.

              "Applicable Margin" means, as at any date of determination, a percentage based upon the highest of the then applicable credit ratings from S&P or Moody's with respect to any of the Senior Debt Securities, as follows:

              Senior Debt Securities
              Credit Rating                  Applicable Margin
              ----------------------         -----------------
              S&P              Moody's

              BBB- or higher   Baa3 or higher      .625%
              BB+              Ba1                 .750%
              BB               Ba2                 .875%
              BB- or lower     Ba3 or lower       1.00%

; provided that if at any time either of the Senior Debt Securities is not rated by either of S&P or Moody's, such Senior Debt Securities shall, for purposes of this definition, be deemed to have been rated BB- by S&P or Ba3 by Moody's, as applicable; provided, further that if at any time neither of S&P nor Moody's is in the business of rating debt securities such as the Senior Debt Securities or if none of the Senior Debt Securities are at the time outstanding, then Company and Lenders shall enter into good faith negotiations to establish an alternate basis for determining the Applicable Margin, either with reference to credit ratings from an alternate rating agency with respect to any of the Senior Debt Securities or on some other basis mutually acceptable to Company and Lenders; provided further, however, that until such an alternate basis for determining the Applicable Margin is established, the Applicable Margin shall be (a) for the first 30 days following the occurrence of the event giving rise to the need to determine an alternate basis for determining the Applicable Margin, the Applicable Margin in effect immediately prior to such occurrence and (b) thereafter, determined in accordance with the first proviso to this definition.

         "Asset Sale" means the sale, transfer or other disposition by Company or any of its Subsidiaries to any Person other than Company or any of its Subsidiaries of (i) any of the stock of any of Company's Subsidiaries (including any Foreign Subsidiary), (ii) substantially all of the assets of any geographic or other division or line of business of Company or any of its Subsidiaries (including any Foreign Subsidiary), or (iii) any other assets (including, without limitation, any assets which do not constitute substantially all of the assets of any geographic or other division or line of business but excluding any assets manufactured, constructed or otherwise produced or purchased for sale to others in the ordinary course of business consistent with the past practices of Company and its Subsidiaries, and excluding only for purposes of this clause (iii) the assets of the Foreign Subsidiaries) of Company or any of its Subsidiaries having a value in excess of $500,000 or more; provided that any asset sale described in clause (iii) shall be deemed not to be an "Asset Sale" until the aggregate amount of all such sales by Company and its Subsidiaries occurring in any fiscal year equals or exceeds $5,000,000; provided, further, that any sale, transfer or other disposition described in clause (i) or (ii) shall be deemed not to be an "Asset Sale" with respect to any sale, transfer or other disposition by any Foreign Subsidiary of all or any of the stock of, or all or any of the assets of, any of its Subsidiaries so long as the proceeds of such sale, transfer or other disposition remain in the applicable territory of the United States of America or jurisdiction outside the United States of America and are used for purposes consistent with the business or operations of such Foreign Subsidiary as previously conducted.

         "Assignment and Acceptance" means an Assignment and Acceptance, in substantially the form of Exhibit XIX annexed hereto.

         "Bankers" has the meaning assigned to that term in the introduction to this Agreement.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

         "Bid Rate Loans" means Loans made by Lenders to Company pursuant to subsection 2.9.

         "Bid Rate Loan Agent" means Agent acting in the capacity of agent with respect to the Bid Rate Loans hereunder.

         "Bid Rate Loan Interest Payment Date" means, with respect to any Bid Rate Loan, the last day of the Bid Rate Loan Interest Period applicable to such Bid Rate Loan; provided that in the case of a Bid Rate Loan with a Bid Rate Loan Interest Period of 180 days "Bid Rate Loan Interest Payment Date" shall also include the 90-day anniversary of the commencement of that Bid Rate Loan Interest Period.

         "Bid Rate Loan Interest Period" means, with respect to any Bid Rate Loans, the period commencing on the date such Bid Rate Loans are made and ending on a date 30, 60, 90 or 180 days thereafter, as Company may select as provided in subsection 2.9B. Notwithstanding the foregoing, (i) if any Bid Rate Loan Interest Period would otherwise end after the Revolving Loan Commitment Termination Date, such Bid Rate Loan Interest Period shall end on the Revolving Loan Commitment Termination Date, (ii) each Bid Rate Loan Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, and (iii) notwithstanding clause (i) above, no Bid Rate Loan Interest Period for any Bid Rate Loans shall have a duration of less than 30 days and, if the Bid Rate Loan Interest Period for any Bid Rate Loans would otherwise be a shorter period, such Bid Rate Loans shall not be available hereunder.

         "Bid Rate Loan Notes" means the promissory notes of Company, substantially in the form of Exhibit VI annexed hereto, issued in favor of one or more Lenders pursuant to subsection 2.9K to evidence the Bid Rate Loans.

         "Bid Rate Loan Quote" means an offer by a Lender to make Bid Rate Loans, substantially in the form of Exhibit XVIII annexed hereto, delivered to Agent by such Lender pursuant to subsection 2.9D.

         "Bid Rate Loan Quote Request" means a request by Company to each Lender to submit Bid Rate Loan Quotes, substantially in the form of
Exhibit XVI annexed hereto, delivered by Company to Agent pursuant to subsection 2.9B.

         "Bid Rate Loan Shortfall Amount" means the amount, if any, by which the amount of Bid Rate Loans requested in a Bid Rate Loan Quote Request exceeds the amount equal to (i) the aggregate amount of Bid Rate Loans offered in any Bid Rate Loan Quotes delivered by Lenders relating to such Bid Rate Loan Quote Request minus (ii) the amount of Bid Rate Loans so offered which are rejected in good faith by Company.

         "Bid Rate Loan Shortfall Date" means a proposed Funding Date of Bid Rate Loans in respect of which a Bid Rate Loan Shortfall Amount exists.

         "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Ohio or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate, any day which is a Business Day described in clause
(i) and which is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

         "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP (subject to subsection 1.2 hereof), is accounted for as a capital lease on the balance sheet of that Person.

         "Cash" means money, currency or a credit balance in a Deposit
Account.

         "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Lender (whether such deposit is with such Lender or any other Lender); and (vi) repurchase agreements and reverse repurchase agreements with any Lender relating to marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof.

         "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than KKR and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than (a) 35% of the total voting power of the then outstanding Voting Stock and (b) the total voting power of the then outstanding Voting Stock beneficially owned by KKR and its Affiliates; or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted Company's Board of Directors (together with any new directors whose election by Company's Board of Directors or whose nomination for election by Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or
(iii) (a) Company consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all of its assets to any Person or (b) any Person merges into Company, in either event pursuant to a transaction in which any Voting Stock outstanding immediately prior to the effectiveness thereof is reclassified or changed into or exchanged for cash, securities or other property; provided that any consolidation, conveyance, transfer or lease (x) between Company and any of its Subsidiaries or between such Subsidiaries (including, without limitation, the reincorporation of Company in another jurisdiction) or (y) for the purpose of creating a public holding company for Company in which all holders of Capital Stock would be entitled to receive (other than cash in lieu of fractional shares) solely capital stock of the holding company in amounts proportionate to their holdings of Capital Stock immediately prior to such transaction, shall be excluded from the operation of this clause (iii). For purposes of this definition of "Change of Control", (i) the term "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of Company and (ii) the term "Voting Stock" means Capital Stock of any class or kind ordinarily (without regard to the occurrence of any contingency) having the power to vote for the election of directors of Company.

         "Closing Date" means the date on or before December 17, 1993 on which the initial Loans are made.

         "Co-Agent" and "Co-Agents" have the meanings assigned to those terms in the introduction to this Agreement.

         "Collateral" means, collectively, the "Pledged Collateral" (as defined in the Pledge Agreements) and the "Collateral" (as defined in the Collateral Account Agreement).

         "Collateral Account Agreement" means the Collateral Account Agreement, in substantially the form of Exhibit XII annexed hereto, dated as of the Closing Date, between Company, Agent and Collateral Agent, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "Collateral Agent" means Bankers acting in the capacity of collateral agent on behalf of the holders from time to time of any outstanding Commercial Paper, Lenders and the other Persons (other than Company or its Subsidiaries) who have executed counterparts to the Intercreditor Agreement, including Lenders party to Interest Rate Agreements and Currency Agreements contemplated by subsection 6.4(vii), Foreign Lenders party to Foreign Loan Agreements contemplated by subsection 6.4(xii), the Senior Debenture Trustee, the Senior Note Trustee, and the Senior Subordinated Debt Trustee, in each case under the applicable Collateral Documents, the Intercreditor Agreement and, if applicable, the O-I Subsidiary Guaranty.

         "Collateral Documents" means the Pledge Agreements, the Collateral Account Agreement and all other instruments or documents delivered by Company or any of its Subsidiaries in order to grant to Collateral Agent Liens on any Collateral.

         "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

         "Commercial Paper" means Indebtedness of Company permitted under subsection 6.1(x).

         "Commercial Paper Usage" means, as at any date of determination, the aggregate face amount of outstanding Commercial Paper.

         "Commitments" means the Revolving Loan Commitments of Lenders and the Swing Line Loan Commitment of Agent.

         "Commodities Agreement" means any forward contract, option, futures contract, futures option, or similar agreement or arrangement designed to protect Company or any of its Subsidiaries from fluctuations in the price of commodities.

         "Common Stock" means the common stock of Company, par value $.01 per share.

         "Company" has the meaning assigned to that term in the introduction to this Agreement.

         "Company Pledge Agreement" means the Fourth Amended and Restated Company Pledge Agreement executed by Company pursuant to subsection 3.1A5, in substantially the form of Exhibit XIV annexed hereto, pursuant to which the capital stock of Group and the O-I Subsidiary Debt Obligations owed by Group to Company have been pledged to Collateral Agent, as such Company Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "Compliance Certificate" means a certificate substantially in the form annexed hereto as Exhibit VII delivered to Lenders by Company pursuant to subsection 5.1(iv).

         "Consolidated Adjusted Interest Expense" means Consolidated Cash Interest Expense minus the portion thereof allocable to Capital Leases.

         "Consolidated Capital Expenditures" means, for any period, (x) the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability but excluding capitalized interest and that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Consolidated Subsidiaries and excluding expenditures made in connection with the replacement, substitution or restoration of assets (A) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (B) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced) by Company and its Consolidated Subsidiaries during that period which, in conformity with GAAP (subject to subsection 1.2 hereof), are included in "additions to property, plant or equipment" or similar items reflected in the statement of changes in financial position of Company and its Consolidated Subsidiaries and (ii) to the extent not covered by subclause
(i) hereof, the aggregate of all expenditures (including the amount of all Indebtedness assumed in such acquisition or retained by the acquired Person) by Company and its Consolidated Subsidiaries during that period to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person (other than current assets) minus (y) the proceeds of sales during that period of any assets constituting plant, property or equipment on the balance sheet of Company and its Consolidated Subsidiaries in the ordinary course of business and consistent with past practice.

         "Consolidated Cash Flow Available for Fixed Charges" means, for any 12-month period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Adjusted Interest Expense, (iii) provisions for taxes based on income, (iv) depreciation expense, (v) Consolidated Rental Payments, (vi) amortization expense (excluding Capital Lease amortization) and (vii) other non-cash items reducing Consolidated Net Income including, without limitation, non-cash interest expense, other than items excluded from the calculation thereof, minus non-cash items increasing Consolidated Net Income, other than items excluded from the calculation thereof, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP (subject to subsection 1.2 hereof); provided that if, during such period, Company or any of its Subsidiaries shall have made any Asset Sales, Consolidated Cash Flow Available for Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if positive) directly attributable to the assets which are the subject of such Asset Sales for the balance of such period remaining after consummation of such Asset Sale or increased by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if negative) directly attributable thereto for the balance of such period remaining after consummation of such Asset Sale, as such amounts are determined in the reasonable judgment of Company, using such methods as are reasonably acceptable to Agent. Consolidated Cash Flow Available for Fixed Charges shall be determined for any period without regard to changes in working capital of Company and its Subsidiaries during such period.

         "Consolidated Cash Interest Expense" means, for any 12-month period, total interest expense (including that attributable to Capital Leases in accordance with GAAP (subject to subsection 1.2 hereof)) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, interest expense not payable in cash (including amortization of discount) and the interest expense of any Subsidiary of Company if (a) the income of such Subsidiary would be excluded in the calculation of Consolidated Net Income pursuant to clause (iii) of the proviso to the definition of Consolidated Net Income (but only in the same proportion as the income of such Subsidiary is excluded from the calculation of Consolidated Net Income), and (b) such excluded interest expense does not relate to Indebtedness guarantied by Company or any of its Subsidiaries whose income would be included in the calculation of Consolidated Net Income.

         "Consolidated EBIT" means, for any 12-month period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income and (iii) total interest expense, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP (subject to subsection 1.2 hereof).

         "Consolidated Fixed Charges" means, for any 12-month period, the sum of the amounts for such period of (i) Consolidated Adjusted Interest Expense, (ii) taxes based on income payable during such period,
(iii) Consolidated Rental Payments, and (iv) payments of principal with respect to Existing Indebtedness, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP (subject to subsection 1.2 hereof); provided that if, during such period, Company or any of its Subsidiaries shall have made any Asset Sales, Consolidated Fixed Charges for such period shall be reduced by an amount equal to, without duplication, the sum of (a) the Consolidated Fixed Charges directly attributable to the assets which are the subject of such Asset Sales for the balance of such period remaining after consummation of such Asset Sale and
(b) the total interest expense for the balance of such period remaining after consummation of such Asset Sale directly attributable to any Indebtedness repaid, prepaid or redeemed out of the Net Cash Proceeds of such Asset Sales (determined by reference to the weighted average interest expense for such Indebtedness during such remaining period), as such amounts are determined in the reasonable judgment of Company, using such methods as are reasonably acceptable to Agent.

         "Consolidated Net Income" means, for any 12-month period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP (subject to subsection 1.2 hereof); provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period,
(ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company (other than United Glass Limited) to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and (iv) any after-tax gains or losses attributable to Asset Sales.

         "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Company and its Subsidiaries on a consolidated basis calculated in conformity with GAAP (subject to all preferred stock being deemed to be capital stock for purposes of this definition and subject to subsection 1.2 hereof but excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement No. 52) except that the determination of gains or losses on Asset Sales shall be computed after application of Accounting Principles Board Opinions Nos. 16 and 17.

         "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid under all Capital Leases and Operating Leases of Company and its Subsidiaries (other than, for purposes of subsections 6.8 and 6.9, any Foreign Subsidiaries) as lessee (net of sublease income), all as determined on a consolidated basis in conformity with GAAP (subject to subsection 1.2 hereof), but excluding, however, all rents paid under all Capital Leases and Operating Leases of any Subsidiary of Company if (a) the income of such Subsidiary would be excluded in the calculation of Consolidated Net Income pursuant to clause (iii) of the proviso to the definition of Consolidated Net Income (but only in the same proportion as the income of such Subsidiary is excluded from the calculation of Consolidated Net Income), and (b) such excluded rental payments are not guarantied by Company or any of its Subsidiaries whose income would be included in the calculation of Consolidated Net Income.

         "Consolidated Subsidiaries" means all Subsidiaries of Company other than the Foreign Subsidiaries.

         "Consolidated Total Debt" means, as at any date of determination, all Indebtedness of Company and its Subsidiaries on a consolidated basis calculated in conformity with GAAP (subject to subsection 1.2 hereof), but excluding, however, the Indebtedness of any Subsidiary of Company if (a) the income of such Subsidiary would be excluded in the calculation of Consolidated Net Income pursuant to clause (iii) of the proviso to the definition of Consolidated Net Income (but only in the same proportion as the income of such Subsidiary is excluded from the calculation of Consolidated Net Income), and (b) such Indebtedness is not guarantied by Company or any of its Subsidiaries whose income would be included in the calculation of Consolidated Net Income.

         "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) under any letter of credit issued for the account of or for which that Person is otherwise liable for reimbursement thereof, or (iii) under Currency Agreements or Interest Rate Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported.

         "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Covered Tax" means any Tax that is not an Excluded Tax.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in currency values.

         "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "Dollars" or the sign "$" means the lawful money of the United States of America.

         "Eligible Assignee" means (A)(i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agent; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee; provided further that, in order to be an Eligible Assignee, a Person must have at the time of determination unimpaired capital and surplus of not less than $100,000,000.

         "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA (a) which is, or was within the past six years, maintained or contributed to by Company or any ERISA Affiliate of

Company or (b) with respect to which Company or any ERISA Affiliate of Company retains any liability.

         "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

         "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans or decrees relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any or their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. S 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. S 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. S 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. S 1251 et seq.), the Clean Air Act (42 U.S.C. S 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. S 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. S136 et seq.), the Occupational Safety and Health Act (29 U.S.C. S 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. S 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of
Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

         "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a material required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any material required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in material liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of material liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, in any such case if such event would reasonably be expected to result in material liability to Company or its ERISA Affiliates; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

         "Event of Default" means each of the events set forth in Section 7.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Excluded Tax" means any of the following taxes, levies, imposts, duties, deductions, withholdings or charges, and all liabilities with respect thereto: (i) Taxes imposed on the net income of a Lender, Agent, Co-Agent or Tax Transferee (including without limitation branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income (collectively referred to as "net income taxes")) by
(A) the jurisdiction under the laws of which such Lender, Agent, Co-Agent or Tax Transferee is organized or any political subdivision thereof or (B) the jurisdiction of such Lender's, Tax Transferee's, Co-Agent's or Agent's applicable lending office or any political subdivision thereof or (C) any jurisdiction in which the Lender, Agent, Co-Agent or Tax Transferee is doing business (other than solely by virtue of being a Lender under this Agreement), (ii) any Taxes to the extent that they are in effect and would apply to a payment to such Lender, Agent or Co-Agent, as applicable, as of the Closing Date, or as of the date such Person becomes a Lender, in the case of any assignee pursuant to subsection 9.2, (iii) any Taxes that are in effect and would apply to a payment to a Tax Transferee as of the date of acquisition of any Loans by such Tax Transferee or the date of the change of lending office of such Tax Transferee, as the case may be (provided, however, that a Person shall not be considered a Tax Transferee for purposes of this clause (iii) as a result of a change of its lending office or the taking of any other steps pursuant to subsection 2.6J), (iv) with respect to any Taxes for which any credit or other Tax benefit, in the reasonable good faith judgment of such Lender, Tax Transferee, Co-Agent or Agent, as the case may be, is available to such Lender, Tax Transferee, Co-Agent or Agent, as applicable, as a result thereof and is allocable to the transactions contemplated by this Agreement, the amount of such credit or other Tax benefit or (v) any Taxes that would not have been imposed but for (A) the failure by Agent, Co-Agent or such Lender or Tax Transferee, as applicable, to provide and keep current any certification or other documentation required to qualify for an exemption from or reduced rate of any Tax (unless such failure results from a change in applicable law after the Closing Date or the date of the applicable Assignment and Acceptance, as the case may be, which precludes Agent, Co-Agent or such Lender or Tax Transferee, as applicable, from qualifying for such exemption or reduced rate) or (B) the gross negligence or willful misconduct of Agent, Co-Agent or a Lender.

         "Existing Credit Agreement" has the meaning assigned to that term in the Recitals to this Agreement.

         "Existing Indebtedness" means Indebtedness of Company and its Consolidated Subsidiaries listed in Schedule C annexed hereto.

         "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "Foreign Entity" means any Subsidiary or Joint Venture of Company more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside of the United States of America.

         "Foreign Lenders" means the Lenders to which the Foreign Lender Debt is owed.

         "Foreign Lender Debt" means the indebtedness owed by certain Foreign Subsidiaries to certain Lenders which has been guarantied by Company and is listed under the caption "Amount Related to Foreign Lender Debt" in Schedule F annexed hereto and any other indebtedness owed by any Foreign Subsidiary to any Lender which is guarantied by Company and which guarantee is permitted under subsection 6.4(xii).

         "Foreign Lender Guaranties" means any guaranties by Company of any Foreign Lender Debt.

         "Foreign Loan Agreements" means those certain loan and other credit agreements pursuant to which Foreign Lender Debt is incurred.

         "Foreign Subsidiary" means any Subsidiary or Joint Venture of Company identified as such on Schedule A annexed hereto and, in addition, any Subsidiary or Joint Venture acquired, incorporated or otherwise established by Company after the Closing Date which is organized under the laws of a jurisdiction other than the United States of America or any State thereof and more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations in territories of the United States of America and jurisdictions outside the United States of America.

         "Funding and Payment Office" means the office of Agent located at One Bankers Trust Plaza, New York, New York.

         "Funding Date" means the date of the funding of a Loan.

         "GAAP" means, subject to the provisions of subsection 1.2, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any foreign, federal, state or local governmental authority, agency or court.

         "Group" means Owens-Illinois Group, Inc., a Delaware corporation.

         "Guarantor Subsidiaries" means, at any time of determination, each O-I Subsidiary which is identified as a "Guarantor Subsidiary" in Schedule A annexed hereto and each other Consolidated Subsidiary which becomes a first-tier or second-tier Subsidiary of Group for a period of longer than 90 days, but excluding, however, any Consolidated Subsidiary which was a party to the O-I Subsidiary Guaranty but has been released therefrom in accordance with its terms.

         "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form;
(vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (ix) pesticides.

         "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP (subject to subsection 1.2 hereof),
(iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or
(b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Intercompany Indebtedness" means any Indebtedness of Company or any Consolidated Subsidiary which, in the case of Company, is owing to any Consolidated Subsidiary and which, in the case of any Consolidated Subsidiary, is owing to Company or any other Consolidated Subsidiary.

         "Intercreditor Agreement" means the Fifth Amended and Restated Intercreditor Agreement among Collateral Agent, Bankers, as Agent hereunder and as a Foreign Lender, the Senior Debenture Trustee, the Senior Note Trustee and the Senior Subordinated Debt Trustee and, upon execution of counterparts to the Intercreditor Agreement by any Lenders party to Interest Rate Agreements or Currency Agreements contemplated by subsection 6.4(vii) or by any other Foreign Lenders, such Lenders or Foreign Lenders, as the case may be, and, upon execution of counterparts to the Intercreditor Agreement by any other Persons who may become parties to the Intercreditor Agreement in accordance with the terms thereof, such other Persons, in substantially the form of Exhibit XIII annexed hereto, as such Intercreditor Agreement may hereafter be amended, supplemented or modified from time to time.

         "Interest Payment Date" means, with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months or longer, "Interest Payment Date" shall also include each three-month anniversary of the commencement of that Interest Period.

         "Interest Period" means any interest period applicable to a Eurodollar Rate Loan as determined pursuant to subsection 2.2B.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

         "Interest Rate Determination Date" means each date for calculating the Adjusted Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "Investment", as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of, or of a beneficial interest in, stock or other Securities of any other Person (other than a Person that, prior to such purchase or acquisition, was a Consolidated Subsidiary), or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person other than a Consolidated Subsidiary, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost or, in the case of an Investment consisting of non-cash consideration received in connection with an Asset Sale or other sale of assets, the original value of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Invitation for Bid Rate Loan Quotes" means an invitation to each Lender to submit a Bid Rate Loan Quote, substantially in the form of
Exhibit XVII annexed hereto, delivered by Agent to such Lender pursuant to subsection 2.9C with respect to a Bid Rate Loan Quote Request.

         "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 2.8C.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be con-sidered to be a Joint Venture to which such Person is a party.

         "KKR" means Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership.

         "Kimble Joint Venture" means that certain Joint Venture to be formed between Group and Gerresheimer Glas AG regarding OI Kimble FTS Inc. and its Subsidiaries.

         "Kimble Sale" means the sale by Group of 51% of the capital stock of OI Kimble FTS Inc. to Gerresheimer Glas AG to form the Kimble Joint Venture.

         "Lead Manager" and "Lead Managers" have the meanings assigned to those terms in the introduction to this Agreement.

         "Lender" and "Lenders" have the meanings assigned to those terms in the introduction to this Agreement and shall include Agent and each Co-Agent and Lead Manager in their respective individual capacities; provided that "Lender" and "Lenders" shall also include the successors and permitted assigns of Lenders pursuant to subsection 9.2A.

         "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 2.8.

         "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued at its Dollar equivalent value as of such date of determination.

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any other agreement intended to create any of the foregoing.

         "Loan" or "Loans" means one or more of the Revolving Loans, the Bid Rate Loans or the Swing Line Loans or any combination thereof.

         "Loan Documents" means this Agreement, the Notes, the Overdraft Agreement, the Letters of Credit, the O-I Subsidiary Guaranty, the Collateral Documents and the Intercreditor Agreement.

         "Loan Parties" means Company and each Subsidiary of Company which is or becomes a party to a Loan Document, collectively.

         "Management Investor" means any senior management officer or employee of Company or any of its Subsidiaries who owns or has the right to acquire any Common Stock.

         "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of Company and its Subsidiaries, taken as a whole, to perform, or of Agent, any Co-Agent or Lenders to enforce, the Obligations.

         "Material Subsidiary" means (i) each Subsidiary of Company now existing or hereafter acquired or formed by Company which (x) for the most recent fiscal year of Company, accounted for more than 5% of the consolidated revenues of Company or (y) as at the end of such fiscal year, was the owner of more than 5% of the consolidated assets of Company and (ii) each of United Glass Limited, Owens-Illinois Labels Inc., Owens-Illinois Prescription Products Inc., OI Peldar STS Inc., OI Venezuela STS Inc. and Companhia Industrial Sao Paolo e Rio.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 3(37) of ERISA (a) to which Company or any of its ERISA Affiliates is contributing, or within the past six years has contributed, (b) to which Company or any of its ERISA Affiliates has, or within the past six years has had, an obligation to contribute or (c) with respect to which Company or any of its ERISA Affiliates retains any liability.

         "Net Cash Proceeds" means, with respect to any Asset Sale, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received, and including any payments of principal received in respect of any Intercompany Indebtedness in connection with such Asset Sale, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets such Person acquired or received in any other noncash form), in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes payable as a consequence of such Asset Sale, and in each case net of a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by Company or any of its Subsidiaries in connection with such Asset Sale and net of all payments made on any Indebtedness which is secured by the assets that are being sold, in accordance with the terms of any Lien upon or with respect to the assets that are being sold or which must by its terms or by the terms of the contract pursuant to which such assets are being sold or by applicable law be repaid out of the proceeds from such Asset Sale, and net of all distributions and other payments made to minority interest holders in Subsidiaries as a result of such Asset Sale.

         "Notes" means one or more of the Revolving Notes, the Bid Rate Loan Notes, the Swing Line Note or any combination thereof.

         "Notice of Bid Rate Loan Borrowing" has the meaning assigned to that term in subsection 2.9F.

         "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto with respect to a proposed borrowing.

         "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit III annexed hereto with respect to a proposed conversion or continuation.

         "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit II annexed hereto with respect to the proposed issuance of a Letter of Credit.

         "Obligations" means all obligations of every nature of Company and its Subsidiaries from time to time owed to Agent, Collateral Agent, Co-Agents or Lenders or any of them under or in respect of this Agreement, the Notes, the Letters of Credit or the other Loan Documents.

         "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents, and by its Chief Financial Officer, its Treasurer or its Assistant Treasurer; provided, that any Officers' Certificate required to be delivered by Company on the Closing Date may be executed on behalf of Company by any one of the foregoing officers; provided, further, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto,
(ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

         "O-I Subsidiary" means each of the wholly-owned Subsidiaries of Company identified as such on Schedule A annexed hereto.

         "O-I Subsidiary Debt Obligations" means the obligations evidenced by promissory notes issued by each Guarantor Subsidiary to the Persons owning such Guarantor Subsidiary to evidence all Intercompany Indebtedness of such Guarantor Subsidiary to such Persons.

         "O-I Subsidiary Guaranty" means the O-I Subsidiary Guaranty executed and delivered by each Guarantor Subsidiary pursuant to subsection 3.1B5, in substantially the form of Exhibit VIII annexed hereto, as such guaranty agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "O-I Subsidiary Pledge Agreement" means the Third Amended and Restated Intermediate Subsidiary Pledge Agreement executed pursuant to subsection 3.1B5 by Group and the O-I Subsidiaries identified as "First Tier Subsidiaries" on Schedule A annexed hereto, in substantially the form of
Exhibit XV annexed hereto, as such O-I Subsidiary Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease under which that Person is the lessor.

         "Overdraft Account" means the account established by Company with Agent and referenced in the Overdraft Agreement.

         "Overdraft Agreement" means the Overdraft Agreement executed and delivered by Company and Agent, in substantially the form of Exhibit XX annexed hereto, and any successor Overdraft Agreement executed and delivered by Company and any successor Agent pursuant to subsection 8.6, as either such Overdraft Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Overdraft Amount" means, as at any date of determination, the aggregate amount of outstanding overdrafts charged to the Overdraft Account.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "Permitted Encumbrances" means the following types of Liens:

         (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by subsection 5.3;

         (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP (subject to subsection 1.2) shall have been made therefor;

         (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obliga-tions, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iv) Any attachment or judgment Lien not in excess of $5,000,000 (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) and any other attachment or judgment lien unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

         (v) Leases or subleases granted to others not interfering in any material respect with the business of Company or any of its Subsidiaries;

         (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

         (vii) Any interest or title of a lessor under any lease permitted by subsection 6.8;

         (viii) Liens arising from UCC financing statements regarding leases permitted by this Agreement; and

         (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Pledge Agreements" means the Company Pledge Agreement and the O-I Subsidiary Pledge Agreement.

         "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Prime Rate" means the rate which Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Prime Rate Loans" means Loans made by Lenders bearing interest at rates determined by reference to the Prime Rate as provided in subsection 2.1B with respect to Swing Line Loans and subsection 2.2A with respect to Revolving Loans.

         "Pro Rata Share" means, with respect to each Lender, the percentage designated as such Lender's Pro Rata Share set forth opposite the name of such Lender on Part II of Schedule B annexed hereto, as such percentages shall be adjusted from time to time to give effect to any assignments permitted pursuant to subsection 9.2. The sum of the Pro Rata Shares of all Lenders at any date of determination shall equal 100%.

         "Reference Lenders" means Bankers, The Bank of Nova Scotia and NationsBank, N.A.

         "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1B.

         "Register" has the meaning assigned to that term in subsection
2.1F.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

         "Reporting Unit" means each of the seven units of the operations of Company, as set forth on Schedule G annexed hereto, as such Schedule G may hereafter be amended, supplemented or modified from time to time by Company; provided that following the consummation of the Kimble Sale, OI Kimble FTS Inc. and its Subsidiaries shall no longer be a Reporting Unit.

         "Requisite Lenders" means Lenders having 51% or more of the aggregate Revolving Loan Commitments or, if the Revolving Loan Commitments have been terminated, Lenders holding 51% or more of the sum of (i) the aggregate outstanding principal amount of the Revolving Loans plus (ii) the aggregate outstanding principal amount of the Bid Rate Loans plus (iii) the aggregate Pro Rata Shares of the outstanding principal amount of the Swing Line Loans plus (iv) the aggregate Pro Rata Shares of the Letter of Credit Usage.

         "Responsible Officer" means any of the chief executive officer, the president, any vice president, the chief financial officer, the comptroller, the treasurer or any assistant treasurer of Company.

         "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Senior Debt Securities, the Senior Subordinated Debt or any Additional Subordinated Debt, and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding.

         "Revolving Loan Commitment" or "Revolving Loan Commitments" means the commitment or commitments of a Lender or Lenders to make Revolving Loans as set forth in subsection 2.1A.

         "Revolving Loan Commitment Termination Date" means December 31,
1998.

         "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A.

         "Revolving Notes" means the promissory notes of Company substantially in the form of Exhibit IV annexed hereto, issued in favor of Lenders pursuant to subsection 2.1F(iv) to evidence the Revolving Loans, as they may be amended, supplemented or otherwise modified from time to time.

         "S&P" means Standard & Poor's Corporation.

         "Secured Obligations" means the Obligations and, to the extent the holders of such obligations are subject to the provisions of the Intercreditor Agreement, the obligations owing under Interest Rate Agreements and Currency Agreements contemplated by subsection 6.4(vii), the obligations owing to the holders from time to time of any outstanding Commercial Paper and the obligations owing to Foreign Lenders under the Foreign Lender Guaranties issued to support the Foreign Lender Debt.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Senior Debentures" means the 11% Senior Debentures due 2003 of Company in an aggregate original principal amount of $1,000,000,000 issued pursuant to the Senior Debenture Indenture, as such Senior Debentures may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under this Agreement.

         "Senior Debenture Indenture" means the Indenture dated as of December 15, 1991 among Company, as issuer, Group, as guarantor, and the Senior Debenture Trustee, as such Indenture may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under this Agreement.

         "Senior Debenture Trustee" means The Bank of New York, as indenture trustee for the Senior Debentures, and its successors.

         "Senior Debt Securities" means one or more of the Senior
Debentures, the Senior Notes or any combination thereof.

         "Senior Notes" means the senior variable notes due 1996 issued by Company pursuant to the Senior Note Indenture, as such Senior Notes may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under this Agreement.

         "Senior Note Indenture" means the Indenture dated as of April 1, 1989 among Company, as issuer, Group, as guarantor, and the Senior Note Trustee, as such Indenture may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under this Agreement.

         "Senior Note Trustee" means First Bank (N.A.) (as successor to First Bank National Association), as indenture trustee for the Senior Notes, and its successors.

         "Senior Subordinated Debt" means each of Company's (i) 10-1/4% Senior Subordinated Notes Due April 1, 1999 in the aggregate principal amount of $250,000,000, (ii) 10-1/2% Senior Subordinated Notes Due June 15, 2002 in the aggregate principal amount of $150,000,000, (iii) 10% Senior Subordinated Notes Due August 1, 2002 in the aggregate principal amount of $250,000,000,
(iv) 9-3/4% Senior Subordinated Notes Due August 15, 2004 in the aggregate principal amount of $200,000,000 and (v) 9.95% Senior Subordinated Notes Due October 15, 2004 in the aggregate principal amount of $100,000,000, in each case issued pursuant to the Senior Subordinated Debt Indenture, as such Senior Subordinated Debt may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under this Agreement.

         "Senior Subordinated Debt Indenture" means the Indenture dated as of April 1, 1992 among Company, as issuer, and the Senior Subordinated Debt Trustee, as supplemented to the date hereof and as such indenture may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under this Agreement.

         "Senior Subordinated Debt Trustee" means Harris Trust and Savings Bank, as indenture trustee for the Senior Subordinated Debt, and its successors.

         "Specialty Preferred Stock" means the preferred stock of Company issued as part of the consideration payable by Company in connection with the acquisition by Company of all of the outstanding stock of Specialty Acquisition Corporation, a Delaware corporation, which preferred stock cumulates dividends at a rate not to exceed 7% per annum whether or not declared and is convertible at certain times and in certain amounts into Common Stock.

         "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness incurred by any Foreign Entity or Joint Venture (other than a Foreign Subsidiary) to which Company or any of its Consolidated Subsidiaries is a party for working capital and general business purposes, (ii) obligations of Company or any of its Consolidated Subsidiaries with respect to capital calls or similar requirements in respect of Joint Ventures to which Company or such Consolidated Subsidiary is a party, (iii) workers compensation liabilities of Company or any of its Consolidated Subsidiaries, (iv) the obligations of third party insurers of Company or any of its Consolidated Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (v) Indebtedness of Company or any of its Consolidated Subsidiaries in respect of industrial revenue or development bonds or financings,
(vi) obligations with respect to Capital or Operating Leases of Company or any of its Consolidated Subsidiaries, (vii) obligations of Company or any of its Consolidated Subsidiaries imposed by statute or by a court of competent jurisdiction to post appeal bonds or other security in connection with litigation appeals, and other performance, payment, deposit or surety obligations of Company or any of its Consolidated Subsidiaries, in any such other case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, (viii) Indebtedness of Company or any of its Consolidated Subsidiaries in respect of financings listed under the caption "Letters of Credit" on Schedule F annexed hereto,
(ix) obligations of Owens Insurance Limited with respect to certain self insurance and reinsurance programs, including obligations under insurance treaties, or (x) other obligations of Company for which letter of credit support would be used in the ordinary course of Company's business consistent with its past practices or otherwise consistent with custom and practice in the industry.

         "Subscription Agreements" means, collectively, the common stock subscription agreements between Management Investors and Company pursuant to which shares of the Common Stock have been or may be purchased by Management Investors.

         "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Swing Line Loan Commitment" means the commitment of Agent to make Swing Line Loans as set forth in subsection 2.1B.

         "Swing Line Loans" means the Swing Line Loans made by Agent to Company pursuant to subsection 2.1B.

         "Swing Line Note" means the promissory note of Company, substantially in the form of Exhibit V annexed hereto, issued in favor of Agent pursuant to subsection 2.1F(iv) to evidence the Swing Line Loans.

         "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

         "Tax Transferee" means any Person who acquires any interest in the Loans (whether or not by operation of law) or the office to which a Lender, Agent or Co-Agent has transferred its Loans for purposes of determining where the Loans are made, accounted for or booked.

         "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the aggregate principal amount of all outstanding Bid Rate Loans plus (iv) the Commercial Paper Usage plus (v) the Letter of Credit Usage plus (vi) the Overdraft Amount.

         "Transaction Costs" means (i) "Transaction Costs" (as defined in the Existing Credit Agreement) and (ii) the fees, costs and expenses payable by Company pursuant to this Agreement and other fees, costs, premiums and expenses payable or written off by Company or a Subsidiary thereof in connection with the issuance of any Additional Subordinated Debt, the termination of Company's accounts receivable securitization program, any Restricted Payments permitted by clause (iii) of subsection 6.5, or the origination or termination of any Commercial Paper program.

         1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement; Change in Accounting Principles

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP as in effect from time to time, and all calculations in connection with the financial covenants, standards or terms found in Sections 1, 5 and 6 hereof (collectively, "Calculations") shall utilize accounting principles and policies in conformity with GAAP as in effect from time to time; provided that, in the event there is a change in accounting principles and policies that would result in a change in the method of performing any Calculations as described in subsection 9.9, such change shall not be given effect for purposes of any Calculations until such time as Company and Lenders complete the negotiations provided for in subsection 9.9; provided, further that in performing the Calculations, Company may exclude therefrom (i) Transaction Costs, (ii) a one-time restructuring charge or series of related restructuring charges to be taken no later than the period ending December 31, 1995 in an aggregate amount of not more than $250,000,000 each such charge to be so identified by Company on its consolidated financial statements, and (iii) any non-cash charges relating to the same subject matter as, and in an aggregate amount not to exceed, the receivable disclosed in the contingency footnote to Company's consolidated financial statements for the period ending December 31, 1993. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and, if necessary, delivered together with the written statements provided for in subsection 5.1(v)).

         1.3  Other Definitional Provisions; Anniversaries

         References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of a specified date shall occur on the same day of the applicable month as the day of the month on which such date occurred; provided that if there is no numerically corresponding day in the applicable month to the day of the month on which such date occurred, the monthly anniversary of such date shall be the last day of the applicable month.

                                  SECTION 2

              AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES

         2.1  Revolving Loans; Swing Line Loans; Overdraft Account

         A. Revolving Loan Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees, subject to the limitation set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to make Revolving Loans to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, in an amount not exceeding its Pro Rata Share of the aggregate Revolving Loan Commitments (as defined below) to be used for the purposes identified in subsection 2.5A. Each Lender's commitment to make Revolving Loans to Company pursuant to this subsection 2.1A is herein called its "Revolving Loan Commitment" and such commitments of all Lenders in the aggregate are herein called the "Revolving Loan Commitments". The initial amount of each Lender's Revolving Loan Commitment is set forth on Schedule B annexed hereto and the aggregate initial amount of the Revolving Loan Commitments is $1,000,000,000. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans shall be paid in full no later than that date. The amount of the Revolving Loan Commitments shall be reduced by the amount of all reductions thereof made pursuant to subsection 2.4F through the date of determination. In no event shall the aggregate principal amount of the Revolving Loans from any Lender outstanding at any time exceed its Revolving Loan Commitment then in effect.

         Notwithstanding the foregoing provisions of this subsection 2.1A and the provisions of subsection 2.1B, the amount otherwise available to be borrowed or maintained as Revolving Loans under the Revolving Loan Commitments as of any time of determination (other than (w) to repay Swing Line Loans or Bid Rate Loans and accrued and unpaid interest thereon, (x) to reimburse any Issuing Lender for the amount of any drawings under any Letters of Credit honored by such Issuing Lender and not theretofore reimbursed by Company, (y) to repay overdrafts charged to the Overdraft Account, and (z) to repay at maturity any outstanding Commercial Paper) shall be reduced by an amount equal to the sum of (a) the principal amount of all outstanding Swing Line Loans plus (b) the principal amount of all outstanding Bid Rate Loans plus (c) the Letter of Credit Usage plus (d) the Commercial Paper Usage plus
(e) the Overdraft Amount as of such time of determination.

         Subject to subsection 2.6D, all Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obli-gation to make Revolving Loans hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make Revolving Loans hereunder. Subject to the limitations set forth in this Agreement, amounts borrowed by Company under this subsection 2.1A may be repaid and, to but excluding the Revolving Loan Commitment Termination Date, reborrowed. Revolving Loans (other than Revolving Loans in respect of a Bid Rate Loan Shortfall Amount) made on any Funding Date shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

         B. Swing Line Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company set forth herein, Agent hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date in an aggregate principal amount of up to $50,000,000 by making Swing Line Loans to Company, notwithstanding the fact that such Swing Line Loans, when aggregated with Agent's outstanding Revolving Loans, may exceed Agent's Revolving Loan Commitment. Agent's commitment to make Swing Line Loans to Company pursuant to this subsection 2.1B is herein called its "Swing Line Loan Commitment." In no event shall (a) the aggregate principal amount of Swing Line Loans outstanding at any time exceed the aggregate Swing Line Loan Commitment, (b) the aggregate principal amount of Revolving Loans, Bid Rate Loans and Swing Line Loans outstanding at any time exceed the aggregate Revolving Loan Commitments reduced by the aggregate Commercial Paper Usage, Letter of Credit Usage and Overdraft Amount at such time,
(c) the aggregate principal amount of Swing Line Loans outstanding at any time plus the Overdraft Amount at such time exceed $50,000,000 or (d) the ag-gregate Swing Line Loan Commitment exceed the aggregate Revolving Loan Commitments. Any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4F which reduces the Revolving Loan Commitments below the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Agent.

         Agent's Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans shall be paid in full no later than that date.

         Subject to the limitations set forth in this Agreement, amounts borrowed by Company under this subsection 2.1B may be repaid and, to but excluding the Revolving Loan Commitment Termination Date, reborrowed. All Swing Line Loans shall be made as Prime Rate Loans and shall not be entitled to be converted into Eurodollar Rate Loans. All Swing Line Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate per annum equal to the Prime Rate minus the applicable percentage used in calculating the fee charged on the unused portion of the Revolving Loan Commitments pursuant to subsection 2.3A. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

         Agent, at any time in its sole and absolute discretion may, and on the fifth Business Day after the making of a Swing Line Loan which has not been voluntarily prepaid by Company pursuant to subsection 2.4A(i) shall, on one Business Day's notice, so long as amounts are available to be borrowed under the Revolving Loan Commitments, require each Lender, including Agent, and each Lender hereby agrees, subject to this subsection 2.1B, to make a Revolving Loan (which shall initially be funded as a Prime Rate Loan) or, in the sole and absolute discretion of Agent, require each other Lender to purchase a participation in amounts due with respect to the outstanding Swing Line Loans, in each case, in an amount equal to such Lender's Pro Rata Share of the amount of the Swing Line Loans ("Refunded Swing Line Loans") outstanding on the date notice is given which Agent requests the Lenders to prepay; provided, however, the obligation of each Lender to make any such Revolving Loan or to purchase each such participation is subject to the condition that (i) Agent believed in good faith that all conditions under
Section 3 to the making of such Swing Line Loan were satisfied at the time such Swing Line Loan was made, or (ii) such Lender had actual knowledge, by receipt of the statements required pursuant to subsection 5.1 or otherwise, that any such condition had not been satisfied and failed to notify Agent in writing that it had no obligation to make Revolving Loans until such condition was satisfied (which notice shall be effective as of the date of receipt by Agent), or (iii) the satisfaction of any such condition not satisfied had been waived by Requisite Lenders (or, if applicable, all Lenders) prior to or at the time such Swing Line Loan was made. In the case of Revolving Loans made by Lenders other than Agent under the immediately preceding sentence, each such Lender shall make the amount of its Revolving Loan available to Agent, in same day funds, at the Funding and Payment Office not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to Agent (and not to Company) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, Agent's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Agent and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note. In the event that Agent requires the other Lenders to purchase participations in amounts due with respect to the Swing Line Loans, payment for such participations shall be made directly to Agent at the Funding and Payment Office not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date notice to purchase such participations is given. Company authorizes Agent to charge Company's accounts with Agent (up to the amount available in each such account) in order to immediately pay Agent the amount of such Refunded Swing Line Loans to the extent amounts received from

Lenders, including amounts deemed to be received from Agent, are not sufficient to repay in full such Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Agent should be recovered by or on behalf of Company from Agent in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection
9.6. Subject to the proviso contained in the first sentence of this paragraph, each Lender's obligation to make the Revolving Loans and to purchase the participations in amounts due referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, Company or anyone else for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Potential Event of Default; (iii) any adverse change in the condition (financial or otherwise) of Company; (iv) any breach of this Agreement by Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that in the event that the obligations of Lenders to make Revolving Loans are terminated in accordance with Section 7, Lenders shall thereafter only be obligated to purchase participations in amounts due with respect to Swing Line Loans as provided in this subsection 2.1B. In the event that any Lender fails to make available to Agent the amount of any of such Lender's Revolving Loans required to be made pursuant to this subsection 2.1B or the amount of any participations in amounts due with respect to the Swing Line Loans which are required to be purchased from Agent by such Lender pursuant to this subsection 2.1B, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate. Nothing in this subsection 2.1B shall be deemed to prejudice the right of any Lender to recover from Agent any amounts made available by such Lender to Agent pursuant to this subsection 2.1B in respect of any extension of credit by Agent under the Swing Line Loan Commitment in the event that it is determined by a court of competent juris-diction that such extension of credit by Agent constituted gross negligence or willful misconduct on the part of Agent.

         A copy of each notice given by Agent to Lenders pursuant to the preceding paragraph shall be promptly delivered by Agent to Company. Upon the making of a Revolving Loan by a Lender pursuant to this subsection 2.1B, the amount so funded shall become due under such Lender's Revolving Note (if any) and shall no longer be owed under the Swing Line Note.

         Notwithstanding anything herein to the contrary, Agent shall not be obligated to make any Swing Line Loans if it has elected after the occurrence and during the continuation of a Potential Event of Default or Event of Default not to make Swing Line Loans and has notified Company in writing or by telephone of such election.

         C. Overdraft Account. Lenders agree that Company and Agent may establish and maintain the Overdraft Account to be established pursuant to the Overdraft Agreement; provided that (i) the aggregate amount of extensions of credit available to Company with respect to the Overdraft Account shall not exceed at any time $50,000,000, (ii) the aggregate amount of extensions of credit outstanding with respect to the Overdraft Account at any time shall not exceed the Revolving Loan Commitments reduced by the sum of the aggregate principal amount of Revolving Loans, Bid Rate Loans and Swing Line Loans, the Commercial Paper Usage and the Letter of Credit Usage at such time and
(iii) the aggregate amount of extensions of credit outstanding with respect to the Overdraft Account at any time plus the aggregate principal amount of Swing Line Loans outstanding at such time shall not exceed $50,000,000. Notwithstanding anything contained in this Agreement to the contrary (but subject, however, to the limitations set forth in subsection 2.1A with respect to the making of Revolving Loans), Lenders and Company further agree that Agent at any time in its sole and absolute discretion may, upon notice to Company and Lenders, require each Lender (including Agent) on one Business Day's notice to make a Revolving Loan in an amount equal to that Lender's Pro Rata Share of the Overdraft Amount and all accrued and unpaid interest thereon or, in the sole and absolute discretion of Agent, require each other Lender to purchase a participation in amounts due with respect to the Overdraft Account in an amount equal to that Lender's Pro Rata Share of the Overdraft Amount and all accrued and unpaid interest thereon; provided, however, that the obligation of each Lender to make each such Revolving Loan or to purchase each such participation with respect to any extension of credit included in the Overdraft Amount is subject to the condition that at the time such extension of credit under the Overdraft Agreement was made
(A) the duly authorized officer of Agent responsible for the administration of Agent's credit relationship with Company believed in good faith that
(i) no Event of Default had occurred and was continuing or (ii) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders (or, if applicable, all Lenders) at the time such extension of credit under the Overdraft Agreement was made or (B) such Lender had actual knowledge, by receipt of the statements required pursuant to subsection 5.1 or otherwise, that an Event of Default had occurred and was continuing and remained unwaived by Requisite Lenders (or, if applicable, all Lenders) at the time such extension of credit under the Overdraft Agreement was made and failed to notify Agent in writing on or prior to the date of such extension of credit (which notice shall be effective as of the date of receipt by Agent). In the case of Revolving Loans made by Lenders other than Agent under the immediately preceding sentence, each such Lender shall make the amount of its Revolving Loan available to Agent, in same day funds, at the Funding and Payment Office not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to Agent (and not to Company) and applied to repay the Overdraft Amount. On the day such Revolving Loans are made, Agent's Pro Rata Share of the Overdraft Amount being refunded shall be deemed to be paid with the proceeds of a Revolving Loan made by Agent and such portion of the Overdraft Amount deemed to be so paid shall no longer be outstanding. Company authorizes Agent to charge Company's accounts with Agent (up to the amount available in each such account) in order to immediately pay Agent the amount of the Overdraft Amount to be refunded to the extent amounts received from Lenders, including amounts deemed to be received from Agent, are not sufficient to repay in full the Overdraft Amount to be refunded. Each Revolving Loan made in accordance with the foregoing shall be made as a Prime Rate Loan. If any portion of any such amount paid to Agent should be recovered by or on behalf of Company from Agent in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 9.6. In the event that Agent requires the other Lenders to purchase participations in amounts due with respect to the Overdraft Account, payment for such participations shall be made directly to Agent at the Funding and Payment Office not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date notice to purchase such participations is given. Except as provided above in this subsection 2.1C and except for the satisfaction of the conditions specified in subsection 3.1, each Lender's obligation to make Revolving Loans pursuant to this subsection 2.1C and to purchase participations in amounts due with respect to the Overdraft Account pursuant to this subsection 2.1C shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Potential Event of Default; (iii) any adverse change in the condition (financial or otherwise) of Company; (iv) any breach of this Agreement by Company or any other Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing; provided that in the event that the obligations of Lenders to make Revolving Loans are terminated in accordance with Section 7, Lenders shall thereafter only be obligated to purchase participations in amounts due with respect to the Overdraft Account as provided in this subsection 2.1C.
In the event that any Lender fails to make available to Agent the amount of any of such Lender's Revolving Loans required to be made pursuant to this subsection 2.1C or the amount of any participations in amounts due with respect to the Overdraft Account which are required to be purchased from Agent by such Lender pursuant to this subsection 2.1C, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate.
Nothing in this subsection 2.1C shall be deemed to prejudice the right of any Lender to recover from Agent any amounts made available by such Lender to Agent pursuant to this subsection 2.1C in respect of any extension of credit by Agent under the Overdraft Agreement in the event that it is determined by a court of competent jurisdiction that such extension of credit by Agent constituted gross negligence or willful misconduct on the part of Agent.

         Any notice given by Agent to Lenders pursuant to the immediately preceding paragraph shall be concurrently given by Agent to Company or its designated representative.

         D. Notice of Borrowing. Whenever Company desires that Agent make a Swing Line Loan under subsection 2.1B, it shall deliver to Agent a Notice of Borrowing no later than 1:00 P.M. (New York time) on the proposed Funding Date. Whenever Company desires that Lenders make Revolving Loans under subsection 2.1A, it shall deliver to Agent a Notice of Borrowing no later than 11:00 A.M. (New York time) on the proposed Funding Date in the case of

Prime Rate Loans to be made on a Bid Rate Loan Shortfall Date in an aggregate amount not to exceed the applicable Bid Rate Loan Shortfall Amount or at least one Business Day in advance of the proposed Funding Date in the case of any other Prime Rate Loan or three Business Days in advance of the proposed Funding Date in the case of a Eurodollar Rate Loan. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day),
(ii) the amount of the proposed Loans and whether such Loans are to be made as Swing Line Loans or Revolving Loans; provided that in the case of a Notice of Borrowing delivered on a Bid Rate Loan Shortfall Date requesting Prime Rate Loans to be made as Revolving Loans on such Bid Rate Loan Shortfall Date, the amount of such proposed Revolving Loans may not exceed the Bid Rate Loan Shortfall Amount in respect of such Bid Rate Loan Shortfall Date,
(iii) whether such Revolving Loans are initially to consist of Prime Rate Loans or Eurodollar Rate Loans or a combination thereof, (iv) if such Revolving Loans, or any portion thereof, are initially to be Eurodollar Rate Loans, the amounts thereof and the initial Interest Periods therefor; provided that in the case of Revolving Loans requested to be made during the first 30 days following the Closing Date as Eurodollar Rate Loans, the initial Interest Period applicable to such Loans shall be one month unless Agent permits otherwise, in its sole discretion, and (v) in the case of a Notice of Borrowing delivered on a Bid Rate Loan Shortfall Date requesting Prime Rate Loans to be made as Revolving Loans on such Bid Rate Loan Shortfall Date, that the amount of such proposed Revolving Loans does not exceed the Bid Rate Loan Shortfall Amount in respect of such Bid Rate Loan Shortfall Date; and such Notice of Borrowing shall further certify that subsection 3.2B is satisfied on and as of that Funding Date; provided that the minimum amount of Eurodollar Rate Loans with a particular Interest Period included as a portion of any such combination, if any, shall be $10,000,000 and integral multiples of $1,000,000 in excess of that amount. Revolving Loans may be continued as or converted into Prime Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or prior to the Funding Date of the requested Revolving Loans or Swing Line Loan, as the case may be.

         Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above which Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1D and upon funding of Revolving Loans by any Lender or Swing Line Loans by Agent in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Revolving Loans or Swing Line Loans, as applicable, hereunder.

         Except as provided in subsection 2.6D, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith, unless Company pays to Lenders such amounts as may be due under subsection 2.6E for failure of a borrowing of a Eurodollar Rate Loan to occur on the date specified therefor in a Notice of Borrowing (or telephonic notice in lieu thereof).

         E. Disbursement of Funds. Promptly after receipt of a Notice of Borrowing pursuant to subsection 2.1D (or telephonic notice in lieu thereof) or the deemed receipt of a Notice of Borrowing pursuant to subsection 2.8D, Agent shall notify each Lender of the proposed borrowing if the Loan to be made pursuant to such proposed borrowing will be a Revolving Loan. Each Lender shall make the amount of its Revolving Loan available to Agent, in same day funds, at the Funding and Payment Office not later than 12:00 noon (New York time) on the Funding Date. Except as provided in subsection 2.1B with respect to the repayment of Swing Line Loans, in subsection 2.1C with respect to the repayment of the Overdraft Amount and accrued and unpaid interest thereon, and in subsection 2.8D with respect to the reimbursement of amounts drawn under Letters of Credit, upon satisfaction or waiver of the conditions precedent specified in subsections 3.1 and 3.2, Agent shall make the proceeds of such Loans available to Company on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Agent to be credited to the account of Company at such office of Agent.

         Unless Agent shall have been notified by any Lender prior to any Funding Date that such Lender does not intend to make available to Agent such Lender's Loan on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent in its sole discretion may, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Company, and Company shall immediately pay such corresponding amount to Agent.
Nothing in this subsection 2.1E shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which Company may have against any Lender as a result of any default by such Lender hereunder.

         F.   The Register; Notes.

         (i) Agent shall maintain, at its address referred to in subsection 9.10, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). Company, Agent, Co-Agents and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Company, Agent, Co-Agents or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (ii) Agent shall record in the Register the Commitments and the Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest or demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

         (iii) Each Lender shall record on its internal records (including, without limitation, any promissory note described in subsection 2.1F(iv)) the amount of each Loan made by it and each payment in respect thereof; provided that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest or demonstrable error.

         (iv) If so requested by any Lender by written notice to Company (with a copy to Agent) at least two Business Days' prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to subsection 9.2 hereof) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Revolving Loans, Swing Line Loans or Bid Rate Loans, substantially in the form of
    Exhibit IV, Exhibit V or Exhibit VI hereto, respectively.

         2.2  Interest on the Revolving Loans

         A.   Rate of Interest.

         The Revolving Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Prime Rate or the Adjusted Eurodollar Rate. The Swing Line Loans shall bear interest by reference to the Prime Rate as provided in subsection 2.1B and the Bid Rate Loans shall bear interest as provided in subsection 2.9. Except to the extent that this Agreement specifically provides that certain Revolving Loans must be made at the Prime Rate, the applicable basis for determining the rate of interest with respect to Revolving Loans shall be selected by Company at the time a Notice of Borrowing is given pursuant to subsection 2.1D (or is deemed to be given pursuant to subsection 2.8D) or at the time a Notice of Conversion/Continuation is given pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Revolving Loan shall bear interest determined by reference to the Prime Rate.

         Revolving Loans shall bear interest through maturity as follows:

         (i)  if a Prime Rate Loan, then at the Prime Rate per annum; or

         (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin per annum.

         B.   Interest Periods.

         In connection with each Eurodollar Rate Loan, Company shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three, six, nine or twelve month period; provided that:

         (i) the Interest Period for any Loan shall commence on the date of such Loan;

         (ii) if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

         (iv) no Interest Period shall extend beyond the Revolving Loan Commitment Termination Date;

         (v) there shall be no more than 20 Interest Periods outstanding at any time;

         (vi) in the event Company fails to specify an Interest Period in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month; and

         (vii) there shall be no Interest Period of nine or twelve months unless Agent, after consultation with Lenders, has determined in good faith based on prevailing conditions in the Eurodollar market on any date of determination that U.S. dollar deposits are offered by each Lender to first class banks in the Eurodollar market for a comparable maturity.

         C. Interest Payments. Subject to subsection 2.2E, interest shall be payable on the Loans (other than Bid Rate Loans, interest on which shall be payable as provided in subsection 2.9J) as follows:

         (i) interest on each Prime Rate Loan shall be payable in arrears on and to each March 15, June 15, September 15, and December 15 of each year, commencing March 15, 1994, and at maturity; and

         (ii) interest on each Eurodollar Rate Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity.

         D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans equal to $10,000,000 and in-tegral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or
(ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of its outstanding Revolving Loans equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan, and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; provided, however, that a Eurodollar Rate Loan may only be converted into a Prime Rate Loan on the expiration date of an Interest Period applicable thereto; and provided, further, that, unless Requisite Lenders otherwise agree, no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default or Potential Event of Default has occurred and is continuing; and provided, still further, that Swing Line Loans shall only bear interest as Prime Rate Loans and Company shall not have any right to convert outstanding Swing Line Loans into Loans bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate; and provided, still further, that no Loan may be made as or converted into a Prime Rate Loan during the period from December 24 of any year to and including January 7 of the immediately succeeding year for the purpose of investing in securities bearing interest at a rate determined by reference to any other basis for the purpose of arbitrage or speculation.

         Company shall deliver a Notice of Conversion/Continuation to Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion/continuation date (in the case of a conversion to a Prime Rate Loan) or three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continua-tion shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation and (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period. In lieu of delivering the above described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

         Agent shall incur no liability to Company in acting upon any telephonic notice referred to above which Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D and upon conversion/continuation by Agent in accordance with this Agreement pursuant to any telephonic notice, Company shall have effected Loans hereunder.

         Except as provided in subsection 2.6D, a Notice of Conversion/Con-tinuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and upon delivering a Notice of Conversion/Continuation Company shall be bound to convert or continue in accordance therewith, unless Company pays to Lenders such amounts as may be due under subsection 2.6E for failure of a conversion to or continuation of any Eurodollar Rate Loan to occur on the date specified therefor in a Notice of Conversion/Continuation (or telephonic notice in lieu thereof).

         E. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate equal to the sum of the Prime Rate plus 2.00% per annum.

         F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         2.3  Fees

         A. Commitment Fees. Company agrees to pay to Agent, for distribution to each Lender, such Lender's Pro Rata Share of the commitment fees with respect to the unused portion of the Revolving Loan Commitments for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date, equal to the average of the daily unused portion of the Revolving Loan Commitments multiplied by (x) at any time that any of the Senior Debt Securities is rated BB+ or higher by S&P or Ba1 or higher by Moody's, 1/4 of 1% per annum or (y) at any other time, 3/8 of 1% per annum, such commitment fees to be computed on the basis of a 360-day year and to be payable in arrears on but excluding March 15, June 15, September 15 and December 15 of each year for the quarter ending on such date, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date. Anything contained in this Agreement to the contrary notwithstanding, for purposes of calculating the commitment fees relating to the Revolving Loan Commitments pursuant to this subsection 2.3A, the "unused portion of the Revolving Loan Commitments," as of any date of determination, shall be an amount equal to the aggregate Revolving Loan Commitments as of such date minus the aggregate principal amount of all outstanding Revolving Loans on such date. Reductions in the amounts available for borrowing as Revolving Loans under the Revolving Loan

Commitments arising from the operation of the limitations set forth in the second paragraph of subsection 2.1A, including reductions as a result of the making of Swing Line Loans or Bid Rate Loans, the issuance of Letters of Credit or Commercial Paper or the incurrence of overdrafts in respect of the Overdraft Account, shall not constitute usages of Revolving Loan Commitments for purposes of this subsection 2.3A and shall not reduce the amount of the commitment fees that are payable under this subsection 2.3A.

         B. Other Fees. Company agrees to pay to Agent an annual Agent's administrative fee and such other fees in the amounts and at the times agreed upon between Company and Bankers.

         2.4  Prepayments and Payments; Reductions in Commitments

         A.   Prepayments.

         (i) Voluntary Prepayments. Company may, upon written or telephonic notice to Agent on or prior to 1:00 P.M. (New York time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company may not prepay any Bid Rate Loan without the consent of the applicable Lender; provided that Company shall deliver to Agent a notice of any prepayment of any Bid Rate Loan on or prior to the date of such prepayment. Subject to the foregoing provisions of this subsection 2.4A(i), Company may, upon written or telephonic notice to Agent on or prior to 11:00 A.M. (New York time) on the date of prepayment (in the case of Prime Rate Loans) or three Business Days' prior written or telephonic notice (in the case of Eurodollar Rate Loans), which notice, if telephonic, shall be promptly confirmed in writing to Agent and which notice Agent will promptly transmit by telegram, telex or telephone to each Lender, at any time and from time to time prepay any Revolving Loan in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, however, that if a Eurodollar Rate Loan is prepaid on a date other than the last day of the Interest Period applicable thereto, Company shall be liable for any payments required by subsection 2.6E. In the event that Company does not specify the Loan to which a prepayment is to be applied, such prepayment shall be applied (a) first, to outstanding Swing Line Loans to the full extent thereof and (b) second, to outstanding Revolving Loans to the full extent thereof. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date.

         (ii) Mandatory Prepayments. Company shall make prepayments of Revolving Loans to the extent necessary so that the aggregate outstanding principal amount of Revolving Loans at any time does not exceed the Revolving Loan Commitments then in effect. Company shall also make prepayments of the Revolving Loans, Swing Line Loans and Bid Rate Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments at no time exceeds the Revolving Loan Commitments.

         (iii) Application of Prepayments. All prepayments of Eurodollar Rate Loans shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. Considering the Revolving Loans and Swing Line Loans being prepaid separately, any mandatory prepayment thereof shall be applied first to Prime Rate Loans to the full extent thereof before application to Eurodollar Rate Loans as determined by Agent.

         B. Manner and Time of Payment. Except as provided in subsection 2.8E, all payments of principal, interest and fees hereunder and under the Notes by Company shall be made without defense, setoff and counterclaim and in same day funds and delivered to Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Agent after that time shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Agent to charge its account with Agent in order to cause timely payment to be made to Agent of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose); provided that Agent shall give Company notice of such charges prior thereto or as soon as reasonably practicable thereafter.

         C. Apportionment of Payments. Aggregate principal and interest payments in respect of Revolving Loans and, to the extent payments are made by Company after payments have been made by Lenders pursuant to subsection 2.8E, payments in respect of Letters of Credit, shall be apportioned among the Revolving Loans and Letters of Credit to which such payments relate, and payments of the aggregate commitment fees and Letter of Credit commissions shall be apportioned ratably among Lenders, in each case proportionally to their respective Pro Rata Shares. All principal and interest payments in respect of Swing Line Loans shall be transferred to and retained by Agent; provided that Agent shall distribute to each Lender that has purchased a participation in amounts due with respect to outstanding Swing Line Loans pursuant to subsection 2.1B such Lender's Pro Rata Share of any payments subsequently received by Agent in respect of such Swing Line Loans. All principal and interest payments in respect of the Overdraft Account shall be transferred to and retained by Agent; provided that Agent shall distribute to each Lender that has purchased a participation in amounts due with respect to the Overdraft Account pursuant to subsection 2.1C such Lender's Pro Rata Share of any payments subsequently received by Agent in respect of such amounts due with respect to the Overdraft Account. All principal and interest payments in respect of any Bid Rate Loans shall be apportioned ratably among Lenders making such Bid Rate Loans in accordance with the respective outstanding amounts of such Bid Rate Loans. Subject to the last sentence of subsection 2.8E, Agent (or, in the case of payments received by any Issuing Lender from Company after payments have been made to such Issuing Lender by Lenders pursuant to subsection 2.8E, such Issuing Lender) shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as any Lender may request, its share of all such payments received by Agent (or such Issuing Lender) and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3A. Notwithstanding the foregoing provisions of this subsection 2.4C, (i) if, pursuant to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Prime Rate Loans in lieu of its Pro Rata Share of Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter and
(ii) after the occurrence of an Event of Default and acceleration of the maturity of the Loans and amounts available for drawing under Letters of Credit as provided in Section 7, Agent shall apportion all payments received by it in the manner specified in Section 7.

         D. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

         E. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans and principal payments previously made thereon and of the date to which interest thereon has been paid and will notify Company and Agent of the name and address of the transferee of that Note; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Notes or to notify Company or Agent of the name and address of such transferee shall not limit or otherwise affect the obligation of Company hereunder or under such Notes with respect to any Loan and payments of principal or interest on any such Note.

         F. Voluntary Reductions of Revolving Loan Commitments. Company shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that if at any time of determination there are no Obligations or Letters of Credit outstanding, then the Revolving Loan Commitments may be terminated in whole notwithstanding the fact that the Commercial Paper Usage is greater than zero.

         Company shall give not less than three Business Days' prior written notice to Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, Agent shall notify each Lender of the proposed termination or partial reduction. Such termination or partial reduction of the Revolving Loan Commitments shall be effective on the date specified in the notice delivered by Company and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $5,000,000, and integral multiples of $1,000,000 in excess of that amount.

         2.5  Use of Proceeds

         A. Loans. The proceeds of the Loans shall be used, and Company shall cause such proceeds to be used, only for general corporate purposes, which may include the payment of the Swing Line Loans pursuant to subsection 2.1B, the payment of the Overdraft Amount pursuant to subsection 2.1C, the payment of the Bid Rate Loans, the reimbursement to any Issuing Lender of any amounts drawn under any Letters of Credit issued by such Issuing Lender as provided in subsection 2.8D, the payment of Transaction Costs and the making of intercompany loans to Company's Subsidiaries for their own general corporate purposes, including, without limitation, repurchases or redemptions of the Senior Debt Securities to the extent permitted under subsection 6.5; provided that the proceeds of the Loans shall not be used for the payment of dividends by Company or any of Company's Subsidiaries which is not a wholly-owned Subsidiary of Company and/or one or more of Company's wholly-owned Subsidiaries; provided, further, that the proceeds of Swing Line Loans shall not be used to repay outstanding Swing Line Loans except if Swing Line Loans in an aggregate principal amount of $5,000,000 or less are outstanding.

         B. Letters of Credit. Letters of Credit shall be issued solely for the purposes specified in the definitions of Commercial Letter of Credit and Standby Letter of Credit; provided that no Standby Letters of Credit shall be issued under this Agreement by an Issuing Lender for the purposes specified in clauses (i) or (ii) of the definition of Standby Letter of Credit.

         C. Benefits to Subsidiaries. In consideration for the O-I Subsidiary Guaranty executed and delivered by the Guarantor Subsidiaries, Company agrees to make the benefit of the extensions of credit hereunder available to the Guarantor Subsidiaries and their Subsidiaries in the amount and to the extent agreed between Company and each Subsidiary.

         D. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company in any manner which might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         2.6  Special Provisions Governing Eurodollar Rate Loans

         Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         A. Determination of Interest Rate. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest or demonstrable error, be final, conclusive and binding upon all parties) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period (subject to any changes in the Applicable Margin pursuant to the terms of the definition thereof) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and to each Lender.

         B. Substituted Rate of Borrowing. In the event that on any Interest Rate Determination Date any Lender (including Agent) shall have determined (which determination shall be final and conclusive and binding upon all parties but, with respect to the following clauses (i) and (ii)(b), shall be made only after consultation with Company and Agent) that:

         (i) by reason of any changes arising after the date of this Agreement affecting the Eurodollar market or affecting the position of that Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate with respect to the Eurodollar Rate Loans as to which an interest rate determination is then being made; or

         (ii) by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting that Lender or the Eurodollar market or the position of that Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the Adjusted Eurodollar Rate), the Adjusted Eurodollar Rate shall not represent the effective pricing to that Lender for Dollar deposits of comparable amounts for the relevant period;

then, and in any such event, that Lender shall be an Affected Lender and it shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Company and Agent (which notice Agent shall promptly transmit to each other Lender) of such determination. Thereafter, Company shall pay to the Affected Lender with respect to Company's Eurodollar Rate Loans, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Lender in its sole discretion shall reasonably determine) as shall be required to cause the Affected Lender to receive interest with respect to such Affected Lender's Eurodollar Rate Loans for the Interest Period(s) following that Interest Rate Determination Date at a rate per annum equal to the Applicable Margin per annum in excess of the effective pricing to the

Affected Lender for Dollar deposits to make or maintain its Eurodollar Rate Loans. A certificate as to additional amounts owed the Affected Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Company and Agent by the Affected Lender shall, absent manifest or demonstrable error, be final and conclusive and binding upon all of the parties hereto.

         C. Required Termination and Prepayment. In the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Rate Loans has become unlawful by compliance by that Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an Affected Lender and it shall promptly give notice (by telephone confirmed in writing) to Company and Agent (which notice Agent shall promptly transmit to each Lender) of that determination. Subject to the following subsection 2.6D, the obligation of the Affected Lender to make or maintain its Eurodollar Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Company shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.6C is made or, earlier, when required by law, repay the Eurodollar Rate Loans of the Affected Lender, together with all interest accrued thereon.

         D. Options of Company. In lieu of paying an Affected Lender such additional moneys as are required by subsection 2.6B or the prepayment of an Affected Lender required by subsection 2.6C, Company may exercise any one of the following options:

         (i) If the determination by an Affected Lender relates only to Eurodollar Rate Loans then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company may by giving notice (by telephone confirmed in writing) to Agent (who shall promptly give similar notice to each Lender) no later than the date immediately prior to the date on which such Eurodollar Rate Loans are to be made, converted or continued, withdraw as to the Affected Lender that Notice of Borrowing or such Notice of Conversion/Continuation and such Affected Lender shall thereupon make or maintain its Pro Rata Share of the Eurodollar Rate Loan then being requested, converted or continued as a Prime Rate Loan; or

         (ii) Upon written notice to Agent and each Lender, Company may terminate the obligations of Lenders to make or maintain Loans as, and to convert Loans into, Eurodollar Rate Loans and in such event, Company shall, prior to the time any payment pursuant to subsection 2.6C is required to be made or, if the provisions of subsection 2.6B are applicable, at the end of the then current Interest Period, convert all of the Eurodollar Rate Loans into Prime Rate Loans in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein; or

         (iii) Company may give notice (by telephone confirmed in writing) to the Affected Lender and Agent (who shall promptly give similar notice to each Lender) and require the Affected Lender to make the Eurodollar Rate Loan then being requested as a Prime Rate Loan or to continue to maintain its outstanding Prime Rate Loan then the subject of a Notice of Conversion/ Continuation as a Prime Rate Loan or to convert its Eurodollar Rate Loans then outstanding that are so affected into Prime Rate Loans at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required to be made pursuant to subsection 2.6C) in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein, that notice to pertain only to the Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Eurodollar Rate Loans or to convert Prime Rate Loans into Eurodollar Rate Loans.

         E. Compensation. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss sustained by that Lender in connection with the re-employment of such funds), which that Lender may sustain with respect to Company's Eurodollar Rate Loans: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/ continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.2D, (ii) if any prepayment or other principal payment of any of its Eurodollar Rate Loans occurs on a date prior to the last day of the Interest Period applicable to that Loan,
(iii) if any prepayment of any of such Lender's Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or
(iv) as a consequence of any other default by Company to repay such Lender's Eurodollar Rate Loans when required by the terms of this Agreement.

         F. Quotation of Adjusted Eurodollar Rate. Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date no Adjusted Eurodollar Rate is available by reason of the failure of all Reference Lenders to provide offered quotations to Agent in accordance with the definition of "Adjusted Eurodollar Rate," Agent shall give Company and each Lender prompt notice thereof and the Loans requested shall be made as Prime Rate Loans.

         G. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Lender.

         H. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 shall be made as though that Lender had actually funded its relevant Eurodollar Rate Loan through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of that Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of

America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.6.

         I. Eurodollar Rate Loans After Default. Unless Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of a Potential Event of Default or Event of Default, Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan.

         J. Affected Lenders' Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under subsection 2.6B or 2.6C, it will, to the extent not inconsistent with such Lender's internal policies, use its best efforts to make, fund or maintain the affected Eurodollar Rate Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.6B would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to subsection 2.6C would cease to exist and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender. Company hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 2.6J.

         K. Replacement of Lender. If Company receives a notice pursuant to subsection 2.6B or 2.6C, so long as no Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes under this Agreement and to assume all obligations of the Lender to be replaced, Company may require the Lender giving such notice to assign all of its Loans, Commitments and other Obligations to such other Lender or Eligible Assignee pursuant to the provisions of subsection 9.2B; provided that, prior to or concurrently with such replacement (i) Company has paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender through such date of replacement, (ii) Company has paid to Agent the processing and recordation fee required to be paid by subsection 9.2B(i), and (iii) all of the requirements for such assignment contained in subsection 9.2B, including, without limitation, the receipt by Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled.

         2.7  Capital Adequacy Adjustment; Increased Costs; Taxes

         A. Capital Adequacy. If any Lender shall have determined in good faith that the adoption, effectiveness, phase-in or applicability (excluding any adoption, effectiveness, phase-in or applicability published as of the Closing Date and currently scheduled to take effect) after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten Business Days after written demand by such Lender (with a copy of such demand to Agent), Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7A to the extent that any such reduction in return was incurred more than six months prior to the time it first makes a demand therefor, unless the circumstance giving rise to such reduced return arose or became applicable retrospectively, in which case no time limit shall apply (provided that such Lender has notified Company within six months from the date such circumstances arose or became applicable).
Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 2.7A, will give prompt written notice thereof to Company, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of Company's obligations to pay additional amounts under this subsection 2.7A.

         B. Compensation for Increased Costs and Taxes. In the event that any Lender shall determine (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that is adopted after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

         (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the Loans or any of its obligations hereunder, or changes the basis of taxation of payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of Tax on the overall net income of such Lender or its applicable lending office);

         (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

         (iii) imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market, other than with respect to Taxes;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon written demand and receipt of the written notice referred to below, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder; provided that any increased cost arising as a result of any of the foregoing other than in respect of Taxes shall apply only to Eurodollar Rate Loans; provided further that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7B to the extent that any such increased cost or reduction was incurred more than six months prior to the time it gives notice to Company (as provided in the next sentence) of the relevant circumstance, unless such circumstance arose or became applicable retrospectively, in which case no time limit shall apply. Such Lender shall deliver to Company a written notice, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7B, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error.

         C.   Withholding of Taxes.

         (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Covered Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

         (ii) Withholding in respect of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:

              (a) Company shall notify Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

              (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

              (c) in the event such Tax is a Covered Tax, the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment in respect of Covered Taxes been required or made; and

              (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

    provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement in respect of payments to such Lender.

         (iii) Tax Refund. If Company determines in good faith that a reasonable basis exists for contesting a Covered Tax, the relevant Lender or Tax Transferee or Agent, as applicable, shall cooperate with

    Company (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to the relevant Lender have been made to preserve the confidential nature of such information) in challenging such Tax at Company's expense if requested by Company (it being understood and agreed that none of Agent or any Lender shall have any obligation to contest, or any responsibility for contesting, any
    Tax). If any Lender, Tax Transferee or Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Covered Tax for which a payment has been made pursuant to this subsection 2.7C which, in the reasonable good faith judgment of such Lender, Tax Transferee or Agent, as the case may be, is allocable to such payment made under this subsection 2.7C, the amount of such refund (together with any interest received thereon) shall be paid to Company to the extent payment has been made in full as and when required pursuant to this subsection 2.7C.

         (iv) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly and accurately completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. Company shall not be required to pay any additional amount to any such Lender under subsection 2.7C(ii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7C(iv) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7C(ii) in the event that, as a result of any change in applicable law after the Closing Date or the date of the applicable Assignment and Acceptance, as the case may be, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

         D. Replacement of Lender. If Company receives a notice pursuant to subsections 2.7A, 2.7B or 2.7C, so long as no Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes under this

Agreement and to assume all obligations of the Lender to be replaced, Company may require the Lender giving such notice to assign all of its Loans, Commitments and other Obligations to such other Lender or Eligible Assignee pursuant to the provisions of subsection 9.2B; provided that, prior to or concurrently with such replacement (i) Company has paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender through such date of replacement, (ii) Company has paid to Agent the processing and recordation fee required to be paid by subsection 9.2B(i), and (iii) all of the requirements for such assignment contained in subsection 9.2B, including, without limitation, the receipt by Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled.

         2.8  Letters of Credit

         A. Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company set forth herein, Company may request, in accordance with the provisions of this subsection 2.8A, in addition to requesting that Lenders make Loans pursuant to subsections 2.1 and 2.9, that on and after the Closing Date one or more Issuing Lenders issue, and one or more Issuing Lenders will issue, subject to the terms and conditions hereof, Standby Letters of Credit and Commercial Letters of Credit for the account of Company denominated in Dollars. Issuances of Letters of Credit shall be subject to the following limitations:

         (i) Company shall not request that any Lender issue any Standby Letter of Credit or Commercial Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments;

         (ii) In no event shall any Issuing Lender issue under this Agreement (v) any Standby Letter of Credit described in clauses (i) or
    (ii) of the definition of Standby Letter of Credit, including any Standby Letter of Credit described in clause (x) of the definition of Standby Letter of Credit which is also described in clauses (i) or (ii) of said definition; (w) any Letter of Credit having an expiration date later than the Revolving Loan Commitment Termination Date; (x) subject to the foregoing clause (w), any Standby Letter of Credit having an expiration date more than one year after its date of issuance; provided that, subject to the foregoing clause (w) and to subsection 2.8A(v), this clause (x) shall not prevent any Issuing Lender from issuing a Standby Letter of Credit having an expiration date up to two years after its date of issuance if such Standby Letter of Credit will be used by Company in connection with, or in lieu of, posting an appeal bond; provided further that, subject to the foregoing clause (w), this clause
    (x) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended annually for a period not to exceed one year unless such Issuing Lender gives notice that it will not extend; provided further that such Issuing Lender shall deliver a written notice to Agent setting forth the last day on which such Issuing Lender may give notice that it will not extend (the "Notification Date" with respect to such Letter of Credit) at least ten Business Days prior to such Notification Date; provided further, that, unless Requisite Lenders otherwise consent, such Issuing Lender shall give notice that it will not extend if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date; or
    (y) any Commercial Letter of Credit having an expiration date which is not acceptable to such Issuing Lender in its reasonable discretion or which is more than 180 days after its date of issuance;

         (iii) Company shall not request that any Issuing Lender issue any Commercial Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage in respect of Commercial Letters of Credit would exceed $25,000,000;

         (iv) Company shall not request that any Issuing Lender issue any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $300,000,000; and

         (v) Company shall not request that any Issuing Lender issue any Standby Letter of Credit having an expiration date more than one year after its date of issuance which will be used by Company in connection with, or in lieu of, posting an appeal bond if, after giving effect to such issuance, the Letter of Credit Usage in respect of all such Standby Letters of Credit would exceed $20,000,000.

         The issuance of any Standby Letter of Credit or Commercial Letter of Credit in accordance with the provisions of this subsection 2.8 shall be given effect in the calculation of the Total Utilization of Revolving Loan Commitments and shall require the satisfaction of each condition set forth in subsections 3.1 and 3.3.

         Company and Lenders agree that any Standby Letters of Credit and Commercial Letters of Credit issued as "Letters of Credit" (as defined in the Existing Credit Agreement) pursuant to the Existing Credit Agreement and outstanding as of the Closing Date shall for all purposes of this Agreement be deemed to have been issued as of the Closing Date under and pursuant to the terms of this Agreement and all fees payable under subsection 2.8F with respect to such Letters of Credit shall accrue from and after the Closing Date. All Letters of Credit originally issued pursuant to the Existing Credit Agreement are described in Schedule J annexed hereto.

         Immediately upon the issuance of each Standby Letter of Credit or Commercial Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

         Each Letter of Credit may provide that the Issuing Lender may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so de-posited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Lender for distribution to Lenders (or, if all Obligations shall have been indefeasibly paid in full, to Company) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by an Issuing Lender as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Issuing Lender under the related Letter of Credit.

         B. Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Agent and, in the case of a Commercial Letter of Credit, the Lender which Company has requested to issue such Commercial Letter of Credit, a Notice of Issuance of Letter of Credit no later than 1:00 P.M. (New York time) at least five Business Days, or such shorter period as may be agreed to by an Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (i) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Lender), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary and (v) in the case of a Commercial Letter of Credit, the Lender which Company has requested to issue such Commercial Letter of Credit; and such Notice of Issuance of Letter of Credit shall further certify that subsection 3.2B is satisfied on and as of the date of issuance of such Letter of Credit. As soon as practicable after delivery of such notice, the Issuing Lender for such Letter of Credit shall be determined as provided in subsection 2.8C. Prior to the date of issuance, Company shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its sole reasonable judgment, may require changes in any such documents and certificates; and provided further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction of the Issuing Lender) that such draft is presented if such presentation is made after 11:00 a.m. in the time zone of the Issuing Lender on such business day. In determining whether to pay under any Letter of Credit, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

         C.   Determination of Issuing Lender.

         (1) The Company may request any Lender to issue a Commercial Letter of Credit and, upon receipt by a Lender of a notice from Company pursuant to subsection 2.8B requesting the issuance of a Commercial Letter of Credit, such Lender shall promptly notify Company and Agent whether or not, in its sole discretion, it has elected to issue such Commercial Letter of Credit. If such Lender elects to issue such Commercial Letter of Credit, such Lender shall be the Issuing Lender with respect thereto. If such Lender declines to issue such Commercial Letter of Credit, the Company may request any other Lender to issue such Commercial Letter of Credit, by delivering the notice described in subsection 2.8B to such Lender. In the event that all Lenders shall have declined to issue such Commercial Letter of Credit, notwithstanding the prior election of Agent not to issue such Commercial Letter of Credit, Agent shall be obligated to issue the Commercial Letter of Credit requested by Company and shall be the Issuing Lender with respect to such Commercial Letter of Credit.

         (2) Upon receipt by Agent of a notice from Company pursuant to subsection 2.8B requesting the issuance of a Standby Letter of Credit, in the event Agent elects to issue such Letter of Credit, Agent shall so notify Company and Agent shall be the Issuing Lender with respect thereto. In the event that Agent, in its sole discretion, elects not to issue such Standby Letter of Credit, Agent shall promptly so notify Company and Agent, on behalf of Company, shall request each other Lender to issue such Standby Letter of Credit. Each such Lender so requested to issue such Standby Letter of Credit shall promptly notify Company and Agent whether or not, in its sole discretion, it has elected to issue such Standby Letter of Credit. If more than one other Lender elects to issue such Standby Letter of Credit, Company shall select the Issuing Lender with respect thereto. In the event that Agent and all other Lenders shall have declined to issue such Standby Letter of Credit, notwithstanding the prior election of each Reference Lender not to issue such Standby Letter of Credit, each Reference Lender shall be obligated to issue a Standby Letter of Credit in a maximum aggregate amount available for drawing equal to such Reference Lender's proportionate share (based upon the relative Pro Rata Shares of Reference Lenders) of the Standby Letter of Credit requested by Company, and each Reference Lender shall be an Issuing Lender with respect to the Standby Letter of Credit issued by it.

         (3) Each Issuing Lender which elects to issue a Letter of Credit shall promptly give written notice to Agent and each other Lender of the information required under subsection 2.8B(i)-(v) relating to such Letter of Credit and shall provide a copy of such Letter of Credit to Agent and each other Lender. Promptly after receipt of such notice, Agent shall notify each Lender (other than the Issuing Lender) of the amount of its respective participation therein, determined in accordance with subsection 2.8A.

         D. Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall notify Company and Agent on or before the date which is two Business Days prior to the date on which such

Issuing Lender intends to honor such drawing unless such Letter of Credit by its terms requires the Issuing Lender to honor a drawing on or prior to the second Business Day following such drawing in which case the Issuing Lender shall notify Company and Agent on or before the date on which such Issuing Lender intends to honor such drawing, and Company shall reimburse such Issuing Lender on the date on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Agent and such Issuing Lender prior to 11:00 a.m. (New York time) on the Business Day immediately prior to the date of such drawing that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a Notice of Borrowing to Agent requesting Lenders to make Revolving Loans which are Prime Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in subsection 3.2B, Lenders shall, on the date of such drawing, make Revolving Loans which are Prime Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such drawing; and further provided that, if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on such date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on the business day (under the laws of the jurisdiction of such Issuing Lender) immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in subsection 2.8F(4).

         E. Payment by Lenders with Respect to Standby Letters of Credit and Commercial Letters of Credit. In the event that Company shall fail to reimburse an Issuing Lender as provided in subsection 2.8D in an amount equal to the amount of any drawing honored by such Issuing Lender under a Standby Letter of Credit or Commercial Letter of Credit issued by it, such Issuing Lender shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation in same day funds, at the office of such Issuing Lender specified in such notice, not later than 1:00 P.M. (New York time) on the business day (under the laws of the jurisdiction of such Issuing Lender) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender the amount of such Lender's participation in such Standby Letter of Credit or Commercial Letter of Credit as provided in this subsection 2.8E, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Prime Rate. Nothing in this subsection 2.8 shall be deemed to prejudice the right of any Lender to recover from such Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 2.8E in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Standby Letter of Credit or Commercial Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender. Each Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under this subsection 2.8E with respect to any Letter of Credit issued by such Issuing Lender such other Lender's Pro Rata Share of all payments received by such Issuing Lender from Company in reimbursement of drawings honored by such Issuing Lender under such Letter of Credit when such payments are received.

         F. Compensation. Company agrees to pay the following amounts to each Issuing Lender for its own account with respect to Letters of Credit issued by it (with respect to paragraphs (1), (3) and (5) below) and to Agent for the account of each Lender (with respect to paragraphs (2) and (4) below) with respect to all Letters of Credit:

         (1) with respect to each Standby Letter of Credit, an administrative fee equal to 0.125% per annum of the maximum amount available from time to time to be drawn under such Standby Letter of Credit, payable in arrears on and through the last day of each fiscal quarter of Company and calculated on the basis of a 360-day year and the actual number of days elapsed;

         (2) with respect to each Standby Letter of Credit, a commission equal to, on a per annum basis, (a) the Applicable Margin minus the applicable percentage used in calculating the fee charged on the unused portion of the Revolving Loan Commitments pursuant to subsection 2.3A multiplied by (b) the maximum amount available from time to time to be drawn under such Standby Letter of Credit, payable in arrears on and through the last day of each fiscal quarter of Company and calculated on the basis of a 360-day year and the actual number of days elapsed;

         (3) with respect to each Commercial Letter of Credit, the administrative fee and commission mutually agreed to by the Issuing Lender issuing such Commercial Letter of Credit and Company, payable at the times and calculated in the manner required by such Issuing Lender; provided that the aggregate amount of such administrative fee and commission with respect to any Commercial Letter of Credit shall not be greater than, on a per annum basis, (a) the Applicable Margin plus 0.125% minus the applicable percentage used in calculating the fee charged on the unused portion of the Revolving Loan Commitments pursuant to subsection 2.3A multiplied by (b) the maximum amount available from time to time to be drawn under such Commercial Letter of Credit;

         (4) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Lender in respect of each such drawing from the date of payment of the drawing through the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 2.8D) at a rate equal to the sum of the Prime Rate plus 2.00% per annum; and

         (5) with respect to the issuance, amendment, transfer or payment of each Letter of Credit, documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

         Promptly upon receipt by Agent of any amount described in clause
(2) or (4) of this subsection 2.8F, Agent shall distribute to each Lender its Pro Rata Share of such amount.

         G. Obligations Absolute. The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and the obligations of Lenders under subsection 2.8E shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

         (1) any lack of validity or enforceability of any Letter of Credit;

         (2) the existence of any claim, set-off, defense or other right which Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), such Issuing Lender, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

         (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (4) payment by such Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of such Issuing Lender;

         (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

         (6) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing.

         H. Additional Payments. If by reason of (a) any change after the date hereof in applicable law, regulation, rule, decree or regulatory requirement or any change after the date hereof in the interpretation or ap-plication by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement (in each case other than any law, regulation, rule, decree or regulatory requirement regarding capital adequacy) or (b) compliance by any Issuing Lender or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority imposed after the date hereof including, without limitation, Regulation D (but excluding, however, any direction, request or requirement regarding capital adequacy):

         (i) such Issuing Lender or any Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this subsection 2.8, whether directly or by such being imposed on or suffered by such Issuing Lender or any Lender;

         (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by such Issuing Lender or participations therein purchased by any Lender; or

         (iii) there shall be imposed on such Issuing Lender or any Lender any other condition regarding this subsection 2.8, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Lender or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issu-ing Lender or any Lender, then and in any such case such Issuing Lender or such Lender may, at any time within six months after the additional cost is incurred or the amount received is reduced, notify Company, and Company shall pay within ten days of receipt of such notice such amounts as such Issuing Lender or such Lender may specify to be necessary to compensate such Issuing Lender or such Lender for such additional cost or reduced receipt, together with interest on such amount from 10 days after the date of such demand until payment in full thereof at a rate equal at all times to the Prime Rate per annum. The determination by such Issuing Lender or any Lender, as the case may be, of any amount due pursuant to this subsection 2.8H as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         I. Indemnification; Nature of Issuing Lender's Duties. In addition to amounts payable as elsewhere provided in this subsection 2.8, Company hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction or (ii) the failure of such Issuing Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts").

         As between Company and each Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Lender's rights or powers hereunder; provided, however, that such Issuing Lender shall be responsible for any payment it makes under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit in the event such payment constitutes gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction.

         In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to Company.

         Notwithstanding anything to the contrary contained in this subsection 2.8I, Company shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Lender of proper demand for payment made under the Letters of Credit issued by it.

         J. Computation of Interest. Interest payable pursuant to this subsection 2.8 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

         2.9  Bid Rate Loans

         A. The Bid Rate Option. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company set forth herein, in addition to Company requesting that Lenders make

Revolving Loans pursuant to subsection 2.1, Company may, as set forth in this subsection 2.9, request Lenders during the period from and including the Closing Date to but excluding the Revolving Loan Commitment Termination Date to make offers to make Bid Rate Loans to Company; provided that (i) the aggregate principal amount of Bid Rate Loans outstanding at any time shall not, when added to the Commercial Paper Usage at such time, exceed $450,000,000, (ii) the aggregate principal amount of Bid Rate Loans outstanding at any time shall not, when added to the aggregate principal amount of all outstanding Revolving Loans and Swing Line Loans plus the Letter of Credit Usage plus the Commercial Paper Usage plus the Overdraft Amount, exceed the Revolving Loan Commitments then in effect and (iii) the aggregate principal amount of Bid Rate Loans of any Lender outstanding at any time shall not exceed $100,000,000. Lenders may, but shall have no obligation to, make such offers and Company may, but shall have no obligation to, accept any such offers in the manner set forth in this subsection 2.9.

         B. Bid Rate Loan Quote Request. Whenever Company desires to request offers to make Bid Rate Loans, it shall transmit to Bid Rate Loan Agent by telecopy a Bid Rate Loan Quote Request substantially in the form of
Exhibit XVI annexed hereto no later than 12:00 Noon (New York time) two Business Days in advance of the proposed Funding Date set forth therein. The Bid Rate Loan Quote Request shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Bid Rate Loans for which offers are requested, which shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount and (iii) the duration of the Bid Rate Loan Interest Period applicable thereto, subject to the provisions set forth in the definition of Bid Rate Loan Interest Period; and such Bid Rate Loan Quote Request shall further certify that subsection 3.2B is satisfied on and as of the date of such Bid Rate Loan Quote Request and on and as of the date of the making of such Bid Rate Loans. No Bid Rate Loan Quote Request shall be given within five Business Days of any other Bid Rate Loan Quote Request.

         C. Invitation for Bid Rate Loan Quotes. Promptly upon any request by Company for Bid Rate Loan Quotes pursuant to the delivery of a Bid Rate Loan Quote Request in accordance with the provisions of subsection 2.9B, but in no event later than the close of business on the date of receipt thereof, Bid Rate Loan Agent shall send to Lenders by telecopy an Invitation for Bid Rate Loan Quotes substantially in the form of Exhibit XVII annexed hereto, which shall constitute an invitation by Company to each Lender to submit Bid Rate Loan Quotes offering to make Bid Rate Loans to which such Bid Rate Loan Quote Request relates in accordance with this subsection 2.9.

         D.   Submission and Contents of Bid Rate Loan Quotes.

         (i) Each Lender may, in its sole discretion, submit a Bid Rate Loan Quote containing an offer or offers to make Bid Rate Loans in response to any Invitation for Bid Rate Loan Quotes. Each Bid Rate Loan Quote must comply with the requirements of this subsection 2.9D and must be received by Bid Rate Loan Agent by telecopy no later than 10:00 A.M.

    (New York time) on the proposed Funding Date of such Bid Rate Loans; provided that Bid Rate Loan Quotes submitted by Agent (or any Affiliate of Agent) in the capacity of a Lender may be submitted, and may only be submitted, if Agent or such Affiliate notifies Company of the terms of the offer or offers contained therein no later than 9:45 A.M. (New York time) on the proposed Funding Date of such Bid Rate Loans. Any Bid Rate Loan Quote so made shall be, subject to subsection 2.9G, irrevocable except with the written consent of Bid Rate Loan Agent given on the instructions of Company.

         (ii) Each Bid Rate Loan Quote shall be in substantially the form of Exhibit XVIII annexed hereto and shall refer to this Agreement and specify (a) the proposed Funding Date, (b) the principal amount of the Bid Rate Loan offered for each Bid Rate Loan Interest Period in respect of which an offer is being made, which principal amount (x) may be greater than or less than the Revolving Loan Commitment of the quoting Lender, (y) must be in a minimum amount of $5,000,000 and inte-gral multiples of $1,000,000 in excess of that amount and (z) may not exceed the principal amount of Bid Rate Loans for such Bid Rate Loan Interest Period for which offers were requested, (c) in the event the sum of the Bid Rate Loans being offered for all Bid Rate Loan Interest Periods exceeds the maximum aggregate amount of Bid Rate Loans that the quoting Lender is willing to make pursuant to such Bid Rate Loan Quote, such maximum aggregate amount, (d) the rate of interest per annum (expressed as an absolute number and not in terms of a specified margin over the quoting Lender's cost of funds and rounded to the nearest 1/100 of 1%) at which such Lender is willing to make each such Bid Rate Loan and (e) the identity of the quoting Lender.

         (iii) Any Bid Rate Loan Quote shall be disregarded that (a) is not substantially in the form of Exhibit XVIII annexed hereto or does not specify all of the information required in subsection 2.9D(ii),
    (b) contains qualifying, conditional or similar language, (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid Rate Loan Quotes or (d) arrives after the time set forth in subsection 2.9D(i).

         (iv) If any Lender shall elect not to make such an offer, such Lender shall so notify Bid Rate Loan Agent via telecopy no later than 10:00 a.m. (New York time) on the proposed Funding Date; provided, however, that failure by any Lender to give such notice shall not constitute a breach or default by such Lender nor cause such Lender to be liable to Company or any other party or be obligated to make any Bid Rate Loan as part of such requested Bid Rate Loans.

         E. Notice to Agent and Company. Bid Rate Loan Agent shall (by telephone confirmed by telecopy) promptly notify Company of the terms (x) of any Bid Rate Loan Quote submitted by a Lender that is in accordance with subsection 2.9D and (y) of any Bid Rate Loan Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Loan Quote submitted by such Lender with respect to the same Bid Rate Loan Quote Request; provided that any such subsequent Bid Rate Loan Quote shall be disregarded by Bid Rate Loan Agent unless such subsequent Bid Rate Loan Quote is submitted solely to correct a manifest error in such former Bid Rate Loan Quote. Bid Rate Loan Agent's notice to Company shall specify (i) the aggregate principal amount of Bid Rate Loans for which offers have been received for each Bid Rate Loan Interest Period specified in the related Bid Rate Loan Quote Request,
(ii) the respective principal amounts and interest rates so offered and
(iii) the identity of each quoting Lender.

         F. Acceptance and Notice by Company. Not later than 11:00 a.m. (New York time) on the proposed Funding Date, Company shall (by telephone confirmed by telecopy) notify Bid Rate Loan Agent (who shall promptly so notify Agent and Lenders as set forth in subsection 2.9H) of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.9E. For the purposes of this subsection 2.9F, silence on the part of Company shall be deemed to be a non-acceptance of all offers so notified to it pursuant to subsection 2.9E. In the case of acceptance, such notice (a "Notice of Bid Rate Loan Borrowing") shall specify the aggregate principal amount of offers for each Bid Rate Loan Interest Period that are accepted. Company may accept any Bid Rate Loan Quote in whole or in part; provided that
(i) acceptance of offers may only be made on the basis of ascending interest rates, (ii) the aggregate principal amount of each borrowing of Bid Rate Loans may not exceed the applicable amount set forth in the related Bid Rate Loan Quote Request, (iii) the principal amount of each Bid Rate Loan must be $5,000,000 or integral multiples of $1,000,000 in excess of that amount and
(iv) Company may not accept any offer that is described in subsection 2.9D(iii) or that otherwise fails to comply with the requirements of this Agreement.

         A Notice of Bid Rate Loan Borrowing given by Company pursuant to this subsection 2.9F shall be irrevocable without the prior consent of all Lenders whose Bid Rate Loan offers have been accepted.

         G. Allocation by Company. If offers are made by two or more Lenders at the same rate of interest for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Bid Rate Loan Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated pro rata by Company among such Lenders; provided that no Lender whose Bid Rate Loan Quote is accepted shall be allocated a Bid Rate Loan in a principal amount less than $5,000,000 without its consent, and if such Lender does not so consent it shall be deemed to have withdrawn its Bid Rate Loan Quote. Determinations by Company of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

         H. Notice to Agent and Lenders. Bid Rate Loan Agent shall (by telephone confirmed by telecopy) promptly notify Agent and each Lender that has submitted a Bid Rate Loan Quote as described in subsection 2.9D(i) whether or not any offer made by such Lender pursuant to such Bid Rate Loan Quote has been accepted by Company pursuant to the delivery of a Notice of Bid Rate Loan Borrowing (whereupon such Lender will become bound, subject to the other applicable conditions hereof, to make the Bid Rate Loan in respect of which its offer has been accepted) and (ii) of the aggregate principal amount of Bid Rate Loan Quotes accepted by Company and the range of interest rates applicable to such Bid Rate Loan Quotes.

         I.   Funding of Bid Rate Loans.  Not later than 12:00 Noon (New
York time) on the proposed Funding Date specified for each Bid Rate Loan hereunder, each Lender participating therein shall make the amount of its Bid Rate Loan available to Agent, in same day funds, at the Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in subsection 3.2, Agent shall make the proceeds of all such Bid Rate Loans available to Company on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Bid Rate Loans received by Agent to be credited to the account of Company at such office of Agent.

         Unless Agent shall have received notice from a Lender participating in a Bid Rate Loan prior to the Funding Date of such Bid Rate Loan that such Lender will not make available to Agent such Lender's Bid Rate Loan, Agent may (but shall not be obligated to) assume that such Lender has made such Bid Rate Loan available to Agent on the Funding Date of such Bid Rate Loan in accordance with this subsection 2.9I and Agent may, in reliance upon such assumption, make available to Company a corresponding amount on such Funding Date. If and to the extent such Lender shall not have so made such Bid Rate Loan available to Agent, then Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Company of the amount of such Bid Rate Loan not funded by such Lender and Company shall immediately pay such corresponding amount to Agent. Nothing in this subsection 2.9I shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder or to prejudice any rights which Company may have against any Lender as a result of any default by such Lender hereunder.

         J. Payment of Interest. Interest with respect to each outstanding Bid Rate Loan shall be payable in arrears on and to each Bid Rate Loan Interest Payment Date applicable to that Bid Rate Loan, upon any prepayment of such Bid Rate Loan (to the extent accrued on the amount being prepaid) and at maturity.

         K. Bid Rate Loan Notes. Upon the request of any Lender in accordance with subsection 2.1F(iv), Company shall execute and deliver to each Lender (or to Agent for that Lender) a Bid Rate Loan Note, substantially in the form of Exhibit VI annexed hereto with appropriate insertions, to evidence that Lender's Bid Rate Loans.

         L. Compensation. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Bid Rate Loans and any loss sustained by that Lender in connection with re-employment of such funds), which that Lender may sustain with respect to Bid Rate Loans:

(i) if for any reason (other than a default or error by that Lender) a borrowing of any Bid Rate Loan does not occur on the date specified therefor in a Notice of Bid Rate Loan Borrowing, (ii) if any prepayment or other principal payment of any of such Lender's Bid Rate Loans occurs on a date prior to the last day of the Bid Rate Loan Interest Period applicable to that Bid Rate Loan, (iii) if any prepayment of any of such Lender's Bid Rate Loans is not made on any date specified in a notice of prepayment given by Company and consented to by such Lender, or (iv) as a consequence of any other default by Company to repay such Lender's Bid Rate Loans when required by the terms of this Agreement.


                                  SECTION 3

                  CONDITIONS TO LOANS AND LETTERS OF CREDIT

         3.1  Conditions to Initial Loans

         The obligations of Lenders to make any Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 3.2, subject to prior or concurrent satisfaction of all of the following conditions:

         A. On or before the Closing Date, Company shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) each, unless otherwise noted, dated the Closing Date:

         1. Certified copies of its Certificate of Incorporation, together with evidence of good standing from the Secretary of State of the State of Delaware, each to be dated a recent date prior to the Closing Date;

         2. Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

         3. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, the Company Pledge Agreement and the Collateral Account Agreement, approving and authorizing the execution and delivery of the Intercreditor Agreement and approving and authorizing the execution, delivery and payment of the Revolving Notes, Bid Rate Loan Notes and Swing Line Note, each certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

         4. Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party;

         5. Executed copies of this Agreement and the other Loan Documents to which it is a party; and

         6.   Such other documents as Agent may reasonably request.

         B. On or before the Closing Date, Company shall deliver, or cause to be delivered, to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) with respect to each Guarantor Subsidiary, each, unless otherwise noted, dated the Closing Date:

         1. Certified copies of its Certificate of Incorporation together with evidence of good standing from the Secretary of State of the State of Delaware, each to be dated a recent date prior to the Closing Date;

         2. Copies of its Bylaws certified as of the Closing Date by its corporate secretary or an assistant secretary;

         3. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

         4. Signature and incumbency certificates of its officers executing the Loan Documents to which it is a party;

         5.   Executed copies of the Loan Documents to which it is a party;
    and

         6.   Such other documents as Agent may reasonably request.

         C.   On or before the Closing Date, (i) Agent shall have received
(A) an Officers' Certificate from Company to the effect that all such consents, waivers, amendments and approvals as may be required to be obtained by Company or any of its Subsidiaries as of the Closing Date under its existing Contractual Obligations, including, without limitation, the Senior Debenture Indenture, the Senior Note Indenture and the Senior Subordinated Debt Indenture, to permit the borrowings under this Agreement and the Liens created pursuant to the Collateral Documents have been obtained by such Person and all such consents, waivers, amendments and approvals are in full force and effect and (B) executed copies of all such consents, waivers, amendments and approvals and (ii) each of Company and each of its Subsidiaries shall otherwise be in compliance with all such contracts and agreements to which it is a party.

         D. The corporate, capital and ownership structure of Company and its Subsidiaries as a result of the transactions contemplated hereby shall be satisfactory to Agent in all respects.

         E. Concurrently with the initial borrowing hereunder, Company shall have repaid in full all of the outstanding loans and all other amounts owing under the Existing Credit Agreement, including without limitation all accrued but unpaid fees in respect of all Letters of Credit originally issued under the Existing Credit Agreement and continuing to remain outstanding hereunder, and the commitments thereunder shall have been terminated. Prior to or concurrently with the initial borrowing hereunder, Company shall have caused each of the sellers of accounts receivable under Company's accounts receivable securitization program to have caused the commencement of the termination and self-liquidation of such program by issuing a notice of termination to O-I Funding Corp. from each such seller of accounts receivable, copies of which notices shall have been delivered to Agent on or prior to the Closing Date.

         F. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Latham & Watkins, counsel for Company and the O-I Subsidiaries, in substantially the form of Exhibit IX annexed hereto and covering such other matters and including such changes as shall be reasonably requested or approved by Agent on behalf of Lenders and their counsel, dated as of the Closing Date.

         G. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Thomas L. Young, Executive Vice President -- Administration and General Counsel for Company, in substantially the form of Exhibit X annexed hereto and covering such other matters and including such changes as shall be reasonably requested or approved by Agent on behalf of Lenders and their counsel, dated as of the Closing Date.

         H. Lenders shall have received an originally executed copy of one or more favorable written opinions of O'Melveny & Myers, counsel to Agent, dated as of the Closing Date, substantially in the form of Exhibit XI annexed hereto and as to such other matters as Agent on behalf of Lenders may reasonably request.

         I. Each of the Senior Debenture Trustee, the Senior Note Trustee and the Senior Subordinated Debt Trustee, and Bankers, in its capacity as a Foreign Lender, shall have executed and delivered to Agent and Collateral Agent (i) any consents required in connection with the Pledge Agreements and
(ii) a counterpart of the Intercreditor Agreement, and the Pledge Agreements and the Intercreditor Agreement shall be in full force and effect.

         J. As of the Closing Date, Agent and its counsel shall be satisfied that the relative priority of the Liens and other rights with respect to the Collateral securing the Obligations is the same in all substantive respects as the relative priority of the corresponding Liens and other rights granted to the lenders under the Existing Credit Agreement, in each case as compared to the relative priority of the corresponding Liens and other rights granted with respect to the Senior Debt Securities and the Senior Subordinated Debt and any other obligations secured by such Collateral.

         K. Since December 31, 1992, there shall not have occurred any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidiaries.

         L. As of the Closing Date, there shall have been no material adverse change since October 22, 1993 to the syndication markets for credit facilities similar in nature to the credit facilities provided herein, and there shall not have occurred and be continuing a material disruption of or material adverse change in financial, banking or capital markets that would have an adverse effect on such syndication market, in each case as determined by Agent in its sole discretion.

         M. On or before the Closing Date, Company shall have paid to Agent and Co-Agents, for distribution (as appropriate) to Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

         N. Agent shall have received an Officers' Certificate from Company, dated the Closing Date, to the effect that, as of the Closing Date, there exists no "Event of Default" or "Potential Event of Default" under and as defined in the Existing Credit Agreement.

         O. On or before the Closing Date, Company shall have delivered to the Senior Note Trustee a notice of redemption with respect to all of the outstanding Senior Notes, which notice shall provide for the redemption of such Senior Notes on the next available redemption date under the Senior Note Indenture following the Closing Date.

         P. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be reasonably satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

         Q. On or before the Closing Date, each of the Loan Parties shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Lenders.

         3.2  Conditions to All Loans

         Subject to the provisions of subsections 2.1B, 2.1C and 2.8D, the obligations of Lenders to make all Loans and the obligation of Agent to make Swing Line Loans are subject to the following further conditions precedent:

         A. Agent shall have received, in accordance with the provisions of subsection 2.1D or 2.9B, as the case may be, on or before any Funding Date, an originally executed Notice of Borrowing or Bid Rate Loan Quote Request, as the case may be, signed by the chief executive officer, the chief financial officer, the treasurer or an assistant treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in writing delivered to Agent.

         B.   As of that Funding Date:

         1. The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except that the representations and warranties need not be true and correct (a) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date and (b) to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under this Agreement;

         2. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing or Bid Rate Loan Quote Request which would constitute (a) an Event of Default or (b) a Potential Event of Default;

         3. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed by it on or before such Funding Date;

         4. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making that Loan;

         5. At the time of the making of the Loans requested on such Funding Date, not more than 25% of the value of the assets of Company, or of Company and its Subsidiaries on a consolidated basis, shall constitute Margin Stock;

         6. The making of the Loans requested on such Funding Date shall not violate Regulation U of the Board of Governors of the Federal Reserve System; and

         7. There shall not be pending or, to the knowledge of Company threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any of its Sub-sidiaries or any property of any Loan Party or any of its Subsidiaries, which has not been disclosed by Company in writing pursuant to subsection 4.6 or 5.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans made hereunder, prior to the execution of this Agreement) and there shall have occurred no de-velopment not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of Requisite Lenders (as communicated by Requisite Lenders to Agent and evidenced by a written notice from Agent to Company), would reasonably be expected to have a Material Adverse Effect.

         C. Each borrowing by Company hereunder shall constitute a representation and warranty by Company hereunder as of the applicable Funding Date that subsection 3.2B is satisfied on and as of such Funding Date.

         3.3  Conditions to All Letters of Credit

         The issuance of any Letter of Credit by any Lender hereunder is subject to prior or concurrent satisfaction of all of the following conditions:

         A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, each of the conditions set forth in subsection 3.1 shall have been satisfied.

         B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 2.8B, a notice requesting the issuance of such Letter of Credit, all other information specified in subsection 2.8B, and such other documents as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 3.2B shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


                                  SECTION 4

                  COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Agent to make the Swing Line Loans and to make overdrafts in respect of the Overdraft Account, to induce Issuing Lenders to issue Letters of Credit and to induce Lenders to purchase participations in Letters of Credit, Company represents and warrants to each Lender that the following statements are true, correct and complete:

         4.1  Organization, Powers, Good Standing, Business and Subsidiaries

         A. Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule A annexed hereto). Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby, and, in the case of Company, to issue the Notes.

         B. Good Standing. Each of the Loan Parties is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and will not have a material adverse effect on the conduct of the business of Company and its Subsidiaries taken as a whole.

         C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in under subsection 6.14.

         D. Subsidiaries. All of the Subsidiaries of each of the Loan Parties as of the Closing Date are identified in Schedule A annexed hereto. As of the Closing Date, the capital stock of each of the Subsidiaries identified in Schedule A annexed hereto is duly authorized, validly issued, fully paid and nonassessable. The capital stock of each Person identified on Schedule A annexed hereto as a direct or indirect Subsidiary of Company which continues to be, as of the time of determination, a Subsidiary of Company is not Margin Stock. Each of the Subsidiaries identified on Schedule A annexed hereto which continues to be, as of the time of determination, a Subsidiary of Company is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to own its assets and properties and to operate its business as presently owned and conducted except where failure to be in good standing or a lack of corporate power and authority has not had and will not have a material adverse effect on Company and its Subsidiaries taken as a whole. As of the Closing Date, Schedule A annexed hereto correctly sets forth the ownership interest of each of the Loan Parties in each of its Subsidiaries identified therein.

         4.2  Authorization of Borrowing, Etc.

         A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes and any Additional Subordinated Debt have been duly authorized by all necessary corporate action by each Loan Party.

         B. No Conflict. The execution, delivery and performance by each Loan Party of each Loan Document to which it is respectively a party and the issuance, delivery and performance of the Notes, the Senior Debt Securities, the Senior Subordinated Debt and any Additional Subordinated Debt did not, do not and will not (i) violate any provision of law applicable to any Loan Party, the Certificates of Incorporation or Bylaws of any Loan Party, or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under the indentures pursuant to which the Senior Debt Securities, the Senior Subordinated Debt or any Additional Subordinated Debt has been issued or any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of their properties or assets (other than Liens in favor of the Collateral Agent), or (iv) require any ap-proval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party.

         C. Governmental Consents. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and application of the proceeds of the Loans and the issuance, delivery and performance of the Notes and any Additional Subordinated Debt did not, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings, consents or notices required by federal or state securities laws, which filings, consents or notices have been or will be made during the period in which they are required to be made.

         D. Binding Obligations. This Agreement and the other Loan Documents executed prior to the date of this Agreement are, and the other Loan Documents and the Notes to be executed subsequent to the date of this Agreement, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties, enforceable against the applicable Loan Parties in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E. Obligations Constitute "Senior Indebtedness". All monetary Obligations, including without limitation Company's obligations to repay the Loans and the Overdraft Amount and to reimburse any drawings under Letters of Credit, each Guarantor Subsidiary's guaranty of the Obligations and the pledge of the Collateral as security for the repayment of the Obligations, do not and will not violate, or constitute (with due notice or lapse of time or both) a default under, the Senior Debenture Indenture, the Senior Note Indenture or the Senior Subordinated Debt Indenture or any indenture pursuant to which Additional Subordinated Debt has been issued, and all Obligations of Company do and will constitute "Senior Indebtedness" under the Senior Subordinated Debt Indenture or any indenture pursuant to which Additional Subordinated Debt has been issued. All outstanding monetary Obligations, including without limitation all of Company's monetary Obligations with respect to the repayment of the Loans and the Overdraft Amount and the reimbursement of any drawings under Letters of Credit, each Guarantor Subsidiary's monetary Obligations under the O-I Subsidiary Guaranty and the pledge of the Collateral as security for the repayment of all monetary Obligations hereunder are within the definition of "Senior Secured Obligations" contained in the Company Pledge Agreement, the definition of "Secured Obligations" contained in the O-I Subsidiary Pledge Agreement and the definition of "Guarantied Obligations" contained in the O-I Subsidiary Guaranty.

         4.3  Financial Condition

         Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1992 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of Company and its Subsidiaries as at September 30, 1993 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP. All such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of Company and its Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments. Neither Company nor any of its Subsidiaries has any material Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements or in the most recent consolidated financial statements delivered pursuant to subsection 5.1 of this Agreement, except for those incurred since the date of such financial statements that are not prohibited hereunder.

         4.4  No Adverse Material Change; No Stock Payments

         Since December 31, 1992 there has been no change in the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, which has been, either in any case or in the aggregate, materially adverse to Company and its Subsidiaries, taken as a whole. Since the Closing Date, neither Company nor any of its Subsidiaries have directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Payment or agreed so to do except as permitted by subsection 6.5.

         4.5  Title to Properties; Liens

         Each Loan Party and each Subsidiary thereof has good, sufficient and legal title to all its respective properties and assets reflected in the most recent consolidated balance sheet referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1 of this Agreement, except for assets acquired or disposed of in the ordinary course of business or as otherwise not prohibited hereunder since the date of such consolidated balance sheet and except for such defects that in the aggregate do not materially adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, and would not materially adversely affect Company's ability or obligation to perform, or Lenders' ability to enforce, the Obligations. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

         4.6  Litigation; Adverse Facts

         Except as disclosed in Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1993, there is no action, suit, proceeding, governmental investigation of which Company has knowledge or arbitration (whether or not purportedly on behalf of any Loan Party or any respective Subsidiary thereof) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any Loan Party or any of their respective Subsidiaries or any property of Company, any Loan Party or any Subsidiary thereof which would reasonably be expected to result in a Material Adverse Effect.

         4.7  Payment of Taxes

         Except to the extent permitted by subsection 5.3, all material tax returns and reports of each Loan Party and each Subsidiary of each Loan Party required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against any such Person that would be material to the condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, which is not being actively contested in good faith by such Person to the extent affected thereby in good faith and by appropriate proceedings provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         4.8  Performance of Agreements

         None of the Loan Parties and none of the respective Subsidiaries of the Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Person, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         4.9  Governmental Regulation

         Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

         4.10      Securities Activities

         None of the Loan Parties and none of the Subsidiaries of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         4.11      Employee Benefit Plans

         A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans and have performed all of their respective material obligations under such Employee Benefit Plans.

         B. Except as set forth on Schedule H annexed hereto, no ERISA Event has occurred or is reasonably expected to occur.

         C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as described on Schedule H annexed hereto, as of the Closing Date, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) as set forth in the most recent actuarial report prepared for such Pension Plan, does not exceed $150,000,000.

         4.12      Certain Fees

         No broker's or finder's fee or commission was paid or is or will be payable with respect to the offer, issue and sale of the Notes or any Additional Subordinated Debt or any of the other transactions contemplated by such offer, issue or sale, and Company hereby indemnifies Lenders against and agrees that it will hold Lenders harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with any such offer, issue and sale, or any of the other transactions contemplated by such offer, issue or sale and any expenses, including rea-sonable legal fees, arising in connection with any such claim, demand or liability.

         4.13      Disclosure

         No representation or warranty of Company or any other Loan Party contained in this Agreement or any other document, certificate or written statement furnished to Lenders by or on behalf of any such Person for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to any such Person in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by

Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to any such Person (other than matters of a general economic nature) which materially and adversely affects the business, operations, property, assets or condition (financial or otherwise) of any such Person and its re-spective Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         4.14      Patents, Trademarks, Etc.

         Company and each of its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their respective businesses as currently conducted which are material to the condition (financial or otherwise), business, or operations of Company and its Subsidiaries taken as a whole. The use of such patents, trademarks, trade names, copyrights, technology, know-how and processes by Company and its Subsidiaries does not infringe on the rights of any Person, subject to such claims and in-fringements as do not, in the aggregate, give rise to any liability on the part of Company and its Subsidiaries which is material to Company and its Subsidiaries taken as a whole. The consummation of the transactions contemplated by this Agreement do not and will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such patents, trademarks, trade names, copyrights, technology, know-how or processes by Company and its Subsidiaries. To the best knowledge of Company, the rights of Company and its Subsidiaries to so sell, franchise or license under such brand names then being used may be transferred in connection with any sale of assets or stock of the related business by Company or any of its Subsidiaries with only such exceptions as are not material to Company, taken as a whole, or to any Material Subsidiary of Company.

         4.15      Environmental Protection

         Except as set forth in Schedule I annexed hereto:

         (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

         (ii) Company and each of its Material Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Company and each of its Material Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

         (iii)     neither Company nor any of its Subsidiaries has received
    (a) any written notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous

    Materials or (b) any letter or written request for information under
    Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. S 9604) or comparable state laws, and, to the best of Company's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location which, in each case, would reasonably be expected to result in a Material Adverse Effect;

         (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined is reasonably likely to have a Material Adverse Effect;

         (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims which, in each case would reasonably be expected to result in a Material Adverse Effect;

         (vi) neither Company nor any of its Subsidiaries has any contractual undertaking which would create a liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

         (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility which would reasonably be expected to result in a Material Adverse Effect;

         (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to result in an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to result in an Environmental Claim having a Material Adverse Effect;

         (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to result in an Environmental Claim having a Material Adverse Effect;

         (x) no underground storage tanks or surface impoundments are on or at any Facility currently owned and/or operated by Company or any of its Material Subsidiaries or, to the best of the knowledge of Company or any of its Material Subsidiaries, were on or at any facility previously owned and/or operated by any of them during or prior to the period of such ownership or operation, except, in each case, which would not reasonably be expected to result in a material liability to Company or such Material Subsidiary; and

         (xi) to the best knowledge of Company or any of its Material Subsidiaries, no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility which would reasonably be expected to result in a Material Adverse Effect.

Notwithstanding anything in this subsection 4.15 to the contrary, no event or condition has occurred with respect to Company or any of its Subsidiaries relating to any Environmental Laws or Release of Hazardous Materials at any Facility or any other location which, individually, or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.


                                  SECTION 5

                       COMPANY'S AFFIRMATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all of the Loans, the Notes and the Overdraft Amount, the cancellation or expiration of all Letters of Credit and the reimbursement of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform all covenants in this Section 5.

         5.1  Financial Statements and Other Reports

         Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. Company will deliver to Lenders:

         (i) as soon as practicable and in any event within 30 days after the end of each month (60 days with respect to the month of January) ending after the Closing Date in each of Company's fiscal years, other than months which are the last month in a fiscal quarter, (a) a statement setting forth sales and operating income data by Reporting Unit and for Company and its Subsidiaries on a consolidated basis, in each case for such month and for the period from the beginning of the then current fiscal year to the end of such month, (b) a consolidated statement of cash flows for Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such month and (c) a narrative report describing the operations of each Reporting Unit for such month and for the period from the beginning of the then current fiscal year to the end of such month, setting forth in the case of the statements described in clause (a) above in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief accounting officer, the chief financial officer or treasurer of Company that they fairly present the results of operations of Company and its Subsidiaries on a consolidated basis for the periods indicated, subject to changes resulting from audit and normal year-end adjustment and based on Company's normal accounting procedures, applied on a consistent basis;

         (ii) as soon as practicable and in any event within 45 days after the end of each fiscal quarter, other than quarters which are the last quarter in a fiscal year, (a) the consolidated balance sheet of Company as at the end of such period and the related consolidated statements of income and cash flows of Company for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and (b) a statement setting forth sales and operating income data by Reporting Unit for the last month of such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in the case of the statements described in clauses (a) and (b) above in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and, with respect to the consolidated statements of income and cash flows and the statement of sales and operating income data by Reporting Unit, the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to subsection 5.1(xiii), all in reasonable detail and certified by the chief accounting officer, the chief financial officer or treasurer of Company that they fairly present the consolidated financial condition of Company and its Subsidiaries as at the dates indicated and the consolidated results of operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustment and insofar as relates to Reporting Units based on Company's normal accounting procedures applied on a consistent basis;

         (iii) as soon as practicable and in any event within 90 days after the end of each fiscal year of Company (a) the consolidated balance sheet of Company as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of Company for such fiscal year and (b) a statement setting forth sales and operating income data by Reporting Unit for such fiscal year, setting forth in the case of the statements described in clauses (a) and
    (b) above, in comparative form the corresponding figures for the pre-vious year and, with respect to the consolidated statements of income and the statement of sales and operating income data by Reporting Unit, the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to subsection 5.1(xiii), all in reasonable detail, (c) in the case of such consolidated financial statements, accompanied by a report thereon of independent certified public accountants of recognized national standing selected by Company which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with

    GAAP consistently applied and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (d) in the case of such financial statements with respect to Reporting Units, certified by the chief accounting officer, the chief financial officer or treasurer of Company based on Company's normal accounting procedures applied on a consistent basis;

         (iv) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) (with respect to the following clause (a) only), (ii), and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in subsections 6.1, 6.2, 6.3, 6.4, 6.6, 6.7, 6.8 and 6.13 and, in addition, a written statement of the chief accounting officer or chief financial officer of Company describing in reasonable detail the differences between the financial information contained in such financial statements and the information contained in the Compliance Certificate relating to Company's compliance with subsections 6.6, 6.8 and 6.13;

         (v) to the extent required pursuant to clause (a) or (b) below, together with each delivery of financial statements pursuant to sub-divisions (i), (ii) or (iii) of this subsection 5.1, a written statement from the chief accounting officer or chief financial officer or treasurer of Company setting forth (a) if necessary to explain any material changes in the consolidated financial statements caused by the adoption of new accounting principles, a comparison and reconciliation of the consolidated financial statements with pro forma consolidated financial statements prepared as if the new accounting principles had not been adopted (it being understood that, subject to the following clause (b), only one such statement shall be required with respect to any particular adoption of any new accounting principles) and (b) during the pendency of any negotiations provided for in subsection 9.9 resulting from any change in accounting principles and policies, the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

         (vi) together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent public accountants giving the report thereon (a) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination and (b) stating that based on their audit examination nothing has come to their attention which causes them to believe either or both that the financial information contained in either or both the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to clause (b) of such subdivision (iv) above for the applicable fiscal year are not stated in accordance with the terms of this Agreement;

         (vii) promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all significant reports submitted to Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of Company made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

         (viii) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission and of all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

         (ix) promptly upon any Responsible Officer of Company obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to Company or any Subsidiary of Company or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event which would be re-quired to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4 and 5 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Poten-tial Event of Default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

         (x) promptly upon any Responsible Officer of Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed by Com-pany to Lenders, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, would reasonably be expected to cause a Material Adverse Effect, Company shall promptly give notice thereof to Lenders and provide such other information as may be reasonably available to it to enable Lenders and their counsel to evaluate such matters;

         (xi) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event (for purposes of this subdivision (xi), the term "material" in the definition of ERISA Event shall mean an amount which would reasonably be expected to exceed $5,000,000), a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto;

         (xii) with reasonable promptness copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event (for purposes of this clause (xii), the term "material" in the definition of ERISA Event shall mean an amount which would reasonably be expected to exceed $5,000,000); and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

         (xiii) as soon as practicable and in any event by the last day of the first month of each fiscal year of Company, a consolidated plan and financial forecast, prepared in accordance with Company's normal accounting procedures applied on a consistent basis, for such fiscal year of Company and its Subsidiaries, including, without limitation,
    (a) a forecasted consolidated balance sheet, consolidated statement of income and consolidated statement of cash flow of Company for such fiscal year, (b) forecasted consolidated balance sheets, statements of income and cash flows of Company and a statement setting forth forecasted sales and operating income data for each Reporting Unit for each fiscal quarter of such fiscal year, and (c) the amount of forecasted capital expenditures and unallocated overhead for such fiscal year;

         (xiv) as soon as practicable and in any event by the last day of each fiscal year of Company, a report in form and substance reasonably satisfactory to Agent and Requisite Lenders outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

         (xv) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, an Officers' Certificate of Company stating that the signers made, or caused to be made under their supervision, a review of the terms of, and the records relating to, all of the Intercompany Indebtedness of Company and its Subsidiaries and stating the amount of all outstanding Intercompany Indebtedness pledged as Collateral under any Pledge Agreement, as of the date of such financial statements;

         (xvi) (a) promptly and in any event within one Business Day after any change in the Commercial Paper Usage has occurred, a written statement of the chief accounting officer, chief financial officer or treasurer of Company setting forth the Commercial Paper Usage as of such date of change after giving effect to such change and (b) on the last day in each of Company's fiscal quarters, a written statement of the chief accounting officer, chief financial officer or treasurer of Company setting forth the Commercial Paper Usage as of each day of such fiscal quarter; provided, however, that the written statement referred to in clause (a) above need only be delivered to Agent; and

         (xvii) with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

         5.2  Corporate Existence, Etc.

         Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and those of each of its Subsidiaries; provided, however, that the corporate existence of any such Subsidiary may be terminated if such termination is in the best interest of its parent, does not result in trans-fers of assets to Company or to Group (other than temporary transfers of assets to Company or Group in connection with transfers to other Subsidiaries of Company) which, when combined with all previous such transfers, have an aggregate value of more than $200,000,000 and is not otherwise materially disadvantageous to any Lender.

         5.3  Payment of Taxes and Claims; Tax Consolidation

         A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of their respective Subsidiaries or such other Person as may be reasonably acceptable to Requisite Lenders).

         5.4  Maintenance of Properties; Insurance

         Company will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations ("Industry Standards") and may self insure to the extent, and only to the extent, consistent with Industry Standards.

         5.5  Inspection

         Company shall permit any authorized representatives designated by any Lender, at the expense of that Lender, to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts there-from, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

         5.6  Equal Security for Loans and Notes; No Further Negative
              Pledges

         A. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens not prohibited by the provisions of subsection 6.2 (unless prior written consent to the creation or assumption thereof shall have been obtained from Requisite Lenders), it shall, at the request of Requisite Lenders, make or cause to be made effective provision whereby the

Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that this covenant shall not be construed as consent by Requisite Lenders to any violation by Company of the provisions of subsection 6.2; provided further that Company shall under no circumstances be required to make or cause to be made effective provision whereby the Obligations will be secured, directly or indirectly, by Margin Stock.

         B. Except with respect to specific property encumbered to secure payment of particular Indebtedness and Margin Stock and except for the prohibitions on Liens contained in the Senior Debenture Indenture, the Senior
Note Indenture or the Senior Subordinated Debt Indenture, neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that, restrictions on the creation or assumption of any Lien upon assets being sold pursuant to any definitive agreement for the sale of such assets to which Company or any of its Subsidiaries is a party are permitted if such sale of assets is not prohibited hereunder.

         5.7  Compliance with Laws, Etc.

         Company and its Subsidiaries shall exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which in any case or in the aggregate would reasonably be expected to cause a Material Adverse Effect.

         5.8  Lender Meeting

         Company will participate in a meeting of Agent, Co-Agents and Lenders once during each fiscal year, commencing in fiscal year 1994, to be held at a location and a time selected by Company.

         5.9  Environmental Disclosure and Inspection.

         A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws, except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         B. Except for the disclosure of matters as to which a legal privilege is asserted in good faith by Company or any of its Subsidiaries, Company shall promptly advise Lenders in writing and in reasonable detail of
(i) any material Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that would reasonably be expected to result in a Material Adverse Effect or with respect to any Release of Hazardous Materials which is material in nature and is required to be reported to any federal, state or local governmental or regulatory agency,
(iii) any remedial action taken by Company or any other Person in response to
(x) any Hazardous Materials on, under or about any Facility, the existence of which would reasonably be expected to result in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that would reasonably be expected to result in a Material Adverse Effect, (iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that is reasonably likely to cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws and which would reasonably be expected to have a Material Adverse Effect, and
(v) any request for information from any governmental agency that indicates such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials that would reasonably be expected to have a Material Adverse Effect.

         C. Company shall promptly notify Lenders of any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that would reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that would reasonably be expected to result in a Material Adverse Effect or that would reasonably be expected to have a material adverse effect on any material Governmental Authorization then held by Company or any of its Subsidiaries.

         D. Company shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 5.9.

         5.10      Company's Remedial Action Regarding Hazardous Materials

         Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable material Environmental Laws and material Governmental Authorizations. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in material compliance with all applicable material Environmental Laws, and in accordance with the orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability, including with respect to such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials, is being contested in good faith by Company or such Subsidiary.

         5.11      Termination of Receivables Program; Redemption of Senior
                   Notes

         A. Company shall, and shall cause each of its Subsidiaries to, promptly take all necessary and appropriate actions to carry out the termination and self-liquidation of Company's accounts receivable securitization program as described in subsection 3.1E.

         B. On the next available redemption date under the Senior Note Indenture following the Closing Date, Company shall irrevocably deposit funds with the Senior Note Trustee sufficient to repurchase or redeem all of the outstanding Senior Notes, in accordance with the notice of redemption delivered to the Senior Note Trustee pursuant to subsection 3.1O.

         5.12      Further Assurances as to Future Guarantor Subsidiaries

         Company will notify Agent promptly in the event that any Subsidiary of Company becomes a first-tier or second-tier Subsidiary of Group (either as a result of such Subsidiary's acquisition or otherwise) for a period of time longer than 90 days, and from and after the Closing Date Company will cause each such Subsidiary, except for one or more such Subsidiaries owning assets with an aggregate fair market value (as determined in good faith by Company) for all such Subsidiaries of less than $50,000,000, to execute counterparts of the O-I Subsidiary Guaranty and, if such Subsidiary is a first-tier Subsidiary of Group, the O-I Subsidiary Pledge Agreement, in each case to the same extent and subject to the same limitations as though such Subsidiary were a Guarantor Subsidiary and, if applicable, such a first-tier Subsidiary of Group, as of the Closing Date, and to take all such further action as may be required to perfect any security interests granted by such Subsidiary under the O-I Subsidiary Pledge Agreement as may be required by Agent.


                                  SECTION 6

                        COMPANY'S NEGATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Commitments shall be in effect and until payment in full of all of the Loans, the Notes and the Overdraft Amount, the cancellation or expiration of all Letters of Credit and the reimbursement of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company will perform all covenants in this Section 6.

         6.1  Indebtedness

         Company and its Consolidated Subsidiaries shall not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (i) Company and its Consolidated Subsidiaries may become and remain liable with respect to the Obligations;

         (ii) Company may remain liable with respect to the Indebtedness evidenced by the Senior Debentures, the Senior Notes and the Senior Subordinated Debt and may become and remain liable with respect to the Indebtedness evidenced by the Additional Subordinated Debt;

         (iii) Company and its Consolidated Subsidiaries may remain and may become and remain liable with respect to Intercompany Indebtedness; provided that (a) all such Intercompany Indebtedness shall be evidenced by promissory notes, (b) any Intercompany Indebtedness owed by Company or any Guarantor Subsidiary to any of their Consolidated Subsidiaries shall, to the extent permitted by applicable law, be subordinated pursuant to the terms of the promissory notes evidencing such Intercompany Indebtedness in right of payment, from and after such time as the Loans shall become due and payable (whether at stated maturity, by acceleration or otherwise), to the payment in full of the Obligations of Company or the payment in full of the obligations of such Guarantor Subsidiary under the O-I Subsidiary Guaranty and the O-I Subsidiary Pledge Agreement, and (c) any payment by any of Company's Consolidated Subsidiaries under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Intercompany Indebtedness owed by such Consolidated Subsidiary to Company or any of its Consolidated Subsidiaries for whose benefit the payment is made;

         (iv) Company and its Consolidated Subsidiaries may become and remain and remain liable with respect to, and may refinance, Existing Indebtedness which is described in Schedule C annexed hereto;

         (v) Company and its Consolidated Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases if such Capital Leases would not be prohibited by subsection 6.8;

         (vi) Company and its Consolidated Subsidiaries may become and remain and may remain liable with respect to Contingent Obligations not prohibited by subsection 6.4 and, upon any obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

         (vii) During each fiscal year the Company and its Consolidated Subsidiaries may become liable with respect to additional Indebtedness directly incurred to (a) finance any Consolidated Capital Expenditures not prohibited under subsection 6.13, which Indebtedness is in an amount not exceeding the amount of such Consolidated Capital Expenditures and is secured, if at all, only by Liens on the real or personal property that is the subject of such Consolidated Capital Expenditures, and (b) refinance any Indebtedness previously incurred to finance (or refinance) Consolidated Capital Expenditures not prohibited under subsection 6.13 so long as (1) the principal amount of such Indebtedness so refinanced is not increased, and (2) such Indebtedness so refinanced is not secured by any collateral which did not secure such Indebtedness prior to such refinancing, and Company and its Consolidated Subsidiaries may thereafter remain liable as to any such Indebtedness permitted to be incurred under this clause (vii);

         (viii) Company may become and remain liable with respect to Indebtedness represented by the obligations of Company to make payments with respect to the cancellation or repurchase of certain stock or stock options granted to Management Investors pursuant to Subscription Agree-ments;

         (ix) Company and its Consolidated Subsidiaries may become and remain liable with respect to additional Indebtedness incurred to refinance debt of its Foreign Subsidiaries in an aggregate amount not to exceed $100,000,000 at any time outstanding;

         (x) Company may become and remain liable with respect to short-term Indebtedness commonly known as commercial paper in an aggregate face amount not to exceed at any time the lesser of (a) $450,000,000 minus the aggregate principal amount of outstanding Bid Rate Loans, and
    (b) the Revolving Loan Commitments then in effect minus the sum of
    (1) the principal amount of all outstanding Revolving Loans, (2) the principal amount of all outstanding Swing Line Loans, (3) the principal amount of all outstanding Bid Rate Loans, (4) the Overdraft Amount, and
    (5) the Letter of Credit Usage as of such time of determination; and

         (xi)      In addition to the Indebtedness permitted by clauses (i)-
    (x), Company and its Consolidated Subsidiaries may become and remain liable with respect to Indebtedness not exceeding $100,000,000 in the aggregate at any time outstanding; provided that no such Indebtedness may be used to repurchase, redeem or defease any of the Senior Debentures.

         6.2  Liens

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Consolidated Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

         (i)  Permitted Encumbrances;

         (ii)      Liens granted pursuant to the Collateral Documents;

         (iii)     Liens described in Schedule D annexed hereto;

         (iv) Liens securing the Indebtedness described in subsection 6.1(vii) and Liens securing the Indebtedness described in subsection 6.1(xi);

         (v) Liens securing reimbursement obligations of Company and its Consolidated Subsidiaries with respect to Commercial Letters of Credit and Standby Letters of Credit permitted by subsection 6.4(vi), in each case which Liens encumber documents or other property relating to such Standby Letters of Credit or Commercial Letters of Credit and the products and proceeds thereof;

         (vi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are either within the general parameters customary in the industry (as concurred in by Agent) or are otherwise approved by Req-uisite Lenders, in each case securing obligations under Commodities Agreements entered into by Company and its Consolidated Subsidiaries;

         (vii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Company or its Consolidated Subsidiaries incurred in the ordinary course of business or as a result of this Agreement or the incurrence, guarantying or granting of security interests in respect of Indebtedness pursuant to this Agreement or the other Loan Documents;

         (viii) Liens securing Existing Indebtedness described in subsection 6.1(iv) which has been refinanced so long as (a) the principal amount of such Indebtedness which has been refinanced is not increased and (b) such Indebtedness which has been refinanced is not secured by any collateral which did not secure such Indebtedness prior to such refinancing; and

         (ix) In addition to Liens permitted by clauses (i)-(viii), Company and its Consolidated Subsidiaries may have Liens securing the payment of Indebtedness with respect to property or assets with an aggregate fair market value of not more than $80,000,000.

         6.3  Investments; Joint Ventures

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly make or own any Investment in any Person or enter into any Joint Venture, except:

         (i) Company and its Consolidated Subsidiaries may make and own Investments in Cash Equivalents;

         (ii) Company may make and own Investments in an aggregate amount set forth in the Subscription Agreements evidenced by promissory notes of the Management Investors issued pursuant to the Subscription Agreements;

         (iii) Company and its Consolidated Subsidiaries may continue to own and may make and own Investments described in Schedule E annexed hereto;

         (iv) Company and its Consolidated Subsidiaries may continue to own and may make intercompany loans to the extent permitted under subsection 6.1;

         (v) Company and its Consolidated Subsidiaries may continue to own Investments in, and may make and own Investments resulting from capital calls, buyout obligations or similar requirements in respect of, Joint Ventures operating outside of the United States which are in existence on the date hereof;

         (vi) Company and its Consolidated Subsidiaries may make and own Investments in Joint Ventures operating outside of the United States if such arrangement is required pursuant to the law of the jurisdiction in which such Joint Venture is operating;

         (vii) Company and its Consolidated Subsidiaries may continue to own and may make and own Investments in Joint Ventures operating in the United States; provided that the aggregate amount of such Investments (including any Investments in existence on the date hereof but excluding the Investment in the Kimble Joint Venture, as described in the next proviso) shall not at any time exceed $100,000,000; and provided, further, that neither Company nor any of its Consolidated Subsidiaries may own Investments in connection with the Kimble Joint Venture in an aggregate amount which exceeds the sum of the value of the common stock of OI Kimble FTS Inc. held by Group (after giving effect to the sale by Group of 51% of the common stock of OI Kimble FTS Inc. to Gerresheimer Glas AG) plus $25,000,000;

         (viii) Company and its Consolidated Subsidiaries may acquire and retain ownership of Investments in connection with Asset Sales or other sales of assets not prohibited by subsection 6.7; provided that the aggregate amount of all such Investments, as determined in good faith by Company, shall not at any time exceed $70,000,000; provided further, however, that for purposes of compliance with this subsection 6.3(viii) Asset Sales or other sales of assets involving the simultaneous receipt of notes and sale of such notes to a third party shall be excluded if such sale is permitted by subsection 6.10;

         (ix) Company and its Consolidated Subsidiaries may make and own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (x) Company and its Consolidated Subsidiaries may make and own Investments arising in connection with Commodities Agreements entered into in accordance with current industry practice or the past practices of Company and its Subsidiaries;

         (xi) Company and its Consolidated Subsidiaries may continue to own Investments in, and may make and own Investments in Foreign Subsidiaries; provided that the aggregate fair market value of all assets (including, but not limited to, cash, cash equivalents, capital and other assets) transferred by Company and its Consolidated Sub-sidiaries to all Foreign Subsidiaries, by way of capital contribution, loan or otherwise, shall not exceed (a) during any fiscal year, $100,000,000, and (b) during the term of this Agreement, the sum of (1) $250,000,000 (less the aggregate amount of outstanding Contingent

    Obligations permitted under subsection 6.4(xii)) and (2) the aggregate amount of all dividends, distributions and other cash payments actually received by Company and its Consolidated Subsidiaries after the date hereof in connection with the sale, transfer or other disposition (to any Person other than Company or any of its Subsidiaries) of any Investment of Company or any of its Consolidated Subsidiaries in any Foreign Subsidiary;

         (xii) Company and its Consolidated Subsidiaries may make and own Investments in equity securities listed on the New York Stock Exchange ("NYSE") received in transactions; provided that such equity securities are held for a period not in excess of two weeks; and provided further that, the aggregate fair value, as determined by the closing price on the NYSE for such equity securities on the Business Day prior to making the Investment, of such equity securities shall not at any time exceed $20,000,000;

         (xiii) Company and its Consolidated Subsidiaries may continue to own Investments in, and may make and own Investments in Consolidated Capital Expenditures permitted under subsection 6.13;

         (xiv) Company and its Consolidated Subsidiaries may make and own Investments in Margin Stock; provided that the aggregate fair value of investments in Margin Stock permitted under this subsection 6.3(xiv) shall not at any time exceed $100,000;

         (xv) Company and its Consolidated Subsidiaries may make and own Investments with respect to Contingent Obligations which are not prohibited by subsection 6.4 and, upon any Investment actually arising pursuant thereto, the Investment corresponding to the Contingent Obligation so extinguished;

         (xvi) Company may make and own Investments in Common Stock in connection with the administration of Company's 401(k) program; provided that the aggregate fair market value, as determined by the closing price on the New York Stock Exchange for such equity securities on the Business Day prior to making the Investment, of such equity securities at any one time held by Company shall not exceed $10,000,000;

         (xvii) Company's Consolidated Subsidiaries may establish (including making initial capital contributions thereto), and own the capital stock of, newly-formed Subsidiaries; and

         (xviii)   In addition to Investments permitted by clauses (i)-(xv),
    Company and its Consolidated Subsidiaries may make and own Investments with an aggregate fair market value of not more than $50,000,000; provided that except as set forth in clauses (iii), (v), (ix), (xii) and
    (xiv), neither Company nor any of its Consolidated Subsidiaries may make or own Investments in any Margin Stock; provided, further that, except as set forth in clause (vii), neither Company nor any of its Consolidated Subsidiaries may own Investments in connection with the Kimble Joint Venture.

         6.4  Contingent Obligations

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

         (i) Guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

         (ii)      Obligations under the O-I Subsidiary Guaranty;

         (iii) Guaranties by O-I Subsidiaries of Interest Rate Agreements and Currency Agreements entered into by Company which are permitted by subsection 6.4(vii);

         (iv) Guaranties by the Guarantor Subsidiaries of the Senior Debentures and a guaranty by Group of the Senior Notes;

         (v) Currency Agreements entered into by Company or any Consolidated Subsidiary and any financial institution in the ordinary course of business or in connection with Asset Sales;

         (vi) Contingent reimbursement obligations not exceeding $350,000,000 in the aggregate outstanding at any one time under Commercial Letters of Credit and Standby Letters of Credit (including any such letters of credit in existence as of the date hereof);

         (vii) Interest Rate Agreements and Currency Agreements entered into by Company and any Lender;

         (viii) Contingent Obligations described in Schedule F annexed hereto;

         (ix) Contingent Obligations in respect of any obligation of Company or one of its Consolidated Subsidiaries permitted under this Agreement (other than any obligation with respect to Indebtedness);

         (x) Contingent Obligations relating to guaranties of the obligations of suppliers, customers, franchisees and licensees of Company and its Consolidated Subsidiaries; provided that the maximum aggregate liability of Company and its Consolidated Subsidiaries under all such Contingent Obligations shall at no time exceed $25,000,000 (including any Contingent Obligations in existence as of the date hereof);

         (xi) Contingent Obligations relating to obligations of Company to make payments with respect to the cancellation or repurchase of certain stock or stock options granted to Management Investors pursuant to Subscription Agreements;

         (xii) Contingent Obligations relating to guaranties by Company of indebtedness owed by any Foreign Subsidiary to any lender (excluding the guaranties described in Schedule F annexed hereto); provided that the maximum aggregate liability of Company under all such guaranties shall at no time exceed $100,000,000; provided further that the sum of
    (a) the aggregate amount outstanding of such Contingent Obligations and
    (b) Investments after the date hereof permitted under subsection 6.3(xi) shall not exceed the sum of (1) $250,000,000 and (2) the aggregate amount of all dividends, distributions and other cash payments actually received by Company and its Consolidated Subsidiaries after the date hereof in connection with the sale, transfer or other disposition (to any Person other than Company or any of its Subsidiaries) of any Investment of Company or any of its Consolidated Subsidiaries in any Foreign Subsidiary;

         (xiii) Contingent Obligations incurred pursuant to agreements entered into by Company and its Consolidated Subsidiaries in connection with Asset Sales which are of a type, scope and amount customarily incurred by Company or its Subsidiaries or similar businesses in connection with the sale of similar assets, including, without lim-itation, undertakings to indemnify a buyer of assets with respect to the status of title or existing litigation relating to such assets; provided that the amount of a Contingent Obligation with respect to a particular Asset Sale shall not exceed the consideration received in such Asset Sale; and

         (xiv) In addition to the Contingent Obligations permitted by clauses (i)-(xiii), Company and its Consolidated Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability of Company and its Consolidated Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $50,000,000;

         6.5  Restricted Payments

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except that (i) Company may make Restricted Payments to cancel or repurchase stock or stock options granted to Management Investors pursuant to Subscription Agreements, (ii) Company may make regularly scheduled payments of principal and interest in respect of the Senior Debt Securities, the Senior Subordinated Debt and the Additional Subordinated Debt, if any, in accordance with the terms of, and only to the extent required by, the Senior Debenture Indenture, the Senior Note Indenture and the Senior Subordinated Debt Indenture (and, in the case of any Additional Subordinated Debt, any supplements thereto), and, with respect to the Senior Subordinated Debt and any Additional Subordinated Debt, subject to the subordination provisions contained in the Senior Subordinated Debt Indenture (and, in the case of any Additional Subordinated Debt, any supplements thereto), (iii) so long as no Event of Default, and no Potential Event of Default under subsection 7.1, 7.6, 7.8 or 7.9, shall have occurred and be continuing or shall be caused thereby, Company may purchase or redeem for cash, or defease in a manner satisfactory to Agent, including pursuant to open market or privately negotiated purchases, tender offers and/or exchange offers, (a) any of the Senior Debentures or the Senior Notes in an aggregate principal amount up to $250,000,000; provided that, to the extent there are any Senior Notes outstanding at the time Company desires to purchase, redeem or defease any of the Senior Debentures, the aggregate amount of Senior Debentures which may be purchased, redeemed or defeased pursuant to this subsection 6.5 shall be reduced by the aggregate principal amount of outstanding Senior Notes and (b) the Senior Notes and the Senior Debentures in an aggregate principal amount equal to $126,200,000 plus the Net Cash Proceeds of the Kimble Sale; provided that no Senior Debentures may be purchased, redeemed or defeased pursuant to this clause (b) as long as any Senior Notes remain outstanding, and (iv) Company may issue Common Stock in exchange for Specialty Preferred Stock upon the conversion thereof in accordance with the terms of the Specialty Preferred Stock.

         6.6  Financial Covenants

         A.   Fixed Charge Coverage Ratio.

         Company will not permit the ratio of (i) Consolidated Cash Flow Available for Fixed Charges to (ii) Consolidated Fixed Charges on the last day of each fiscal quarter (the "Reference Date") during each period indicated below to be less than the correlative ratio indicated for the 12-month period ending on the Reference Date:

                             MINIMUM
                             FIXED CHARGE
     PERIOD                  COVERAGE RATIO
     -----------------       --------------
     10/1/93 - 9/30/96                 1.50
     10/1/96 - 9/30/97                 1.70
     10/1/97 - 9/30/98                 1.75
     10/1/98 - 12/31/98                1.80

          B.   Interest Coverage Ratio.

          Company will not permit the ratio of (i) Consolidated EBIT to
(ii) Consolidated Cash Interest Expense on the last day of each fiscal quarter (the "Reference Date") during each period indicated below to be less than the correlative ratio indicated for the 12-month period ending on the Reference Date:

                             MINIMUM INTEREST
     PERIOD                  COVERAGE RATIO
     -----------------       ----------------
     10/1/93 - 9/30/94                 1.40
     10/1/94 - 9/30/95                 1.55
     10/1/95 - 9/30/96                 1.65
     10/1/96 - 9/30/97                 1.85
     10/1/97 - 9/30/98                 2.05
     10/1/98 - 12/31/98                2.35

         C.   Maximum Leverage Ratio.

         Company will not permit the ratio of (i) Consolidated Total Debt to
(ii) Consolidated Net Worth at any time during each period indicated below to be more than the correlative ratio indicated for such period:

                             MAXIMUM
    PERIOD                   LEVERAGE RATIO
    -----------------        --------------
    10/1/93 - 9/30/95                 4.00
    10/1/95 - 9/30/96                 2.90
    10/1/96 - 9/30/97                 2.65
    10/1/97 - 9/30/98                 2.30
    10/1/98 - 12/31/98                1.90

          6.7  Restriction on Fundamental Changes

          Subject to subsection 5.2, each of Company and its Subsidiaries will not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

          (i) the Loan Parties may enter into transactions contemplated by the Subscription Agreements;

          (ii) any Subsidiary of Company may be merged or consolidated with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger or consolidation, Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation; further provided that, in the case of such a merger or consolidation or disposition of a majority of the stock of a Subsidiary of, or substantially all of the business, property or assets of such a Subsidiary (the "Affected Subsidiary") of, Company which is a guarantor of any of the Obligations, (a) the continuing, surviving or transferee corporation shall expressly assume the obligations of the Affected Subsidiary under such guaranty and (b) in the case of a merger or consolidation, the net worth of the continuing or surviving corporation (calculated without giving effect to any increase in the amount of Intercompany Indebtedness for which the continuing or surviving corporation is liable as compared to the amount of Intercompany Indebtedness for which the Affected Subsidiary was liable immediately prior to such merger or consolidation) shall not be less than the net worth of the Affected Subsidiary immediately prior to such merger or consolidation; and still further provided that, if required by the terms of any applicable Collateral Document, in the case of such a merger or consolidation or disposition of a majority of the stock of a Subsidiary of, or substantially all of the business, property or assets of such a Subsidiary of, Company the stock of which is pledged to secure the Obligations, the stock of the continuing, surviving or transferee corporation shall, at the time of consummation of such merger, consolidation or transfer, be pledged to secure the Obliga-tions;

          (iii) Company and its Subsidiaries may convey, sell, lease or otherwise dispose of in the ordinary course of business any property or asset which is obsolete or no longer useful in any of its businesses or is of de minimis value, as determined in good faith by the Board of Directors of Company or such Subsidiary, as the case may be;

          (iv) so long as no Event of Default has occurred and is continuing or shall be caused thereby, Company and its Subsidiaries may convey, sell, lease or otherwise dispose of any of their assets outside the ordinary course of business; provided that (a) any such sale or other disposition is made for at least the fair market value of such assets; (b) Company and its Subsidiaries may not sell or otherwise dispose of, in any one or more Asset Sales consummated after the date hereof, an amount equal to or greater than an aggregate of
     (i) $100,000,000 in fair market value of stock or other assets pursuant to this subsection 6.7(iv) during any consecutive 12-month period or
     (ii) $300,000,000 in fair market value of stock or other assets pursuant to this subsection 6.7(iv) during the term of this Agreement; and (c) Company and its Subsidiaries may not sell all or substantially all of the assets of any Reporting Unit; further provided that the Kimble Sale (x) shall be excluded from the calculations required pursuant to subclauses (i) and (ii) of clause (b) of the immediately preceding proviso and (y) shall not be prohibited by clause (c) of the immediately preceding proviso; and still further provided that simultaneously with the consummation of the Kimble Sale the capital stock of OI Kimble FTS Inc., OI Kontes STS Inc., OI Enbosa STS Inc. and Kimble Glass Inc. (collectively, the "Kimble Entities") and any Intercompany Indebtedness owed by or to any Kimble Entity shall be released from the Lien of the OI Subsidiary Pledge Agreement without any further action on the part of Company, any of its Subsidiaries, Agent or Lenders;

          (v) Company and its Subsidiaries may sell, resell or otherwise dispose of real or personal property held for sale or resale in the ordinary course of business;

          (vi) Company and its Subsidiaries may enter into sale and lease-back arrangements permitted by subsection 6.9;

          (vii) Company and its Consolidated Subsidiaries may make and own Investments permitted under subsection 6.3 and may incur
     Consolidated Capital Expenditures permitted under subsection 6.13;

          (viii) Company or any of its Subsidiaries may convey, sell, transfer or otherwise dispose of any Margin Stock (other than any capital stock of any Subsidiaries of Company), whether now owned or hereafter acquired; provided that such disposition is for fair value; and

          (ix) Company and its Consolidated Subsidiaries may sell and discount notes and accounts receivable as permitted under subsection 6.10.

          6.8  Restriction on Leases

          Company will not, and will not permit any of its Consolidated Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease (other than intercompany leases between Company and its Con-solidated Subsidiaries), whether an Operating Lease or a Capital Lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease the Consolidated Rental Payments at the time in effect during the then current fiscal year of Company shall not exceed the ap-plicable amount set forth below:

                FISCAL YEAR                        AMOUNT
                -----------                      ------------
                   1993                          $ 95,000,000
                   1994                            95,000,000
                   1995                           100,000,000
                   1996                           105,000,000
                   1997                           110,000,000
                   1998                           115,000,000

         Notwithstanding the foregoing, if Company or any of its Consolidated Subsidiaries shall have made any Asset Sales after December 31, 1993, each of the above amounts with respect to any period from or after the date of such Asset Sale shall be reduced by an amount equal to the reasonable good faith estimates by Company (using such methods as Agent may reasonably approve) of Consolidated Rental Payments for such periods directly attributable to the assets which are the subject to such Asset Sales.

         6.9  Sales and Lease-backs

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which Company or any of its Consolidated Subsidiaries has sold or transferred or is to sell or transfer to any other Persons, or (ii) which Company or any such Consolidated Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any such Consolidated Subsidiary to any Person in connection with such lease; provided that Company or any of its Consolidated Subsidiaries may enter into transactions otherwise prohibited under this subsection 6.9 if the provisions of subsection 6.8 would not be breached thereby.

         6.10      Sale or Discount of Receivables

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, notes or accounts receivable unless Company or such Consolidated Subsidiary, as the case may be, receives fair value for such notes or accounts receivable, as determined in good faith by the Board of Directors of Company, and such notes or accounts receivable are sold without recourse in the ordinary course of business of Company or such Consolidated Subsidiary.

         6.11      Transactions with Shareholders and Affiliates

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or (ii) customary fees paid to members of the Board of Directors of Company and its Subsidiaries.

         6.12      Disposal of Subsidiary Stock

         Except as permitted by subsection 6.7 and except for Liens created pursuant to the Collateral Documents, Company will not:

         (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of its Subsidiaries, except to qualify directors if required by applicable law; or

         (ii) permit any of its Consolidated Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other securities of (or warrants, rights or options to acquire shares or other securities of) itself or any of its Subsidiaries, except to Company, another wholly-owned Subsidiary of Company or to qualify directors if required by applicable law.

         6.13      Limitation on Consolidated Capital Expenditures

         Company will not, and will not permit its Consolidated Subsidiaries to, incur Consolidated Capital Expenditures in any fiscal year of Company and its Consolidated Subsidiaries indicated below in excess of the corresponding amount (the "Maximum Amount") set forth below opposite such fiscal year; provided, that the Maximum Amount for each fiscal year shall be increased by an amount equal to the excess, if any (but in no event more than 25% of the Maximum Amount for the previous fiscal year), of the Maximum Amount for the previous fiscal year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous fiscal year; provided further that the Maximum Amount for fiscal year 1994 shall be increased by an amount equal to the lesser of (a) 25% of the Maximum Amount for fiscal year 1993 (as determined in accordance with subsection 6.13 of the Existing Credit Agreement) and (b) the excess of the Maximum Amount for fiscal year 1993 (as determined in accordance with subsection 6.13 of the Existing Credit Agreement) over the actual amount of Consolidated Capital Expenditures incurred in fiscal year 1993:

                                              MAXIMUM CONSOLIDATED
                FISCAL YEAR                   CAPITAL EXPENDITURES
                -----------                   --------------------
                    1993                           $195,000,000
                    1994                           $210,000,000
                    1995                           $225,000,000
                    1996                           $240,000,000
                    1997                           $255,000,000
                    1998                           $265,000,000

         Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Company and its Consolidated Subsidiaries may incur Consolidated Capital Expenditures in fiscal year 1994 in an amount not to exceed $80,000,000 in excess of the Maximum Amount for fiscal year 1994 (as adjusted pursuant to the foregoing provisos) in connection with the consummation of an acquisition of certain assets disclosed to Lenders by Company in a letter dated December 3, 1993; provided that nothing in this sentence shall be deemed to increase the Maximum Amount for fiscal year 1994 for purposes of the adjustments to the Maximum Amount for fiscal year 1995 as set forth in the foregoing provisos.

         6.14      Conduct of Business

         From and after the Closing Date, Company will not permit any of its Subsidiaries (other than Group) to engage in any business other than (1) the business engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses, (2) the activities permitted under this subsection 6.14 and (3) such other lines of business as may be consented to by Requisite Lenders. Company will not engage in any type of business activity other than the ownership of the shares of its Subsidiaries, the issuance of the Notes, the Senior Debt Securities, the Senior Subordinated Debt, the Additional Subordinated Debt, if any, and the Commercial Paper, if any, and the execution, delivery and performance of this Agreement and the other Loan Documents executed by Company. Company will not permit Group to engage in any type of business activity other than (i) the ownership and sale of the shares of the O-I Subsidiaries and the O-I Subsidiary Debt Obligations, (ii) the execution, delivery and performance of the O-I Subsidiary Guaranty, the guaranties permitted by subsection 6.4(iv), and the O-I Subsidiary Pledge Agreement, (iii) the making and owning of Investments permitted under subsection 6.3, and (iv) the temporary acquisition of assets from Group's Subsidiaries in connection with transfers to other Subsidiaries of Group.

         6.15      Amendments or Waivers of Certain Documents

         Neither Company nor any of its Consolidated Subsidiaries will amend or otherwise change the terms of any Senior Debt Securities or Senior Subordinated Debt or of any Additional Subordinated Debt or any indenture or agreement in respect thereof, or make any payment consistent with an amendment or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change the dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect to such Indebtedness, change the redemption provisions thereof, add any collateral security with respect thereto or, with respect to the Senior Subordinated Debt or any Additional Subordinated Debt, change the subordination provisions thereof (or of any guaranty thereof) or which, together with all other amendments or changes made, increase materially the obligations of the obligor or confer additional rights on the holder of such Indebtedness which would be adverse to Company or Lenders.


                                  SECTION 7

                              EVENTS OF DEFAULT

         If any of the following conditions or events ("Events of Default") shall occur and be continuing:

         7.1  Failure to Make Payments When Due

         Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest on any Loan or any other amount due under this Agreement within five days after the date due; or

         7.2  Default in Other Agreements

         A.   Failure of Company or any of its Subsidiaries to pay when due
(x) any principal or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) in an individual principal amount of $20,000,000 or more or items of Indebtedness with an aggregate principal amount of $40,000,000 or more or (y) any Contingent Obligation in an individual principal amount of $20,000,000 or more or Contingent Obligations with an aggregate principal amount of $40,000,000 or more, in each case beyond the end of any period prior to which the obligee thereunder is prohibited from accelerating payment thereunder; or

         B. Breach or default of Company or any of its Subsidiaries with respect to any other material term of (x) any evidence of any Indebtedness in an individual principal amount of $20,000,000 or more or items of Indebtedness with an aggregate principal amount of $40,000,000 or more or any Contingent Obligation in an individual principal amount of $20,000,000 or more or Contingent Obligations with an aggregate principal amount of $40,000,000 or more; or (y) any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); provided that such failure, default or breach has not been waived by such holder or holders or trustee on behalf of such holder or holders; or

         7.3  Breach of Certain Covenants

         Failure of Company to perform or comply with any term or condition contained in subsections 2.5, 5.2 or 5.6 or Section 6 of this Agreement; or

         7.4  Breach of Warranty

         Any representation or warranty made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

         7.5  Other Defaults under Agreement or Loan Documents

         Company or any other Loan Party shall default in the performance of or compliance with any term contained in this Agreement or the other Loan Documents other than those referred to above in subsections 7.1, 7.3 or 7.4 and such default shall not have been remedied or waived within 30 days after receipt of notice from Agent or any Lender of such default; or

         7.6  Involuntary Bankruptcy; Appointment of Receiver, Etc.

         (A) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (B) an involuntary case is commenced against Company or any of its Material Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Company or any of its Material Subsidiaries, and the continuance of any such events in subpart (B) for 60 days unless dismissed, bonded or discharged; or

         7.7  Voluntary Bankruptcy; Appointment of Receiver, Etc.

         Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Company or any of its Material Subsidiaries of any general assignment for the benefit of creditors; or the inability or failure of Company or any of its Material Subsidiaries, or the admission by Company or any of its Material Subsidiaries in writing of its inability to pay its debts as such debts become due; or the Board of Di-rectors of Company or any of its Material Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

         7.8  Judgments and Attachments

         Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of $10,000,000 or (ii) in the aggregate at any time an amount in excess of

$20,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

         7.9  Dissolution

         Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         7.10      Invalidity of O-I Subsidiary Guaranty

         The O-I Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations and termination of this Agreement, ceases to be in full force and effect or is declared to be null and void, or any Guarantor Subsidiary denies that it has any further liability under the O-I Subsidiary Guaranty or gives notice to such effect (prior to the time such Guarantor Subsidiary has been released from its obligations under the O-I Subsidiary Guaranty in accordance with the terms thereof); or

         7.11      Failure of Security

         Any Pledge Agreement or any other Collateral Document shall, at any time after the execution and delivery thereof, cease to be in full force and effect or shall be declared null and void, or the validity, enforceability or priority thereof shall be contested by any Loan Party or the Collateral Agent or, in the case of the Collateral Account Agreement, the Agent shall not have or shall cease to have a valid and perfected first priority security interest in the Collateral (other than Collateral released in accordance with the terms of any applicable Collateral Document) pledged to Collateral Agent or to Agent, as the case may be, in each case for any reason other than the failure of Collateral Agent or, in the case of the Collateral Account Agree-ment, Agent to take any action within its control; or

         7.12      Change of Control

         A Change of Control shall have occurred;

         7.13      Employee Benefit Plans

         There shall occur one or more ERISA Events which results in or would reasonably be expected to result in liability of Company or any of its ERISA Affiliates in an individual or an aggregate amount in excess of $25,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) as set forth in the most recent actuarial report prepared for such Pension Plans, which exceeds $150,000,000.

         THEN (i) upon the occurrence of any Event of Default described in the foregoing subsection 7.6 or 7.7, each of (x) the unpaid principal amount of and accrued interest on the Loans, (y) the Overdraft Amount and all accrued and unpaid interest thereon, and (z) an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of Agent to make any Swing Line Loan or to honor any overdraft in respect of the Overdraft Account, the obligation of each Lender to make any Loan, the obligation of any Reference Lender to issue any Standby Letter of Credit, the obligation of Agent to issue any Commercial Letter of Credit and the right of any other Lender to issue any other Letter of Credit hereunder shall thereupon terminate, and
(ii) upon the occurrence of any other Event of Default, Requisite Lenders may, by written notice to Company, declare an amount equal to the amounts described in clauses (x), (y) and (z) above to be, and the same shall forthwith become, due and payable, together with accrued interest thereon, and the obligation of Agent to make any Swing Line Loan or to honor any overdraft in respect of the Overdraft Account, the obligation of each Lender to make any Loan, the obligation of any Reference Lender to issue any Standby Letter of Credit, the obligation of Agent to issue any Commercial Letter of Credit and the right of any other Lender to issue any other Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way (A) the right of Agent to cause Lenders to make Revolving Loans in order to repay Swing Line Loans as provided in (and subject to the conditions set forth in) subsection 2.1B or to repay the then outstanding Overdraft Amount as provided in (and subject to the conditions set forth in) subsection 2.1C, (B) the obligations of Lenders to purchase from Agent participations in Swing Line Loans as provided in subsection 2.1B or to purchase from Agent participations in the Overdraft Amount as provided in subsection 2.1C, and (C) the obligations of Lenders to purchase from Issuing Lenders participations in the unreimbursed amount of any drawings under any Letters of Credit as provided in subsection 2.8E. So long as any Letter of Credit shall remain outstanding, any amounts described in clause (z) above with respect to such Letter of Credit, when received by Agent, shall be delivered to Collateral Agent under the Intercreditor Agreement or be held by Agent pursuant to the terms of the Collateral Account Agreement as cash collateral for the obligation of Company to reimburse the respective Issuing Lender in the event of any drawing under such Letter of Credit, as required under the Collateral Account Agreement, and upon any drawing under any outstanding Letter of Credit in respect of which Agent has deposited in the Collateral Account (as defined in the Collateral Account Agreement) any amounts described in clause (z) above, Agent shall apply such amounts held by

Agent to reimburse the Issuing Lender for the amount of such drawing. In the event any Letter of Credit in respect of which Agent has deposited in the Collateral Account any amounts described in clause (z) above is cancelled or expires or in the event of any reduction in the maximum amount available at any time for drawing under such Letter of Credit (the "Maximum Available Amount"), Agent shall apply the amount then in the Collateral Account desig-nated to reimburse the Issuing Lender for any drawings under such Letter of Credit less the Maximum Available Amount immediately after such cancellation, expiration or reduction, if any, first to the cash collateralization pursuant to the terms of the Collateral Account Agreement of any outstanding Letters of Credit in respect of which Company has failed to pay all or a portion of the amounts described in clause (z) above, second, to the payment in full of the outstanding Obligations, and third, to the extent of any excess, to the Collateral Agent under the Intercreditor Agreement for application as provided in Section 3 of the Intercreditor Agreement. Nevertheless, if at any time within 60 days after acceleration of the maturity of any Loan, Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes, and payments of amounts referred to in clause (z) above, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pur-suant to subsection 9.7, then Requisite Lenders by written notice to Company may rescind and annul the acceleration and its consequences (and upon such written notice all obligations of each Lender hereunder shall be reinstated, in each case as in effect immediately prior to such acceleration) and Agent shall return to Company any amounts held by Agent pursuant to the Collateral Account Agreement as cash collateral in respect of amounts described in clause (z) above; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

         Anything contained in this Agreement to the contrary notwithstanding, after the occurrence of an Event of Default and the acceleration of the maturity of the Loans and the amounts referred to in clauses (y) and (z) above, all payments relating to the Loans and such amounts shall be made to Agent for the account of Lenders and all amounts received by Agent (whether received from Company or any Guarantor Subsidiary or from Collateral Agent pursuant to the exercise of any remedies pursuant to any of the Collateral Documents) which are to be applied to the payment of the Obligations shall be distributed to Lenders in such a manner that each Lender receives the same proportionate share of such amounts based on the ratio of the Aggregate Amounts Due to such Lender to the Aggregate Amounts Due to all Lenders.

                                  SECTION 8

                                    AGENT

         8.1  Appointment

         Bankers is hereby appointed Agent hereunder by each Lender and in such capacity as Agent to serve as Bid Rate Loan Agent, and each Lender hereby authorizes Agent to act hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Collateral Documents, the O-I Subsidiary Guaranty and the Intercreditor Agreement) as its agent hereunder and thereunder. Bankers agrees to act as such upon the express conditions contained in this Section 8 and in the Collateral Documents, the O-I Subsidiary Guaranty and the Intercreditor Agreement. The provisions of this Section 8 are solely for the benefit of Agent and Lenders, and Company shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company. Each Lender named as a Lead Manager or Co-Agent hereunder shall have no liability under this Agreement to any Person, other than as a Lender hereunder.

         8.2  Powers; General Immunity

         A. Duties Specified. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Collateral Documents, the O-I Subsidiary Guaranty and the Intercreditor Agreement) as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties and responsibilities which are expressly specified in this Agreement, the Collat-eral Documents, the O-I Subsidiary Guaranty and the Intercreditor Agreement and it may perform such duties by or through its agents or employees. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

         B. No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, the Collateral Documents, the O-I Subsidiary Guaranty and the Intercreditor Agreement or the Notes issued hereunder, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by Agent to Lenders or by or on behalf of Company to Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of Letters of Credit or of the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwith-standing, Agent shall have no liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         C. Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted hereunder or in connection herewith (including, without limitation, any act or omission under the Intercreditor Agreement, the O-I Subsidiary Guaranty or the Collateral Documents) unless caused by its or their gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement, or the other instruments and agreements referred to herein, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders. Without prejudice to the gen-erality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of Requisite Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of Requisite Lenders.

         D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and each of its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any Affiliate of Company as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

         8.3 Representations and Warranties; No Responsibility for Appraisal of Creditworthiness

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company in connection with the making of the Loans and the issuance of Letters of Credit hereunder and such Lender's purchasing of participations in such Letters of Credit and has made and shall continue to make its own appraisal of the creditworthiness of Company. Agent shall not have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans or the or the issuance of the Letters of Credit or any time or times thereafter and Agent shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

         8.4  Right to Indemnity

         Each Lender severally agrees to indemnify Agent, proportionately to its Pro Rata Share, to the extent Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement or the other instruments and agreements re-ferred to herein; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         8.5  Registered Persons Treated as Owners

         Agent may deem and treat the Persons listed as Lenders in the Register as the owners of the corresponding Loans listed therein for all purposes hereof unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 9.2B(ii). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Loan.

         8.6  Successor Agent, Swing Line Lender and Overdraft Account
Provider

         Agent may resign at any time by giving 30 days prior written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five days notice to Company, to appoint a successor Agent; provided that such appointment shall be subject to the consent of Company, which consent shall not be unreasonably withheld. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         Any resignation or removal of Agent pursuant to this subsection 8.6 shall also constitute the resignation or removal of Agent as the lender of the Swing Line Loans and the provider of the Overdraft Account, and any successor Agent appointed pursuant to this subsection 8.6 shall, upon its acceptance of such appointment, become the successor lender of the Swing Line Loans and the successor provider of the Overdraft Account for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Agent in its capacity as the lender of the Swing Line Loans, (ii) upon such prepayment, the retiring or removed Agent shall surrender the Swing Line Note held by it to Company for cancellation, (iii) Company shall (if requested to do so) issue a new Swing Line Note to the successor Agent substantially in the form of Exhibit V annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions, (iv) Company shall repay in full the Overdraft Amount and all other amounts owing to the retiring or removed Agent under the Overdraft Agreement, and (v) Company and the retiring or removed Agent shall terminate the Overdraft Agreement to which they are a party and Company and the successor Agent shall enter into a successor Overdraft Agreement.

         8.7 Intercreditor Agreement, O-I Subsidiary Guaranty and Collateral Documents

         Each Lender hereby authorizes Agent to enter into the Intercreditor Agreement and the Collateral Account Agreement on behalf of and for the benefit of that Lender, and agrees to be bound by the terms of the Intercreditor Agreement and the Collateral Account Agreement. Each Lender hereby authorizes the Collateral Agent to enter into the Collateral Documents, the O-I Subsidiary Guaranty and the Intercreditor Agreement and to take all action contemplated by the Intercreditor Agreement, the Collateral Documents and the O-I Subsidiary Guaranty; provided that Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement without the prior consent of the Requisite Lenders. Each Lender agrees that no Lender shall have any right individually to seek to enforce the O-I Subsidiary Guaranty or to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised by Collateral Agent for the benefit of Lenders and the parties to the Intercreditor Agreement upon the terms of the O-I Subsidiary Guaranty, the Collateral Documents, and the Intercreditor Agreement.

                                  SECTION 9

                                MISCELLANEOUS

         9.1  Representation of Lenders

         Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make each Loan hereunder for its own account in the ordinary course of such business; provided, however, that, subject to subsection 9.2, the disposition of the Notes or other evidences of In-debtedness held by that Lender shall at all times be within its exclusive control.

         9.2  Assignments and Participations in Loans, Notes and Letters of
              Credit

         A. General. Each Lender shall, subject to the provisions of this subsection 9.2, have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of any Loan or Loans made by it or its Commitments or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such assignment or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation of the Loans, Letters of Credit or participations therein or the other Obligations under the securities laws of any state. Except as otherwise provided in this subsection 9.2, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of the Loans, the Commitments, Letters of Credit or participations therein or the other Obligations owed to such Lender.

    B.   Assignments.

         (i) Amounts and Terms of Assignments. Each Loan, Commitment or other Obligation may (a) be assigned in any amount (of a constant and not a varying percentage) to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an amount (of a constant and not a varying percentage) of not less than $10,000,000 (or such lesser amount
    (X) as shall constitute the aggregate amount of all Loans, Commitments, Letters of Credit or participations therein and other Obligations of the assigning Lender or (Y) so long as, after giving effect to such assignment and any other assignments concurrently being made to the assignee, such assignee receives not less than $10,000,000 of the Loans, Commitments or other Obligations assigned to it) to any other Eligible Assignee with the giving of notice to Company and Agent and with the consent of Company and Agent, in the case of an assignment made by a

    Lender other than Agent, or with the consent of Company, in the case of an assignment made by Agent (which consent of Company and Agent shall not be unreasonably withheld; provided that the inability of an Eligible Assignee to satisfy the requirements set forth in subsection 2.7C(iv) of this Agreement, if applicable, shall constitute reasonable grounds for withholding such consent). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Loans, Commitments, Letters of Credit or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with, with respect to assignments which occur following the Closing Date, a processing and recordation fee of $3,500, and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Acceptance may be required to deliver to Agent pursuant to subsection 2.7C(iv). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment and Acceptance, (y) the assignee thereunder shall be a party hereto and a "Lender" hereunder and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, including, without limitation, the obligation in subsection 9.20 to maintain the confidentiality of all non-public information received by it pursuant to this Agreement and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto); provided that, if the assignee of the assigning Lender is an Affiliate of such Lender, such assignee shall not be entitled to receive any greater amount pursuant to subsections 2.6E or 2.7 than the assigning Lender would have been entitled to receive in respect of the amount of the assignment effected by such assigning Lender to such Affiliate had no such assignment occurred. The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of a Note to the assigning Lender hereunder, if requested pursuant to subsection 2.1F(iv), new Notes shall, upon surrender of the assigning Lender's Note, be issued upon request to the assignee and to the assigning Lender, substantially in the form of
    Exhibit IV, Exhibit V or Exhibit VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and the assigning Lender. In the event that a Lender assigns the full amount of its Revolving Loans, Revolving Loan Commitments and other Obligations and such Lender has any outstanding Bid Rate Loans at the time of such assignment, such Lender must also assign the full amount of such Bid

    Rate Loans to an Eligible Assignee. Notwithstanding the foregoing provisions of this subsection 9.2B(i), any Lender may pledge or assign all or any portion of its rights under this Agreement to a Federal Reserve Bank as security for borrowings therefrom; provided that no such pledge or assignment shall release any such Lender from its obligations hereunder.

         (ii) Acceptance by Agent; Recordation in Register. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.2B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7C(iv), Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit XIX hereto and if Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 9.2B(i)), (a) accept such Assignment and Acceptance by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it as provided in this subsection 9.2B(ii).

    C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan or payments due in repayment of draws under Letters of Credit allocated to such participation, and all amounts payable by Company hereunder shall be determined as if such Lender had not sold such participation. A Lender which has sold a participation in its Loans or Commitments shall require the holder of such participation to agree in writing to comply with the provisions of subsection 9.20 and if a Lender desires to give any prospective participant a copy of any non-public information obtained by Lenders pursuant to the requirements of this Agreement which has been identified as such by Company, such Lender shall require such prospective participant to agree in writing to hold such information in accordance with such prospective participant's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices prior to its delivery of such material to such prospective participant. Company hereby acknowledges and agrees that, only for purposes of subsections 2.6E, 2.7, 9.5 and 9.6, any participation will give rise to a direct obligation of Company to the participant and the participant shall be considered to be a "Lender"; provided that no participant shall be entitled to receive any greater amount pursuant to subsections 2.6E or 2.7 than the transferor Lender would have been entitled to receive in respect of the amount of the participation effected by such transferor Lender to such participant had no such participation occurred.

    D. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.20.

         9.3  Expenses

         Whether or not the transactions contemplated hereby shall be consummated, Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of this Agreement and the other Loan Documents and all the costs of furnishing all opinions by counsel for Company and the other Loan Parties (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder), and of Company's performance of and compliance with all agreements and conditions contained herein on their part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of this Agreement, the other Loan Documents, the Letters of Credit and the Loans hereunder, and any amendments and waivers hereto or thereto; (iii) all the actual costs and expenses of creating and perfecting Liens in favor of Lenders pursuant to any Loan Document, including filing and recording fees and expenses, fees and expenses of counsel for providing such opinions as Lenders may reasonably request and reasonable fees and expenses of legal counsel to Agent; and (iv) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees, including allocated costs of internal counsel, and costs of settlement) incurred by Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the Notes or any of the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

         9.4  Indemnity

         In addition to the payment of expenses pursuant to subsection 9.3, whether or not the transactions contemplated hereby shall be consummated, Company agrees to indemnify, pay and hold Agent and Lenders and the officers, directors, employees, agents, and affiliates of Agent and Lenders (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, Lenders' agreement to make the Loans or the use or intended use of the proceeds of the Loans or the issuance of Letters of Credit hereunder and Lenders' agreement to purchase participations therein as provided for herein or the use or intended use of the Letters of Credit or the honoring of overdrafts under the Overdraft Agreement or the purchase of participations by Lenders in the Overdraft Amount (the "indemnified liabilities"); provided that Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. Company also agrees to indemnify and hold harmless the Indemnitees from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with the offer, issuance and sale of any Commercial Paper, or any other transactions contemplated by this Agreement and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

         9.5  Set Off

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender is hereby authorized by Company at any time or from time to time, without notice to Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Notes, the Overdraft Agreement and the Letters of Credit, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit or the Notes or the other Loan Documents, irrespective of whether or not (a) that Lender shall have made any demand hereunder or
(b) that Lender shall have declared the principal of the interest on the Loans and Notes, any obligations of Company in respect of the Letters of Credit and other amounts due hereunder to be due and payable as permitted by
Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         9.6  Ratable Sharing

         Lenders hereby agree among themselves that if any of them shall, through the exercise of any right of counterclaim, setoff, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest then due with respect to the Loans owed to that Lender, the amount then due to that Lender with respect to the Overdraft Amount or any Letter of Credit or any participation therein, or any fees or commissions payable hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect to the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (y) notify each other Lender and Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by the Lenders in proportion to the Aggregate Amounts Due them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that Lender to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased and any other subsequent holder of a participation in any Loan or Letter of Credit or the Overdraft Amount otherwise acquired may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all monies owing by Company to that holder as fully as if that holder were a holder of such a Loan or Letter of Credit or the Overdraft Amount in the amount of the participation held by that holder.

         9.7  Amendments and Waivers

         No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; except that (i) any amendment, modification, termination, or waiver of any provision of Section 2 relating to the principal amount of any of the Commitments or the Loans or payments by Company in respect thereof, or the maximum amount of Letters of Credit, each Lender's Pro Rata Share or the definition of "Requisite Lenders", any provision expressly requiring the approval or concurrence of all Lenders, the scheduled final maturity date of the Loans, the dates on which interest is payable, the interest rates borne by the Loans, the amounts or due date of any amount payable in respect of, or the required maturity or expiration date of, the Letters of Credit or the rate of interest payable thereon, the amount of fees payable hereunder, the maximum duration of Interest Periods, the repayment of Swing Line Loans or the Overdraft Amount with the proceeds of Revolving Loans, the obligation of Lenders to fund Revolving Loans to reimburse Agent for Swing Line Loans or the Overdraft Amount or to purchase participations with respect to the Letters of Credit and the provisions contained in subsections 2.6B, 2.6C, 2.7, 2.8A(ii)(w), 7.1 and this subsection 9.7 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders and (ii) any amendment, modification, termination or waiver of any of the provisions contained in Section 3 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No amendment, modification, termination or waiver of any provision of subsection 2.1B or 2.1C or any other provision relating to the Swing Line Loan Commitment or the Swing Line Loans or the Overdraft Account or any provision of Section 8 hereof shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.7 shall be binding upon each Lender at the time, each future Lender, and, if signed by Company, on Company.

         9.8  Independence of Covenants

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

         9.9  Change in Accounting Principles, Fiscal Year or Tax Laws

         If (i) any changes in accounting principles and policies from those used in the preparation of the financial statements referred to in subsection
4.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) would result in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 5 and 6 hereof, (ii) there is any change in Company's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects Company's ability to comply with the financial covenants, standards or terms found in Sections 1, 5 or 6 hereof, the parties hereto agree to enter into negotiations in order to amend such provisions (in accordance with subsection 9.7) so as to equitably reflect such changes with the desired result that the criteria for evaluating Company's financial condition shall be the same after such changes as if such changes had not been made.

         9.10      Notices

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or by courier service and shall be deemed to have been given when delivered in person or by courier service, by receipt of telecopy or telex or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Agent or Company shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this subsection 9.10) shall be as set forth under each party's name on the signature pages hereof or in the applicable Assignment and Acceptance.

         9.11      Survival of Warranties and Certain Agreements

         A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder, the execution and delivery of the Notes and the issuance of the Letters of Credit.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6E, 2.7, 9.3 and 9.4 and the agreements of Lenders set forth in subsections 8.2C, 8.4, 9.5 and 9.6 shall survive the payment of the Loans, the Notes and the Overdraft Amount, the cancellation or expiration of the Letters of Credit and the termination of this Agreement.

         9.12      Failure or Indulgence Not Waiver; Remedies Cumulative

         No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or par-tial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the other Loan Documents are cumulative to and not exclusive of, any rights or remedies otherwise available.

         9.13      Severability

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         9.14      Obligations Several; Independent Nature of Lenders'
                   Rights

         The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall, subject to Section 7, be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         9.15      Headings

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         9.16      Applicable Law

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1983 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 400 OR ANY SUCCESSOR PUBLICATIONS (THE "UNIFORM
CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         9.17      Successors and Assigns

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither Company's rights or obligations under the Loan Documents or any interest therein may be assigned without the written consent of all Lenders. Lenders' rights of assignment are subject to subsection 9.2.

         9.18      Consent to Jurisdiction and Service of Process

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019, and such other Persons as may hereafter be selected by Company irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Company at its address provided in subsection 9.10; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by Company refuses to accept service, Company hereby agrees that service of process sufficient for personal jurisdiction in any action against Company may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 9.10, and Company hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

         9.19      Waiver of Jury Trial

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         9.20      Confidentiality

         Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by Company in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event, subject to subsection 9.2, may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loan or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and further provided that in no event shall any Lender be obli-gated or required to return any materials furnished by Company.

         9.21      Counterparts; Effectiveness

         This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts, together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         WITNESS the due execution hereof by the respective du officers of the undersigned as of the date first written above.


                             COMPANY:

                             OWENS-ILLINOIS, INC.

                             By: /s/ DAVID G. VAN HOOSER
                             Title:  Vice President

                             Notice Address:

                                 Owens-Illinois, Inc.
                                 One Seagate
                                 Toledo, Ohio 43666
                                 Attention:  Treasurer

                             with a copy to:

                                 c/o Kohlberg Kravis
                                 Roberts & Co.
                                 101 California Street
                                 San Francisco, California 94111
                                 Attention: Edward A. Gilhuly

                             LENDERS:

                             BANKERS TRUST COMPANY,
                                 individually and as Agent


                             By: /s/ MARY ZADROGA
                             Title: Vice President


                             Notice Address:

                                 Bankers Trust Company
                                 One Bankers Trust Plaza, 14th Floor
                                 New York, New York 10017
                                 Attention:  Tom Alpoyanis
                                 Telex:  126642

                             with a copy to:

                                 Bankers Trust Company
                                 300 South Grand Avenue, 41st Floor
                                 Los Angeles, California 90071
                                 Attention:  Josie Pabellano-Hoey
                                 Telex:  4720048

                             with a copy to:

                                 Bankers Trust Company
                                 300 South Grand Avenue, 41st Floor
                                 Los Angeles, California 90071
                                 Attention:  Edward H. Schweitzer
                                 Telex:  4720048

                             BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                             ASSOCIATION
                                 individually and as Co-Agent



                             By: /s/ DANIEL D. MCCREADY
                             Name:  Daniel D. McCready
                             Title: Vice President

                             Notice Address:

                                 Bank of America NT&SA
                                 1850 Gateway Boulevard
                                 Concord, California 94520
                                 Attention:  Pat Simmons
                                 Fax:  (510) 675-7532

                             with a copy to:

                                 Bank of America NT&SA
                                 335 Madison Avenue
                                 New York, New York 10017
                                 Attention:  Daniel D. McCready
                                 Fax:  (212) 503-7066

                             THE BANK OF NEW YORK,
                                 individually and as Co-Agent



                             By:  /s/ DOUGLAS A. OBER
                             Name: Douglas A. Ober
                             Title: Vice President

                             Notice Address:

                                 The Bank of New York
                                 One Wall Street 22nd Floor
                                 New York, New York 10286
                                 Attention:  Douglas A. Ober

                             with a copy to:

                                 The Bank of New York
                                 One Wall Street 22nd Floor
                                 New York, New York 10286
                                 Attention:  Susan Baratta


                             Letter of Credit Contact:

                                 The Bank of New York
                                 One Wall Street 22nd Floor
                                 New York, New York 10286
                                 Attention:  Susan Baratta

                             THE BANK OF NOVA SCOTIA,
                                 individually and as Co-Agent


                             By: /s/ CLAUDE ASHBY
                             Name: Claude Ashby
                             Title: Senior Manager

                             Notice Address:

                                 The Bank of Nova Scotia
                                 Cleveland Representative Office
                                 One Cleveland Center, Suite 1950
                                 Cleveland, Ohio 44114
                                 Attention:  James S. Coleman
                                 Telex:  00980364

                             with a copy to:

                                 The Bank of Nova Scotia
                                 Atlanta Agency
                                 600 Peachtree Street, N.E.
                                 Suite 2700
                                 Atlanta, Georgia 30308
                                 Attention:  Claude Ashby

                             CIBC, INC.,
                                 individually and as Co-Agent



                             By: /s/ ELIZABETH O. FISCHER
                             Name: Elizabeth O. Fischer
                             Title: Authorized Signatory

                             Notice Address:

                                 Prime Rate and Eurodollar Rate Loans

                                 Canadian Imperial Bank of Commerce
                                 Atlanta Agency
                                 2727 Paces Ferry Road, Suite 1200
                                 Atlanta, Georgia 30339
                                 Attention:  Mirian McCart
                                 Fax:  (404) 319-4950
                                 Telex:  54-2413
                                 Answerback:  CANBANK ATL

                                 Bid Rate Loans

                                 Canadian Imperial Bank of Commerce
                                 425 Lexington Avenue
                                 New York, New York 10017
                                 Attention:  Carol Kizzia
                                 Tel:  (212) 856-3693
                                 Fax:  (212) 856-6699
                                 Telex:  426-504
                                 Answerback:  CIMM

                             CONTINENTAL BANK N.A.,
                                 individually and as Co-Agent



                             By: /s/ CARL W. JORDAN
                             Name: Carl W. Jordan
                             Title: Vice President

                             Notice Address:

                                 Continental Bank N.A.
                                 105 West Adams
                                 Chicago, Illinois 60693
                                 Attention:  Letter of Credit Department
                                 Telex:  253412

                             with a copy to:

                                 Continental Bank N.A.
                                 231 La Salle Street
                                 Chicago, Illinois 60697
                                 Attention:  Carl W. Jordan

                             THE FIRST NATIONAL BANK OF CHICAGO,
                                 individually and as Co-Agent



                             By: /s/ ROBERT L. JACKSON
                             Name: Robert L. Jackson
                             Title: Vice President

                             Notice Address:

                                 The First National Bank of Chicago
                                 One First National Plaza, Suite 0088 1-10
                                 Chicago, Illinois  60670
                                 Attention:  John Orofino, Jr.
                                 Telex:  071000013

                             with a copy to:


                                 The First National Bank of Chicago
                                 One North Dearborn, Suite 0236, 9th Floor
                                 Chicago, Illinois  60670
                                 Attention:  Gwendolyn Watson
                                 Telex:  (312) 407-1065

                             with a copy to:

                                 The First National Bank of Chicago
                                 1301 East Ninth Street, Suite 2150
                                 Cleveland, Ohio  44114
                                 Attention:  Kenneth G. Wilkes

                             NATIONSBANK OF NORTH CAROLINA, N.A.,
                                 individually and as Co-Agent



                             By: /s/ NANCY J. PEARSON
                             Name: Nancy J. Pearson
                             Title: Senior Vice President

                             Notice Address:

                                 NationsBank
                                 One NationsBank Plaza
                                 NC1-002-06-19
                                 Charlotte, North Carolina 28255
                                 Attention:  Kathy Mumpower
                                 Fax:  (704) 386-8694

                             With a copy to:

                                 NationsBank
                                 70 West Madison St., Suite 5300
                                 Chicago, Illinois 60602
                                 Attention:  Nancy J. Pearson
                                 Fax:  (312) 372-9194

                             SOCIETE GENERALE,
                                 individually and as Co-Agent



                             By: /s/ EDITHA PARAS
                             Name:  Editha Paras
                             Title:    Assistant Vice President



                             By: /s/ CLAUDE GARSIN
                             Name:  Claude Garsin
                             Title: Corporate Banking Manager

                             Notice Address:

                                 Societe Generale
                                 181 W. Madison St., Suite 3400
                                 Chicago, Illinois 60602
                                 Attention:  Editha Paras
                                 Telex: 190130
                                 Answerback: SGCHI UT

                             THE TORONTO-DOMINION BANK,
                                 individually and as Co-Agent


                             By: /s/  E.E. WALKER
                             Name: E.E. Walker
                             Title: Manager Credit Administration


                             Notice Address:

                                 The Toronto-Dominion Bank,
                                 Cayman Islands Branch
                                 Three First National Plaza, Suite 5430
                                 Chicago, Illinois 60602
                                 Attention: Mario da Ponte,
                                            Senior Manager,
                                            Corporate Accounts
                                 Fax:  (312) 782-6337

                             with a copy to:

                                 The Toronto-Dominion Bank,
                                 Houston Branch
                                 909 Fannin
                                 Houston, TX 77010
                                 Attention: David Parker
                                 Tel:  (713) 653-8200
                                 Fax:  (713) 951-9921

                             BANK OF MONTREAL,
                             individually and as Lead Manager



                             By:  /s/ H.K. BROWER
                             Title: Director

                             Notice Address:

                                 Harris Trust & Savings Bank
                                   (Bank of Montreal)
                                 115 South La Salle Street, 12th Floor
                                 Chicago, Illinois 60603
                                 Attention:  Hugh K. Brower
                                 Telex:  190289
                                 Answerback:  190289
                                 BKMTL CGO

                             THE FUJI BANK, LIMITED,
                             individually and as Lead Manager



                             By: /s/ HIDEKAZA SEO
                             Name:  Hidekazu Seo
                             Title:  Joint General Manager


                             Notice Address:

                                 The Fuji Bank, Limited
                                 225 West Wacker Drive, Suite 2000
                                 Chicago, Illinois 60606
                                 Attention:  Cely Navarro
                                 Telex:  253114
                                 Answerback:  FUJI CGO

                             Letter of Credit Contact:

                                 The Fuji Bank, Limited
                                 225 West Wacker Drive, Suite 2000
                                 Chicago, Illinois 60606
                                 Attention:  Cely Navarro
                                 Telex:  253114
                                 Answerback:  FUJI CGO

                             THE INDUSTRIAL BANK OF JAPAN, LTD.,
                             individually and as Lead Manager



                             By: /s/ JUNRI ODA
                             Name: Junri Oda
                             Title: Senior Vice President and
                                      Senior Manager

                             Notice Address:

                                 The Industrial Bank of Japan, Ltd.
                                 245 Park Avenue
                                 New York, New York  10167
                                 Attention: Mikihide Katsumata,
                                                Peter Kelly
                                 Fax:  (212) 682-2870

                             Letter of Credit Contact:

                                 The Industrial Bank of Japan, Ltd.
                                 Ms. M. Fujihira
                                 Credit Administration
                                 Tel:  (212) 309-6449
                                 Fax:  (212) 949-01343

                             THE LONG-TERM CREDIT BANK OF JAPAN, LTD., individually and as Lead Manager



                             By: /s/ BRADY S. SADEK
                             Name: Brady S. Sadek
                             Title: Vice President and Deputy
                                      General Manager

                             Notice Address:

                                 The Long-Term Credit Bank of Japan, Ltd.
                                 Chicago Branch
                                 190 South LaSalle Street, Suite 800
                                 Chicago, Illinois  60603
                                 Attention:  Brady S. Sadek
                                 Tel:  (312) 704-1700
                                 Fax:  (312) 704-8505

                             with a copy to:

                                 The Long-Term Credit Bank of Japan, Ltd.
                                 Chicago Branch
                                 190 South LaSalle Street, Suite 800
                                 Chicago, Illinois  60603
                                 Attention:  William F. Schauble
                                 Tel:  (312) 704-5494
                                 Fax:  (312) 704-8717

                             Letter of Credit Contact:

                                 The Long-Term Credit Bank of Japan, Ltd.
                                 Chicago Branch
                                 190 South LaSalle Street, Suite 800
                                 Chicago, Illinois  60603
                                 Attention:  William F. Schauble
                                 Tel:  (312) 704-5494
                                 Fax:  (312) 704-8717

                             THE SUMITOMO BANK, LTD.,
                             individually and as Lead Manager



                             By: /s/ K. IWASAWA
                             Name: Mr. Iwasawa
                             Title: Joint General Manager

                             Notice Address:

                                 The Sumitomo Bank, Ltd.
                                 Chicago Branch
                                 Sears Tower, Suite 4800
                                 233 South Wacker Drive
                                 Chicago, Illinois 60606-6448
                                 Attention:  James Semonchik
                                 Telex:  25-3734
                                 Answerback:  SUMIT CGO


                             With a copy to:

                                 The Sumitomo Bank, Ltd.
                                 Chicago Branch
                                 Sears Tower, Suite 4800
                                 233 South Wacker Drive
                                 Chicago, Illinois 60606-6448
                                 Attention:  John Dilegge
                                 Telex:  25-3734
                                 Answerback:  SUMIT CGO

                             Letter of Credit contact:

                                 The Sumitomo Bank, Ltd.
                                 Chicago Branch
                                 Sears Tower, Suite 4800
                                 233 South Wacker Drive
                                 Chicago, Illinois 60606-6448
                                 Attention:  Kwang Park
                                 Fax:  (312) 876-6436
                                 Tel:  (312) 876-6429

                             ABN AMRO BANK N.V.



                             By: /s/ JAMES N. JANOVSKY
                             Title: Group Vice President



                             By: /s/ CRAIG GUINANE
                             Title: Assistant Vice President

                             Notice Address:

                                 ABN Amro Bank N.V.
                                 One PPG Place
                                 Suite 2950
                                 Pittsburgh, PA  15222
                                 Attention:  Mr. James Janovsky
                                 Fax: (412) 566-2266
                                 Telex: 6734601
                                 Answerback:  BANCOLANDO

                             with a copy to:

                                 ABN Amro Bank N.V.
                                 One PPG Place
                                 Suite 2950
                                 Pittsburgh, PA  15222
                                 Attention:  Monica Meis
                                 Fax: (412) 566-2266

                             Letter of Credit Contact:

                                 ABN Amro Bank N.V.
                                 One PPG Place
                                 Suite 2950
                                 Pittsburgh, PA  15222
                                 Attention:  Monica Meis
                                 Fax: (412) 566-2266

                             ARAB BANKING CORPORATION



                             By: /s/ GRANT E. MCDONALD
                             Name:  Grant McDonald
                             Title:  Vice President


                             Notice Address:

                                 Arab Banking Corporation
                                 245 Park Avenue
                                 New York, New York 10167
                                 Attention:  Grant McDonald
                                 Telex:  661978
                                 Answerback:  ABC NY

                             Letter of Credit Contact:

                                 Arab Banking Corporation
                                 245 Park Avenue
                                 New York, New York 10167
                                 Attention: Olga Alexandrou
                                               Loan Administration
                                 Telex:  661978
                                 Answerback:  ABC NY

                             THE FIRST NATIONAL BANK OF BOSTON



                             By: /s/ ELLEN H. ALLEN
                             Title: Director

                             Notice Address:

                                 The First National Bank of Boston
                                 100 Federal Street, 1-21-3
                                 Boston, MA  02110
                                 Attention:  Ellen H. Allen
                                 Fax:  (617) 434-0601

                             with a copy to:

                                 The First National Bank of Boston
                                 100 Federal Street, 1-21-3
                                 Boston, MA  02110
                                 Attention:  Patricia A. Walsh
                                 Fax:  (617) 434-0601

                             Letter of Credit Contact:

                                 The First National Bank of Boston
                                 150 Federal Street, 50-4-1
                                 Boston, MA  02110
                                 Attention:  Kenya Jacobs
                                           Letter of Credit Department
                                 Fax:  (617) 434-5414

                             BANK OF HAWAII



                             By: /s/ ELIZABETH O. MACLEAN
                             Name: Elizabeth O. MacLean
                             Title: Assistant Vice President

                             Notice Address:

                                 Bank of Hawaii
                                 130 Merchant Street
                                 20th Floor
                                 Honolulu, HI  96825
                                 Attention:  Elizabeth O. MacLean
                                 Fax:  (808) 537-8249

                             Letter of Credit Contact:

                                 Bank of Hawaii
                                 130 Merchant Street
                                 20th Floor
                                 Honolulu, HI  96825
                                 Attention:  Elizabeth O. MacLean
                                 Fax:  (808) 537-8249

                             CAISSE NATIONALE DE CREDIT AGRICOLE



                             By: /s/ DEAN BALICE
                             Name: Dean Balice
                             Title: Senior Vice President

                             Notice Address:

                                 Caisse Nationale de Credit Agricole
                                 55 East Monroe Street, Suite 4700
                                 Chicago, Illinois 60603-5702
                                 Attention: Karen Coons,
                                            Assistant Vice President
                                 Telex:  283594
                                 Fax:  (312) 372-3724

                             MELLON BANK, N.A.


                             By: /s/ FREDERICK W. OKIE, JR.
                             Name:  Frederick W. Okie, Jr.
                             Title:  Vice President

                             Notice Address:

                                 Mellon Bank, N.A.
                                 Three Mellon Bank Center
                                 Room 2305
                                 Pittsburgh, PA  15259
                                 Attention:  Rose Covel

                             Letter of Credit Contact:

                                 Mellon Bank, N.A.
                                 Three Mellon Bank Center
                                 Room 2329
                                 Pittsburgh, PA  15259
                                 Attention:  Sue Stahl

                             THE MITSUBISHI TRUST AND BANKING
                             CORP.



                             By: /s/ PATRICIA LORET DE MOLA
                             Name: Patricia Loret de Mola
                             Title: Senior Vice President

                             Notice Address:

                                 The Mitsubishi Trust and Banking Corp.
                                 520 Madison Ave., 25th Floor
                                 New York, NY  10022
                                 Attention:  Manager of Loan
                                                Administration
                                 Tel:  (212) 891-8256
                                 Fax:  (212) 755-2349 or 846-0970

                             Letter of Credit Contact:

                                 The Mitsubishi Trust and Banking Corp.
                                 520 Madison Ave., 25th Floor
                                 New York, NY  10022
                                 Attention:  Manager of Loan
                                                Administration
                                 Tel:  (212) 891-8256
                                 Fax:  (212) 755-2349 or (212) 846-0970

                             NATIONAL CITY BANK



                             By: /s/ MARYBETH S. HOWE
                             Name: Marybeth S. Howe
                             Title: Vice President

                             Notice Address:

                                 National City Bank
                                 Locator #2102
                                 1900 East Ninth Street
                                 Cleveland, OH  44114-3484
                                 Attention:  Marybeth S. Howe
                                 Telex: 212637 NCBUR
                                 Answerback: NCBUR

                             THE NIPPON CREDIT BANK, LTD.



                             By: /s/ CLIFFORD ABRAMSKY
                             Title: Vice President & Manager

                             Notice Address:

                                 The Nippon Credit Bank, Ltd.
                                 245 Park Avenue, 30th Floor
                                 New York, NY  10167
                                 Attention:  Clifford Abramsky
                                 Fax:  (212) 490-3895

                             with a copy only for administrative matters:

                                 The Nippon Credit Bank, Ltd.
                                 245 Park Avenue, 30th Floor
                                 New York, NY  10167
                                 Attention:  Peter Fiurillo
                                 Fax:  (212) 697-8034

                             Letter of Credit Contact:

                                 The Nippon Credit Bank, Ltd.
                                 245 Park Avenue, 30th Floor
                                 New York, NY  10167
                                 Attention:  Peter Fiurillo
                                 Fax:  (212) 697-8034

                             THE NORTHERN TRUST COMPANY



                             By:  /s/ DAVID M. FINDLAY
                             Name: David M. Findlay
                             Title: Vice President

                             Notice Address:

                                 The Northern Trust Company
                                 50 S. LaSalle St., #B-11
                                 Chicago, Illinois 60675
                                 Attention:  David M. Findlay,
                                             Vice President
                                 Telex:  433-0397
                                 Answerback: NT CI CGO
                                 Fax:  (312) 444-3508

                             THE SANWA BANK LTD.



                             By: /s/ A. OGAWA
                             Title: Assistant General Manager

                             Notice Address:

                                 The Sanwa Bank Ltd.
                                 10 South Wacher
                                 31st Floor
                                 Chicago, IL  60606
                                 Attention:  Bev Wyckoff
                                 Fax:  (312) 346-6677
                                 Tel:  (312) 368-3016

                             with a copy to:

                                 The Sanwa Bank Ltd.
                                 200 Public Square
                                 BP America Building, 29th Floor
                                 Suite 3400
                                 Cleveland, OH  44114
                                 Attention:  Eileen Stenerson
                                 Fax:  (216) 736-3381
                                 Tel:  (216) 736-3379

                             Letter of Credit Contact:

                                 The Sanwa Bank Ltd.
                                 10 South Wacher
                                 31st Floor
                                 Chicago, IL  60606
                                 Attention:  Bev Wyckoff
                                 Fax:  (312) 346-6677
                                 Tel:  (312) 368-3016

                             SOCIETY NATIONAL BANK



                             By: /s/ MARK A. STEGEMAN
                             Name: Mark A. Stegeman
                             Title: Vice President

                             Notice Address:

                                 Society National Bank
                                 Three Seagate
                                 Second Floor
                                 Toledo, OH  43603
                                 Attention:  Mark A. Stegeman
                                 Fax:  (419) 259-8146
                                 Tel:  (419) 259-8528

                             Letter of Credit Contact:

                                 Society National Bank
                                 Three Seagate
                                 Second Floor
                                 Toledo, OH  43603
                                 Attention:  Linda Custodio,
                                                Assistant Vice
                                                President
                                 Fax:  (419) 259-8146

                             UNITED STATES NATIONAL BANK OF OREGON



                             By: /s/ CHRIS J. KARLIN
                             Name: Chris J. Karlin
                             Title:  Vice President

                             Notice Address:

                                 United States National Bank of Oregon
                                 Corporate Banking Division
                                 309-SW 6th Avenue, BB-12
                                 Portland, Oregon 97208
                                 Attention: Chris J. Karlin,
                                            Vice President
                                 Telex:  360549
                                 Answerback:  USNATLBANK
                                 PTL
                                 Fax:  (312) 782-6337

                             with a copy to:

                                 United States National Bank of Oregon
                                 Corporate Banking Division
                                 309-SW 6th Avenue, BB-12
                                 Portland, Oregon 97208
                                 Attention: Jeffrey W. Jones,
                                            Vice President

                             YASUDA TRUST & BANKING CO. LTD.



                             By: /s/ HIDEO NAKAZAWA
                             Name:  Hideo Nakazawa
                             Title: Joint General Manager

                             Notice Address:

                                 Yasuda Trust and Banking Co., Ltd.
                                 181 W. Madison Street, Ste. 4500
                                 Chicago, IL  60602
                                 Attention:  Mary Blochberger
                                 Tel:  (312) 683-3852
                                 Fax:  (312) 683-3899

                                  EXHIBIT I

                        [FORM OF NOTICE OF BORROWING]


         Pursuant to that certain Refinancing Credit Agreement dated as of December 15, 1993 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation ("Company"), the Lenders named therein, the Lenders named as Lead Managers and Co-Agents for Lenders, and Bankers Trust Company, as Agent, this represents Company's request to borrow on __________, 19___ from [Lenders on a pro rata basis $________ as [Prime Rate/Eurodollar Rate] Revolving Loans] [Agent $__________ as Swing Line Loans]. [The Interest Period for such Loans is requested to be a ________-month period.] The proceeds of such Loans are to be deposited in Company's account at Agent.

         The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company do hereby certify that (i) the undersigned is the [insert title of undersigned officer] of Company; (ii) the undersigned has read the conditions precedent to the making of any Loans set forth in subsection 3.2B of the Credit Agreement, and any definitions or other provisions in the Credit Agreement relating thereto with respect to the statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such conditions have been complied with; and (iii) each of the conditions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed borrowing.

DATED:  ___________________

                             OWENS-ILLINOIS, INC.



                             By____________________________
                             Title_________________________

                                 EXHIBIT II

              [FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT]


         Pursuant to that certain Refinancing Credit Agreement dated as of December 15, 1993 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation ("Company"), the Lenders named therein, the Lenders named as Lead Managers and Co-Agents for Lenders, and Bankers Trust Company, as Agent, this represents Company's request to have [Agent/__________] issue a [Standby][Commercial] Letter of Credit on _______________ __, 19__ in the face amount of $_______________ with an expiration date of _______________ __, 19__ for the benefit of .

         The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company certify that (i) the undersigned has read the conditions precedent to the issuance of any Letter of Credit set forth in subsections 3.2B and 3.3C of the Credit Agreement and any definitions or other provisions in the Credit Agreement relating thereto with respect to the statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such conditions have been complied with and (ii) each of the conditions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed issuance of such Letter of Credit, in each case to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

DATED:  ___________________

                             OWENS-ILLINOIS, INC.



                             By____________________________
                             Title_________________________
      III-1
                                EXHIBIT III

                     [NOTICE OF CONVERSION/CONTINUATION]


         Pursuant to that certain Refinancing Credit Agreement dated as of December 15, 1993 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation ("Company"), the Lenders named therein, the Lenders named as Lead Managers and Co-Agents for Lenders, and Bankers Trust Company, as Agent, this represents Company's request [A: to convert $_______ in principal amount of presently outstanding [Prime Rate/Eurodollar Rate] Revolving Loans [with a final Interest Payment Date of _________, 19___] to [Prime Rate/Eurodollar Rate] Loans on _________, 19___. [The Interest Period for such Eurodollar Rate Loans is requested to be a _______-month period.]] [B: to continue as Eurodollar Rate Loans $_______ in principal amount of presently outstanding Eurodollar Rate Loans with a final Interest Payment Date of _________, 19___. The Interest Period for such Eurodollar Rate Loans commencing on such Interest Payment Date is requested to be a _______-month period.]

         The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED:_____________________

                                 OWENS-ILLINOIS, INC.



                                 By____________________________
                                 Title_________________________

                                 EXHIBIT IV

                          [FORM OF REVOLVING NOTE]

                            OWENS-ILLINOIS, INC.

                    PROMISSORY NOTE DUE DECEMBER 31, 1998


                                            December __, 1993
$

         FOR VALUE RECEIVED, OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), promises to pay to the order of ("Payee"), on or before the Revolving Loan Commitment Termination Date, the lesser of (x) ($1) and
(y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

         Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Refinancing Credit Agreement dated as of December 15, 1993 among Company, the Lenders named therein, the Lenders named as Lead Managers and Co-Agents for Lenders, and Bankers Trust Company, as Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (said Refinancing Credit Agreement, as so amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $1,000,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note,

Company and Agent shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Company and Agent as the holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

         This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) and prepayment at the option of Company as provided in subsection 2.4A(i) of the Credit Agreement.

         THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.3 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and endorsers of this Note hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                             OWENS-ILLINOIS, INC.


                             By____________________________

                             Title_________________________

                       TRANSACTIONS ON REVOLVING NOTE


                                 Amount of
                                 Principal    Outstanding
         Type of    Amount of   or Interest    Principal
        Loan Made   Loan Made      Paid         Balance    Notation
Date    This Date   This Date    This Date     This Date    Made By
- ----    ---------   ---------   ----------    ----------   --------

                                  EXHIBIT V

                          [FORM OF SWING LINE NOTE]

                            OWENS-ILLINOIS, INC.

                    PROMISSORY NOTE DUE DECEMBER 31, 1998


                                           December __, 1993
$50,000,000

         FOR VALUE RECEIVED, OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), promises to pay to the order of BANKERS TRUST COMPANY ("Payee"), on or before the Revolving Loan Commitment Termination Date, the lesser of
(x) FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) and (y) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.

         Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Refinancing Credit Agreement dated as of December 15, 1993 among Company, the Lenders named therein, the Lenders named as Lead Managers and Co-Agents for Lenders, and Bankers Trust Company, as Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (said Refinancing Credit Agreement, as so amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         This Note is Company's "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, Company and Agent shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Company and Agent as the holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

         This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4A(i) of the Credit Agreement.

         THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.3 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                             OWENS-ILLINOIS, INC.


                             By____________________________

                             Title_________________________

                       TRANSACTIONS ON SWING LINE NOTE


                      Amount of
                      Principal   Outstanding
        Amount of    or Interest   Principal
        Loan Made       Paid        Balance      Notation
Date    This Date     This Date    This Date      Made By
- ----    ---------     ----------   ---------     --------

                                 EXHIBIT VI

                        [FORM OF BID RATE LOAN NOTE]

                            OWENS-ILLINOIS, INC.

                               PROMISSORY NOTE

                                           December __, 1993


         FOR VALUE RECEIVED, OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), hereby promises to pay to the order of ("Payee") the unpaid principal amount of each advance made by Payee to Company as a Bid Rate Loan under the Credit Agreement referred to below on the last day of the Bid Rate Loan Interest Period relating to such Bid Rate Loan.

         Company also promises to pay interest on the unpaid principal amount of each Bid Rate Loan from the date such Bid Rate Loan is made until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Refinancing Credit Agreement dated as of December 15, 1993 among Company, the Lenders named therein, the Lenders named as Lead Managers and Co-Agents for Lenders, and Bankers Trust Company, as Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (said Refinancing Credit Agreement, as so amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         This Note is one of Company's Bid Rate Loan Notes and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Bid Rate Loans evidenced hereby were made and are to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, Company and Agent shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Company and Agent as the holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

         This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) of the Credit Agreement and to prepayment at the option of Company with the consent of Payee as provided in subsection 2.4A(i) of the Credit Agreement.

         THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.3 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                             OWENS-ILLINOIS, INC.


                             By___________________________

                             Title________________________

                     TRANSACTIONS ON BID RATE LOAN NOTE


                      Amount of
                      Principal  Outstanding
        Amount of    or Interest  Principal
        Loan Made       Paid       Balance    Notation
Date    This Date     This Date   This Date    Made By
- ----    ---------     ---------  ----------   --------
      VII-1
                                 EXHIBIT VII

                      [FORM OF COMPLIANCE CERTIFICATE]

THE UNDERSIGNED HEREBY CERTIFY THAT:

         (1) We are the duly elected [Title] and [Title] of Owens-Illinois, Inc., a Delaware corporation ("Company");

         (2) We have reviewed the terms of the Refinancing Credit Agreement dated as of December __, 1993 among Company, the Lenders named therein, the Lenders named as Lead Managers and Co-Agents for Lenders, and Bankers Trust Company, as Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and in Attachment No. 1 annexed hereto and not otherwise defined herein or in such Attachment No. 1 shall have the meanings assigned to such terms in the Credit Agreement), and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

         (3) The examination described in paragraph (2) did not disclose and we have no knowledge of the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

         Describe below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraph (3) by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
      VII-2
         The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 19__ pursuant to subsection 5.1(iv) of the Credit Agreement.

                             OWENS-ILLINOIS, INC.



                             By____________________________

                             Title_________________________



                             By____________________________

                             Title_________________________
      VII-3
                              ATTACHMENT NO. 1
                          TO COMPLIANCE CERTIFICATE

         (The certificate attached hereto is dated as of ______________ and pertains to the period from __________ to __________.) Subsection references herein relate to the subsections of the Credit Agreement.

A.  Indebtedness

    1. Indebtedness incurred to finance any Consolidated Capital Expenditures permitted under subsection 6.1(vii) for fiscal
         year-to-date                                     $__________

    2.   Maximum Amount of Consolidated Capital Expenditures permitted under
         subsection 6.13 for fiscal year                  $__________

    3.   Indebtedness incurred to refinance debt of Foreign Subsidiaries
         permitted under subsection 6.1(ix)               $__________

    4.   Maximum permitted under subsection 6.1(ix) at any time$100,000,000

    5.   Indebtedness with respect to Commercial Paper permitted under
         subsection 6.1(x)                                $__________

    6.   Maximum permitted under subsection 6.1(x)        $450,000,000

    7.   Indebtedness permitted under subsection 6.1(xi)  $__________

    8.   Maximum permitted under subsection 6.1(xi)       $100,000,000

B.  Liens

    1.   Aggregate fair market value of property or assets subject to Liens
         permitted under subsection 6.2(ix)               $__________

    2.   Maximum permitted under subsection 6.2(ix)       $ 80,000,000

C.  Investments

    1. Aggregate amount of Investments in Joint Ventures operating in the United States permitted under subsection 6.3(vii)$__________
      VII-4
    2.   Maximum permitted under subsection 6.3(vii)      $100,000,000

    3. Aggregate amount of Investments in connection with Asset Sales or other sales of assets permitted under subsection 6.3(viii) $__________

    4.   Maximum permitted under subsection 6.3(viii)     $ 70,000,000

    5. Aggregate fair market value of all assets transferred by Company and its Consolidated Subsidiaries to all Foreign Subsidiaires during fiscal year-to-date in one or more transactions permitted
         under subsection 6.3(xi)                         $__________

    6.   Maximum permitted during fiscal year under subsection
         6.3(xi)(a)                                       $100,000,000

    7. Aggregate fair market value of all assets transferred by Company and its Consolidated Subsidiaries to all Foreign Subsidiaries after Closing Date in one or more transactions permitted under subsection
         6.3(xi)                                          $__________

    8. Aggregate amount of all dividends, distributions and other cash payments received by the Company and its Consolidated Subsidiaries after Closing Date in connection with the sale, transfer or other disposition (to any Person other than Company or any of its Subsidiaries) of any Investment of Company or any of its Consolidated Subsidiaries in any Foreign Subsidiary$__________

    9.   Maximum permitted under subsection 6.3(xi)(b)  (($250,000,000 -
         D.5) + C.8)                                      $__________

    10.  Aggregate amount of Investments in equity securities listed on the
         NYSE permitted under subsection 6.3(xii)         $__________

    11.  Maximum permitted under subsection 6.3(xii)      $ 20,000,000

    12.  Aggregate amount of Investments in Margin Stock permitted under
         subsection 6.3(xiv)                              $__________
      VII-5
    13.  Maximum permitted under subsection 6.3(xiv)      $    100,000

    14. Aggregate fair market value of Investments in Common Stock in connection with the administration of the Company's 401(k) program
         permitted under subsection 6.3(xvi)              $__________

    15.  Maximum permitted under subsection 6.3(xvi)      $ 10,000,000

    16.  Aggregate fair market value of other Investments permitted under
         subsection 6.3(xviii)                            $__________

    17.  Maximum permitted under subsection 6.3(xviii)    $ 50,000,000

D.  Contingent Obligations

    1. Contingent reimbursement obligations under Commercial Letters of Credit and Standby Letters of Credit permitted under subsection
         6.4(vi)                                          $__________

    2.   Maximum permitted under subsection 6.4(vi)       $350,000,000

    3.   Guaranties of obligations of suppliers, customers, franchisees and
         licensees permitted under subsection 6.4(x)      $__________

    4.   Maximum permitted under subsection 6.4(x)        $25,000,000

    5.   Guaranties of indebtedness owed by any Foreign Subsidiary to any
         lender permitted under subsection 6.4(xii)       $__________
    6.   Maximum permitted under subsection 6.4(xii) (first
         proviso)                                         $100,000,000

    7. Aggregate amount of Contingent Obligations incurred under subsection 6.4(xii) plus Aggregate fair market value of Investments made and owned under subsection 6.3(xi) (D.5 + C.7)$__________
      VII-6
    8. Aggregate amount of all dividends, distributions and other cash payments received by the Company and its Consolidated Subsidiaries after Closing Date in connection with the sale, transfer or other disposition (to any Person other than Company or any of its Subsidiaries) of any Investment of Company or any of its Consolidated Subsidiaries in any Foreign Subsidiary$__________

    9.   Maximum permitted under subsection 6.4(xii) (second proviso
         (compare D.7 to D.9))($250,000,000 + D.8)        $__________

    10.  Other Contingent Obligations permitted under subsection
         6.4(xiv)                                         $__________

    11.  Maximum permitted under subsection 6.4(xiv)      $ 50,000,000

E.  Fixed Charge Coverage Ratio for the Period      Ended __________, 19__

    1.   Consolidated Net Income                          $__________

    2.   Consolidated Adjusted Interest Expense           $__________

    3.   Taxes based on income payable during such period$__________

    4.   Provisions for taxes based on income             $__________

    5.   Depreciation expense                             $__________

    6.   Consolidated Rental Payments                     $__________

    7.   Amortization expense (excluding Capital Lease amortization)
         $_________

    8.   Other non-cash items reducing Consolidated Net Income$__________

    9.   Non-cash items increasing Consolidated Net Income$__________

    10.  Adjustments due to Asset Sales                   $__________
      VII-7
    11.  Consolidated Cash Flow Available for Fixed Charges ((1+2+4+5+6+7+8-
         9) + or - (10))                                  $__________

    12. Adjustments due to Asset Sales plus total interest expense directly attributable to Indebtedness repaid, prepaid or redeemed from Net
         Cash Proceeds of such Asset Sales                $__________

    13.  Payments of principal with respect to Existing
         Indebtedness                                     $__________

    14.  Consolidated Fixed Charges (2+3+6+13-12)         $__________

    15.  Fixed Charge Coverage Ratio (11):(14)            _______:1.00

    16.  Minimum ratio permitted under subsection 6.6A    _______:1.00

F.  Interest Coverage Ratio for the Period Ended     __________, 19__

    1.   Consolidated Net Income                          $__________

    2.   Provisions for taxes based on income             $__________

    3.   Total interest expense                           $__________

    4.   Consolidated EBIT (1+2+3)                        $__________

    5.   Consolidated Cash Interest Expense               $__________

    6.   Interest Coverage Ratio (4):(5)                  _______:1.00

    7.   Minimum ratio permitted under subsection 6.6B    _______:1.00

G.  Maximum Leverage Ratio as of __________,       19__

    1.   Consolidated Total Debt                          $__________

    2.   Consolidated Net Worth                           $__________

    3.   Maximum Leverage Ratio (1):(2)                   _______:1.00

    4.   Maximum Leverage Ratio permitted under subsection 6.6C_______:1.00
      VII-8
H.  Fundamental Changes

    1. Aggregate fair market value of stock or other assets sold in any one or more Asset Sales during consecutive 12-month period in one or more transactions permitted under subsection 6.7(iv)(b)(i) $__________

    2. Maximum permitted during consecutive 12-month period under subsection 6.7(iv)(b)(i) before consent of Requisite Lenders
         required                                         $100,000,000

    3. Aggregate fair market value of stock or other assets sold in any one or more Asset Sales after Closing Date in one or more transactions permitted under subsection 6.7(iv)(b)(ii)$__________

    4.   Maximum permitted under subsection 6.7(iv)(b)(ii) before consent of
         Requisite Lenders required                       $300,000,000

I.  Leases

    1.   Consolidated Rental Payments permitted under subsection 6.8 for
         fiscal year-to-date                              $__________

    2.   Maximum amount permitted under subsection 6.8 for fiscal
         year                                             $__________

J. Capital Expenditures

    1.   Consolidated Capital Expenditures permitted under subsection 6.13
         for fiscal year-to-date                          $__________

    2.   Maximum Amount of Consolidated Capital Expenditures permitted under
         subsection 6.13 for fiscal year                  $__________
      VIII-1
                                EXHIBIT VIII
                      [FORM OF O-I SUBSIDIARY GUARANTY]

                           O-I SUBSIDIARY GUARANTY


         This O-I SUBSIDIARY GUARANTY (as amended, amended and restated or otherwise modified from time to time, this "Guaranty") is entered into as of December 15, 1993, by the undersigned ("Guarantors") in favor of and for the benefit of BANKERS TRUST COMPANY, as Collateral Agent for and representative of (in such capacity herein called the "Collateral Agent") the lenders ("Current Lenders") party to the Current Credit Agreement (as hereinafter defined), any Successor Lenders (as hereinafter defined), any Lender (as hereinafter defined) party to the Interest Rate Agreements and Currency Agreements referred to below, and any Commercial Paper Representatives and Commercial Paper Holders (as such terms are hereinafter defined) (collectively, the "Guarantied Parties").


                               R E C I T A L S

         WHEREAS, Owens-Illinois, Inc., a Delaware corporation ("Company"), Current Lenders, the Current Lenders named as Lead Managers or Co-Agents for Current Lenders, and Bankers Trust Company, as Agent for Current Lenders ("Current Credit Agent"), have entered into that certain Refinancing Credit Agreement dated as of December 15, 1993 (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Current Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect) pursuant to which Current Lenders have agreed to provide certain credit facilities to Company for the purpose of, among other things, (i) refinancing all outstanding Indebtedness under the Existing Credit Agreement, (ii) refinancing indebtedness outstanding under the Senior Indentures (as hereinafter defined), and (iii) restructuring a portion of the credit facilities provided under the Existing Credit Agreement by permitting Company to issue Commercial Paper as more fully described below;

         WHEREAS, the refinancings of Indebtedness referred to in the immediately preceding recital will inure, in whole or in part, to the benefit of Guarantors, and, in addition, it is contemplated that certain proceeds of the Loans made to Company by Current Lenders will be advanced to Guarantors and that certain Letters of Credit will be issued directly or indirectly for the benefit of Guarantors, and to such extent the Obligations of Company are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged);
      VIII-2
         WHEREAS, it is contemplated that, from time to time, Current
Lenders or other financial institutions (collectively, "Successor Lenders") may enter into one or more agreements with Company and other Persons, including Subsidiaries of Company, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of Company) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement (as hereinafter defined) or the Senior Note Indenture or the Senior Debenture Indenture (collectively, the "Senior Indentures") (said agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "Successor Credit Agreements", which together with the Current Credit Agreement are referred to herein as the "Credit Agreements"; provided that, notwithstanding the fact (as more fully described in the Intercreditor Agreement) that any agreement or instrument pursuant to which any Commercial Paper is issued or evidencing any Commercial Paper Obligations (as hereinafter defined) (collectively, the "Commercial Paper Documents") could have constituted a Successor Credit Agreement, in no event shall any Commercial Paper Document be deemed to be a Successor Credit Agreement or a Credit Agreement; provided, further that, notwithstanding the fact (as more fully described in the Intercreditor Agreement) that any Additional Subordinated Debt Indenture (as defined in the Intercreditor Agreement) could have constituted a Successor Credit Agreement, in no event shall any such Additional Subordinated Debt Indenture be deemed to be a Successor Credit Agreement or a Credit Agreement; and provided, further, that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require Current Credit Agent to execute an acknowledgment to the Intercreditor Agreement in connection with such amendment, amendment and restatement or other modification) (Current Lenders and any Successor Lenders being collectively referred to herein as "Lenders", and Current Credit Agent and any agents (collectively, "Successor Credit Agents") under any Successor Credit Agreements being collectively referred to herein as "Credit Agents"), and it is desired that the obligations of Company and any additional borrowers which are Subsidiaries of Company under any Successor Credit Agreements (collectively, the "Successor Credit Agreement Obligations") be guarantied hereunder to the same extent as the Obligations under the Current Credit Agreement;

         WHEREAS, it is contemplated that the Successor Credit Agreement Obligations will be incurred for and will inure to, in whole or in part, the benefit of Guarantors (which benefits are hereby acknowledged);

         WHEREAS, it is contemplated that Company may from time to time enter into Interest Rate Agreements and Currency Agreements with one or more Lenders as contemplated by subsection 6.4(vii) of the Current Credit Agreement, and Guarantors desire to guaranty all the obligations of Company under such Interest Rate Agreements and Currency Agreements (all such obligations being the "Interest Rate Obligations" or the "Currency Obligations", as the case may be);
      VIII-3
         WHEREAS, it is contemplated that the Interest Rate Obligations and Currency Obligations will be incurred for and will inure to, in whole or in part, the benefit of Guarantors;

         WHEREAS, Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to permit Company to issue Commercial Paper in an aggregate face amount at any time outstanding not to exceed the amount specified in the Current Credit Agreement to the extent that Company has reserved unused a portion of the Commitments under the Current Credit Agreement;

         WHEREAS, it is contemplated that the Commercial Paper Obligations (as hereinafter defined) will be incurred for and will inure to, in whole or in part, the benefit of Guarantors;

         WHEREAS, Guarantors desire to guaranty all obligations of Company under any such Commercial Paper outstanding from time to time (the "Commercial Paper Obligations") for the benefit of any financial institutions initially purchasing such Commercial Paper (each an "Initial Commercial Paper Holder" and collectively the "Initial Commercial Paper Holders") or appointed to act as agent or representative for the holders from time to time of such Commercial Paper (each a "Commercial Paper Representative" and collectively the "Commercial Paper Representatives"; provided that in the event no such financial institution is appointed to act as agent or representative for the holders of any Commercial Paper, the Commercial Paper Holder in respect of such Commercial Paper shall be deemed to be the Commercial Paper Representative in respect of such Commercial Paper) and for the benefit of the holders from time to time of such Commercial Paper (together with the Initial Commercial Paper Holders, the "Commercial Paper Holders");

         WHEREAS, Current Lenders have required that this Guaranty be executed and delivered by Guarantors at or prior to the making of the initial Loans under the Current Credit Agreement; and

         WHEREAS, Company, Group, as guarantor, and The Bank of New York, as trustee, have entered into an Indenture dated as of December 15, 1991 (the "Senior Debenture Indenture") pursuant to which Company has issued $1,000,000,000 in aggregate principal amount of senior debentures due 2003 (the "Senior Debentures");

         WHEREAS, each Guarantor other than Group (collectively, the "Common Guarantors") has guarantied the obligations of Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder pursuant to a Subsidiary Guaranty substantially in the form of Exhibit E to the Senior Debenture Indenture (each such Subsidiary Guaranty being a "Senior Debenture Guaranty"; collectively, the "Senior Debenture Guaranties"); and
      VIII-4
         WHEREAS, in accordance with certain provisions of the Senior Debenture Indenture, Current Lenders have agreed to modify the maximum liability of each Common Guarantor hereunder during any period in which such Common Guarantor is the obligor under a Senior Debenture Guaranty or any other guaranty of any Participating Indebtedness (as hereinafter defined);

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Guarantors hereby agree as follows:

         Guarantors jointly and severally hereby unconditionally guaranty the due and punctual payment of all Obligations, all Successor Credit Agreement Obligations, all Interest Rate Obligations, all Currency Obligations and all Commercial Paper Obligations when the same shall become due, whether at stated maturity, by required payment, declaration, demand or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
S 362(a)), and agree to pay any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred by Collateral Agent, Credit Agents, Lenders, any Commercial Paper Representative or any Commercial Paper Holder in enforcing any rights under this Guaranty (collectively, the "Guarantied Obligations"); provided that the guaranty hereunder and any other provisions of this Guaranty shall be effective as to any obligations in respect of any Successor Credit Agreements or any Interest Rate Obligations and Currency Obligations only if the holders of said obligations or their representatives and Guarantors shall have acknowledged and delivered to Collateral Agent a counterpart of the Intercreditor Agreement; and provided, further, that the guaranty hereunder and any other provisions of this Guaranty shall be effective as to Commercial Paper Obligations in respect of any Commercial Paper only if the Commercial Paper Representative in respect of such Commercial Paper and Guarantors shall have acknowledged and delivered to Collateral Agent a counterpart of the Intercreditor Agreement.

         Anything contained in this Guaranty to the contrary notwithstanding (but subject, however, to the provisions of the next succeeding paragraph), the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and
      VIII-5
after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement or contribution of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other affiliates of Company of obligations arising under guaranties by such parties.

         Anything contained in this Guaranty to the contrary notwithstanding, at all times, if any, during which any Common Guarantor is the obligor under a Senior Debenture Guaranty or any other guaranty of any Participating Indebtedness (any such Common Guarantor being, at all such times (and only at such times), a "Participating Guarantor") the provisions of the immediately preceding paragraph shall be inapplicable as to such Participating Guarantor, and each Common Guarantor hereby, and each beneficiary under this Guaranty by accepting the benefits hereof, confirms that it is its intention that the guaranty by each Participating Guarantor pursuant to this Guaranty together with each other guaranty by such Partici-pating Guarantor of Participating Indebtedness shall not constitute a fraudulent transfer or conveyance for purposes of any applicable provisions of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar federal or state law. To effectuate the foregoing intent, the obligations of each Participating Guarantor under this Guaranty and each other guaranty of Participating Indebtedness shall be limited, collectively, to such maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Participating Guarantor, contingent or otherwise, that are relevant under such laws, and after giving effect to any rights to contribution of such Participating Guarantor pursuant to any agreement providing for an equitable distribution among such Participating Guarantor and other affiliates of Company of payments made under guaranties by such parties, result in the obligations of such Participating Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance. Each beneficiary under this Guaranty by accepting the benefits hereof confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of Company or any Participating Guarantor in which concurrent claims are made upon such Participating Guarantor hereunder and under any other guaranty of Participating Indebtedness, to the extent such claims will not be fully satisfied, each claimant with a valid claim against Company shall be entitled to a ratable share of all payments by such Participating Guarantor in respect of such concurrent claims. For the purposes of this paragraph and this Guaranty, "Participating Indebtedness" means, as to any Common Guarantor, any Indebtedness of Company that is guarantied by such Common Guarantor pursuant to a guaranty (i) the incurrence of which is not prohibited by the terms of any Credit Agreement or any agreement governing any other Participating Indebtedness then outstanding (or, if so prohibited by the terms of any Credit Agreement or any such agreement, is permitted as a result of a consent or waiver thereunder) and (ii) that contains a limitation of liability and confirmation of intention regarding ratability of payments on substantially the terms set forth in this paragraph.
      VIII-6
         Guarantors under this Guaranty together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined as of such date in accordance with the second preceding paragraph or the immediately preceding paragraph, whichever is applicable; provided that solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this paragraph, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation or reimbursement or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this paragraph) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this paragraph. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this paragraph shall not be construed in any way to limit the liability of any Guarantor hereunder.

         Guarantors agree that the Guarantied Obligations may be extended or renewed, in whole or in part, without notice or further assent from them, and that each Guarantor will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guarantied Obligation.

         Guarantors waive presentation of, demand of, and protest of any Guarantied Obligation and also waive notice of protest for nonpayment. The obligations of Guarantors under this Guaranty shall not be affected by:
      VIII-7
         (a) the failure of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to assert any claim or demand or to enforce any right or remedy against Company under the provisions of any Credit Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement or any Commercial Paper Document or any other agreement or otherwise,

         (b)  any extension or renewal of any provision of any thereof,

         (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any Credit Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement, any Commercial Paper Document or any instrument or agreement executed pursuant thereto,

         (d) the failure to perfect any security interest in, or the release of, any of the security held by any Guarantied Party, Collateral Agent, any Credit Agent or any other Person for any of the Guarantied Obligations, or

         (e) the failure of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to exercise any right or remedy against any other guarantor of any of the Guarantied Obligations.

         Guarantors further agree that this Guaranty constitutes a guaranty of payment when due and not of collection and waive any right to require that any resort be had by any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to any of the security held for payment of any of the Guarantied Obligations or to any balance of any deposit account or credit on the books of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person in favor of Company or any other Person.

         The obligations of Guarantors under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guarantied Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guarantied Obligations, the discharge of Company from any of the Guarantied Obligations in a bankruptcy or similar proceeding, or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantors under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to assert any claim or demand or to enforce any remedy under any Credit Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement, any Commercial Paper Document or any other agreement, by any waiver or modification of any thereof, by any default, or any other act or thing or omission or delay to do
      VIII-8
any other act or thing which may or might in any manner or to any extent vary the risk of Guarantors or which would otherwise operate as a discharge of Guarantors as a matter of law or equity.

         Guarantors further agree that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, interest on or any other amount with respect to any Guarantied Obligation is rescinded or must otherwise be restored by any Guarantied Party, Collateral Agent, any Credit Agent or any other Person upon the bankruptcy or reorganization of Company, any Guarantor, any other Person or otherwise.

         Guarantors further agree, in furtherance of the foregoing and not in limitation of any other right which any Guarantied Party, Collateral Agent, any Credit Agent or any other Person may have at law or in equity against Guarantors by virtue hereof, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether by required prepayment, declaration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. S 362(a)), Guarantors will forthwith pay, or cause to be paid, in cash, to Collateral Agent for the ratable benefit of Guarantied Parties, an amount equal to the sum of the unpaid principal amount of such Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to Company, would have accrued on such Guarantied Obligations) and all other Guarantied Obligations then owed to Guarantied Parties as aforesaid. All such payments shall be applied promptly from time to time by the Collateral
Agent:

         First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

         Second, to the payment of the Guarantied Obligations as provided in
    Section 3 of the Intercreditor Agreement; provided that in making such application to any Commercial Paper Holder (or the Commercial Paper Representative in respect of such Commercial Paper Holder) in respect of any Commercial Paper Obligations, the Collateral Agent shall be entitled to deduct from such Commercial Paper Holder's share of such payments such Commercial Paper Holder's pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties (as defined in Section 7(c) of the Intercreditor Agreement) pursuant to
    Section 7(c) of the Intercreditor Agreement; and
      VIII-9
         Third, after payment in full of all Guarantied Obligations, to the payment to Guarantors, or their successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

         Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that Collateral Agent or any Guarantied Party now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Collateral Agent or any Guarantied Party. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including without limitation any such right of contribution hereunder) as a result of any payment hereunder. Each Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any such rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Collateral Agent or any Guarantied Party may have against Company, to all right, title and interest Collateral Agent or any Guarantied Party may have in any such collateral or security, and to any right Collateral Agent or any Guarantied Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Collateral Agent on behalf of Guarantied Parties and shall forthwith be paid over to Collateral Agent for the benefit of Guarantied Parties to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.
      VIII-10
         No delay or omission by any Guarantied Party, Collateral Agent or any Credit Agent to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantors therefrom, shall in any event be effective without the written concurrence of Requisite Lenders under the Credit Agreement then in effect; provided that no such amendment, modification, termination, waiver or consent which would reduce or adversely affect the right of the Commercial Paper Representatives to request or direct the Collateral Agent to take action as provided in Section 2(a) of the Inter-creditor Agreement shall in any event be effective as to the Commercial Paper Holders or Commercial Paper Representatives in respect of any Commercial Paper outstanding at the time of such amendment, modification, termination, waiver or consent without the written concurrence of the Commercial Paper Representatives in respect of a majority in aggregate face amount of such outstanding Commercial Paper. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default.

         Anything contained in this Guaranty to the contrary notwithstanding, no Guarantied Party shall be entitled to take any action whatsoever to enforce any term or provision of this Guaranty except through the Collateral Agent in accordance with the terms of the Intercreditor Agreement.

         This Guaranty shall be binding upon each Guarantor and its respective successors and assigns and shall inure to the benefit of the successors and assigns of Collateral Agent and Guarantied Parties and, in the event of any transfer or assignment of rights by Collateral Agent or any Guarantied Party, the rights and privileges herein conferred upon Collateral Agent and Guarantied Parties shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         Upon the liquidation of any Guarantor, the obligations of that Guarantor hereunder shall be assumed by its successors (including, without limitation, its stockholders on the date of such liquidation) except to the extent that any such assumption (i) shall be prohibited by applicable law or
(ii) would be considered an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code which investment would trigger an increase in the gross income of a United States stockholder of such successor pursuant to Section 951 (or a successor provision) of the Internal Revenue Code.

         If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by the Credit Agreement then in effect or otherwise consented to by Requisite Lenders under the Credit Agreement then in effect or, in the case of OI Kimble FTS Inc. and its Subsidiaries, upon the consummation of the Kimble Sale, the Guaranty of such Guarantor or such successor in interest, as the
      VIII-11
case may be, hereunder shall automatically be discharged and released without any further action by any Credit Agent, Collateral Agent or any other Person or any Guarantied Party, effective as of the time of such Asset Sale or consent.

         If any Guarantor or any of its successors in interest under this Guaranty shall be merged with and into any O-I Subsidiary in a transaction not prohibited by the Credit Agreement then in effect or otherwise consented to by Requisite Lenders under the Credit Agreement then in effect, and if such Guarantor or such successor in interest, as the case may be, is not the surviving corporation in such merger, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall be automatically discharged and released without any further action by any Credit Agent, Collateral Agent or any other Person or any Guarantied Party, effective as of the time of consummation of such merger.

         THIS GUARANTY, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         All judicial proceedings brought against any Guarantor with respect to this Guaranty may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Guaranty, each Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty. Each Guarantor designates and appoints C T Corporation System, The Corporation Trust Company,
1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by Guarantors irrevocably agreeing in writing to so serve, as their agent to receive on their behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by each Guarantor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each Guarantor at the address of the Company provided in the Credit Agreement except that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by any Guarantor refuses to accept service, each Guarantor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right of the Agent to bring proceedings against any Guarantor in the courts of any other jurisdiction.

         The initial Guarantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such
      VIII-12
counterpart to Collateral Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Lenders not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

         This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                [Remainder of page intentionally left blank]
      VIII-13
         IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed as of the day and year first written above.


         Owens-Illinois Group, Inc., Owens-Brockway Packaging, Inc.
(formerly named "OI Glass Container FTS Inc."), OI Closure FTS Inc., OI Plastic Products FTS Inc., OI Kimble FTS Inc., O-I Health Care Holding Corp. (formerly named "Health Care and Retirement Corporation"), OI General FTS Inc., OI General Finance Inc., Owens-Brockway Glass Container Inc. (formerly named "Owens-Illinois Glass Container Inc." and "OI Glass Container STS Inc."), OI IONE STS Inc., OI US Capital STS Inc., Owens-Illinois Closure Inc. (formerly named "OI Closure STS Inc."), Owens-Illinois Plastic Products Inc. (formerly named "OI Blown Container STS Inc."), Owens-Illinois Prescription Products Inc. (formerly named "OI Prescription Products STS Inc."), OI Treitler STS Inc., OI Dougherty STS Inc., OI Kontes STS Inc., OI Schott STS Inc., OI Enbosa STS Inc., Kimble Glass Inc. (formerly named "OI Kimble STS Inc."), Owens-Illinois General Inc. (formerly named "OI General STS Inc."), OI Castalia STS Inc., OI Levis Park STS Inc., OI MVCURC STS Inc., OI UMI STS Inc., OI AID STS Inc. and Specialty Packaging Licensing Company.


                                       By: ________________________________
                                             David G. Van Hooser
                                             Vice President and Treasurer
                                             of each of the foregoing
Guarantors

ACCEPTED AND AGREED TO:

BANKERS TRUST COMPANY,
as Collateral Agent

By: __________________________
Title:

         IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed as of __________, 199__.

ACCEPTED AND AGREED TO:                 _______________________________
                                        (Name of Additional Guarantor)
BANKERS TRUST COMPANY,
as Collateral Agent
                                        By:    ________________________
By:
__________________________              Name:  ________________________
Title:
                                        Title: ________________________

                                 EXHIBIT IX

                    [FORM OF OPINION OF LATHAM & WATKINS]


                              December 17, 1993


Bankers Trust Company, as
  Agent and as Collateral Agent
One Bankers Trust Plaza
New York, New York  10006

and

The Lead Managers, Co-Agents and Lenders identified on Exhibit A hereto

         Re: Refinancing Credit Agreement dated as of December 15, 1993 among Owens-Illinois, Inc., the Lenders, Lead Managers and Co-Agents listed therein and Bankers Trust Company, as Agent

Ladies and Gentlemen:

         We have acted as special counsel to Owens-Illinois, Inc., a Delaware corporation (the "Company"), in connection with that certain Refinancing Credit Agreement dated as of December 15, 1993 (the "Credit Agreement") among the Company, the Lenders, Lead Managers and Co-Agents listed therein (collectively, the "Lenders") and Bankers Trust Company, as Agent (in such capacity, "Agent"); capitalized terms defined in the Credit Agreement which are used and not otherwise defined herein, shall have the meanings given them in the Credit Agreement. We have also acted as special counsel to each direct and indirect subsidiary of the Company identified on Exhibit B hereto (each a "Guarantor Subsidiary" and, collectively, the "Guarantor Subsidiaries") in connection with the Intercreditor Agreement, the OI Subsidiary Pledge Agreement and the OI Subsidiary Guaranty.

         This opinion is rendered to you, at the request of the Company, pursuant to subsection 3.1F of the Credit Agreement.

         As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. We have examined, among other things, the following:

              (a)  the Credit Agreement;

              (b) the Revolving Notes, Bid Rate Loan Notes and the Swing Line Note, in each case issued by the Company on the Closing Date (collectively, the "Notes");

              (c)  the Company Pledge Agreement;

              (d)  the OI Subsidiary Guaranty;

              (e)  the OI Subsidiary Pledge Agreement;

              (f)  the Collateral Account Agreement;

              (g)  the Overdraft Agreement; and

              (h) the indentures pursuant to which the Senior Debentures, the Senior Notes and the Senior Subordinated Debt have been issued (collectively, the "Indentures").

         The documents described in subsections (a) through (g) above are referred to herein collectively as the "Loan Documents." As used in this opinion, the "UCC" shall mean the Uniform Commercial Code as now in effect in the specified jurisdiction.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We have been furnished with, and with your consent have relied upon, certificates of officer(s) of the Company and the Guarantor
Subsidiaries with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state. Various issues are addressed in the opinion of Thomas L. Young, General Counsel of the Company, separately provided to you, and we express no opinion with respect to those matters.

         Our opinions set forth in paragraph 2 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to borrowers and guarantors in secured loan transactions.

         For purposes of this opinion, we have assumed, with your permission, that (i) each of the Company and each Guarantor Subsidiary (each a "Loan Party" and, collectively, the "Loan Parties") is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Intercreditor Agreement and the Loan Documents to which it is a party and perform its obligations thereunder, (ii) each Loan Party has duly authorized, executed and delivered the Intercreditor Agreement and each Loan Document to which it is a party, and (iii) none of the execution, delivery and performance by any Loan Party of the Intercreditor Agreement and each Loan Document to which it is a party will result in the violation of the Certificate of Incorporation or Bylaws of such Loan Party.

         Subject to the foregoing and the other matters set forth herein, and in reliance thereon, it is our opinion that, as of the date hereof:

         1. Each of the Loan Documents constitutes a legally valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

         2. None of (a) the execution and delivery by each Loan Party of the Intercreditor Agreement and the Loan Documents to which it is a party,
(b) the borrowing and repayment of the Loans by the Company pursuant to the Credit Agreement, (c) the guarantee of the Company's obligations under the Credit Agreement by each Guarantor Subsidiary pursuant to the OI Subsidiary Guaranty, (d) the pledge, pursuant to the Company Pledge Agreement, by the Company of the Pledged Collateral (as defined in the Company Pledge Agreement) to secure the Obligations, or (e) the pledge, pursuant to the OI Subsidiary Pledge Agreement, by each Guarantor Subsidiary party to the OI Subsidiary Pledge Agreement (the "OI Subsidiary Pledgors") of the Pledged Collateral (as defined in the OI Subsidiary Pledge Agreement) of such OI Subsidiary Pledgor to secure the Obligations and to secure such OI Subsidiary Pledgor's obligations under the OI Subsidiary Guaranty:
(i) violates any federal or New York statute, rule or regulation applicable to such Loan Party (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or any provision of the DGCL applicable to such Loan Party , (ii) results in the breach of or a default under any of the Indentures, or (iii) requires any consents, approvals, authorizations, registrations, declarations or filings by such Loan Party under any federal or New York statute, rule or regulation applicable to such Loan Party or under any provision of the DGCL applicable to such Loan Party. No opinion is expressed in this paragraph 2 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws.

         3. Assuming the Collateral Agent is holding the certificates evidencing the shares of capital stock listed on Part I of Schedule I to the Company Pledge Agreement (the "Company Pledged Shares") and the certificates evidencing the shares of capital stock listed on Part I of Schedule I to the OI Subsidiary Pledge Agreement (the "OI Subsidiary Pledged Shares" and, together with the Company Pledged Shares, the "Pledged Shares"), with undated stock powers duly indorsed in blank, in the State of New York, the Pledge Agreements create valid and perfected security interests, in favor of the Collateral Agent for the benefit of the Lenders and the other Secured Parties (as defined in the applicable Pledge Agreement) in the rights in such Pledged Shares which each Pledgor (as defined in the applicable Pledge Agreement) has or has actual authority to convey, subject to no equal or prior consensual security interest granted by the applicable Loan Party, as security for the payment, to the extent set forth in the applicable Pledge Agreement, of all obligations of the Company and the Intermediate Pledgors under the Loan Documents.

         4. Assuming the Collateral Agent is holding the promissory notes evidencing the indebtedness described on Part II of Schedule I to the Company Pledge Agreement (the "Company Pledged Notes") and the promissory notes evidencing the indebtedness described on Part II of Schedule I to the OI Subsidiary Pledge Agreement (the "OI Subsidiary Pledged Notes" and, together with the Company Pledged Notes, the "Pledged Notes"), duly indorsed in blank, in the State of New York, the Pledge Agreements create valid and perfected security interests in favor of the Collateral Agent for the benefit of the Lenders and the other Secured Parties (as defined in the applicable Pledge Agreement) in such Pledged Notes, subject to no equal or prior consensual security interest granted by the applicable Loan Party, as security for the payment, to the extent set forth in the applicable Pledge Agreement, of all obligations of the Company and the OI Subsidiary Pledgors under the Loan Documents.

         5. None of the Loan Parties is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         6. It is not necessary in connection with the execution and delivery by the Company of the Notes to the recipients thereof (the "Note Recipients") on the Closing Date to register the Notes under the Securities Act of 1933, as amended, or to qualify any indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

         7. All monetary obligations of the Company under the Credit Agreement are within the definition of "Senior Indebtedness" as defined in the Senior Subordinated Debt Indenture.

         The opinions expressed in paragraph 1 do not include any opinions with respect to the perfection or priority of any security interest or lien. The opinions expressed in paragraph 1 and the opinions expressed in paragraphs 3 and 4 as to the creation, validity, perfection and priority of the security interests and liens referred to therein are further subject to the following limitations, qualifications and exceptions:

              (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

              (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

              (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

              (d) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

         We express no opinion as to the terms of the OI Subsidiary Guaranty providing for the equitable allocation and contribution among the Guarantor Subsidiaries with respect to their obligations under or payments made in respect of the OI Subsidiary Guaranty.

         We have not been requested to express and, with your permission, do not render any opinion as to the applicability to the obligations of the Guarantor Subsidiaries under the Loan Documents of Section 548 of the Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor & Creditor Law) relating to fraudulent transfers and obligations.

         We call to your attention that the provisions of the Loan Documents which permit Agent, Collateral Agent, any Lead Manager, any Co-Agent or any Lender to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made in a commercially reasonable manner and in good faith.

         In rendering the opinions expressed in paragraph 2 insofar as they require interpretation of the Indentures (i) we have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written and would apply the internal laws of the State of New York without giving effect to any choice of law provisions contained therein, or any choice of law principles, which would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the internal laws of the State of New York in resolving such questions and (iii) except as expressly set forth in paragraph 2, we express no opinion with respect to the effect of any action or inaction by any Loan Party under the Loan Documents or the Indentures which may result in a breach or default under any Indenture. We advise you that the Indentures may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Indentures.

         Our opinions in paragraphs 3 and 4 are also subject to the following assumptions, exceptions, limitations and qualifications:

         (i) we express no opinion as to the creation, validity, perfection or priority of any security interest or lien, except as expressly set forth in paragraphs 3 and 4;

         (ii) we have assumed that each Loan Party has "rights" in the Pledged Notes pledged by such Loan Party, as contemplated by Section 9-203 of the New York UCC;

         (iii) we call to your attention the fact that the perfection of a security interest in "proceeds" (as defined in the New York UCC) of collateral is governed and restricted by Section 9-306 of the New York UCC;

         (iv) we have assumed that the Collateral Agent and each Lender has taken the Pledged Shares in good faith and without prior notice of any adverse claim and that neither the Collateral Agent nor any Lender has been a party to any fraud or illegality affecting the Pledged Shares;

         (v) we have assumed that neither the Collateral Agent nor any of the Lenders has expressly or by implication waived, subordinated or agreed to any modification of the perfection or priority of any security interest under the Loan Documents or agreed to any adverse claim; and

         (vi) we have assumed that none of the Pledged Notes is subject to a security interest perfected in the manner described in New York UCC SS 9-304(4), (5) or (7) or 9-306(2) or (3).

         For purposes of our opinions expressed in paragraph 6, we have assumed with your permission that each Note Recipient is a commercial lender or a financial institution which makes loans in the ordinary course of its business and that it is receiving the Notes to be received by it and will make each Loan under the Credit Agreement to be made by it for its own account in the ordinary course of its commercial banking or lending business and not with a view to or for sale in connection with any distribution of such Notes.

         To the extent that the obligations of the Company may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Loan Documents are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; all parties to the Loan Documents have the requisite corporate power and authority to execute and deliver the Loan Documents and to perform their respective obligations under the Loan Documents to which they are a party; and the Loan Documents to which such parties are a party have been duly authorized, executed and delivered by such parties and (with respect to such parties other than the Loan Parties) constitute their legally valid and binding obligations, enforceable against them in accordance with their terms. Except as expressly set forth herein, we express no opinion as to compliance by any parties to the Loan Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. At your request, we hereby consent to reliance hereon by any future assigns of your interest under the Credit Agreement which are Eligible Assignees as expressly permitted by subsection 9.2 of the Credit Agreement; provided that you have notified any such assignee that this opinion speaks only as of the date hereof and to its addressees and that we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

                                 Very truly yours,

                                  EXHIBIT A
                                     to
                         Opinion of Latham & Watkins
                           Dated December 17, 1993
                         Rendered in Connection With
              Owens-Illinois, Inc. Refinancing Credit Agreement

  Lead Managers:

The Industrial Bank of Japan, Ltd.
Bank of Montreal, Chicago Branch
The Fuji Bank, Limited
The Sumitomo Bank, Ltd.
The Long-Term Credit Bank of Japan, Ltd.


  Co-Agents:

Bank of America National Trust and Savings Association
The Bank of New York
The Bank of Nova Scotia
CIBC, Inc.
Continental Bank N.A.
The First National Bank of Chicago
NationsBank of North Carolina, N.A.
Societe Generale
The Toronto-Dominion Bank


  Lenders:

The Mitsubishi Trust and Banking Corp.
Caisse Nationale De Credit Agricole
The Nippon Credit Bank, Ltd.
United States National Bank of Oregon
The First National Bank of Boston
Society National Bank
National City Bank
The Northern Trust Company
Mellon Bank, N.A.
The Sanwa Bank LTD.
Arab Banking Corporation
Bank of Hawaii
ABN Amro Bank N.V.
Yasuda Trust & Banking Co. Ltd.

                                  EXHIBIT B
                                     to
                         Opinion of Latham & Watkins
                           Dated December 17, 1993
                         Rendered in Connection With
              Owens-Illinois, Inc. Refinancing Credit Agreement


Guarantor Subsidiaries:
- ----------------------
Owens-Illinois Group, Inc.
Owens-Brockway Packaging, Inc.
OI Plastic Products FTS Inc.
OI Closure FTS Inc.
OI Kimble FTS Inc.
OI General FTS Inc.
OI General Finance Inc.
O-I Health Care Holding Corp.
Owens-Brockway Glass Container Inc.
OI IONE STS Inc.
Owens-Illinois Plastic Products Inc.
Owens-Illinois Prescription Products Inc.
OI Treitler STS Inc.
OI Dougherty STS Inc.
Owens-Illinois Closure Inc.
OI US Capital STS Inc.
Kimble Glass Inc.
OI Schott STS Inc.
OI Kontes STS Inc.
OI Enbosa STS Inc.
Owens-Illinois General Inc.
OI Levis Park STS Inc.
OI Castalia STS Inc.
OI MVCURC STS Inc.
OI UMI STS Inc.
OI AID STS Inc.
Specialty Packaging Licensing Company

                                  EXHIBIT X

           [FORM OF OPINION OF GENERAL COUNSEL FOR OWENS-ILLINOIS]


                              December 17, 1993


Bankers Trust Company, as
  Agent and as Collateral Agent
One Bankers Trust Plaza
New York, New York  10006

and

The Lead Managers, Co-Agents and Lenders identified on Exhibit A hereto

           Re: Refinancing Credit Agreement dated as of December 15, 1993 among Owens-Illinois, Inc., the Lenders, Lead Managers and Co-Agents listed therein and Bankers Trust Company, as Agent

Ladies and Gentlemen:

           I am general counsel to Owens-Illinois, Inc., a Delaware corporation (the "Company") and render this opinion to you in such capacity pursuant to subsection 3.1G of that certain Refinancing Credit Agreement dated as of December 15, 1993 (the "Credit Agreement") among the Company, the Lenders, Lead Managers and Co-Agents listed therein (collectively, the "Lenders") and Bankers Trust Company, as Agent (in such capacity, "Agent"); capitalized terms defined in the Credit Agreement which are used and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

           As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of rendering the opinions expressed below. I have examined, among other things, the following:

                (a)  the Credit Agreement;

                (b) the Revolving Notes, Bid Rate Loan Notes and the Swing Line Note, in each case issued by the Company on the Closing Date (collectively, the "Notes");

                (c)  the Company Pledge Agreement;

                (d)  the OI Subsidiary Guaranty;

                (e)  the OI Subsidiary Pledge Agreement;

                (f)  the Collateral Account Agreement;

                (g)  the Intercreditor Agreement;

                (h)  the Overdraft Agreement;

                (i) the Certificate of Incorporation and Bylaws (the "Governing Documents") of the Company and each direct and indirect subsidiary of the Company identified on Exhibit B hereto (each a "Guarantor Subsidiary" and, collectively, the "Guarantor Subsidiaries");

                (j) the indenture(s) (but not including the indentures pursuant to which the Senior Debentures, the Senior Notes and the Senior Subordinated Debt have been issued), note(s), loan agreement(s), mortgage(s), deed(s) of trust, security agreement(s) and other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness of the Company or its Subsidiaries and which are material to the Company and its Subsidiaries taken as a whole (the "Material Agreements"); and

                (k) court and administrative orders, writs, judgments and decrees specifically directed to the Company or its Subsidiaries which are material to the Company and its Subsidiaries taken as a whole (the "Court Orders").

           The documents described in subsections (a) through (h) above are referred to herein collectively as the "Loan Documents."

           In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

           I have been furnished with, and with your consent have relied upon, certificates of officer(s) of the Company and the Guarantor
Subsidiaries with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

           I am opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the State of Ohio and the General Corporation Law of the State of Delaware (the "DGCL"), and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state. I express no opinion herein with respect to the applicability to the subject transactions, or the effect thereon, of any federal or state securities laws. Various issues are addressed in the opinion of Latham & Watkins, separately provided to you in connection with the Credit Agreement, and I express no opinion with respect to those matters.

           Whenever a statement herein is qualified by "to the best of my knowledge" or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement.

           For purposes of this opinion, I have assumed, with your permission, that none of the execution, delivery and performance by the Company and each Guarantor Subsidiary (each a "Loan Party" and, collectively, the "Loan Parties") of each Loan Document to which it is a party will result in the violation of any federal statute, rule or regulation applicable to such Loan Party (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or the DGCL.

           Subject to the foregoing and the other matters set forth herein, and in reliance thereon, it is my opinion that, as of the date hereof:

           1. Each Loan Party has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Loan Documents to which it is a party and perform its obligations thereunder.

           2. The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party have been duly authorized by all necessary corporate action of such Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party party thereto.

           3. None of (a) the execution and delivery by each Loan Party of the Loan Documents to which it is a party, (b) the borrowing and repayment of the Loans by the Company pursuant to the Credit Agreement, (c) the guarantee of the Company's obligations under the Credit Agreement by each Guarantor Subsidiary pursuant to the OI Subsidiary Guaranty, (d) the pledge, pursuant to the Company Pledge Agreement, by the Company of the Pledged Collateral (as defined in the Company Pledge Agreement) to secure the Obligations, or (e) the pledge, pursuant to the OI Subsidiary Pledge Agreement, by each Guarantor Subsidiary party to the OI Subsidiary Pledge Agreement (the "OI Subsidiary Pledgors") of the Pledged Collateral (as defined in the OI Subsidiary Pledge Agreement) of such OI Subsidiary Pledgor to secure the Obligations and to secure such OI Subsidiary Pledgor's obligations under the OI Subsidiary
Guaranty: (i) violate the provisions of the Governing Documents of such Loan Party, (ii) result in the breach of or a default under any of the Material Agreements or Court Orders, (iii) violates any Ohio statute, rule or regulation applicable to such Loan Party, or (iv) requires any consents, approvals, authorizations, registrations, declarations or filings by such Loan Party under any Ohio statute, rule or regulation applicable to such Loan Party. No opinion is expressed in this paragraph 3 as to the application of
Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws.

           4.   The common stock of each Guarantor Subsidiary listed on
Schedule 1 hereto has been duly authorized and validly issued, is fully paid and nonassessable, constitutes all of the issued and outstanding capital stock of such Guarantor Subsidiary and is owned of record by the Persons indicated on Schedule 1.

           5. To the best of my knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which any Loan Party is a party or to which any of the properties of any Loan Party is subject (except for those legal or governmental proceedings previously disclosed in writing to Lenders including, without limitation, those disclosed in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1993) that has a significant likelihood of resulting in a Material Adverse Effect.

           In rendering the opinions expressed in paragraph 3 insofar as they require interpretation of the Material Agreements (i) I have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written and would apply the internal laws of the State of Ohio without giving effect to any choice of law provisions contained therein, or any choice of law principles, which would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with my review, I have applied the internal laws of the State of Ohio in resolving such questions and (iii) except as expressly set forth in paragraph 3, I express no opinion with respect to the effect of any action or inaction by any Loan Party under the Loan Documents or the Material Agreements which may result in a breach or default under any Material Agreement. I advise you that the Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

           This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without my prior written consent. At your request, I hereby consent to reliance hereon by any future assigns of your interest under the Credit Agreement which are Eligible Assignees as expressly permitted by subsection
9.2 of the Credit Agreement; provided that you have notified any such assignee that this opinion speaks only as of the date hereof and to its addressees and that I have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which I may later become aware.

                                    Very truly yours,


                                    Thomas L. Young
                                    General Counsel

                                  EXHIBIT A
                                     to
                         Opinion of Thomas L. Young
                           Dated December 17, 1993
                         Rendered in Connection With
              Owens-Illinois, Inc. Refinancing Credit Agreement


  Lead Managers:

The Industrial Bank of Japan, Ltd.
Bank of Montreal, Chicago Branch
The Fuji Bank, Limited
The Sumitomo Bank, Ltd.
The Long-Term Credit Bank of Japan, Ltd.


  Co-Agents:

Bank of America National Trust and Savings Association
The Bank of New York
The Bank of Nova Scotia
CIBC, Inc.
Continental Bank N.A.
The First National Bank of Chicago
NationsBank of North Carolina, N.A.
Societe Generale
The Toronto-Dominion Bank


  Lenders:

The Mitsubishi Trust and Banking Corp.
Caisse Nationale De Credit Agricole
The Nippon Credit Bank, Ltd.
United States National Bank of Oregon
The First National Bank of Boston
Society National Bank
National City Bank
The Northern Trust Company
Mellon Bank, N.A.
The Sanwa Bank LTD.
Arab Banking Corporation
Bank of Hawaii
ABN Amro Bank N.V.
Yasuda Trust & Banking Co. Ltd.

                                  EXHIBIT B
                                     to
                         Opinion of Thomas L. Young
                           Dated December 17, 1993
                         Rendered in Connection With
              Owens-Illinois, Inc. Refinancing Credit Agreement


Guarantor Subsidiaries:
- ----------------------
Owens-Illinois Group, Inc.
Owens-Brockway Packaging, Inc.
OI Plastic Products FTS Inc.
OI Closure FTS Inc.
OI Kimble FTS Inc.
OI General FTS Inc.
OI General Finance Inc.
O-I Health Care Holding Corp.
Owens-Brockway Glass Container Inc.
OI IONE STS Inc.
Owens-Illinois Plastic Products Inc.
Owens-Illinois Prescription Products Inc.
OI Treitler STS Inc.
OI Dougherty STS Inc.
Owens-Illinois Closure Inc.
OI US Capital STS Inc.
Kimble Glass Inc.
OI Schott STS Inc.
OI Kontes STS Inc.
OI Enbosa STS Inc.
Owens-Illinois General Inc.
OI Levis Park STS Inc.
OI Castalia STS Inc.
OI MVCURC STS Inc.
OI UMI STS Inc.
OI AID STS Inc.
Specialty Packaging Licensing Company

                                 SCHEDULE 1
                                     to
                         Opinion of Thomas L. Young
                           Dated December 17, 1993
Rendered in Connection With Owens-Illinois, Inc. Refinancing Credit Agreement

                                                                   Class       Stock     Par     Number
Stockholder                    Issuer of Stock                    of Stock   Cert.No    Value   of Shares
- -----------                    ---------------                    --------   -------    -----   ---------

Owens-Illinois, Inc.           Owens-Illinois Group,Inc.          Common        1        $.01     100
Owens-Illinois Group, Inc.     Owens-BrockwayPackaging, Inc.      Common        1         .01     100
Owens-Illinois Group, Inc.     OI Closure FTS Inc.                Common        1         .01     100
Owens-Illinois Group, Inc.     OI Plastic Products FTS Inc.       Common        1         .01     100
Owens-Illinois Group, Inc.     OI Kimble FTS Inc.                 Common        1         .01     100
Owens-Illinois Group, Inc.     O-I Health Care Holding Corp.      Common        1         .01     100
Owens-Illinois Group, Inc.     OI General FTS Inc.                Common        1         .01     100
Owens-Illinois Group, Inc.     OI General Finance Inc.            Common        1         .01     100
Owens-Brockway Packaging, Inc. Owens-Brockway Glass Container Inc.Common        1         .01     100
Owens-Brockway Packaging, Inc. OI IONE STS Inc.                   Common        1         .01     100
OI Closure FTS Inc.            OI US Capital STS Inc.             Common        1         .01     100
OI Closure FTS Inc.            Owens-Illinois Closure Inc.        Common        1         .01     100
OI Closure FTS Inc.            Specialty Packaging Licensing      Common        3        1.00    1000
                                     Company
OI Plastic Products FTS Inc.   Owens-Illinois Plastic Products IncCommon        1         .01     100
OI Plastic Products FTS Inc.   Owens-Illinois Presecription       Common        1         .01     100
                                     Products Inc.
OI Plastic Products FTS Inc.   OI Treitler STS Inc.               Common        1         .01     100
OI Plastic Products FTS Inc.   OI Dougherty STS Inc.              Common        1         .01     100
OI Kimble FTS Inc.             OI Kontes STS Inc.                 Common        1         .01     100
OI Kimble FTS Inc.             OI Schott STS Inc.                 Common        1         .01     100
OI Kimble FTS Inc.             OI Enbosa STS Inc.                 Common        1         .01     100
OI Kimble FTS Inc.             Kimble Glass Inc.                  Common        1         .01     100
OI General FTS Inc.            Owens-Illinois General Inc.        Common        1         .01     100
OI General FTS Inc.            OI Castalia STS Inc.               Common        1         .01     100
OI General FTS Inc.            OI Levis Park STS Inc.             Common        1         .01     100
OI General FTS Inc.            OI MVCURC STS Inc.                 Common        1         .01     100
OI General FTS Inc.            OI UMI STS Inc.                    Common        1         .01     100
OI General FTS Inc.            OI AID STS Inc.                    Common        1         .01     100

                                 EXHIBIT XI

                   [FORM OF OPINION OF O'MELVENY & MYERS]

                              December__, 1993


Bankers Trust Company, as Agent
One Bankers Trust Plaza
New York, New York  10006
 and
The Lead Managers, Co-Agents and Lenders
 Party to the Refinancing Credit
 Agreement Referenced Below

           Re:  Loans to Owens-Illinois, Inc.

Ladies and Gentlemen:

           We have acted as counsel to Bankers Trust Company, as Agent (in such capacity, "Agent"), in connection with the preparation and delivery of a Refinancing Credit Agreement dated as of December 15, 1993 (the "Credit Agreement") among Owens-Illinois, Inc., a Delaware corporation ("Company"), the Lenders named therein, the Lenders named as Lead Managers and Co-Agents for Lenders, and Agent and in connection with the preparation and delivery of certain related documents.

           We have participated in various conferences with representatives of Company and Agent and conferences and telephone calls with Latham & Watkins, counsel to Company, Thomas L. Young, Executive Vice President-- Administration and General Counsel for Company, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the "Notes"), and the opinions of Latham & Watkins and Thomas L. Young (collectively, the "Opinions") and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

           Although we have not independently considered all of the matters covered by the Opinions to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinions and the officers' certificates and other documents delivered in connection with execution and delivery of, and as condition to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                               Respectfully submitted,
      XII-1
                                 EXHIBIT XII

                   [FORM OF COLLATERAL ACCOUNT AGREEMENT]



           This COLLATERAL ACCOUNT AGREEMENT (this "Agreement") is dated as of December 15, 1993 and entered into by and between OWENS-ILLINOIS, INC., a Delaware corporation ("Pledgor"), and BANKERS TRUST COMPANY, as agent for and representative of (in such capacity, "Agent") the financial institutions ("Lenders") party to the Credit Agreement (as hereinafter defined) and as collateral agent (in such capacity, "Collateral Agent") under the Intercreditor Agreement (as defined in the Credit Agreement).


                           PRELIMINARY STATEMENTS


           A. Lenders, the Lenders named as Lead Managers and Co-Agents therein and Agent have entered into the Refinancing Credit Agreement dated as of December 15, 1993 (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Agent and Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

           B. It is a condition precedent to the initial extensions of credit by Agent and Lenders under the Credit Agreement that Pledgor shall have executed and delivered to Agent a copy of this Agreement.

           NOW, THEREFORE, in consideration of the premises and in order to induce Agent and Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Agent and Collateral Agent as follows:

           SECTION 1. Definitions. The following terms used in this Agreement shall have the following meanings:

           "Cash Equivalents" means, as at any date of determination, (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within thirty (30) days from such date; (ii) marketable direct obligations issued by
      XII-1
any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within thirty (30) days from such date and, at the time of acquisition thereof, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than thirty (30) days from such date and, at the time of acquisition thereof, having the highest rating obtainable from either S&P or Moody's; and (iv) certificates of deposit or bankers' acceptances maturing within thirty (30) days from such date issued by any Lender.

           "Collateral" means (i) the Collateral Account and all amounts from time to time on deposit therein, (ii) all Investments, including all certificates and instruments from time to time representing or evidencing such Investments and any account or accounts in which such Investments may be held by, or in the name of, Agent or Collateral Agent for or on behalf of Pledgor, (iii) all notes, certificates of deposit, checks and other instruments and all deposits and uncertificated securities from time to time hereafter transferred to or otherwise possessed by, or held in the name of, Agent or Collateral Agent for or on behalf of Pledgor in substitution for or in addition to any or all of the Collateral, (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing Collateral. Without limiting the foregoing, the term "Collateral" shall include all Transferred Collateral.

           "Collateral Account" means the deposit account established and maintained by Pledgor with Agent pursuant to Section 2.

           "Investments" means those investments, if any, made by Agent pursuant to Section 5.

           "Secured Obligations" means the Obligations, all obligations of every nature of Company now or hereafter existing under this Agreement, and the Senior Secured Obligations (as defined in the Intercreditor Agreement) but excluding obligations under or in respect of the Senior Note Indenture or any Senior Notes or the Senior Debenture Indenture or any Senior Debentures or any Senior Debenture Guaranty (as defined in the Intercreditor Agreement).

           "Secured Parties" means the Secured Parties (as defined in the Intercreditor Agreement) but excluding the Senior Note Trustee, the holders of the Senior Notes, the Senior Debenture Trustee, the holders of the Senior Debentures, the Senior Subordinated Debt Trustee, the holders of any Senior Subordinated Debt, the Additional Subordinated Debt Trustees (as defined in the Intercreditor Agreement) and the holders of any Additional Subordinated Debt.
      XII-2
           "Transferred Collateral" means Collateral delivered to the Collateral Agent pursuant to Section 2 hereof.

           SECTION 2.  Collateral Account.

           (a) Pledgor hereby authorizes and directs Agent to establish and maintain at its office at One Bankers Trust Plaza, New York, New York, as a blocked account in the name of Pledgor but under the sole dominion and control of Agent, a deposit account (account number 99091) designated as "BT Co., as Agent for Owens-Illinois, Inc. Cash Collateral Account".

           (b) In accordance with Section 7 of the Credit Agreement, if an Event of Default has occurred and is continuing and Pledgor is required to pay to Agent an amount (the "Aggregate Available Amount") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding, Agent shall, upon receipt (whether from Pledgor or from Collateral Agent pursuant to Section 3 of the Intercreditor Agreement) of any amounts which are allocable to the amounts then due under the Credit Agreement which are described above, deposit such amounts in the Collateral Account; provided that, if the aggregate amount delivered by Pledgor and/or Collateral Agent to Agent for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Pledgor and/or Collateral Agent to Agent shall be apportioned among all outstanding Letters of Credit for purposes of this Section 2(b) in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "Maximum Available Amount") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Agent has deposited in the Collateral Account any amounts described above, Agent shall apply such amounts to reimburse the respective Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Agent has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Agent shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit less such Maximum Available Amount immediately after such cancellation, expiration or reduction first, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which all or a portion of the amounts described above have not been deposited in the Collateral Account, second, to the extent of any excess, to the payment of any outstanding Obligations, and third, to the extent of any further excess, to Collateral Agent who shall apply the proceeds as provided in Section 3 of the Intercreditor Agreement.

           (c) Anything contained in this Agreement to the contrary notwithstanding, any interest received in respect of Investments of any amounts deposited in the Collateral Account pursuant to Section 2(b) shall be delivered by Agent to Pledgor on the last Business Day of each calendar month
      XII-4
or, if earlier, upon cancellation or expiration of or drawing under all Letters of Credit in respect of which such amounts were deposited in the Collateral Account hereunder; provided that Agent shall not deliver to Pledgor any such interest received in respect of Investments of any amounts deposited in the Collateral Account pursuant to Section 2(b) unless all outstanding Secured Obligations and all other obligations referenced in
Section 12 of the O-I Subsidiary Pledge Agreement have been indefeasibly paid in full or cash collateralized pursuant to the terms of this Agreement.

           SECTION 3. Pledge of Security for Secured Obligations. Pledgor hereby pledges and assigns to Agent and Collateral Agent for the benefit of Lenders and the other Secured Parties, and hereby grants to Agent and Collateral Agent for the benefit of Lenders and the other Secured Parties a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Secured Obligations.

           SECTION 4. Delivery of Pledged Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of Agent or Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Agent or Collateral Agent, as the case may be. In the event any Collateral is not evidenced by a certificate, a notation reflecting title in the name of Agent or Collateral Agent, as appropriate, or the security interest of Agent or Collateral Agent, as appropriate, shall be made in the records of the issuer of such Collateral or in such other appropriate records as Agent or Collateral Agent, as the case may be, may require, all in form and substance reasonably satisfactory to Agent or Collateral Agent, as the case may be. Agent or Collateral Agent shall have the right, at any time without notice to Pledgor, to transfer to or to register in the name of Agent or Collateral Agent, as the case may be, or any of their respective nominees any or all of the Collateral. In addition, Agent or Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

           SECTION 5. Investment of Amounts in the Collateral Account. Cash held by Agent in the Collateral Account shall not be invested or reinvested except as provided in this Section 5. Transferred Collateral shall be held and applied by Collateral Agent in accordance with Section 3 of the Intercreditor Agreement.

           (a) Except as otherwise provided in Section 13, any funds on deposit in the Collateral Account shall be invested by Agent in its own name
(i) in call deposits of Lenders that shall be available in the London interbank market or (ii) in Cash Equivalents.
      XII-5
           (b) Agent is hereby authorized to sell, and shall sell, all or any designated part of the securities constituting part of the Collateral if such sale is necessary to permit Agent to perform its duties hereunder.
Agent shall have no responsibility for any loss resulting from a fluctuation in interest rates or otherwise. Subject to the provisions of Section 2(c), any interest received in respect of securities constituting part of the Collateral and the net proceeds of the sale or payment of any such securities shall be held in the Collateral Account by Agent pending investment thereof pursuant to Section 5(a).

           (c) The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

           SECTION 6. Representations and Warranties. Pledgor represents and warrants as follows:

           (a) Ownership of Collateral. Pledgor is (or at the time of transfer to Agent or Collateral Agent thereof will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Agent or Collateral Agent, free and clear of any Lien except for the security interest created by this Agreement.

           (b) Perfection. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

           (c) Other Information. All information heretofore, herein or hereafter supplied to Agent or Collateral Agent by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all respects.

           SECTION 7. Further Assurances. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Agent or Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent or Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as Agent or Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Agent's or Collateral Agent's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Agent's or Collateral Agent's security interest in all or any part of the Collateral.
      XII-6
           SECTION 8. Transfers and other Liens. Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

           SECTION 9. Agent and Collateral Agent Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Agent and Collateral Agent as Pledgor's attorneys-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Agent's or Collateral Agent's reasonable discretion to take any action and to execute any instrument that Agent or Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation
(a) if Pledgor fails to do so following Collateral Agent's request pursuant to Section 7 hereof, to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor and (b) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

           SECTION 10. Agent and Collateral Agent May Perform. If Pledgor fails to perform any agreement contained herein, after notice to Pledgor, Agent or Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent or Collateral Agent, as the case may be, incurred in connection therewith shall be payable by Pledgor under Section
14. Agent and Collateral Agent shall cooperate with each other in order to perform and comply with the provisions of this Agreement and the Intercreditor Agreement.

           SECTION 11. Standard of Care. The powers conferred on Agent and Collateral Agent hereunder are solely to protect their interests in the Collateral and shall not impose any duty upon either of them to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent or Collateral Agent, as the case may be, shall have no duty as to any Collateral, it being understood that Agent and Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Agent or Collateral Agent, as the case may be, has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, (d) initiating any action to protect the Collateral against the possibility of a decline in market value, (e) any loss resulting from
      XII-7
Investments made pursuant to Section 5, except for a loss resulting from Agent's or Collateral Agent's, as the case may be, gross negligence or willful misconduct in complying with Section 5, or (f) determining whether any deposit in the Collateral Account is proper. Each of Agent and Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent or Collateral Agent, as the case may be, accords its own property consisting of negotiable securities. Agent shall have no responsibility for Collateral in the possession of Collateral Agent and Collateral Agent shall have no responsibility for Collateral in the possession of Agent.

           SECTION 12. Remedies. If any Event of Default shall have occurred and be continuing, Agent and Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and Agent and Collateral Agent may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Agent's or Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Agent or Collateral Agent, as the case may be, may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Neither Agent nor Collateral Agent shall be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent or Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

           SECTION 13.  Application of Proceeds.

           (a) Subject to the provisions of Section 2(b), any cash held by Agent and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to Collateral Agent or Agent pursuant to Section 14) by Agent to pay the Obligations or shall be paid to Collateral Agent, in each case as provided in Section 2(b) of this
      XII-8
Agreement. Any surplus of such cash or cash proceeds held by Agent and remaining after payment in full of all Obligations shall be paid to Collateral Agent as provided in said Section 2(b) or, after payment in full of all Secured Obligations, shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

           (b) Subject to the provisions of Section 2(b), any cash held by Collateral Agent as Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to Collateral Agent or Agent pursuant to Section 14) by Collateral Agent to pay the Secured Obligations as provided in Section 3 of the Intercreditor Agreement. Any surplus of such cash or cash proceeds held by Collateral Agent and remaining after payment in full of all Secured Obligations shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

           SECTION 14. Expenses. Pledgor will pay to Agent and Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Agent or Collateral Agent, as the case may be, may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Agent and Collateral Agent hereunder, or
(iii) the failure by Pledgor to perform or observe any of the provisions hereof.

           SECTION 15.  Continuing Security Interest; Transfer of Notes.
This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and
(c) inure, together with the rights and remedies of Agent and Collateral Agent hereunder, to the benefit of each of Agent, Collateral Agent, Lenders and the other Secured Parties and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsections 9.2 and 9.17 of the Credit Agreement, any Lender may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Agent and Collateral Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Agent or Collateral Agent, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.
      XII-9
           SECTION 16. Resignation or Removal. Agent shall, at all times, be the same Person which is Agent under the Credit Agreement and Collateral Agent shall, at all times, be the same Person which is Collateral Agent under the Intercreditor Agreement. Written notice of resignation by Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute notice of resignation under this Agreement; removal of Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute removal under this Agreement; and appointment of a successor Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute appointment of a successor Agent under this Agreement. Written notice of resignation by Collateral Agent pursuant to the terms of the Intercreditor Agreement shall also constitute notice of resignation under this Agreement; removal of Collateral Agent pursuant to the terms of the Intercreditor Agreement shall also constitute removal under this Agreement; and appointment of a successor Collateral Agent pursuant to the Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Agent under subsection 8.6 of the Credit Agreement by a suc-cessor Agent, or as Collateral Agent under the Intercreditor Agreement by a successor Collateral Agent, that successor Agent or Collateral Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent or Collateral Agent under this Agreement, and the retiring or removed Agent or Collateral Agent under this Agreement shall promptly deliver to such successor Agent or Collateral Agent, as the case may be, all sums and securities held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent or Collateral Agent as depository under this Agreement, whereupon such retiring or removed Agent or Collateral Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's or Collateral Agent's resignation or removal hereunder as Agent or Collateral Agent, as the case may be, the provisions of Sections 11 and 14 hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Collateral Agent under this Agreement.

           SECTION 17. Amendments; Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

           SECTION 18. Notices. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the address
      XII-10
of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

           SECTION 19. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Agent or Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

           SECTION 20. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

           SECTION 21. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

           SECTION 22. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

           SECTION 23. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor designates and appoints CT Corporation System,
1633 Broadway, New York, New York 10019, and such other Persons as may hereafter be selected by Pledgor irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such
      XII-11
proceedings in any such court, such service being hereby acknowledged by Pledgor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Pledgor at its address provided in Section 18; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by Pledgor refuses to accept service, Pledgor hereby agrees that service of process sufficient for personal jurisdiction in any action against Pledgor in the State of New York may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 18, and Pledgor hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Agent or Collateral Agent to bring proceedings against Pledgor in the courts of any other jurisdiction.

           SECTION 24. Waiver of Jury Trial. PLEDGOR, AGENT AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor, Agent and Collateral Agent each acknowledge that this waiver is a material inducement for Pledgor, Agent and Collateral Agent to enter into a business relationship, that Pledgor, Agent and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor, Agent and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

           SECTION 25. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



                [Remainder of page intentionally left blank]
      XII-12
           IN WITNESS WHEREOF, Pledgor, Agent and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                               OWENS-ILLINOIS, INC.


                               By:_________________________
                               Title:_______________________

                               Notice Address:
                               ___________________________
                               ___________________________




                               BANKERS TRUST COMPANY, as
                               Agent and Collateral Agent


                               By:__________________________
                               Title:________________________

                               Notice Address:
                               ____________________________
                               ____________________________
      XIII-1
                              EXHIBIT XIII


                      [FORM OF INTERCREDITOR AGREEMENT]



           This FIFTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, herein called "this Agreement") is dated as of December 15, 1993 among BANKERS TRUST COMPANY ("Bankers"), as agent (the "Current Credit Agent") for the lenders (the "Current Lenders") party to the Current Credit Agreement (as hereinafter defined), FIRST BANK (N.A.), as trustee (together with its successors in such capacity, the "Senior Note Trustee") under the Senior Note Indenture (as hereinafter defined), THE BANK OF NEW YORK, as trustee (together with its successors in such capacity, the "Senior Debenture Trustee") under the Senior Debenture Indenture (as hereinafter defined), HARRIS TRUST AND SAVINGS BANK, as trustee (together with its successors in such capacity, the "Subordinated Debt Trustee") under the Subordinated Debt Indenture (as hereinafter defined), BANKERS TRUST COMPANY, as a Foreign Lender (as hereinafter defined), BANKERS TRUST COMPANY, as Collateral Agent (as hereinafter defined), and the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 6 of this Agreement, and amends and restates the Fourth Amended and Restated Intercreditor Agreement dated as of December 10, 1991, as amended by the First Amendment to Fourth Amended and Restated Intercreditor Agreement dated as of March 31, 1992 and the Second Amendment to Fourth Amended and Restated Intercreditor Agreement dated as of September 28, 1992 (as so amended, the "Existing Intercreditor Agreement"), among the Current Credit Agent, the Refinancing Subordinated Debt Trustees and the Senior Note Trustees (as such terms are defined in the Existing Intercreditor Agreement), the Senior Debenture Trustee, the Subordinated Debt Trustee, Bankers, as a Foreign Lender, and Bankers, as Collateral Agent. Certain defined terms used in this Agreement are indexed in Annex 1 to this Agreement.


                               R E C I T A L S

           1. Owens-Illinois, Inc., a Delaware corporation (the "Company"), has executed and delivered to the Collateral Agent a Fourth Amended and Restated Company Pledge Agreement dated as of December 15, 1993 (as amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and hereof, herein called the "Company Pledge Agreement"; a copy of the Company Pledge Agreement as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 2), which amends and restates the Existing Company Pledge Agreement (such term being used in this Agreement as defined in the Company Pledge Agreement);
      XIII-2
           2. Owens-Illinois Group, Inc., a Delaware corporation ("Group"), and the O-I Subsidiaries (such term being used in this Agreement as defined in the Current Credit Agreement) identified as "First Tier Subsidiaries" on Schedule A annexed to the Current Credit Agreement (each, including Group, an "Intermediate Subsidiary Pledgor" and collectively the "Intermediate Subsidiary Pledgors") have executed and delivered to the Collateral Agent a Third Amended and Restated Intermediate Subsidiary Pledge Agreement dated as of December 15, 1993 (as amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and hereof, herein called the "Intermediate Subsidiary Pledge Agreement"; a copy of the Intermediate Subsidiary Pledge Agreement as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 3), which amends and restates the Existing Intermediate Subsidiary Pledge Agreement (such term being used in this Agreement as defined in the Intermediate Subsidiary Pledge Agreement; the Existing Company Pledge Agreement and the Existing Intermediate Subsidiary Pledge Agreement being collectively referred to herein as the "Existing Pledge Agreements");

           3. The Company and the Intermediate Subsidiary Pledgors have delivered to the Collateral Agent the Pledged Shares (as defined in each of the Company Pledge Agreement and the Intermediate Subsidiary Pledge Agreement (collectively referred to herein as the "Pledge Agreements")) and the Pledged Debt (as defined in each Pledge Agreement; the Pledged Shares and the Pledged Debt under the Pledge Agreements being collectively referred to herein as the "Pledged Collateral");

           4. The Current Lenders, the Managers and the Current Credit Agent (as such terms are defined in the Existing Intercreditor Agreement) have entered into a Third Amended and Restated Credit Agreement dated as of March 31, 1989 with the Company and Health Care and Retirement Corporation of America (said Third Amended and Restated Credit Agreement, as amended to the date hereof, being the "Existing Credit Agreement");

           5. Group and the other Guarantor Subsidiaries (such term being used in this Agreement as defined in the Current Credit Agreement) have guarantied the obligations of the Company under the Existing Credit Agreement pursuant to the Group Guaranty and the Other Subsidiary Guaranty (as such terms are defined in the Existing Intercreditor Agreement; collectively, the "Existing Loan Guaranties");

           6. (a) The obligations of the Company under the Existing Credit Agreement have been secured on a senior basis pursuant to the Existing Company Pledge Agreement and (b) the obligations of the Company under the Existing Credit Agreement and the obligations of the Intermediate Subsidiary Pledgors under the Existing Loan Guaranties have been secured on a senior basis pursuant to the Existing Intermediate Subsidiary Pledge Agreement;

           7. The Company, Group, as guarantor, and the Senior Note Trustee have entered into an Indenture dated as of April 1, 1989 (the "Senior Note Indenture"), pursuant to which the Company has issued approximately
      XIII-3
$394,400,000 in aggregate principal amount of Senior Variable Rate Notes Due 1996, of which approximately $270,000,000 in aggregate principal amount are outstanding as of the effective date of this Agreement (the "Senior Notes");

           8. As more fully described in the recitals to the Existing Intercreditor Agreement, the Indebtedness evidenced by the Senior Notes has been secured on a senior basis pursuant to the Existing Company Pledge Agreement, subject to certain limitations on the rights of the Senior Note Trustee under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Company Pledge Agreement) and other matters, and the Company desires that such Indebtedness continue to be secured on a senior basis by the Pledged Collateral under the Company Pledge Agreement to the same extent, and subject to the same limitations relative to the other obligations secured by such Pledged Collateral (treating the Current Credit Agreement for such purposes as being in all respects the same as the Existing Credit Agreement), as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement;

           9. The Company, Group, as guarantor, and the Senior Debenture Trustee have entered into an Indenture dated as of December 15, 1991 (the "Senior Debenture Indenture"; the Senior Note Indenture and the Senior Debenture Indenture being collectively referred to herein as the "Senior Indentures") pursuant to which the Company has issued $1,000,000,000 in aggregate principal amount of 11% Senior Debentures Due 2003 (the "Senior Debentures"; the obligations of the Company under the Senior Note Indenture and the obligations of the Company under the Senior Debenture Indenture being collectively referred to herein as the "Senior Indenture Obligations");

           10. Each Guarantor Subsidiary (other than Group) has guarantied the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder pursuant to a Subsidiary Guaranty substantially in the form of Exhibit E to the Senior Debenture Indenture, and Group has guarantied the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder pursuant to the Group Exchange Guaranty, substantially in the form of Exhibit D to the Senior Debenture Indenture (each such Subsidiary Guaranty and such Group Exchange Guaranty being a "Senior Debenture Guaranty"; collectively, the "Senior Debenture Guaranties");

           11. As more fully described in the recitals to the Existing Intercreditor Agreement, (a) the Indebtedness evidenced by the Senior Debentures has been secured on a senior basis pursuant to the Existing Company Pledge Agreement, subject to certain limitations on the rights of the Senior Debenture Trustee under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Company Pledge Agreement) and other matters, and (b) such Indebtedness and the obligations of the Intermediate Subsidiary Pledgors
      XIII-4
under the Senior Debenture Guaranties have been secured on a senior basis pursuant to the Existing Intermediate Subsidiary Pledge Agreement, subject to certain limitations on the rights of the Senior Debenture Trustee under the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Intermediate Subsidiary Pledge Agreement) and other matters, and the Company desires that such Indebtedness and obligations continue to be secured on a senior basis by the Pledged Collateral under the Company Pledge Agreement and the Intermediate Subsidiary Pledge Agreement to the same extent, and subject to the same limitations relative to the other obligations secured by such Pledged Collateral (treating the Current Credit Agreement for such purposes as being in all respects the same as the Existing Credit Agreement), as under the Existing Company Pledge Agreement, the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement;

           12. The Company and the Subordinated Debt Trustee have entered into an Indenture dated as of April 1, 1992, together with supplements thereto dated as of April 8, 1992, June 22, 1992, August 4, 1992, August 24, 1992 and October 8, 1992 (collectively, the "Subordinated Debt Indenture"), pursuant to which the Company has issued the following (collectively, the "Subordinated Debt Securities"): (a) $250,000,000 in aggregate principal amount of 10-1/4% Senior Subordinated Notes Due April 1, 1999;
(b) $150,000,000 in aggregate principal amount of 10-1/2% Senior Subordinated Notes Due June 15, 2002; (c) $250,000,000 in aggregate principal amount of 10% Senior Subordinated Notes Due August 1, 2002; (d) $200,000,000 in aggregate principal amount of 9-3/4% Senior Subordinated Notes Due August 15, 2004; and (e) $100,000,000 in aggregate principal amount of 9.95% Senior Subordinated Notes Due October 15, 2004 (the Subordinated Debt Securities described in the foregoing clauses (a)-(d) having been referred to in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement as "1992 Refinancing Subordinated Debt", and the Subordinated Debt Securities referred to in the foregoing clause (e) having been referred to in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement as "Additional 1992 Subordinated Debt");

           13. As more fully described in the recitals to the Existing Intercreditor Agreement, the Indebtedness evidenced by the Subordinated Debt Securities has been secured on a senior subordinated basis pursuant to the Existing Company Pledge Agreement, subject to certain limitations on the rights of the Subordinated Debt Trustee under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Company Pledge Agreement) and other matters, and the Company desires that such Indebtedness continue to be secured on a senior subordinated basis by the Pledged Collateral under the Company Pledge Agreement to the same extent, and subject to the same limitations relative to the other obligations secured by such Pledged Collateral (treating the Current Credit Agreement for such purposes as being in all respects the same as the Existing Credit Agreement), as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement;
      XIII-5
           14. The Current Lenders, the Current Lenders appointed as Lead Managers and Co-Agents for the Current Lenders, and the Current Credit Agent have entered into a Refinancing Credit Agreement dated as of December 15, 1993 with the Company (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Current Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect), pursuant to which the Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to extend certain credit facilities to the Company for the purpose of, among other things, (a) refinancing all outstanding Indebtedness under the Existing Credit Agreement, (b) refinancing certain Indebtedness outstanding under the Senior Indentures, and (c) permitting the Company to issue Commercial Paper as more fully described below;

           15. As required in the Current Credit Agreement, Group and the other Guarantor Subsidiaries (collectively, the "Loan Guarantors") have guarantied the obligations of the Company under the Current Credit Agreement and any Successor Credit Agreements pursuant to an O-I Subsidiary Guaranty dated as of December 15, 1993 (as amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and hereof, herein called the "Loan Guaranty"; a copy of the Loan Guaranty as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 4);

           16. It is desired that (a) all obligations of the Company under the Current Credit Agreement and any Successor Credit Agreements be secured on a senior basis by the Pledged Collateral under the Pledge Agreements to the same extent as the obligations under the Existing Credit Agreement have been secured by the Pledged Collateral (as defined in the Existing Pledge Agreements) and (b) all obligations of the Loan Guarantors under the Loan Guaranty be secured on a senior basis by the Pledged Collateral under the Intermediate Subsidiary Pledge Agreement to the same extent as the obligations under the Existing Loan Guaranties have been secured by the Pledged Collateral (as defined in the Existing Intermediate Subsidiary Pledge Agreement), and that the relative priority of the Liens and other rights in favor of the Credit Agents and the Lenders (as such terms are hereinafter defined) with respect to the Pledged Collateral be the same in all substantive respects as the relative priority of the corresponding Liens and other rights granted to the Current Credit Agent and the Current Lenders (as such terms are defined in the Existing Pledge Agreements and the Existing Intercreditor Agreement), in each case as compared to the relative priority of any corresponding Liens and other rights granted to the Senior Note Trustee, the Senior Debenture Trustee, the Subordinated Debt Trustee and the holders of any other obligations secured by any or all of the Pledged Collateral;
      XIII-6
           17. (a) As more fully described in the recitals to the Existing Intercreditor Agreement, to the extent that the Current Credit Agreement refinances all or any portion of the Indebtedness under the Existing Credit Agreement or any Senior Indenture, the Current Credit Agreement and any Successor Credit Agreements will each constitute a "Successor Credit Agreement" as defined in the Existing Pledge Agreements and the Existing Intercreditor Agreement and, as such, the Current Credit Agreement and any Successor Credit Agreements will automatically be entitled to be secured by the Pledged Collateral on the basis described in Recital 16, and (b) whether or not the Current Credit Agreement constitutes a "Successor Credit Agreement" as defined in the Existing Pledge Agreements and the Existing Intercreditor Agreement, the terms of the Senior Indentures, the Subordinated Debt Indenture, the Existing Pledge Agreements and the Existing Intercreditor Agreement permit the amendments to the Existing Pledge Agreements and the Existing Intercreditor Agreement effected pursuant to the Pledge Agreements and this Agreement without the consent of the holders of the Senior Notes, the Senior Debentures or the Subordinated Debt Securities for the purpose of
(i) securing the Current Credit Agreement and any Successor Credit Agreements by the Pledged Collateral on the basis described in Recital 16 and
(ii) securing the Loan Guaranty by the Pledged Collateral under the Intermediate Subsidiary Pledge Agreement on the basis described in Recital 16; and accordingly (X) the entire amount of the obligations under the Current Credit Agreement and any Successor Credit Agreements is entitled (as described in the foregoing clauses (a) and (b)) to be secured by the Pledged Collateral on the basis described in Recital 16 and (Y) the entire amount of the obligations under the Loan Guaranty is entitled (as described in the foregoing clause (b)) to be secured by the Pledged Collateral under the Intermediate Subsidiary Pledge Agreement on the basis described in Recital 16;

           18. It is contemplated that, from time to time, the Current Lenders or other financial institutions (collectively, the "Successor Lenders") may enter into one or more agreements with the Company and other Persons, including Subsidiaries of the Company, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of the Company) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement or any Senior Indenture (said agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "Successor Credit Agreements", which together with the Current Credit Agreement are referred to herein as the "Credit Agreements"; provided that, notwithstanding the fact (as described in certain of the following recitals) that any agreement or instrument pursuant to which any Commercial Paper is issued or evidencing any Commercial Paper Obligations (as hereinafter defined) (collectively, the "Commercial Paper Documents") could have constituted a Successor Credit Agreement, in no event shall any Commercial Paper Document be deemed to be a Successor Credit Agreement or a Credit Agreement; provided, further that, notwithstanding the fact (as described in
      XIII-7
certain of the following recitals) that any Additional Subordinated Debt Indenture (as hereinafter defined) could have constituted a Successor Credit Agreement, in no event shall any Additional Subordinated Debt Indenture be deemed to be a Successor Credit Agreement or a Credit Agreement; and provided, further, that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require the Current Credit Agent to execute an acknowledgment to this Agreement in connection with such amendment, amendment and restatement or other modification) (the Current Lenders and any Successor Lenders being collectively referred to herein as the "Lenders", and the Current Credit Agent and any agents (collectively, the "Successor Credit Agents") under any Successor Credit Agreements being collectively referred to herein as the "Credit Agents"), and it is desired that, as described in Recitals 16 and 17, the obligations of the Company and any additional borrowers which are Subsidiaries of the Company under any Successor Credit Agreements be secured by the Pledged Collateral to the same extent as the obligations under the Current Credit Agreement;

           19. The Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to permit the Company to issue Commercial Paper in an aggregate face amount at any time outstanding not to exceed the amount specified in the Current Credit Agreement to the extent that the Company has reserved unused a portion of the Commitments under the Current Credit Agreement, and it is desired that all obligations of the Company under any such Commercial Paper outstanding from time to time (collectively, the "Commercial Paper Obligations") be guarantied under the Loan Guaranty and secured on a senior basis by the Pledged Collateral;

           20. The parties hereto desire to acknowledge and confirm, for the benefit of any financial institutions initially purchasing any such Commercial Paper (each an "Initial Commercial Paper Holder" and collectively the "Initial Commercial Paper Holders") or appointed to act as agent or representative for the holders from time to time of such Commercial Paper (each a "Commercial Paper Representative" and collectively the "Commercial Paper Representatives"; provided that in the event no such financial institution is appointed to act as agent or representative for the holders of any Commercial Paper, the Initial Commercial Paper Holder in respect of such Commercial Paper shall be deemed to be the Commercial Paper Representative in respect of such Commercial Paper) and for the benefit of the holders from time to time of such Commercial Paper (together with the Initial Commercial Paper Holders, the "Commercial Paper Holders"), that during any period in which any Commercial Paper is outstanding such Commercial Paper constitutes a restructuring of a portion of the credit facilities provided under the Current Credit Agreement and accordingly that all Commercial Paper Obliga-tions would also constitute Indebtedness outstanding under a "Successor Credit Agreement" as defined in the Pledge Agreements and this Agreement, and as such all Commercial Paper Obligations are entitled to constitute (a) Senior Secured Obligations (as defined in the Company Pledge Agreement) and
(b) Secured Obligations (as defined in the Intermediate Subsidiary Pledge
      XIII-8
Agreement); provided that, as a condition to permitting the Company to issue Commercial Paper, the Current Lenders have required, as was required in the Existing Pledge Agreements and the Existing Intercreditor Agreement, that no Commercial Paper Document shall be deemed to be a "Successor Credit Agreement" for purposes of the Pledge Agreements or this Agreement and that certain limitations be placed on the rights of the Commercial Paper Holders and the Commercial Paper Representatives with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral and other matters; and provided, further, that the Commercial Paper Holder and Commercial Paper Representative in respect of any Commercial Paper shall only be entitled to the benefits of the Pledge Agreements, the Loan Guaranty and this Agreement if such Commercial Paper Representative shall have executed and delivered to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof (which acknowledgment shall have been acknowledged by the Company, each Intermediate Subsidiary Pledgor and each Loan Guarantor);

           21. The Company has executed certain guaranties (the "Existing Foreign Lender Guaranties") dated March 23, 1988 pursuant to which the Company has guarantied certain indebtedness (the "Existing Foreign Lender Debt") of Owens-Illinois de Venezuela, C.A. and Fabrica de Vidrio Los Andes, C.A. to Bankers Trust Company (the "Existing Foreign Lender") under certain loan agreements dated as of January 25, 1988 (the "Existing Foreign Loan Agreements"), and the Company contemplates that it may, from time to time, enter into other guaranties permitted under the Credit Agreements (together with the Existing Foreign Lender Guaranties, the "Foreign Lender Guaranties") in support of certain indebtedness of certain Foreign Subsidiaries (together with the Existing Foreign Lender Debt, the "Foreign Lender Debt") to certain Lenders (together with the Existing Foreign Lenders, the "Foreign Lenders") under certain loan and other credit agreements (together with the Existing Foreign Loan Agreements, the "Foreign Loan Agreements"), and the Company desires that its obligations under the Foreign Lender Guaranties (such obligations being collectively referred to herein as the "Foreign Lender Obligations") continue to be secured by the Pledged Collateral, to the extent permitted by the Credit Agreements, to the same extent as under the Existing Pledge Agreements and the Existing Intercreditor Agreement; provided that any Foreign Lender desiring such security shall execute and deliver to the Collateral Agent a counterpart of this Agreement or an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof (which acknowledgment shall be acknowledged by the Company and the Intermediate Subsidiary Pledgors); provided, further, that in no event shall any Foreign Lender benefit from or have any rights with respect to the Loan Guaranty;

           22. It is contemplated that the Company may from time to time enter into one or more Interest Rate Agreements with one or more Lenders (collectively, the "Interest Rate Exchangers") and it is desired that the obligations of the Company under such Interest Rate Agreements, including the obligation to make payments in the event of early termination thereunder (all
      XIII-9
such obligations being the "Interest Rate Obligations"), be guarantied under the Loan Guaranty to the same extent as under the Existing Loan Guaranties and the Existing Intercreditor Agreement and continue to be secured by the Pledged Collateral to the same extent as under the Existing Pledge Agreements and the Existing Intercreditor Agreement; provided that any Interest Rate Exchanger desiring the benefit of the Loan Guaranty and such security shall execute and deliver to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof (which acknowledgment shall be acknowledged by the Company, the Intermediate Subsidiary Pledgors and the Loan Guarantors);

           23. It is contemplated that the Company may from time to time enter into one or more Currency Agreements with one or more Lenders (collectively, the "Currency Exchangers") and it is desired that the obligations of the Company under such Currency Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the "Currency Obligations"), be guarantied under the Loan Guaranty to the same extent as under the Existing Loan Guaranties and the Existing Intercreditor Agreement and continue to be secured by the Pledged Collateral to the same extent as under the Existing Pledge Agreements and the Existing Intercreditor Agreement; provided that any Currency Exchanger desiring the benefit of the Loan Guaranty and such security shall execute and deliver to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof (which acknowledgment shall be acknowledged by the Company, the Intermediate Subsidiary Pledgors and the Loan Guarantors);

           24. As described in Recital 17, all or a portion of the Current Credit Agreement constitutes a "Successor Credit Agreement" as defined in the Existing Pledge Agreements and the Existing Intercreditor Agreement, and accordingly the Current Lenders constitute "Lenders" as defined in the Existing Pledge Agreements and the Existing Intercreditor Agreement and are entitled to be secured by the Pledged Collateral in their capacities as Foreign Lenders, Interest Rate Exchangers and Currency Exchangers as described in Recitals 21, 22 and 23;

           25. The Current Credit Agreement contemplates that the Company and one or more trustees (each such trustee that acts in the capacity as trustee for a particular series of Additional Subordinated Debt (as hereinafter defined), together with its successors in such capacity, being an "Additional Subordinated Debt Trustee"; collectively, the "Additional Subordinated Debt Trustees") may from time to time after the date hereof enter into one or more supplements to the Subordinated Debt Indenture (whether in the form of a supplemental indenture or a certificate from the Company or otherwise) (each an "Additional Indenture Supplement") each of which relates to a separate series of securities, in each case containing terms and conditions (including, without limitation, terms and conditions relating to covenants, defaults, remedies, subordination, collateral security, maturities, amortization or sinking fund schedules, redemptions, guaranties and interest rates) meeting the requirements set forth in the
      XIII-10
definition of "Additional Subordinated Debt" contained in the Current Credit Agreement (each such combination of the Subordinated Debt Indenture and an Additional Indenture Supplement relating to a separate series of securities being an "Additional Subordinated Debt Indenture"; collectively, the "Additional Subordinated Debt Indentures") pursuant to which the Company may issue up to $100,000,000 in aggregate principal amount or original issuance price, as the case may be, of Indebtedness (any such Indebtedness being referred to herein as "Pro Forma Additional Subordinated Debt"; any such Indebtedness issued pursuant to an Additional Subordinated Debt Indenture that requires the Indebtedness issued thereunder to be secured by the Pledged Collateral under the Company Pledge Agreement being referred to herein as "Additional Subordinated Debt"; the obligations of the Company thereunder, together with the obligations of the Company under the Subordinated Debt Indenture, being collectively referred to herein as the "Junior Secured Obligations") and the Company desires that the Indebtedness evidenced thereby may be secured on a senior subordinated basis by the Pledged Collateral under the Company Pledge Agreement to the same extent as the Subordinated Debt Securities;

           26. (a) Any Additional Subordinated Debt would have constituted "Additional 1992 Subordinated Debt" under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement and, accordingly, subject to the same terms and conditions as are set forth in clause (b) below, the terms of the Existing Company Pledge Agreement and the Existing Intercreditor Agreement would have permitted any Additional Subordinated Debt to be secured by the Pledged Collateral under the Company Pledge Agreement on the basis described in Recital 25, and (b) the Current Lenders have agreed to permit the Company to issue any Pro Forma Additional Subordinated Debt on the condition that the Pledge Agreements and this Agreement provide (as was provided in the Existing Pledge Agreements and the Existing Intercreditor Agreement), and it is hereby so provided, that (i) notwithstanding the fact that the proceeds of any Additional Subordinated Debt may be used to refinance all or any part of any Indebtedness under the Credit Agreement or any Senior Indenture (and, accordingly, the applicable Additional Subordinated Debt Indenture could have constituted a Successor Credit Agreement), (A) in no event shall any Additional Subordinated Debt Indenture be deemed to be a "Successor Credit Agreement" or a "Credit Agreement" for purposes of the Pledge Agreements or this Agreement, (B) in no event shall the holder of any Pro Forma Additional Subordinated Debt or the trustee under any Additional Subordinated Debt Indenture in respect thereof have any rights, or be entitled to any benefits, under the Intermediate Subsidiary Pledge Agreement or this Agreement (insofar as such benefits under this Agreement relate to the Intermediate Subsidiary Pledge Agreement and the Pledged Collateral thereunder), and (C) in all respects the rights of the holders of any Additional Subordinated Debt and the Additional Subordinated Debt Trustee in respect thereof under the Company Pledge Agreement and this Agreement shall be limited in the same manner and to the same extent as the rights of the holders of the Subordinated Debt Securities and the Subordinated Debt Trustee; and (ii) the holders of any Additional Subordinated Debt of any series and the Additional Subordinated Debt Trustee
      XIII-11
in respect thereof shall only be entitled to the benefits of the Company Pledge Agreement and this Agreement if (A) such Additional Subordinated Debt Trustee shall have executed and delivered to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) specifying such series of Additional Subordinated Debt and the applicable Additional Subordinated Debt Indenture and agreeing to be bound by the terms hereof (which acknowledgment shall have been acknowledged by the Company) and
(B) the Collateral Agent shall have received an opinion of Latham & Watkins, counsel for the Company, to the effect that the issuance of such series of Additional Subordinated Debt and the securing of the obligations thereunder by Liens on the Pledged Collateral under the Company Pledge Agreement do not conflict with, result in a breach of, or constitute a default under, any Senior Indenture or the Subordinated Debt Indenture or any Additional Subordinated Debt Indenture;

           27. The Current Credit Agent, the Senior Note Trustee, the Senior Debenture Trustee, the Subordinated Debt Trustee and the Foreign Lender named on the signature pages hereof, and, in the event any Successor Credit Agreement is to be guarantied under the Loan Guaranty and secured by the Pledge Agreements, the Successor Credit Agent thereunder, and, in the event any other Foreign Lender Obligations are to be secured by the Pledge Agreements, the Foreign Lender which is the beneficiary of the applicable Foreign Lender Guaranty, and, in the event any Interest Rate Obligations are to be guarantied under the Loan Guaranty and secured by the Pledge Agree-ments, the Interest Rate Exchanger party to the relevant Interest Rate Agreement, and, in the event any Currency Obligations are to be guarantied under the Loan Guaranty and secured by the Pledge Agreements, the Currency Exchanger party to the relevant Currency Agreement, and, in the event any Additional Subordinated Debt is to be secured by the Company Pledge Agreement, the Additional Subordinated Debt Trustee under the applicable Additional Subordinated Debt Indenture, and, in the event any Commercial Paper Obligations in respect of any Commercial Paper are to be guarantied under the Loan Guaranty and secured by the Pledge Agreements, the Commercial Paper Representative in respect of such Commercial Paper, and the Collateral Agent (collectively, the "Parties") desire to set forth certain additional provisions regarding the appointment, duties and responsibilities of the Collateral Agent and to set forth certain other provisions concerning the obligations of the Company, the Intermediate Subsidiary Pledgors and the Loan Guarantors (collectively, the "Loan Parties") to the Parties and to the Lenders, the holders of the Senior Notes, the holders of the Senior Debentures, the holders of the Subordinated Debt Securities, the holders of any Additional Subordinated Debt secured by the Company Pledge Agreement, and the Commercial Paper Holders in respect of any Commercial Paper guarantied under the Loan Guaranty and secured by the Pledge Agreements (collectively, together with the Parties, the "Secured Parties") under the agreements referred to in the foregoing recitals;

           28. The Parties wish to set forth their agreement as to the allocation of certain payments to be made from the proceeds of Asset Sales of Pledged Collateral;

           29. The Parties wish to set forth their agreement as to decisions relating to the exercise of remedies under the Loan Guaranty and the Pledge Agreements and certain limitations on the exercise of such remedies;
      XIII-12
           30. Certain of the Parties wish to set forth their mutual intentions as to certain matters relating to payments by the applicable Loan Parties under the Loan Guaranty and the Senior Debenture Guaranties;

           31. The Parties wish to confirm their agreement that (a) in no event shall either the Junior Secured Obligations or the Subordinated Debt Trustee or any trustee under any Additional Subordinated Debt Indenture be secured by or have any rights with respect to the Pledged Collateral under the Intermediate Subsidiary Pledge Agreement or benefit from or have any rights with respect to the Loan Guaranty or the Senior Debenture Guaranties and (b) certain remedies under the Company Pledge Agreement not be taken for the benefit of certain junior indebtedness unless such remedies are being concurrently exercised for the benefit of certain senior indebtedness or unless all such senior indebtedness has been paid in full; and

           32. The Parties wish to confirm that certain subordination provisions granting benefits to the holders of certain senior indebtedness shall not be impaired by the granting of security interests in collateral, or the exercise of rights with respect to such collateral, in favor of the holders of certain junior indebtedness;

           NOW, THEREFORE, the Parties agree that the Existing Intercreditor Agreement is hereby amended and restated as follows:

           SECTION 1. Appointment As Collateral Agent. The Current Credit Agent, the Senior Note Trustee, the Senior Debenture Trustee, the Subordinated Debt Trustee and the Foreign Lender listed on the signature pages hereof each hereby appoints, and each Credit Agent, Lender, Foreign Lender, Interest Rate Exchanger, Currency Exchanger, Additional Subordinated Debt Trustee and Commercial Paper Representative signing an acknowledgment hereto, by such signing appoints Bankers Trust Company to serve as collateral agent and representative of each such Party and the Commercial Paper Holders (to the extent applicable) under each of the Pledge Agreements and the Loan Guaranty (in such capacity, together with its successors in such capacity, the "Collateral Agent") and authorizes the Collateral Agent to act as agent for the Secured Parties (a) for the purpose of executing and delivering, on behalf of all such Parties and the Secured Parties, the Company Pledge Agreement and, on behalf of all such Parties and the Secured Parties except the Senior Note Trustee and the holders of the Senior Notes, the Subordinated Debt Trustee and the holders of the Subordinated Debt Securities, the Additional Subordinated Debt Trustees and the holders of the Additional Subordinated Debt, and (with respect to the Collateral Account Agreement only) the Senior Debenture Trustee and the holders of the Senior Debentures, the Intermediate Subsidiary Pledge Agreement and the Collateral Account Agreement and, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Parties' rights in respect of the Pledged Collateral and the obligations of the Company and each Intermediate Subsidiary Pledgor (collectively, the "Pledgors") under the Pledge Agreements and the obligations of the Company under the Collateral Account Agreement and (b) in
      XIII-13
addition, with respect to the foregoing appointment and authorization by the Current Credit Agent and by each Credit Agent, Lender, Interest Rate Exchanger, Currency Exchanger and Commercial Paper Representative signing an acknowledgment hereto (collectively, together with the Commercial Paper Holders, the "Guarantied Parties"), for the purpose of enforcing the Guarantied Parties' rights under the Loan Guaranty and the obligations of the Loan Guarantors under the Loan Guaranty.

           SECTION 2. Decisions Relating to Exercise of Remedies Vested in Requisite Obligees Under the Credit Agreements, Interest Rate Agreements, Currency Agreements, Foreign Loan Agreements, Senior Indentures, Commercial Paper Documents, Subordinated Debt Indenture, and Additional Subordinated Debt Indentures in Respect of Additional Subordinated Debt.

           (a) The Collateral Agent agrees to make such demands and give such notices under the Loan Guaranty and the Pledge Agreements as Requisite Obligees may request, and to take such action to enforce the Loan Guaranty and the Pledge Agreements and to foreclose upon, collect and dispose of the Pledged Collateral or any portion thereof as may be directed by Requisite Obligees. For purposes of this Agreement, "Requisite Obligees" means (i) for purposes of directing the Collateral Agent with respect to any of the foregoing actions to be taken under or in respect of the Pledge Agreements, Secured Parties holding 51% or more of the aggregate principal amount of the sum of all Loans outstanding, all other credit facilities utilized (including the stated amount of all letters of credit and the face amount of all unmatured discounted bankers' acceptances, if any) and all unused Commitments under the Credit Agreements; provided that, if the Obligations (such term being used herein as defined in the Credit Agreements) have been indefeasibly paid in full, "Requisite Obligees" shall mean (x) solely for purposes of directing the Collateral Agent with respect to actions to be taken under or in respect of the Company Pledge Agreement, Secured Parties holding 51% or more of the aggregate amount of the sum of (A) the principal amount of the Foreign Lender Debt then guarantied by the Foreign Lender Guaranties, (B) 20% of the notional amount under all Interest Rate Agreements and Currency Agreements or, if an Interest Rate Agreement or Currency Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement or Currency Agreement, as the case may be, (C) the aggregate outstanding principal amount of the Senior Notes, (D) the aggregate outstanding principal amount of the Senior Debentures (to the extent the Senior Debentures are then secured by the Pledged Collateral under the Company Pledge Agreement), and (E) the aggregate original issuance price of any outstanding Commercial Paper secured by the Pledged Collateral under the Company Pledge Agreement until indefeasible payment in full of the Foreign Lender Obligations, the Interest Rate Obligations, the Currency Obligations, the Senior Notes, and all Senior Debentures and Commercial Paper secured by the Pledged Collateral under the Company Pledge Agreement, and, thereafter, Secured Parties holding 51% or more of the aggregate amount of the sum of (F) the aggregate outstanding
      XIII-14
principal amount of the Subordinated Debt Securities and (G) the aggregate outstanding principal amount or accreted value, as the case may be, of any Additional Subordinated Debt secured by the Pledged Collateral under the Company Pledge Agreement until indefeasible payment in full of the Subordinated Debt Securities and all such Additional Subordinated Debt, and
(y) solely for purposes of directing the Collateral Agent with respect to actions to be taken under or in respect of the Intermediate Subsidiary Pledge Agreement, Secured Parties holding 51% or more of the sum of the amounts described in clauses (A), (B), (D) (to the extent the Senior Debentures are then secured by the Pledged Collateral under the Intermediate Subsidiary Pledge Agreement), and (E) above; and (ii) for purposes of directing the Collateral Agent with respect to any of the foregoing actions to be taken under or in respect of the Loan Guaranty, Requisite Lenders under the Credit Agreement, or, if the Obligations have been indefeasibly paid in full, Guarantied Parties holding 51% or more of the sum of (H) 20% of the notional amount under all Interest Rate Agreements and Currency Agreements or, if an Interest Rate Agreement or Currency Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement or Currency Agreement, as the case may be, and (I) the aggregate original issuance price of any outstanding Commercial Paper guarantied by the Loan Guaranty; provided, further that, in the case of each of clauses (i) and (ii) above, if the Collateral Agent requests instruction as to any action to be taken at the direction of Requisite Obligees from any Commercial Paper Representative (on behalf of such Commercial Paper Representative and the Commercial Paper Holders in respect of which such Commercial Paper Representative is the Commercial Paper Representative) and such Commercial Paper Representative declines or otherwise fails to promptly give directions to the Collateral Agent, the aggregate original issuance price of any outstanding Commercial Paper held by such Commercial Paper Holders shall not be counted or otherwise deemed to be outstanding by Collateral Agent for purposes of determining the action to be directed by Requisite Obligees or whether a consensus of Requisite Obligees has been obtained. The Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement or any or all of the Loan Guaranty or the Pledge Agreements, or which would in its opinion subject it or any of its officers, employees or directors to liability, and the Collateral Agent shall not be required to take any action under this Agreement or any or all of the Loan Guaranty or the Pledge Agreements unless and until the Collateral Agent shall be indemnified to its satisfaction by the Parties against any and all losses, costs, expenses or liabilities in connection therewith; provided that any such indemnification required by the Collateral Agent with respect to any such action under the Loan Guaranty shall be provided by the Guarantied Parties.

           (b) Each Party executing this Agreement or an acknowledgment hereto which is entitled to give directions to the Collateral Agent pursuant to Section 2(a) with respect to the Pledge Agreements or the Loan Guaranty (collectively, the "Directing Parties") and each Party executing this Agreement or an acknowledgment hereto which is not entitled to give
      XIII-15
directions to the Collateral Agent pursuant to Section 2(a) with respect to the Pledge Agreements or the Loan Guaranty (collectively, the "Non-Directing Parties") agrees that the Collateral Agent may act as Requisite Obligees may request (regardless of whether any individual Directing Party, Non-Directing Party or any other Secured Party (including the Commercial Paper Holders or the holders of the Senior Notes, the Senior Debentures, the Subordinated Debt Securities or the Additional Subordinated Debt) agrees, disagrees or abstains with respect to such request), that the Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not conflict with the express terms of this Agreement) and that no Directing Party, Secured Party or Guarantied Party shall have any liability to any other Directing Party, Non-Directing Party, Secured Party or Guarantied Party for any such request. The Collateral Agent shall give prompt notice to all Parties of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement and the applicable Pledge Agreement or Loan Guaranty of the action so taken.

           (c) The Non-Directing Parties with respect to the Pledge Agreements and this Agreement agree that the only right of such Non-Directing Parties under the Pledge Agreements is for (i) the Foreign Lender Obligations, the Interest Rate Obligations, the Currency Obligations, the Senior Indenture Obligations in respect of the Senior Debenture Indenture, and the Commercial Paper Obligations to be secured by the Pledged Collateral and (ii) the Junior Secured Obligations and the Senior Indenture Obligations in respect of the Senior Note Indenture to be secured by the Pledged Collateral pledged under the Company Pledge Agreement, in each case for the period and to the extent (but only to the extent) provided for in the Pledge Agreements and to receive a share of the proceeds of the Pledged Collateral, if any, to the extent and at the times provided in Section 12 of the Pledge Agreements and Section 4(b) hereof. The Non-Directing Parties with respect to the Loan Guaranty agree that the only right of such Non-Directing Parties under the Loan Guaranty is for the Interest Rate Obligations, the Currency Obligations and the Commercial Paper Obligations to be guarantied by the Loan Guaranty for the period and to the extent provided in the Loan Guaranty and to receive a share of any payments received on account of the Loan Guaranty as provided in the Loan Guaranty.

           (d) The Senior Note Trustee agrees, which agreement shall be binding upon each and every holder of the Senior Notes, that the Senior Indenture Obligations in respect of the Senior Note Indenture shall be secured only by the Pledged Collateral under the Company Pledge Agreement and that such Senior Indenture Obligations shall not be secured by any Pledged Collateral under the Intermediate Subsidiary Pledge Agreement or the collateral pledged under the Collateral Account Agreement.

           (e) The Senior Debenture Trustee agrees, which agreement shall be binding upon each and every holder of the Senior Debentures, that the Senior Indenture Obligations in respect of the Senior Debenture Indenture (i) shall be secured by the Pledged Collateral pledged by any Pledgor only until such
      XIII-16
time, if any, as the pledge made and security interest granted by such Pledgor with respect to such Senior Indenture Obligations may be released in accordance with the terms of the last proviso to Section 2A of the Company Pledge Agreement or the penultimate proviso to Section 2 of the Intermediate Subsidiary Pledge Agreement, as the case may be, and (ii) shall not be secured by the collateral pledged under the Collateral Account Agreement.

           (f) The Subordinated Debt Trustee and each Additional Subordinated Debt Trustee executing an acknowledgment to this Agreement agrees, which agreement shall be binding upon each and every holder of the Subordinated Debt Securities and each and every holder of any Additional Subordinated Debt for which such Additional Subordinated Debt Trustee serves as trustee, that (i) the Junior Secured Obligations shall be secured only by the Pledged Collateral under the Company Pledge Agreement and the Junior Secured Obligations shall not be secured by any Pledged Collateral under the Intermediate Subsidiary Pledge Agreement or the collateral pledged under the Collateral Account Agreement and (ii) the Collateral Agent shall take no action to exercise any remedy provided in Section 11 of the Company Pledge Agreement for the purpose of realizing value on the Pledged Collateral under the Company Pledge Agreement to be applied to the payment of any Junior Secured Obligation unless (y) such remedy is concurrently being exercised for the purpose of realizing value on such Pledged Collateral to be applied to the payment of the Obligations, the Foreign Lender Obligations, the Interest Rate Obligations, the Currency Obligations, the Senior Indenture Obligations (in the case of any Senior Indenture Obligations in respect of the Senior Debenture Indenture, to the extent such Senior Indenture Obligations are then secured by the Pledged Collateral under the Company Pledge Agreement) or the Commercial Paper Obligations (collectively, the "Senior Secured Obligations"); provided, however, that the holders of the Junior Secured Obligations shall have no right to direct the exercise of such remedy; or (z) all Senior Secured Obligations shall have been indefeasibly paid in full.

           (g) The Collateral Agent may at any time request directions from the Requisite Obligees with respect to the Pledge Agreements or the Loan Guaranty as to any course of action or other matter relating hereto or to such Pledge Agreements or Loan Guaranty, as the case may be. Except as otherwise provided in the Pledge Agreements and the Loan Guaranty, directions given by Requisite Obligees to the Collateral Agent hereunder shall be binding on all Directing Parties, Non-Directing Parties, Secured Parties and Guarantied Parties for all purposes.

           (h) Each Directing Party and Non-Directing Party agrees, on behalf of the Secured Parties and the Guarantied Parties, respectively, not to take any action whatsoever to enforce any term or provision of the Pledge Agreements or the Loan Guaranty or to enforce any of its rights in respect of the Pledged Collateral, in each case except through the Collateral Agent in accordance with this Agreement.
      XIII-17
           SECTION 3. Application of Proceeds of Security, Loan Guaranty Payments, Etc.

           (a) Subject to the provisions of Section 4 which shall govern with respect to the allocation of Net Cash Proceeds of Asset Sales of Pledged Collateral, any and all amounts actually received by the Collateral Agent in connection with the enforcement of the Pledge Agreements, including the proceeds of any collection, sale or other disposition of the Pledged Collateral or any portion thereof (collectively, "Proceeds") shall be applied promptly by the Collateral Agent as provided for in Section 12 of the Pledge Agreements. Any and all amounts actually received by the Collateral Agent in connection with the enforcement of the Loan Guaranty (collectively, "Loan Guaranty Payments") shall be applied promptly by the Collateral Agent as provided in the Loan Guaranty. Until Proceeds and Loan Guaranty Payments are so applied, the Collateral Agent shall hold such Proceeds and Loan Guaranty Payments in its custody in accordance with its regular procedures for handling deposited funds.

           (b) Subject to the provisions of Section 4 which shall govern with respect to the allocation of Net Cash Proceeds of Asset Sales of Pledged Collateral, (i) any Proceeds received by the Collateral Agent relating to the Senior Secured Obligations shall be applied so that each Secured Party with respect thereto that is then secured by the Pledged Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Senior Secured Obligations and (ii) any Proceeds received by the Collateral Agent relating to the Junior Secured Obligations shall be applied so that each Secured Party with respect thereto that is then secured by the Pledged Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Junior Secured Obligations. Any Loan Guaranty Payments received by the Collateral Agent relating to the Obliga-tions, the Interest Rate Obligations, the Currency Obligations or the Commercial Paper Obligations (collectively, the "Guarantied Obligations") shall be applied so that each Guarantied Party with respect thereto shall receive payment of the same proportionate amount of all such Guarantied Obligations. For purposes of determining the proportionate amounts of all Senior Secured Obligations or Guarantied Obligations at the time any Proceeds or Loan Guaranty Payments are to be distributed under this Section 3, the amount of the outstanding Obligations, Foreign Lender Obligations, Senior Indenture Obligations and Commercial Paper Obligations, respectively, shall be deemed to be the principal and interest or face amount, as applicable, then due and payable under the Credit Agreements, the Foreign Lender Guaranties, the Senior Indentures (in the case of the Senior Debenture Indenture, to the extent that the Senior Indenture Obligations with respect thereto are then secured by the Pledged Collateral under the Company Pledge Agreement or the Intermediate Subsidiary Pledge Agreement, as applicable) and the Commercial Paper Documents, as the case may be, and the amount of the outstanding Interest Rate Obligations and Currency Obligations of any Interest Rate Exchanger or Currency Exchanger shall be deemed to be the amount of the Company's obligations then due and payable (exclusive of expenses or similar liabilities but including any early termination payments
      XIII-18
then due) under the applicable Interest Rate Agreements or Currency Agreements. For purposes of determining the proportionate amounts of all Junior Secured Obligations at the time any Proceeds are to be distributed under this Section 3, the amount of the outstanding Junior Secured Obligations in respect of the Subordinated Debt Securities shall be deemed to be the principal and interest then due and payable under the Subordinated Debt Indenture, and the amount of the outstanding Junior Secured Obligations in respect of any Additional Subordinated Debt that is then secured by the Pledged Collateral giving rise to such Proceeds shall be deemed to be the principal and interest or accreted value, as applicable, then due and payable under the applicable Additional Subordinated Debt Indenture. Anything contained in this Agreement or the Pledge Agreements to the contrary notwithstanding, by signing an acknowledgment to this Agreement, the Current Credit Agent agrees that, in the event the Current Credit Agent receives any Proceeds which are held pursuant to the terms of Section 2(b) of the Collateral Account Agreement as cash collateral for any outstanding Letter of Credit, the Current Credit Agent shall, in the event of cancellation or expiration of such Letter of Credit or any reduction in the maximum amount available at any time for drawing thereunder, return to the Collateral Agent any portion of such Proceeds which, at the time of such cancellation, expiration or reduction, is neither required to be retained as cash collateral for such Letter of Credit or any other Letter of Credit nor required to be applied to the payment of any outstanding Obligations secured pursuant to the terms of the Collateral Account Agreement. The Collateral Agent shall apply the amount of any Proceeds so returned by the Current Credit Agent to the payment of the other Senior Secured Obligations owed to the Secured Parties (as defined in the Collateral Account Agreement) in accordance with Section 12 of the Intermediate Subsidiary Pledge Agreement.

           (c) Payments by the Collateral Agent to the Lenders in respect of the Obligations shall be made to the Credit Agents for distribution to the Lenders in accordance with the Credit Agreements; any payments in respect of Interest Rate Obligations and Currency Obligations shall be made as directed by the Lender to which such Interest Rate Obligations or Currency Obligations are owed; any payments in respect of Foreign Lender Obligations shall be made as directed by the Foreign Lender to which such Foreign Lender Obligations are owed; any payments in respect of any Senior Indenture Obligations shall be paid to the Senior Note Trustee or the Senior Debenture Trustee, as the case may be, for the benefit of the holders of such Senior Indenture Obliga-tions; any payments in respect of Commercial Paper Obligations shall be paid to the respective Commercial Paper Holders or to the applicable Commercial Paper Representatives for their benefit; and any payments in respect of any Junior Secured Obligations shall be paid to the Subordinated Debt Trustee or the appropriate Additional Subordinated Debt Trustee, as the case may be, for the benefit of the holders of such Junior Secured Obligations.

           SECTION 4. Allocation of Proceeds from Asset Sales of Pledged Collateral. The Current Credit Agent, acting on behalf of the Current Lenders, each Successor Credit Agent signing an acknowledgment hereto, acting on behalf of the Lenders for which it is agent, each Interest Rate Exchanger,
      XIII-19
Currency Exchanger and Foreign Lender executing this Agreement or an acknowledgment hereto, the Senior Note Trustee, acting on behalf of the holders of the Senior Notes, the Senior Debenture Trustee, acting on behalf of the holders of the Senior Debentures, each Commercial Paper Representative executing an acknowledgment to this Agreement, acting on behalf of such Commercial Paper Representative and the Commercial Paper Holders in respect of which such Commercial Paper Representative is the Commercial Paper Repre-sentative, the Subordinated Debt Trustee, acting on behalf of the holders of the Subordinated Debt Securities, and each Additional Subordinated Debt Trustee executing an acknowledgment to this Agreement, acting on behalf of the holders of the Additional Subordinated Debt for which it serves as trustee, agree, inter se, that Net Cash Proceeds of Assets Sales of Pledged Collateral shall be allocated as provided in this Section 4. The Company, the Intermediate Subsidiary Pledgors and the Parties agree that any Net Cash Proceeds relating to Asset Sales of Pledged Collateral shall be applied at the times, if any, required under the Credit Agreements by the Company as provided in Section 4(c).

           (a) Upon the occurrence of an Asset Sale of Pledged Collateral, the applicable Net Cash Proceeds shall be applied to repay outstanding Obligations; provided that, anything contained in this Agreement or the Pledge Agreements to the contrary notwithstanding (but subject, however, to the provisions of Section 4(b) hereof), repayment of the outstanding Obligations out of such Net Cash Proceeds shall only be made to the extent required by the terms of the Credit Agreement then in effect.

           (b) Notwithstanding paragraph (a) of this Section 4, (i) after the occurrence and during the continuation of a Level 2 Sharing Event (as hereinafter defined) with respect to any Pledged Collateral, 100% of any Net Cash Proceeds with respect to such Pledged Collateral which become available shall be applied to the payment of the Obligations, the Foreign Lender Obligations, the Interest Rate Obligations, the Currency Obligations, the Senior Indenture Obligations in respect of the Senior Debenture Indenture, and the Commercial Paper Obligations in proportion to their respective outstanding principal and interest or face amounts or early termination amounts, as the case may be, (ii) if a Level 1 Sharing Event (as hereinafter defined) is continuing at the time Net Cash Proceeds become available for repayment of the Obligations pursuant to Section 4(a), the Collateral Agent shall apply such Net Cash Proceeds received by it to repay principal and interest or the face amount, as applicable, then due and payable under the Credit Agreement, the Foreign Lender Guaranties, the Senior Indentures and the Commercial Paper Documents and to repay any amount upon early termination then due and payable in respect of Interest Rate Obligations and Currency Obligations in proportion to their respective outstanding principal and interest or face amounts or early termination amounts, as the case may be, and (iii) if Net Cash Proceeds are applied in accordance with Section 4(a) to repay outstanding Obligations, or if Net Cash Proceeds are applied in accordance with Section 4(b)(i) to pay outstanding Obligations, Foreign Lender Obligations, Interest Rate Obligations, Currency Obligations, Senior Indenture Obligations in respect of the Senior Debenture Indenture and/or
      XIII-20
Commercial Paper Obligations, and in either such case a Level 1 Sharing Event occurs within the period commencing on the date the Collateral Agent delivers such amounts to the Credit Agent, the applicable Lender, the Senior Debenture Trustee and/or the applicable Commercial Paper Representative for payment of the Obligations, any Foreign Lender Obligations, Interest Rate Obligations or Currency Obligations, the Senior Indenture Obligations in respect of the Senior Debenture Indenture, or any Commercial Paper Obligations, as the case may be (the "Prepayment Date"), and ending ninety days thereafter, then 100% of Net Cash Proceeds which thereafter become available shall be applied to the repayment of the Obligations, Foreign Lender Obligations, Interest Rate Obligations, Currency Obligations, Senior Indenture Obligations and Commercial Paper Obligations until such time as (A) the proportion of the principal and interest due and payable under the Credit Agreements to the principal and interest or the face amount, as applicable, due and payable under the Foreign Loan Guaranties, the Senior Indentures (in each case to the extent the Senior Indenture Obligations in respect thereof are then secured by the Pledged Collateral that is the subject of the relevant Asset Sale) and the Commercial Paper Documents and the amount upon early termination then due and payable in respect of Interest Rate Obligations and Currency Obligations is the same as it was immediately prior to the Prepayment Date and (B) the proportion of the principal and interest or face amount, as applicable, due and payable under the Credit Agreements, the Foreign Lender Guaranties, the Senior Debenture Indenture (to the extent the Senior Indenture Obligations in respect thereof are then secured by the Pledged Collateral that is the subject of the relevant Asset Sale) and the Commercial Paper Documents and the amount upon early termination then due and payable in respect of Interest Rate Obligations and Currency Obligations to the principal and interest then due and payable under the Senior Note Indenture (to the extent the Senior Indenture Obligations in respect of the Senior Notes are then secured by the Pledged Collateral that is the subject of the relevant Asset Sale) is the same as it was immediately prior to the Prepayment Date (in the case of each of the foregoing clauses (A) and (B), without giving effect to the impact on the applicable proportions referred to therein of any reductions in the amounts of the various Senior Secured Obligations referred to therein resulting from events other than the application of Net Cash Proceeds in accordance with Section 4(a) or Section 4(b)(i)), and thereafter such Net Cash Proceeds shall be applied to repayment of principal and interest or the face amount, as applicable, then due and payable under the Credit Agreements, the Foreign Lender Guaranties, the Senior Indentures and the Commercial Paper Documents and to repay any amount upon early termination then due and payable in respect of Interest Rate Obligations and Currency Obligations in proportion to their respective outstanding principal and interest or face amounts or early termination amounts, as the case may be; provided that, in making any determination pursuant to this Section 4(b) of either the amount of principal and interest then outstanding under or in respect of the Senior Debentures or the amount of principal and interest then due and payable under or in respect of the Senior Debentures, the amount so determined shall in each case be reduced, for purposes of this Section 4(b), by an amount equal to any amounts held by the Senior Debenture Trustee pursuant to the proviso to clause "Third" of Section 6.10 of the Senior Debenture Indenture as in
      XIII-21
effect on the date of issuance of the Senior Debentures (the "Senior Debenture Closing Date"); and provided, further that, anything contained in this Section 4 to the contrary notwithstanding, (X) in no event shall any Net Cash Proceeds in respect of any Asset Sale of Pledged Collateral under the Company Pledge Agreement be applied to the repayment of any Foreign Lender Obligations, Interest Rate Obligations, Currency Obligations, Senior Indenture Obligations in respect of the Senior Debenture Indenture, or Commercial Paper Obligations which do not constitute "Senior Secured Obligations" under the Company Pledge Agreement and (Y) in no event shall any Net Cash Proceeds of any Asset Sale of Pledged Collateral under the Intermediate Subsidiary Pledge Agreement be applied to the repayment of (1) any Foreign Lender Obligations, Interest Rate Obligations, Currency Obligations, Senior Indenture Obligations in respect of the Senior Debenture Indenture, or Commercial Paper Obligations which do not constitute "Secured Obligations" under the Intermediate Subsidiary Pledge Agreement or (2) any Senior Indenture Obligations in respect of the Senior Note Indenture. The priorities of allocation set forth in this paragraph (b) shall apply in all circumstances including, without limitation, with respect to any case or proceeding under any bankruptcy law or insolvency law involving creditors' rights generally.

           For purposes of this Section 4(b), (i) "Level 2 Sharing Event" means, with respect to any Pledged Collateral, the occurrence and continuation, during any period when such Pledged Collateral secures the Senior Indenture Obligations in respect of the Senior Debenture Indenture, of a Default or Event of Default (as such terms are defined in the Senior Debenture Indenture as in effect on the Senior Debenture Closing Date) under the Senior Debenture Indenture as in effect on the Senior Debenture Closing Date; provided that such a Default or Event of Default under Section 6.01(3) of the Senior Debenture Indenture (as in effect on the Senior Debenture Closing Date) shall only constitute a Level 2 Sharing Event to the extent such Default or Event of Default results from a failure of the Company to comply with the provisions of any of Sections 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.13, 4.14, 4.17, 4.18, 4.19 and 5.01 of the Senior
Debenture Indenture (in each case as in effect on the Senior Debenture Closing Date); and provided further, however, that in no event shall a Level 2 Sharing Event be deemed to be continuing after the occurrence and during the continuation of a Level 1 Sharing Event; and (ii) "Level 1 Sharing Event" means each of the following: (i) the insolvency or bankruptcy of Company, (ii) a default which is continuing in the payment (whether such payment is due upon maturity, acceleration or otherwise) of principal, interest or any other obligations with respect to Indebtedness under (A) the Credit Agreements or (B) any Senior Indenture or any Commercial Paper Documents in respect of any Commercial Paper (in the case of any Indebtedness described in this clause (B), only to the extent such Indebtedness is then secured by the Pledged Collateral that is the subject of the relevant Asset
Sale), or (iii) the commencement of foreclosure proceedings or any other action taken in exercising any right of Requisite Obligees with respect to the security interests granted or property pledged to Secured Parties pursuant to the Pledge Agreements.

           (c) To the extent received by the Company, the Company shall pay to the Collateral Agent the Net Cash Proceeds which are allocable to, and
      XIII-22
required to be applied in respect of, the Obligations under Section 4(a) and all of the Net Cash Proceeds which are payable under Section 4(b). Any such payments received by the Collateral Agent directly or from the Company shall be distributed as provided in Section 3(c).

           SECTION 5. Information. In the event the Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to the Pledged Collateral, or any portion thereof, or to enforce any Pledge Agreement or the Loan Guaranty, or proposes to take any other action pursuant to this Agreement or requests instructions from the Secured Parties or Guarantied Parties as provided herein, upon the request of the Collateral Agent, each of the following Parties agrees to promptly provide to the Collateral Agent the information described below:

           (a) The Current Credit Agent on behalf of the Current Lenders agrees to promptly from time to time notify the Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations as at such date as the Collateral Agent may specify, (ii) the current Commitment of each Current Lender under the Current Credit Agreement, and (iii) any payment received by the Current Credit Agent to be applied to the principal of or interest on the Obligations. The Current Credit Agent shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

           (b) Each Lender party to an Interest Rate Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the notional amount under such Interest Rate Agreement and the amount payable by the Company upon early termination of such Interest Rate Agreement at the date of termination as fixed by such Interest Rate Agreement and (ii) any payment received by such Lender to be applied to amounts due upon early termination of such Interest Rate Agreement. Such Lender shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

           (c) Each Lender party to a Currency Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the notional amount under such Currency Agreement and the amount payable by the Company upon early termination of such Currency Agreement at the date of termination as fixed by such Currency Agreement and (ii) any payment received by such Lender to be applied to amounts due upon early termination of such Currency Agree-ment. Such Lender shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

           (d) Each Foreign Lender beneficiary to a Foreign Lender Guaranty benefited by this Agreement, by executing this Agreement or signing an acknowledgment to this Agreement, as the case may be, agrees to promptly from time to time notify the Collateral Agent of (i) the aggregate amount of principal and interest outstanding under the Foreign Loan Agreement to which
      XIII-23
such Foreign Lender Guaranty relates, whether such amounts are fully guarantied by such Foreign Lender Guaranty and the amount, if any, then due and payable under such Foreign Lender Guaranty, as at such date as the Collateral Agent may specify and (ii) any payment received by such Foreign Lender to be applied to the principal of or interest on the amounts due under such Foreign Loan Agreements and such Foreign Lender Guaranty. The Foreign Lender shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

           (e) The Senior Note Trustee agrees to promptly from time to time notify the Collateral Agent of the outstanding principal amount of the Senior Notes and the amount of accrued but unpaid interest thereon, at such date as the Collateral Agent may specify. The Senior Note Trustee shall, or shall cause the registrar for the Senior Notes to, certify as to such amount as reflected in the register maintained for such purpose by the Senior Note Trustee or such registrar, as the case may be, and the Collateral Agent shall be entitled to rely conclusively upon such certification.

           (f) The Senior Debenture Trustee agrees to promptly from time to time notify the Collateral Agent of the outstanding principal amount of the Senior Debentures and the amount of accrued but unpaid interest thereon, at such date as the Collateral Agent may specify. The Senior Debenture Trustee shall, or shall cause the registrar for the Senior Debentures to, certify as to such amount as reflected in the register maintained for such purpose by the Senior Debenture Trustee or such registrar, as the case may be, and the Collateral Agent shall be entitled to rely conclusively upon such notification.

           (g) Each Commercial Paper Representative, by signing an acknowledgment to this Agreement, severally agrees, promptly from time to time upon written inquiry, to notify the Collateral Agent of (i) the aggregate amount of Commercial Paper Obligations outstanding in respect of Commercial Paper in respect of which such Commercial Paper Representative is the Commercial Paper Representative and (ii) any payment received by such Commercial Paper Representative to be applied to any such Commercial Paper Obligations, as at such date as the Collateral Agent may specify, and the Collateral Agent shall be entitled to rely conclusively upon such notification.

           (h) Each Successor Lender entering into a Successor Credit Agreement, or the Successor Credit Agent thereunder, by signing an acknowledgment to this Agreement, agrees that such Successor Lender or Successor Credit Agent, as the case may be, will promptly from time to time notify the Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations outstanding to such Successor Lender in the case of such Successor Lender, or the aggregate amount of principal of and interest on all of the Obligations in the case of such Successor Credit Agent, as at such date as the Collateral Agent may specify, (ii) the current Commitment of such Successor Lender under such Successor Credit Agreement in the case of such Successor Lender, or all of the current Commitments of all
      XIII-24
Successor Lenders under such Successor Credit Agreement in the case of such Successor Credit Agent, and (iii) any payment received by the Successor Lender or Successor Credit Agent, as the case may be, to be applied to the principal of or interest on the Obligations. Such Successor Lender and Successor Credit Agent shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

           (i) The Subordinated Debt Trustee agrees to promptly from time to time notify the Collateral Agent of the outstanding principal amount of the Subordinated Debt Securities and the amount of accrued but unpaid interest thereon, at such date as the Collateral Agent may specify. The Subordinated Debt Trustee shall, or shall cause the registrar for the Subordinated Debt Securities to, certify as to such amount as reflected in the register maintained for such purpose by the Subordinated Debt Trustee or such registrar, as the case may be, and the Collateral Agent shall be entitled to rely conclusively upon such certification.

           (j) Each Additional Subordinated Debt Trustee, by signing an acknowledgment to this Agreement, severally agrees to promptly from time to time notify the Collateral Agent of the outstanding principal amount or accreted value, as the case may be, of the Additional Subordinated Debt for which such Additional Subordinated Debt Trustee serves as trustee and the amount of accrued but unpaid interest thereon, at such date as the Collateral Agent may specify. The applicable Additional Subordinated Debt Trustee shall, or shall cause the registrar for the applicable Additional Subordinated Debt to, certify as to such amount as reflected in the register maintained for such purpose by such Additional Subordinated Debt Trustee or registrar, as the case may be, and the Collateral Agent shall be entitled to rely conclusively upon such certification.

           SECTION 6. Successor Credit Agreements; Interest Rate Agreements; Currency Agreements; Foreign Lender Guaranties; Additional Subordinated Debt Indentures in Respect of Additional Subordinated Debt; Commercial Paper Documents.

           (a) Each lender becoming party to a Successor Credit Agreement, or the agent for such lender, may cause the Obligations thereunder to be secured by the Pledge Agreements and guarantied by the Loan Guaranty by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which must be acknowledged by the Pledgors and the Loan Guarantors) to the Collateral Agent, by which each such lender or such agent for such lender, as the case may be, agrees to be bound by the terms of this Agreement.

           (b) Each Lender may cause Interest Rate Obligations and Currency Obligations to be secured by the Pledge Agreements and guarantied under the Loan Guaranty by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which must be acknowledged by the Pledgors and the Loan Guarantors) to the Collateral Agent, by which such Lender agrees to be bound by the terms of this Agreement.
      XIII-25
           (c) Each Foreign Lender may cause Foreign Lender Obligations to be secured by the Pledge Agreements by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which must be acknowledged by the Pledgors) to the Collateral Agent, by which such Foreign Lender agrees to be bound by the terms of this Agreement.

           (d) Each Commercial Paper Representative may cause the Commercial Paper in respect of which such Commercial Paper Representative is the Commercial Paper Representative to be guarantied by the Loan Guaranty and secured by the Pledge Agreements by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which must be acknowledged by the Pledgors and the Loan Guarantors) to the Collateral Agent, by which such Commercial Paper Representative agrees, for itself and on behalf of the Commercial Paper Holders in respect of which such Commercial Paper Representative is the Commercial Paper Representative, to be bound by the terms of this Agreement.

           (e) Each Additional Subordinated Debt Trustee may cause the Additional Subordinated Debt for which such Additional Subordinated Debt Trustee serves as trustee to be secured, on a senior subordinated basis, by the Company Pledge Agreement by executing an acknowledgment specifying the applicable series of Additional Subordinated Debt and the applicable Additional Subordinated Debt Indenture in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which must be acknowledged by the Company) to the Collateral Agent, by which such Additional Subordinated Debt Trustee agrees, for itself and on behalf of the holders of the Additional Subordinated Debt for which such Additional Subordinated Debt Trustee serves as trustee, to be bound by the terms of this Agreement; provided that any such series of Additional Subordinated Debt shall only be entitled to be secured as aforesaid if the Collateral Agent shall have received an opinion of Latham & Watkins, counsel for the Company, to the effect that the issuance of such series of Additional Subordinated Debt and the securing of the obligations thereunder by Liens on the Pledged Collateral under the Company Pledge Agreement do not conflict with, result in a breach of, or constitute a default under, any Senior Indenture or the Subordinated Debt Indenture or any Additional Subordinated Debt Indenture.

           SECTION 7.  Disclaimers, Indemnity, Etc.

           (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Pledge Agreements or the Loan Guaranty, and the Collateral Agent shall not by reason of this Agreement, the Pledge Agreements or the Loan Guaranty be a trustee for any Secured Party or Guarantied Party or have any other fiduciary obligation to any Secured Party or Guarantied Party (including any obligation under the Trust Indenture Act of 1939, as amended). The Collateral Agent shall not be responsible to any Secured Party or Guarantied Party for any recitals, statements, representations or warranties contained in this Agreement, the Credit Agreements, the notes evidencing Indebtedness under the Credit
      XIII-26
Agreements, the Interest Rate Agreements, the Currency Agreements, the Foreign Lender Guaranties, the Foreign Loan Agreements, the Senior Note Indenture, the Senior Notes, the Senior Debenture Indenture, the Senior Debentures, the Commercial Paper Documents, the Subordinated Debt Indenture, the Subordinated Debt Securities, the Additional Subordinated Debt Indentures, the Additional Subordinated Debt, the Pledge Agreements or the Loan Guaranty (collectively, the "Financing Agreements") or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Agreements or any other document referred to or provided for therein or any Lien under the Pledge Agreements or the perfection or priority of any such Lien or for any failure by any Loan Party to perform any of its respective obligations under any of the Financing Agreements. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

           (b) The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary of the Company), independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties and Guarantied Parties.

           (c)  Subject to the proviso contained in the last sentence of
Section 2(a), each Credit Agent on behalf of the Lenders for which it serves as agent, each Interest Rate Exchanger, each Currency Exchanger and each Foreign Lender (collectively, the "Paying Indemnifying Parties") agrees that the Secured Parties represented by it shall indemnify the Collateral Agent, ratably in accordance with the amount of the obligations held by such Secured Parties secured by the Pledge Agreements, to the extent neither reimbursed by the Company or any Pledgor under any Pledge Agreement nor reimbursed out of any Proceeds pursuant to clause First of Section 12 of any Pledge Agreement, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of any of the
      XIII-27
Financing Agreements or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Party or Secured Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent. Each Commercial Paper Representative, on behalf of such Commercial Paper Representative and the Commercial Paper Holders in respect of which such Commercial Paper Representative is the Commercial Paper Representative, agrees that, as provided in Section 12 of each Pledge Agreement and in the Loan Guaranty, deductions from distributions otherwise due the Commercial Paper Holders will be made so that such Commercial Paper Holders shall share with the Paying Indemnifying Parties, ratably in accordance with the amount of the Commercial Paper Obligations secured by the Pledge Agreements and guarantied by the Loan Guaranty, the payment of the amounts due under the preceding sentence. Each Senior Indenture Trustee, the Subordinated Debt Trustee and each Additional Subordinated Debt Trustee executing an acknowledgment to this Agreement (on behalf of the holders of the Senior Indenture Obligations or Subordinated Debt Securities or Additional Subordinated Debt on behalf of which it is entering into this Agreement) agrees that, as provided in Section 12 of the Company Pledge Agreement or (in the case of the holders of Senior Indenture Obligations in respect of the Senior Debenture Indenture to the extent such Senior Indenture Obligations are then secured by the Pledged Collateral under the Intermediate Subsidiary Pledge Agreement) Section 12 of the Intermediate Subsidiary Pledge Agreement, deductions from distributions otherwise due such holders of Senior Indenture Obligations or Subordinated Debt Securities or Additional Subordinated Debt, as the case may be, will be made so that such holders of Senior Indenture Obligations or Subordinated Debt Securities or Additional Subordinated Debt, as the case may be, shall share with the Paying Indemnifying Parties, ratably in accordance with the amount (without duplication) of such Senior Indenture Obligations or Subordinated Debt Securities or Additional Subordinated Debt, as the case may be, secured by the Company Pledge Agreement or the Intermediate Subsidiary Pledge Agreement, as the case may be, the payment of the amounts due under the second preceding sentence.

           (d) Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall, notwithstanding anything to the contrary in Section 7(c) hereof, in all cases be fully justified in failing or refusing to act hereunder unless it shall be further indemnified to its satisfaction by the Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

           (e) The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Secured Obligations or Guarantied Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Collateral Agent, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or
      XIII-28
giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

           (f) Except as expressly provided herein and in the Pledge Agreements, the Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Pledged Collateral. The Collateral Agent shall incur no liability to any Secured Party as a result of any sale of any Pledged Collateral at any private sale.

           (g) (i) Until such time as the Obligations, the Foreign Lender Obligations, the Interest Rate Obligations and the Currency Obligations secured by the Pledged Collateral shall have been indefeasibly paid in full, the Collateral Agent may resign at any time by giving at least 30 days' notice thereof to the Parties (such resignation to take effect as hereinafter provided) and the Collateral Agent may be removed as Collateral Agent at any time by Requisite Obligees. In the event of such resignation or removal of the Collateral Agent, Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within 30 days after the notice of the intent of the Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the other Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (i) (A) shall be a com-mercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000 and (B) shall be approved by the Company.

             (ii) After the payment in full of the Obligations, the Foreign Lender Obligations, the Interest Rate Obligations and the Currency Obligations secured by the Pledged Collateral and until such time as the Senior Indenture Obligations, the Commercial Paper Obligations and the Junior Secured Obligations are paid in full, the Collateral Agent may resign at any time by giving at least 30 days' notice thereof to each Senior Indenture Trustee (to the extent the Senior Indenture Obligations in respect of which such Senior Indenture Trustee is the trustee are then secured by any of the Pledged Collateral), each Commercial Paper Representative, the Subordinated Debt Trustee, and each Additional Subordinated Debt Trustee (to the extent the Junior Secured Obligations in respect of which such Additional Subordinated Debt Trustee is the trustee are then secured by the Pledged Collateral under the Company Pledge Agreement) (such resignation to take effect as hereinafter provided) and the Collateral Agent may be removed as Collateral Agent at any time by the appropriate Requisite Obligees. In the event of any such resignation or removal of the Collateral Agent, such Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed within 30 days after the notice of the intent of the Collateral
      XIII-29
Agent to resign, then the retiring Collateral Agent may, on behalf of the Requisite Obligees, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (ii) (A) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000 and (B) shall, unless such successor Collateral Agent is appointed by the retiring Collateral Agent, be approved by Company.

             (iii) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

           (h) In no event shall Collateral Agent or any Party, Secured Party or Guarantied Party be liable or responsible for any funds or investments of funds held by Company.

           SECTION 8. No Impairment of Subordination in Rights of Payment. The Subordinated Debt Trustee and each Additional Subordinated Debt Trustee executing an acknowledgment to this Agreement agrees, which agreement shall be binding upon each and every holder of the Junior Secured Obligations, that the agreements and obligations of the Loan Parties and the holders of the Junior Secured Obligations relating to the subordination of the right of payment of the holders of the Subordinated Debt Securities and any Additional Subordinated Debt to the prior payment of "Senior Indebtedness" (as defined in the Subordinated Debt Indenture and the applicable Additional Subordinated Debt Indenture, respectively) shall not be impaired in any manner by the pledge of the Pledged Collateral and the security interest granted under the Company Pledge Agreement or the exercise of any rights provided thereunder and that the rights of the holders of such "Senior Indebtedness" shall not be impaired in any manner by any such action.

           SECTION 9.  Miscellaneous.

           (a) All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9(a)) shall be as set forth under each party's name on the signature pages (including acknowledgments) hereof.

           (b) This Agreement may be modified or waived only by an instrument or instruments in writing signed by each Party; provided that, in
      XIII-30
the event and only in the event of a modification or amendment which would
(i) reduce or adversely affect the right of the Commercial Paper Represen-tatives to request or direct the Collateral Agent to take action as provided in Section 2(a) or (ii) subordinate or cause the Commercial Paper Holders to hold a security interest in the Pledged Collateral junior to the security interest therein of any other Secured Party, no such modification or amendment shall be effective as to the Commercial Paper Holders or Commercial Paper Representatives in respect of any Commercial Paper outstanding at the time of such modification or amendment except with the prior written consent of the Commercial Paper Representatives in respect of a majority in aggregate face amount of such outstanding Commercial Paper; provided, however that, notwithstanding the foregoing, neither the written consent of the Senior Debenture Trustee nor the written consent of the Subordinated Debt Trustee nor the written consent of any Additional Subordinated Debt Trustee shall be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional Indebtedness secured by the Pledged Collateral and entitled to the benefits of the Company Pledge Agreement or the Intermediate Subsidiary Pledge Agreement insofar as the foregoing is permitted by the Senior Debenture Indenture or the Subordinated Debt Indenture or the applicable Additional Subordinated Debt Indenture, as the case may be, including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof (including without limitation the provisions of Section 4 and the definitions of Level 2 Sharing Event and Level 1 Sharing Event set forth therein and, if applicable, the provisions of Section 10) in connection with the incurrence of such Indebtedness; provided further, however that, notwithstanding the foregoing, this Agreement may be amended from time to time by an instrument or instruments in writing signed by the Current Credit Agent and the Collateral Agent with the written acknowledgment of the Company but without the signature or written consent of any other Party for the purpose of providing, with respect to any Indebtedness proposed to be issued by the Company the proceeds of which may be used to repay Loans, that, notwithstanding the fact that any agreement or instrument related to such Indebtedness might otherwise be deemed to be a Successor Credit Agreement, in no event shall any such agreement or instrument be deemed to be a Successor Credit Agreement.

           (c) This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, each other Party, each Secured Party and each Guarantied Party and their respective successors and assigns.

           (d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

           (e) This Agreement shall become effective as to the Current Lenders, the Current Credit Agent, the Senior Note Trustee and the holders of the Senior Notes, the Senior Debenture Trustee and the holders of the Senior Debentures, the Subordinated Debt Trustee and the holders of the Subordinated
      XIII-31
Debt Securities, the Foreign Lender listed on the signature pages hereof, and the Collateral Agent upon the execution of this Agreement by the Current Credit Agent, the Senior Note Trustee, the Senior Debenture Trustee, the Subordinated Debt Trustee, the Foreign Lender listed on the signature pages hereof, and the Collateral Agent and the delivery of each such Person's counterparts to the Collateral Agent and shall become effective as to each Interest Rate Exchanger, each Currency Exchanger, each other Foreign Lender, each Successor Credit Agent, each Successor Lender, each Additional Subordinated Debt Trustee and each holder of any Additional Subordinated Debt, and each Commercial Paper Representative and each Commercial Paper Holder, respectively, upon the execution of an acknowledgment by any such Person or its representative as contemplated by Section 6 and delivery of such executed acknowledgment (which shall also be acknowledged by the applicable Pledgors and Loan Guarantors) to the Collateral Agent.

           (f) The Foreign Lender listed on the signature pages hereof, the Senior Note Trustee, the Senior Debenture Trustee and the Subordinated Debt Trustee, by their execution of this Agreement, consent to and approve the execution and delivery of the Company Pledge Agreement and, in the case of such Foreign Lender and the Senior Debenture Trustee, the Intermediate Subsidiary Pledge Agreement.

           (g) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

           (h) Anything contained in this Agreement to the contrary notwithstanding, the Senior Note Trustee, the Senior Debenture Trustee, the Subordinated Debt Trustee or any Additional Subordinated Debt Trustee, as the case may be, shall no longer be a Party from and after such time as all of the applicable Senior Notes, Senior Debentures, Subordinated Debt Securities or Additional Subordinated Debt, respectively, or the instruments representing the same, shall have ceased to be outstanding by virtue of the payment thereof or the cancellation thereof or delivery for cancellation thereof in accordance with the terms of the applicable Senior Note Indenture, Senior Debenture Indenture, Subordinated Debt Indenture or Additional Subordinated Debt Indenture, respectively.

           SECTION 10. Confirmation of Mutual Intentions as to Certain Matters Regarding Payments Under the Loan Guaranty and Certain Guaranties of the Senior Debentures. The Collateral Agent and the Senior Debenture Trustee each hereby confirms, which confirmation shall be binding on each and every Guarantied Party and each and every holder of the Senior Debentures, that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Intermediate Subsidiary Guarantor (as hereinafter defined) in which concurrent claims are made upon such Intermediate Subsidiary Guarantor under the Loan Guaranty and the Applicable Senior Debenture Guaranty (as hereinafter defined), to the extent such concurrent claims will not be fully satisfied, each holder of such a concurrent claim with a valid claim against the Company shall be entitled to a ratable share of all payments by such
      XIII-32
Intermediate Subsidiary Guarantor in respect of such concurrent claims. For purposes of this Section 10, (i) the term "Intermediate Subsidiary Guarantor" means any O-I Subsidiary (other than Group) that (a) has executed a counterpart of, or has otherwise become a party to, the Loan Guaranty and
(b) is a party to a Senior Debenture Guaranty or has otherwise guarantied the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder pursuant to a Subsidiary Guaranty substantially in the form of Exhibit E to the Senior Debenture Indenture and
(ii) the term "Applicable Senior Debenture Guaranty" means, with respect to any Intermediate Subsidiary Guarantor, the applicable Senior Debenture Guaranty or other guaranty described in clause (i)(b) above to which such Intermediate Subsidiary Guarantor is a party.



                [Remainder of page intentionally left blank]
      XIII-33
           IN WITNESS WHEREOF, the parties hereto have caused this Agre to be duly executed as of the day and year first above written.

                                       BANKERS TRUST COMPANY,
                                       as Agent for the Current Lenders



                                       By: __________________________
                                       Title:________________________

                                       Notice Address:

                                       Bankers Trust Company
                                       One Bankers Trust Plaza
                                       New York, New York 10006
                                       Attention:  Terence J. Mogan

                                       With a copy to:

                                       Bankers Trust Company
                                       300 South Grand Avenue, 41st Floor
                                       Los Angeles, CA 90071
                                       Attention:  Frank H. Gerencser

                                       With a copy to:

                                       Bankers Trust Company
                                       300 South Grand Avenue, 41st Floor
                                       Los Angeles, CA 90071
                                       Attention:  Edward H. Schweitzer
      XIII-34
                                       FIRST BANK (N.A.),
                                       as trustee under the Senior Note
                                       Indenture



                                       By:____________________________
                                       Title:_________________________

                                       Notice Address:

                                       First Bank (N.A.)
                                       First Trust Center
                                       180 East Fifth Street
                                       St. Paul, MN 55164
                                       Attention:  Corporate Trust Department
      XIII-35
                                       THE BANK OF NEW YORK,
                                       as trustee under the Senior Debenture
                                       Indenture



                                       By:_____________________________
                                       Title:__________________________

                                       Notice Address:

                                       The Bank of New York
                                       One Wall Street, 22nd Floor
                                       New York, NY  10286
                                       Attention: Corporate Trust
                                                  Trustee Administration
      XIII-36
                                       HARRIS TRUST AND SAVINGS BANK, as
                                       trustee under the Subordinated Debt
                                       Indenture



                                       By:_____________________________
                                       Title:__________________________

                                       Notice Address:

                                       Harris Trust and Savings Bank
                                       115 S. LaSalle Street, 12th Floor
                                       Chicago, IL  60603
                                       Attention:  U.S. Corporate Banking
      XIII-37
                                       BANKERS TRUST COMPANY, as Foreign
                                       Lender



                                       By:_____________________________
                                       Title:__________________________

                                       Notice Address:

                                       Bankers Trust Company
                                       One Bankers Trust Plaza,
                                          14th Floor
                                       New York, New York 10006
                                       Attention:
                                       Telex:  126642


                                       With a copy to:

                                       Bankers Trust Company
                                       300 South Grand Avenue, 41st Floor
                                       Los Angeles, California 90071
                                       Attention:  Frank H. Gerencser
                                       Telex: 4720048

                                       With a copy to:

                                       Bankers Trust Company
                                       300 South Grand Avenue, 41st Floor
                                       Los Angeles, California 90071
                                       Attention:  Edward H. Schweitzer
                                       Telex: 4720048
      XIII-38
                                       BANKERS TRUST COMPANY,
                                       as Collateral Agent


                                       By:___________________________
                                       Title:________________________

                                       Notice Address:

                                       Bankers Trust Company
                                       One Bankers Trust Plaza
                                       New York, New York 10006
                                       Attention:  Terence J. Mogan

                                       With a copy to:

                                       Bankers Trust Company
                                       300 South Grand Avenue, 41st Floor
                                       Los Angeles, California 90071
                                       Attention:  Frank H. Gerencser

                                       With a copy to:

                                       Bankers Trust Company
                                       300 South Grand Avenue, 41st Floor
                                       Los Angeles, California 90071
                                       Attention:  Edward H. Schweitzer
      XIII-39
                               ACKNOWLEDGMENT


                  Reference is hereby made to the Fifth Amended and Restated Intercreditor Agreement dated as of December 15, 1993, as amended to the date hereof (as so amended, this "Agreement") among Bankers Trust Company, as Agent for the lenders party to the Current Credit Agreement, the Senior Note Trustee, as trustee for the holders of the Senior Notes, the Senior Debenture Trustee, as trustee for the holders of the Senior Debentures, the Subordinated Debt Trustee, as trustee for the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party and Guarantied Party has entered into the Interest Rate Agreement described below with the Company pursuant to which Interest Rate Obligations thereunder are to be secured by the Pledge Agreements and guarantied under the Loan Guaranty. The undersigned Secured Party and Guarantied Party acknowledges the terms of this Agreement and agrees to be bound hereby.

                  The Interest Rate Agreement described above is [Insert description of Interest Rate Agreement.]

                                  SECURED PARTY AND GUARANTIED PARTY:
                                  [Insert Name of Lender]


                                  By_______________________________
                                    Date___________________________

                                    Notice Address:
                                     ______________________________
                                     ______________________________
                                     ______________________________

                                  Acknowledged and Agreed:

                                     ______________________________
                                             [Pledgors]


                                  By_______________________________
                                    Date___________________________


                                     ______________________________
                                          [Loan Guarantors]


                                  By_______________________________
                                    Date___________________________
      XIII-40
                               ACKNOWLEDGMENT


                  Reference is hereby made to the Fifth Amended and Restated Intercreditor Agreement dated as of December 15, 1993 as amended to the date hereof (as so amended, this "Agreement") among Bankers Trust Company, as Agent for the lenders party to the Current Credit Agreement, the Senior Note Trustee, as trustee for the holders of the Senior Notes, the Senior Debenture Trustee, as trustee for the holders of the Senior Debentures, the Subordinated Debt Trustee, as trustee for the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party and Guarantied Party has entered into the Currency Agreement described below with the Company pursuant to which Currency Obligations thereunder are to be secured by the Pledge Agreements and guarantied under the Loan Guaranty. The undersigned Secured Party and Guarantied Party acknowledges the terms of this Agreement and agrees to be bound hereby.

                  The Currency Agreement referred to above is [Insert description of Currency Agreement.]

                                  SECURED PARTY AND GUARANTIED PARTY:
                                  [Insert Name of Lender]


                                  By_______________________________
                                    Date___________________________

                                    Notice Address:
                                     ______________________________
                                     ______________________________
                                     ______________________________

                                  Acknowledged and Agreed:

                                     ______________________________
                                               [Pledgors]


                                  By_______________________________
                                    Date___________________________


                                     ______________________________
                                            [Loan Guarantors]


                                  By_______________________________
                                    Date___________________________
      XIII-41
                               ACKNOWLEDGMENT


                  Reference is hereby made to the Fifth Amended and Restated Intercreditor Agreement dated as of December 15, 1993 as amended to the date hereof (as so amended, this "Agreement") among Bankers Trust Company, as Agent for the lenders party to the Current Credit Agreement, the Senior Note Trustee, as trustee for the holders of the Senior Notes, the Senior Debenture Trustee, as trustee for the holders of the Senior Debentures, the Subordinated Debt Trustee, as trustee for the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party and Guarantied Party has entered into a Successor Credit Agreement with the Company pursuant to which Indebtedness thereunder is to be secured by the Pledge Agreements and guarantied under the Loan Guaranty. The undersigned Secured Party and Guarantied Party acknowledges the terms of this Agreement and agrees to be bound hereby.

                                  SECURED PARTY AND GUARANTIED PARTY:

                                  [Insert Name of Lender or
                                  Credit Agent]


                                  By_______________________________
                                    Date___________________________

                                    Notice Address:
                                     ______________________________
                                     ______________________________
                                     ______________________________

                                  Acknowledged and Agreed:

                                     ______________________________
                                              [Pledgors]


                                  By_______________________________
                                    Date___________________________


                                     ______________________________
                                            [Loan Guarantors]


                                  By_______________________________
                                    Date___________________________
      XIII-42
                               ACKNOWLEDGMENT


                  Reference is hereby made to the Fifth Amended and Restated Intercreditor Agreement dated as of December 15, 1993 as amended to the date hereof (as so amended, this "Agreement") among Bankers Trust Company, as Agent for the lenders party to the Current Credit Agreement, the Senior Note Trustee, as trustee for the holders of the Senior Notes, the Senior Debenture Trustee, as trustee for the holders of the Senior Debentures, the Subordinated Debt Trustee, as trustee for the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party has entered into Foreign Debt Agreements described below with the Foreign Subsidiaries identified below and the obligations of such Foreign Subsidiaries under such Foreign Debt Agreements have been guarantied by Company, pursuant to a Foreign Lender Guaranty as permitted under the Credit Agreement. The Pledgors desire that the obligations to Secured Party under such Foreign Lender Guaranty be secured by the Pledge Agreements. The undersigned Secured Party acknowledges the terms of this Agreement and agrees to be bound hereby.

                  The Foreign Loan Agreements and Foreign Lender Guaranties referred to above are: [Insert description of relevant Foreign Loan Agreements and Foreign Lender Guaranties].

                                  SECURED PARTY:

                                  [Insert Name of Foreign Lender]


                                  By_______________________________
                                    Date___________________________

                                    Notice Address:
                                     ______________________________
                                     ______________________________
                                     ______________________________

                                  Acknowledged and Agreed:

                                     ______________________________
                                              [Pledgors]


                                  By_______________________________
                                    Date___________________________
      XIII-43
                               ACKNOWLEDGMENT

                  Reference is hereby made to the Fifth Amended and Restated Intercreditor Agreement dated as of December 15, 1993 as amended to the date hereof (as so amended, this "Agreement") among Bankers Trust Company, as Agent for the lenders party to the Current Credit Agreement, the Senior Note Trustee, as trustee for the holders of the Senior Notes, the Senior Debenture Trustee, as trustee for the holders of the Senior Debentures, the Subordinated Debt Trustee, as trustee for the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party and Guarantied Party has purchased and/or may from time to time hereafter purchase Commercial Paper from the Company under, or has been appointed to act as agent or representative of the holders of Commercial Paper purchased or to be purchased from the Company under, the Commercial Paper Documents described below pursuant to which Commercial Paper Obligations thereunder are to be secured by the Pledge Agreements and guarantied under the Loan Guaranty. The undersigned Secured Party and Guarantied Party, for itself and on behalf of the Commercial Paper Holders in respect of which it is Commercial Paper Representative, acknowledges the terms of this Agreement and agrees to be bound hereby.

                  The Commercial Paper Documents described above are [Insert description of Commercial Paper Documents.]

                                  SECURED PARTY AND GUARANTIED PARTY:
                                  [Insert Name of Commercial Paper
                                  Representative]


                                  By_______________________________
                                    Date___________________________

                                    Notice Address:
                                     ______________________________
                                     ______________________________
                                     ______________________________

                                  Acknowledged and Agreed:

                                     ______________________________
                                             [Pledgors]

                                  By_______________________________
                                    Date___________________________


                                     ______________________________
                                            [Loan Guarantors]

                                  By_______________________________
                                    Date___________________________
      XIII-44
                               ACKNOWLEDGMENT

                  Reference is hereby made to the Fifth Amended and Restated Intercreditor Agreement dated as of December 15, 1993, as amended to the date hereof (as so amended, this "Agreement"), among Bankers Trust Company, as Agent for the lenders party to the Current Credit Agreement, the Senior Note Trustee, as trustee for the holders of the Senior Notes, the Senior Debenture Trustee, as trustee for the holders of the Senior Debentures, the Subordinated Debt Trustee, as trustee for the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party has entered into an Additional Subordinated Debt Indenture with the Company pursuant to which a particular series of Additional Subordinated Debt to be issued thereunder is to be secured, on a senior subordinated basis, by the Company Pledge Agreement.
The undersigned Secured Party, for itself and on behalf of the holders of the Additional Subordinated Debt issued pursuant to the Additional Subordinated Debt Indenture referred to above, acknowledges the terms of this Agreement and agrees to be bound hereby.

                  The Additional Subordinated Debt Indenture referred to above is [Insert description of relevant Additional Subordinated Debt Indenture]. The particular series of Additional Subordinated Debt referred to above is [Insert description of relevant series of Additional Subordinated Debt].

                                          SECURED PARTY:

                                          [Insert Name of Additional
                                          Subordinated Debt Trustee]


                                          By _______________________
                                            Date ___________________

                                            Notice Address:

                                               ____________________
                                               ____________________
                                               ____________________

             Acknowledged and Agreed:

             ____________________________
                       [Company]


             By _______________________
               Date __________________
      XIII-45
                  EACH LOAN PARTY, by its execution of this Agreement in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to the foregoing provisions of this Agreement including, without limitation, Sections 3 and 4 hereof.

                  Owens-Illinois, Inc. (formerly named "OII Holdings Corporation" and "Owens-Illinois Holdings Corporation"), Owens-Illinois Group, Inc. (formerly named "OII Group, Inc."), Owens-Brockway Packaging, Inc. (formerly named "OI Glass Container FTS Inc."), OI Closure FTS Inc., OI Plastic Products FTS Inc., OI Kimble FTS Inc., O-I Health Care Holding Corp. (formerly named "Health Care and Retirement Corporation"), OI General FTS Inc., OI General Finance Inc., Owens-Brockway Glass Container Inc. (formerly named "Owens-Illinois Glass Container Inc." and "OI Glass Container STS Inc."), OI IONE STS Inc., OI US Capital STS Inc., Owens-Illinois Closure Inc. (formerly named "OI Closure STS Inc."), Specialty Packaging Licensing Company, Owens-Illinois Plastic Products Inc. (formerly named "OI Blown Container STS Inc."), Owens-Illinois Prescription Products Inc. (formerly named "OI Prescription Products STS Inc."), OI Treitler STS Inc., OI Dougherty STS Inc., OI Kontes STS Inc., OI Schott STS Inc., OI Enbosa STS Inc., Kimble Glass Inc. (formerly named "OI Kimble STS Inc."), Owens-Illinois General Inc. (formerly named "OI General STS Inc."), OI Castalia STS Inc., OI Levis Park STS Inc., OI MVCURC STS Inc., OI UMI STS Inc., and OI AID STS Inc.



By:________________________________
Title:_____________________________
      annex 1-1
                                   ANNEX 1
                                     to
                         FIFTH AMENDED AND RESTATED
                           INTERCREDITOR AGREEMENT

                               INDEX OF TERMS

Additional Indenture Supplement  . . . . . . . . . . . . . . . . . Recital 25
Additional Subordinated Debt . . . . . . . . . . . . . . . . . . . Recital 25
Additional Subordinated Debt Indenture . . . . . . . . . . . . . . Recital 25
Additional Subordinated Debt Indentures. . . . . . . . . . . . . . Recital 25
Additional Subordinated Debt Trustee . . . . . . . . . . . . . . . Recital 25
Additional 1992 Subordinated Debt Trustees . . . . . . . . . . . . Recital 25
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Applicable Senior Debenture Guaranty . . . . . . . . . . . . . . . Section 10
Bankers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Collateral Agent . . . . . . . . . . . . . . . . . . . . . . . . . .Section 1
Commercial Paper Documents . . . . . . . . . . . . . . . . . . . . Recital 18
Commercial Paper Holders . . . . . . . . . . . . . . . . . . . . . Recital 20
Commercial Paper Obligations . . . . . . . . . . . . . . . . . . . Recital 19
Commercial Paper Representative. . . . . . . . . . . . . . . . . . Recital 20
Commercial Paper Representatives . . . . . . . . . . . . . . . . . Recital 20
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 1
Company Pledge Agreement . . . . . . . . . . . . . . . . . . . . . .Recital 1
Credit Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 18
Credit Agreements. . . . . . . . . . . . . . . . . . . . . . . . . Recital 18
Currency Exchangers. . . . . . . . . . . . . . . . . . . . . . . . Recital 23
Currency Obligations . . . . . . . . . . . . . . . . . . . . . . . Recital 23
Current Credit Agent . . . . . . . . . . . . . . . . . . . . . . Introduction
Current Credit Agreement . . . . . . . . . . . . . . . . . . . . . Recital 14
Current Lenders. . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Directing Parties. . . . . . . . . . . . . . . . . . . . . . . . Section 2(b)
Existing Company Pledge Agreement. . . . . . . . . . Company Pledge Agreement
Existing Credit Agreement. . . . . . . . . . . . . . . . . . . . . Recital 21
Existing Foreign Lender Debt . . . . . . . . . . . . . . . . . . . Recital 21
Existing Foreign Lender Guaranties . . . . . . . . . . . . . . . . Recital 21
Existing Foreign Lender. . . . . . . . . . . . . . . . . . . . . . Recital 21
Existing Foreign Loan Agreements . . . . . . . . . . . . . . . . . Recital 21
Existing Intercreditor Agreement . . . . . . . . . . . . . . . . Introduction
Existing Intermediate                                 Intermediate Subsidiary
             Subsidiary Pledge Agreement . . . . . . . . . . Pledge Agreement
Existing Loan Guaranties . . . . . . . . . . . . . . . . . . . . . .Recital 5
Existing Pledge Agreements . . . . . . . . . . . . . . . . . . . . .Recital 2
Financing Agreements . . . . . . . . . . . . . . . . . . . . . . Section 7(a)
Foreign Lender Debt. . . . . . . . . . . . . . . . . . . . . . . . Recital 21
Foreign Lender Guaranties. . . . . . . . . . . . . . . . . . . . . Recital 21
Foreign Lender Obligations . . . . . . . . . . . . . . . . . . . . Recital 21
Foreign Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . Recital 21
Foreign Loan Agreements. . . . . . . . . . . . . . . . . . . . . . Recital 21
      annex 1-2
Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 2
Guarantied Obligations . . . . . . . . . . . . . . . . . . . . . Section 3(b)
Guarantied Parties . . . . . . . . . . . . . . . . . . . . . . . . .Section 1
Initial Commercial Paper Holder. . . . . . . . . . . . . . . . . . Recital 20
Initial Commercial Paper Holders . . . . . . . . . . . . . . . . . Recital 20
Interest Rate Exchangers . . . . . . . . . . . . . . . . . . . . . Recital 22
Interest Rate Obligations. . . . . . . . . . . . . . . . . . . . . Recital 22
Intermediate Subsidiary Guarantor. . . . . . . . . . . . . . . . . Section 10
Intermediate Subsidiary Pledge Agreement . . . . . . . . . . . . . .Recital 2
Intermediate Subsidiary Pledgor. . . . . . . . . . . . . . . . . . .Recital 2
Intermediate Subsidiary Pledgors . . . . . . . . . . . . . . . . . .Recital 2
Junior Secured Obligations . . . . . . . . . . . . . . . . . . . . Recital 25
Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 18
Level 1 Sharing Event. . . . . . . . . . . . . . . . . . . . . . Section 4(b)
Level 2 Sharing Event. . . . . . . . . . . . . . . . . . . . . . Section 4(b)
Loan Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 15
Loan Guarantors. . . . . . . . . . . . . . . . . . . . . . . . . . Recital 15
Loan Guaranty Payments . . . . . . . . . . . . . . . . . . . . . Section 3(a)
Loan Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 27
Non-Directing Parties. . . . . . . . . . . . . . . . . . . . . . Section 2(b)
Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 27
Paying Indemnifying Parties. . . . . . . . . . . . . . . . . . . Section 7(c)
Pledge Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .Recital 3
Pledged Collateral . . . . . . . . . . . . . . . . . . . . . . . . .Recital 3
Pledgors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 1
Prepayment Date. . . . . . . . . . . . . . . . . . . . . . . . . Section 4(b)
Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3(a)
Pro Forma Additional Subordinated Debt . . . . . . . . . . . . . . Recital 25
Requisite Obligees . . . . . . . . . . . . . . . . . . . . . . . Section 2(a)
Secured Parties. . . . . . . . . . . . . . . . . . . . . . . . . . Recital 27
Senior Debenture Closing Date. . . . . . . . . . . . . . . . . . Section 4(b)
Senior Debenture Guaranties. . . . . . . . . . . . . . . . . . . . Recital 10
Senior Debenture Guaranty. . . . . . . . . . . . . . . . . . . . . Recital 10
Senior Debenture Indenture . . . . . . . . . . . . . . . . . . . . .Recital 9
Senior Debenture Trustee . . . . . . . . . . . . . . . . . . . . Introduction
Senior Debentures. . . . . . . . . . . . . . . . . . . . . . . . . .Recital 9
Senior Indenture Obligations . . . . . . . . . . . . . . . . . . . .Recital 9
Senior Indentures. . . . . . . . . . . . . . . . . . . . . . . . . .Recital 9
Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 7
Senior Note Trustee. . . . . . . . . . . . . . . . . . . . . . . Introduction
Senior Secured Obligations . . . . . . . . . . . . . . . . . . . Section 2(f)
Senior Note Indenture. . . . . . . . . . . . . . . . . . . . . . . .Recital 7
Subordinated Debt Indenture. . . . . . . . . . . . . . . . . . . . Recital 12
Subordinated Debt Securities . . . . . . . . . . . . . . . . . . . Recital 12
Subordinated Debt Trustee. . . . . . . . . . . . . . . . . . . . Introduction
Successor Credit Agents. . . . . . . . . . . . . . . . . . . . . . Recital 18
Successor Credit Agreements. . . . . . . . . . . . . . . . . . . . Recital 18
Successor Lenders. . . . . . . . . . . . . . . . . . . . . . . . . Recital 18
      XIV-1
                                 EXHIBIT XIV

                     [FORM OF COMPANY PLEDGE AGREEMENT]



                  This FOURTH AMENDED AND RESTATED COMPANY PLEDGE AGREEMENT (as amended, amended and restated or otherwise modified from time to time, herein called "this Agreement") is dated as of December 15, 1993, between OWENS-ILLINOIS, INC., a Delaware corporation (the "Pledgor"), and BANKERS TRUST COMPANY ("Bankers"), as Collateral Agent for and representative of (in such capacity herein called the "Collateral Agent") the Lenders (as hereinafter defined), the Interest Rate Exchangers (as hereinafter defined), the Currency Exchangers (as hereinafter defined), the Foreign Lenders (as hereinafter defined), the trustee (including any successor, the "Senior Note Trustee") under the Senior Note Indenture (as hereinafter defined), the trustee (including any successor, the "Senior Debenture Trustee") under the Senior Debenture Indenture (as hereinafter defined) (the Senior Note Trustee and the Senior Debenture Trustee being collectively referred to herein as the "Senior Indenture Trustees"), the Commercial Paper Holders and the Commercial Paper Representatives (as such terms are hereinafter defined), the trustee (including any successor, the "Subordinated Debt Trustee") under the Subordinated Debt Indenture (as hereinafter defined), and the Additional Subordinated Debt Trustees (as hereinafter defined), and amends and restates the Third Amended and Restated Company Pledge Agreement dated as of
December 10, 1991, as amended by the First Amendment to Third Amended and Restated Company Pledge Agreement dated as of March 31, 1992 and the Second Amendment to Third Amended and Restated Company Pledge Agreement dated as of September 28, 1992 (as so amended, the "Existing Company Pledge Agreement"), among the Pledgor and Bankers, as collateral agent for and representative of the Lenders, the Public Debenture Trustees, the Senior Note Trustees, the Refinancing Senior Debt Trustees, the Refinancing Subordinated Debt Trustees, the 1992 Refinancing Subordinated Debt Trustees and the Additional 1992 Subordinated Debt Trustees (as such terms are defined in the Existing Company Pledge Agreement), the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the Senior Debenture Trustee, the Commercial Paper Holders and the Commercial Paper Representatives. Certain defined terms used in this Agreement are indexed in Annex 1 to this Agreement.


                               R E C I T A L S

                  1. The Pledgor is the legal and beneficial owner of (i) the shares of stock described in Part I of Schedule I hereto (the "Pledged Shares") issued by the corporations named therein, which shares constitute the percentage of all of the issued and outstanding shares of all classes of capital stock of such companies identified in Part I of said Schedule I, and
(ii) the indebtedness described in Part II of said Schedule I (the "Pledged Debt") issued by the obligors named therein;
      XIV-2
                  2. The Current Lenders (including certain of such Current Lenders appointed as Managers for such Current Lenders) and the Current Credit Agent (as such terms are defined in the Existing Company Pledge Agreement) have entered into a Third Amended and Restated Credit Agreement dated as of March 31, 1989 with the Pledgor and Health Care and Retirement Corporation of America (said Third Amended and Restated Credit Agreement, as amended to the date hereof, being the "Existing Credit Agreement"), and the obligations of the Pledgor under the Existing Credit Agreement have been secured on a senior basis pursuant to the Existing Company Pledge Agreement and the Existing Intercreditor Agreement (such term being used herein as defined in the Intercreditor Agreement (as hereinafter defined));

                  3. The Pledgor, Owens-Illinois Group, Inc., a Delaware corporation ("Group"), as guarantor, and the Senior Note Trustee have entered into an Indenture dated as of April 1, 1989 (the "Senior Note Indenture"), pursuant to which the Pledgor has issued approximately $394,400,000 in aggregate principal amount of Senior Variable Rate Notes Due 1996, of which approximately $270,000,000 in aggregate principal amount are outstanding as of the effective date of this Agreement (the "Senior Notes");

                  4. As more fully described in the recitals to the Existing Company Pledge Agreement, the Indebtedness evidenced by the Senior Notes has been secured on a senior basis pursuant to the Existing Company Pledge Agreement, subject to certain limitations on the rights of the Senior Note Trustee under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Company Pledge Agreement) and other matters, and the Pledgor desires that such Indebtedness continue to be secured on a senior basis by the Pledged Collateral (as hereinafter defined) to the same extent, and subject to the same limitations relative to the other obligations secured by the Pledged Collateral (treating the Current Credit Agreement (as hereinafter defined) for such purposes as being in all respects the same as the Existing Credit Agreement), as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement; provided that, notwithstanding the foregoing, the holders of any Senior Notes and the Senior Note Trustee shall only be entitled to the benefits of this Agreement if the Senior Note Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement;

                  5. The Pledgor, Group, as guarantor, and the Senior Debenture Trustee have entered into an Indenture dated as of December 15, 1991 (the "Senior Debenture Indenture"; the Senior Note Indenture and the Senior Debenture Indenture being collectively referred to herein as the "Senior Indentures") pursuant to which the Pledgor has issued $1,000,000,000 in aggregate principal amount of 11% Senior Debentures Due 2003 (the "Senior Debentures");

                  6. As more fully described in the recitals to the Existing Company Pledge Agreement, the Indebtedness evidenced by the Senior Debentures has been secured on a senior basis pursuant to the Existing
      XIV-3
Company Pledge Agreement, subject to certain limitations on the rights of the Senior Debenture Trustee under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Company Pledge Agreement) and other matters, and the Pledgor desires that such Indebtedness continue to be secured on a senior basis by the Pledged Collateral to the same extent, and subject to the same limitations relative to the other obligations secured by the Pledged Collateral (treating the Current Credit Agreement for such purposes as being in all respects the same as the Existing Credit Agreement), as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement; provided that, notwithstanding the foregoing, the holders of any Senior Debentures and the Senior Debenture Trustee shall only be entitled to the benefits of this Agreement if the Senior Debenture Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement;

                  7. The Pledgor and the Subordinated Debt Trustee have entered into an Indenture dated as of April 1, 1992, together with supplements thereto dated as of April 8, 1992, June 22, 1992, August 4, 1992, August 24, 1992 and October 8, 1992 (collectively, the "Subordinated Debt Indenture"), pursuant to which the Pledgor has issued the following (collectively, the "Subordinated Debt Securities"): (a) $250,000,000 in aggregate principal amount of 10-1/4% Senior Subordinated Notes Due April 1, 1999; (b) $150,000,000 in aggregate principal amount of 10-1/2% Senior Subordinated Notes Due June 15, 2002; (c) $250,000,000 in aggregate principal amount of 10% Senior Subordinated Notes Due August 1, 2002; (d) $200,000,000 in aggregate principal amount of 9-3/4% Senior Subordinated Notes Due
August 15, 2004; and (e) $100,000,000 in aggregate principal amount of 9.95% Senior Subordinated Notes Due October 15, 2004 (the Subordinated Debt Securities described in the foregoing clauses (a)-(d) having been referred to in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement as "1992 Refinancing Subordinated Debt", and the Subordinated Debt Securities referred to in the foregoing clause (e) having been referred to in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement as "Additional 1992 Subordinated Debt");

                  8. As more fully described in the recitals to the Existing Company Pledge Agreement, the Indebtedness evidenced by the Subordinated Debt Securities has been secured on a senior subordinated basis pursuant to the Existing Company Pledge Agreement, subject to certain limitations on the rights of the Subordinated Debt Trustee under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Company Pledge Agreement) and other matters, and the Pledgor desires that such Indebtedness continue to be secured on a senior subordinated basis by the Pledged Collateral to the same extent, and subject to the same limitations relative to the other obligations secured by the Pledged Collateral (treating the Current Credit Agreement for such purposes as being in all respects the same as the Existing Credit
      XIV-4
Agreement), as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement; provided that the holders of any Subordinated Debt Securities and the Subordinated Debt Trustee shall only be entitled to the benefits of this Agreement if the Subordinated Debt Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement;

                  9. Certain lenders (the "Current Lenders"), the Current Lenders appointed as Lead Managers and Co-Agents for the Current Lenders, and Bankers, as Agent for the Current Lenders (in such capacity herein called the "Current Credit Agent"), have entered into a Refinancing Credit Agreement dated as of December 15, 1993 with the Pledgor (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Current Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect), pursuant to which the Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to extend certain credit facilities to the Pledgor for the purpose of, among other things, (a) refinancing all outstanding Indebtedness under the Existing Credit Agreement, (b) refinancing certain Indebtedness outstanding under the Senior Indentures, and (c) permitting the Pledgor to issue Commercial Paper as more fully described below;

                  10. The Pledgor desires that all obligations of the Pledgor under the Current Credit Agreement and any Successor Credit Agreements be secured on a senior basis by the Pledged Collateral to the same extent as the obligations under the Existing Credit Agreement have been secured by the Pledged Collateral (as defined in the Existing Company Pledge Agreement), and that the relative priority of the Liens and other rights in favor of the Credit Agents and the Lenders (as such terms are hereinafter defined) with respect to the Pledged Collateral be the same in all substantive respects as the relative priority of the corresponding Liens and other rights granted to the Current Credit Agent and the Current Lenders (as such terms are defined in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement), in each case as compared to the relative priority of any corresponding Liens and other rights granted to the Senior Note Trustee, the Senior Debenture Trustee, the Subordinated Debt Trustee and the holders of any other obligations secured by the Pledged Collateral;

                  11. (a) As more fully described in the recitals to the Existing Company Pledge Agreement, to the extent that the Current Credit Agreement refinances all or any portion of the Indebtedness under the Existing Credit Agreement or any Senior Indenture, the Current Credit Agreement and any Successor Credit Agreements will each constitute a "Successor Credit Agreement" as defined in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement and, as such, the Current Credit Agreement and any Successor Credit Agreements will automatically be entitled to be secured by the Pledged Collateral on the basis described in Recital 10, and (b) whether or not the Current Credit Agreement constitutes a
      XIV-5
"Successor Credit Agreement" as defined in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement, the terms of the Senior Indentures, the Subordinated Debt Indenture, the Existing Company Pledge Agreement and the Existing Intercreditor Agreement permit the amendments to the Existing Company Pledge Agreement and the Existing Intercreditor Agreement effected pursuant to this Agreement and the Intercreditor Agreement without the consent of the holders of the Senior Notes, the Senior Debentures or the Subordinated Debt Securities for the purpose of securing the Current Credit Agreement and any Successor Credit Agreements by the Pledged Collateral on the basis described in Recital 10; and accordingly the entire amount of the obligations under the Current Credit Agreement and any Successor Credit Agreements is entitled (as described in the foregoing clauses (a) and (b)) to be secured by the Pledged Collateral on the basis described in Recital 10;

                  12. It is contemplated that, from time to time, the Current Lenders or other financial institutions (collectively, the "Successor Lenders") may enter into one or more agreements with the Pledgor and other Persons, including Subsidiaries of the Pledgor, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of the Pledgor) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement or any Senior Indenture (said agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "Successor Credit Agreements", which together with the Current Credit Agreement are referred to herein as the "Credit Agreements"; provided that, notwithstanding the fact (as described in certain of the following recitals) that any agreement or instrument pursuant to which any Commercial Paper is issued or evidencing any Commercial Paper Obligations (as hereinafter defined) (collectively, the "Commercial Paper Documents") could have constituted a Successor Credit Agreement, in no event shall any Commercial Paper Document be deemed to be a Successor Credit Agreement or a Credit Agreement; provided, further that, notwithstanding the fact (as described in certain of the following recitals) that any Additional Subordinated Debt Indenture (as hereinafter defined) could have constituted a Successor Credit Agreement, in no event shall any Additional Subordinated Debt Indenture be deemed to be a Successor Credit Agreement or a Credit Agreement; and provided, further, that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require the Current Credit Agent to execute an acknowledgment to the Intercreditor Agreement in connection with such amendment, amendment and restatement or other modification) (the Current Lenders and any Successor Lenders being collectively referred to herein as the "Lenders", and the Current Credit Agent and any agents (collectively, the "Successor Credit Agents") under any Successor Credit Agreements being collectively referred to herein as the "Credit Agents"), and the Pledgor desires that, as described in Recitals 10 and 11, the obligations of the Pledgor and any additional borrowers which are Subsidiaries of the Pledgor under any Successor Credit Agreements be secured by the Pledged Collateral to the same extent as the obligations under the Current Credit Agreement;

                  13. The Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to permit the Pledgor to issue Commercial Paper in an aggregate face amount at any time
      XIV-6
outstanding not to exceed the amount specified in the Current Credit Agreement to the extent that the Pledgor has reserved unused a portion of the Commitments under the Current Credit Agreement, and the Pledgor desires that all obligations of the Pledgor under any such Commercial Paper outstanding from time to time (collectively, the "Commercial Paper Obligations") be secured on a senior basis by the Pledged Collateral;

                  14. The parties hereto desire to acknowledge and confirm, for the benefit of any financial institutions initially purchasing any such Commercial Paper (each an "Initial Commercial Paper Holder" and collectively the "Initial Commercial Paper Holders") or appointed to act as agent or representative for the holders from time to time of such Commercial Paper (each a "Commercial Paper Representative" and collectively the "Commercial Paper Representatives"; provided that in the event no such financial institution is appointed to act as agent or representative for the holders of any Commercial Paper, the Initial Commercial Paper Holder in respect of such Commercial Paper shall be deemed to be the Commercial Paper Representative in respect of such Commercial Paper) and for the benefit of the holders from time to time of such Commercial Paper (together with the Initial Commercial Paper Holders, the "Commercial Paper Holders"), that during any period in which any Commercial Paper is outstanding such Commercial Paper constitutes a restructuring of a portion of the credit facilities provided under the Current Credit Agreement and accordingly that all Commercial Paper Obliga-tions would also constitute Indebtedness outstanding under a "Successor Credit Agreement" as defined in this Agreement and the Intercreditor Agreement, and as such all Commercial Paper Obligations are entitled to constitute Senior Secured Obligations (as hereinafter defined); provided that, as a condition to permitting the Pledgor to issue Commercial Paper, the Current Lenders have required, as was required in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement, that no Commercial Paper Document shall be deemed to be a "Successor Credit Agreement" for purposes of this Agreement or the Intercreditor Agreement and that certain limitations be placed on the rights of the Commercial Paper Holders and the Commercial Paper Representatives with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral and other matters; and provided, further, that the Commercial Paper Holder and Commercial Paper Representative in respect of any Commercial Paper shall only be entitled to the benefits of this Agreement if such Commercial Paper Representative shall have executed and delivered to the Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgor;

                  15. The Pledgor has executed certain guaranties (the "Existing Foreign Lender Guaranties") dated March 23, 1988 pursuant to which the Pledgor has guarantied certain indebtedness (the "Existing Foreign Lender Debt") of Owens-Illinois de Venezuela, C.A. and Fabrica de Vidrio Los Andes, C.A. to Bankers Trust Company (the "Existing Foreign Lender") under certain loan agreements dated as of January 25, 1988 (the "Existing Foreign Loan Agreements"), and the Pledgor contemplates that it may, from time to time, enter into other guaranties permitted under the Credit Agreements (together
      XIV-7
with the Existing Foreign Lender Guaranties, the "Foreign Lender Guaranties") in support of certain indebtedness of certain Foreign Subsidiaries (together with the Existing Foreign Lender Debt, the "Foreign Lender Debt") to certain Lenders (together with the Existing Foreign Lenders, the "Foreign Lenders") under certain loan and other credit agreements (together with the Existing Foreign Loan Agreements, the "Foreign Loan Agreements"), and the Pledgor desires that its obligations under the Foreign Lender Guaranties (such obligations being collectively referred to herein as the "Foreign Lender Obligations") continue to be secured by the Pledged Collateral, to the extent permitted by the Credit Agreements, to the same extent as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement; provided that any Foreign Lender desiring such security shall execute and deliver to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgor;

                  16. It is contemplated that the Pledgor may from time to time enter into Interest Rate Agreements and Currency Agreements with one or more Lenders (collectively, the "Interest Rate Exchangers" or the "Currency Exchangers," as the case may be) and the Pledgor desires that its obligations under such agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the "Interest Rate Obligations" or the "Currency Obligations," as the case may be), continue to be secured hereunder to the same extent as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement; provided that any Interest Rate Exchanger or any Currency Exchanger requiring such security shall execute and deliver to the Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgor;

                  17. As described in Recital 11, all or a portion of the Current Credit Agreement constitutes a "Successor Credit Agreement" as defined in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement, and accordingly the Current Lenders constitute "Lenders" as defined in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement and are entitled to be secured by the Pledged Collateral in their capacities as Foreign Lenders, Interest Rate Exchangers and Currency Exchangers as described in Recitals 15 and 16;

                  18. The Current Credit Agreement contemplates that the Pledgor and one or more trustees (each such trustee that acts in the capacity as trustee for a particular series of Additional Subordinated Debt (as hereinafter defined), together with its successors in such capacity, being an "Additional Subordinated Debt Trustee"; collectively, the "Additional Subordinated Debt Trustees") may from time to time after the date hereof enter into one or more supplements to the Subordinated Debt Indenture (whether in the form of a supplemental indenture or a certificate from the Pledgor or otherwise) (each an "Additional Indenture Supplement") each of which relates to a separate series of securities, in each case containing terms and conditions (including, without limitation, terms and conditions
      XIV-8
relating to covenants, defaults, remedies, subordination, collateral security, maturities, amortization or sinking fund schedules, redemptions, guaranties and interest rates) meeting the requirements set forth in the definition of "Additional Subordinated Debt" contained in the Current Credit Agreement (each such combination of the Subordinated Debt Indenture and an Additional Indenture Supplement relating to a separate series of securities being an "Additional Subordinated Debt Indenture"; collectively, the "Additional Subordinated Debt Indentures") pursuant to which the Pledgor may issue up to $100,000,000 in aggregate principal amount or original issuance price, as the case may be, of Indebtedness (any such Indebtedness being referred to herein as "Pro Forma Additional Subordinated Debt"; any such Indebtedness issued pursuant to an Additional Subordinated Debt Indenture that requires the Indebtedness issued thereunder to be secured by the Pledged Collateral being referred to herein as "Additional Subordinated Debt") and the Pledgor desires that the Indebtedness evidenced thereby may be secured on a senior subordinated basis by the Pledged Collateral to the same extent as the Subordinated Debt Securities;

                  19. (a) Any Additional Subordinated Debt would have constituted "Additional 1992 Subordinated Debt" under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement and, accordingly, subject to the same terms and conditions as are set forth in clause (b) below, the terms of the Existing Company Pledge Agreement and the Existing Intercreditor Agreement would have permitted any Additional Subordinated Debt to be secured by the Pledged Collateral under the Company Pledge Agreement on the basis described in Recital 18, and (b) the Current Lenders have agreed to permit the Pledgor to issue any Pro Forma Additional Subordinated Debt on the condition that this Agreement and the Intercreditor Agreement provide (as was provided in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement), and it is hereby so provided, that (i) notwithstanding the fact that the proceeds of any Additional Subordinated Debt may be used to refinance all or any part of any Indebtedness under the Credit Agreement or any Senior Indenture (and, accordingly, the applicable Additional Subordinated Debt Indenture could have constituted a Successor Credit Agreement), (A) in no event shall any Additional Subordinated Debt Indenture be deemed to be a "Successor Credit Agreement" or a "Credit Agreement" for purposes of this Agreement or the Intercreditor Agreement and
(B) in all respects the rights of the holders of any Additional Subordinated Debt and the Additional Subordinated Debt Trustee in respect thereof under this Agreement and the Intercreditor Agreement shall be limited in the same manner and to the same extent as the rights of the holders of the Subordinated Debt Securities and the Subordinated Debt Trustee; and (ii) the holders of any Additional Subordinated Debt of any series and the Additional Subordinated Debt Trustee in respect thereof shall only be entitled to the benefits of this Agreement if (A) such Additional Subordinated Debt Trustee shall have executed and delivered to the Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) specifying such series of Additional Subordinated Debt and the applicable Additional Subordinated Debt Indenture and agreeing to be bound by the terms hereof (which acknowledgment shall have been acknowledged by the Pledgor) and
(B) the Collateral Agent shall have received an opinion of Latham & Watkins, counsel for the Pledgor, to the effect that the issuance of such series of Additional Subordinated Debt and the securing of the obligations thereunder by Liens on the Pledged Collateral do not conflict with, result in a breach of, or constitute a default under, any Senior Indenture or the Subordinated Debt Indenture or any Additional Subordinated Debt Indenture;
      XIV-9
                  20. The Pledgor has executed and delivered the Existing Company Pledge Agreement to Bankers, as collateral agent for and representative of the Lenders, the Public Debenture Trustees, the Senior Note Trustees, the Refinancing Senior Debt Trustees, the Refinancing Subordinated Debt Trustees and the Additional 1992 Subordinated Debt Trustees (as such terms are defined in the Existing Company Pledge Agreement), the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the Senior Debenture Trustee, the Commercial Paper Holders and the Commercial Paper Representatives;

                  21. The Current Credit Agent, the Senior Note Trustee, the Senior Debenture Trustee, the Subordinated Debt Trustee, the Foreign Lender listed on the signature pages thereof and the Collateral Agent have entered into a Fifth Amended and Restated Intercreditor Agreement dated the date hereof (said Fifth Amended and Restated Intercreditor Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Intercreditor Agreement"), which amends and restates the Existing Intercreditor Agreement and provides for, inter alia, the appointment of the Collateral Agent to administer the Pledged Collateral; and

                  22. The Pledgor wishes to confirm the continuation of the pledge and grant of security interests in favor of the Collateral Agent for the benefit of the Lenders, the Credit Agents, the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Notes and the Senior Note Trustee, the holders of the Senior Debentures and the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Representatives (collectively, the "Senior Secured Parties") and for the benefit of the holders of the Subordinated Debt Securities and the Subordinated Debt Trustee, and the holders of any Additional Subordinated Debt and any Additional Subordinated Debt Trustees (collectively, the "Junior Secured Parties"; the Senior Secured Parties and the Junior Secured Parties being collectively referred to herein as the "Secured Parties");

                  NOW, THEREFORE, in consideration of the premises the parties hereto agree that the Existing Company Pledge Agreement is hereby amended and restated as follows:

                  SECTION 1.  Pledges.

                  A. Senior Pledge. The Pledgor hereby pledges to the Collateral Agent and grants to the Collateral Agent for the benefit of the Senior Secured Parties a first priority security interest in the following (the "Pledged Collateral") to secure the Senior Secured Obligations (as defined in Section 2A):

                  (i) the Pledged Shares and the certificates representing the Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and, subject to Section 6, all dividends, cash or proceeds, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;
      XIV-10
                  (ii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                  (iii) all shares of any Person directly owned or held by the Pledgor which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Subsidiary (subject to the obtaining or making of any foreign governmental actions, notices or filings as referred to in Section 4(iii)) of the Pledgor (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided that the Pledgor shall not be required to pledge more than 65% of the shares of capital stock of any Subsidiary which is a Foreign Entity and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Section 1A(iii) to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code which investment would trigger an increase in the gross income of a United States shareholder of the Pledgor pursuant to Section 951 (or a successor provision) of the Internal Revenue Code; and

                  (iv) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                  The foregoing pledge and grant of a security interest confirms the pledge and grant of a first priority security interest in the Pledged Collateral to secure the Senior Secured Obligations made in the Original Company Pledge Agreement (such term being used herein as used in the Existing Company Pledge Agreement) and confirmed in the First Amended and Restated Company Pledge Agreement (such term being used herein as defined in the Existing Company Pledge Agreement) and the Existing Company Pledge Agreement and continues in all respects the pledge and grant therein without in any way causing any interruption in continuity from such original pledge and grant.
      XIV-11
                  B. Junior Pledge. The Pledgor hereby pledges to the Collateral Agent and grants to the Collateral Agent for the benefit of the Junior Secured Parties a second priority security interest in the Pledged Collateral to secure the Junior Secured Obligations (as defined in Section
2B).

                  The foregoing pledge and grant of a security interest confirms the pledge and grant of a second priority security interest in the Pledged Collateral to secure the Junior Secured Obligations made in the First Amended and Restated Company Pledge Agreement and confirmed in the Existing Company Pledge Agreement, and continues in all respects the pledge and grant therein without in any way causing any interruption in continuity from such original pledge and grant.

                  SECTION 2.  Secured Obligations.

                  A. Senior Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. S 362(a)), of all Obligations now or hereafter existing under or in respect of the Credit Agreements (the "Obligations"), the notes which evidence Indebtedness under the Credit Agreements (the "Notes"), all Interest Rate Obligations and Currency Obligations now or hereinafter existing under or in respect of the Interest Rate Agreements and the Currency Agreements, all Foreign Lender Obligations, all obligations of the Pledgor now or hereafter existing under the Senior Note Indenture and the Senior Notes issued thereunder, all obligations of the Pledgor now or hereafter existing under the Senior Debenture Indenture and the Senior Debentures issued thereunder, and all Commercial Paper Obligations, in each case whether for principal, premium or interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to the Pledgor, would accrue on such obligations), payments for early termination, fees, expenses or otherwise and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations being the "Senior Secured Obligations"); provided that the pledge made and security interest granted in Section 1A and any other provisions of this Agreement shall be effective as to any obligations in respect of any Successor Credit Agreements, Interest Rate Agreements, Currency Agreements and Foreign Lender Guaranties only if the holders of such obligations or their representatives shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgor; provided, further that the pledge made and security interest granted in Section 1A and any other provisions of this Agreement shall be effective as to any obligations in respect of any Senior Indenture and the Senior Notes or Senior Debentures issued thereunder only if the applicable Senior Indenture Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement; provided,
      XIV-12
further that the pledge made and security interest granted in Section 1A and any other provisions of this Agreement shall be effective as to any Commercial Paper Obligations in respect of any Commercial Paper only if the Commercial Paper Representative in respect of such Commercial Paper shall have executed and delivered to the Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgor; provided, further that the pledge made and security interest granted by the Pledgor in Section 1A shall be released, and any other provisions of this Agreement with respect to such pledge made and security interest granted by the Pledgor shall cease to be effective, in each case with respect to the obligations of the Pledgor under the Senior Debenture Indenture and the Senior Debentures issued thereunder, if upon the date of such release (i) all outstanding Indebtedness (as defined in the Senior Debenture Indenture) of the Pledgor incurred, or taken into account in determining the amount of Indebtedness (as defined in the Senior Debenture Indenture) outstanding, under clause (i) of part (a) of Section 4.03 of the Senior Debenture Indenture, if incurred by the Pledgor on that date, would be permitted to be incurred by the Pledgor under Section 4.03 of the Senior Debenture Indenture and secured (if applicable) under Section 4.08 of the Senior Debenture Indenture, in each case under the permitted exceptions to the restrictions set forth therein (other than clause (i) of Section 4.08 of the Senior Debenture Indenture) and (ii) no Default (as defined in the Senior Debenture Indenture) would occur as a result thereof or otherwise shall have occurred and be continuing.

                  B. Junior Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
S 362(a)), of all obligations of the Pledgor now or hereafter existing under the Subordinated Debt Indenture and the Subordinated Debt Securities issued thereunder, and all obligations of the Pledgor hereafter existing under any Additional Subordinated Debt and the applicable Additional Subordinated Debt Indenture, in each case whether for principal, premium, interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to the Pledgor, would accrue on such obligations), fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being the "Junior Secured Obligations"); provided that the pledge made and the security interest granted in Section 1B and any other provisions of this Agreement shall be effective as to any obligations in respect of the Subordinated Debt Indenture and the Subordinated Debt Securities issued thereunder only if the Subordinated Debt Trustee shall have executed and delivered to the Collateral Agent a counter-part of the Intercreditor Agreement; provided, further that the pledge made and the security interest granted in Section 1B and any other provisions of this Agreement shall be effective as to any obligations in respect of any Additional Subordinated Debt of any series and the applicable Additional Subordinated Debt Indenture only if (i) the applicable Additional Subordinated Debt Trustee shall have executed and delivered to the Collateral
      XIV-13
Agent an acknowledgement to the Intercreditor Agreement (in the form attached thereto) specifying such series of Additional Subordinated Debt and such Additional Subordinated Debt Indenture and agreeing to be bound by the terms thereof (which acknowledgement shall have been acknowledged by the Pledgor) and (ii) the Collateral Agent shall have received an opinion of Latham & Watkins, counsel for the Pledgor, to the effect that the issuance of such series of Additional Subordinated Debt and the securing of the obligations thereunder by Liens on the Pledged Collateral do not conflict with, result in a breach of, or constitute a default under, any Senior Indenture, the Subordinated Debt Indenture or any Additional Subordinated Debt Indenture.

                  SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.
All such certificates and instruments delivered pursuant to the Original Company Pledge Agreement, the First Amended and Restated Company Pledge Agreement or the Existing Company Pledge Agreement shall be retained by the Collateral Agent without re-delivery hereunder. The Collateral Agent shall have the right, at any time upon or after the occurrence of an Event of Default (as defined in Section 11A) and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                  SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

                  (i) The Pledgor is, and at the time of delivery of any Pledged Collateral to the Collateral Agent pursuant to Section 3 of this Agreement will be, the legal and beneficial owner of the Pledged Collateral free and clear of any Lien except for the lien and security interest created by this Agreement.

                  (ii) The Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pursuant to this Agreement.

                  (iii) No consent of any other party (including, without limitation, stockholders or creditors of the Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (y) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or
      XIV-14
             the remedies in respect of the Pledged Collateral pursuant to this Agreement; except (a) for foreign governmental actions, notices or filings required for actions referred to in clauses
             (x) and (y) as to Pledged Shares issued by corporations which own, directly or indirectly, the stock of Foreign Entities and
             (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                  (iv) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

                  (v) The pledge of the Pledged Shares and the Pledged Debt pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares and the Pledged Debt securing the payment of the Senior Secured Obligations and a valid and perfected second priority security interest in the Pledged Shares and the Pledged Debt securing the payment of the Junior Secured Obligations.

                  (vi) As of the date hereof, the Pledged Shares consisting of capital stock of the Persons identified in Part I of Schedule I annexed hereto constitute the percentage of the issued and outstanding shares of stock of such Persons as identified in Part I of Schedule I annexed hereto. The Pledged Debt constitutes all of the issued and outstanding O-I Subsidiary Debt Obligations owing to the Pledgor as of the date hereof.

                  (vii) Except as otherwise permitted by the Credit Agreements, the Pledgor at all times will be sole beneficial owner of the Pledged Collateral.

                  (viii) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

                  (ix) The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulations G, U or X of the Federal Reserve Board.

                  (x) The Pledgor does not directly own any other shares of capital stock of any Subsidiary of the Pledgor other than the shares of capital stock described in Part I of Schedule I annexed hereto and shares of capital stock not required to be pledged hereunder pursuant to the proviso to Section 1A(iii).

                  SECTION 5. Supplements, Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.
      XIV-15
                  The Pledgor further agrees that it will, upon obtaining any shares of any Person required to be pledged pursuant to Sections 1(ii) or 1(iii), promptly (and in any event within five (5) Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. The Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

                  SECTION 6. Voting Rights; Dividends; Etc. (a) As long as no Event of Default shall have occurred and be continuing:

                  (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreements, the Senior Indentures, the Subordinated Debt Indenture or the Additional Subordinated Debt Indentures in respect of any Additional Subordinated Debt; provided, however, that the Pledgor shall give the Collateral Agent at least 5 days' prior written notice of the manner in which it intends to exercise any such right. It is understood, however, that neither (A) the voting by the Pledgor of any Pledged Shares for, or the Pledgor's consent to, the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) the Pledgor's consent to or approval of any action otherwise permitted under this Agreement, the Credit Agreements, the Senior Indentures, the Subordinated Debt Indenture and such Additional Subordinated Debt Indentures shall be deemed inconsistent with the terms of this Agreement, the Credit Agreements, the Senior Indentures, the Subordinated Debt Indenture or such Additional Subordinated Debt Indentures within the meaning of this Section 6(a)(i), and no notice of any such voting or consent need be given to the Collateral Agent.

                  (ii) The Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, distributions, principal and interest paid in respect of the Pledged Collateral; provided, however, that any and all dividends and other distributions in equity securities shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  (iii) In order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise
      XIV-16
             pursuant to Section 6(a)(i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to Section 6(a)(ii) above, the Collateral Agent shall, if necessary, upon written request of the Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, dividend payment orders and other instruments as the Pledgor may reasonably request.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                  (i) Upon written notice from the Collateral Agent to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

                  (ii) All rights of the Pledgor to receive the dividends, distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions, principal and interest payments during the continuance of such Event of Default.

                  (c) In order to permit the Collateral Agent to receive all dividends and other distributions to which it may be entitled under
Section 6(a)(ii) above, to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6(b)(i) above, and to receive all dividends, distributions, principal and interest payments and other distributions which it may be entitled to receive under Section 6(b)(ii) above, the Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

                  (d) All dividends, distributions, principal and interest payments which are received by the Pledgor contrary to the provisions of
Section 6(b)(ii) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  SECTION 7.  Transfers and Other Liens; Additional Shares.

                  A. Transfers and Other Liens. The Pledgor agrees that it will not, except as permitted by the Credit Agreements, the Senior Indentures and the Senior Debenture Guaranties (as defined in the Intercreditor Agreement) (in the case of the Senior Debenture Indenture and
      XIV-17
such Senior Debenture Guaranties, only to the extent the obligations of the Pledgor under the Senior Debenture Indenture are then secured by the Pledged Collateral), the Subordinated Debt Indenture and the Additional Subordinated Debt Indentures (in the case of any Additional Subordinated Debt Indenture, only to the extent the obligations of the Pledgor under such Additional Subordinated Debt Indenture are then secured by the Pledged Collateral), (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the lien and security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, however, that in the event of an Asset Sale permitted by the Credit Agreements wherein the assets subject to such Asset Sale are Pledged Shares, the Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale to the Pledgor free and clear of the lien and security interest under this Agreement (a) so long as any Obligations remain outstanding under the Credit Agreements, concurrently with the receipt of advice from the Credit Agent that arrangements satisfactory to it have been made for delivery to it of the Net Cash Proceeds of such Asset Sale to which the Lenders are entitled under such Credit Agreements and the Intercreditor Agreement, (b) after such time as all Obligations under the Credit Agreements have been indefeasibly paid in full, in the event that any other Secured Parties are entitled to receive any portion of the Cash Proceeds of such Asset Sale, concurrently with the receipt of advice from the agent or trustee for such Secured Parties that arrangements satisfactory to it have been made for delivery to it of the amounts required to be paid to such Secured Parties out of the Cash Proceeds of such Asset Sale, and (c) in the event no Secured Party is entitled to receive any portion of the Cash Proceeds of such Asset Sale, concurrently with the consummation of such Asset Sale; provided, in the case of clause (c), that the issuer of the Pledged Shares that are the subject of such Asset Sale will be concurrently released from its obligations, if any, as a guarantor under the Senior Indentures (or would have been so released if such issuer of the Pledged Shares were such a guarantor); provided, further, that notwithstanding anything herein to the contrary, (x) the Collateral Agent shall release Pledged Shares or other Pledged Collateral from the lien and security interest of this Agreement as may be specified by the Credit Agent upon the approval of the release of such Pledged Shares or other Pledged Collateral by Requisite Lenders under the Credit Agreement and (y) the Collateral Agent shall release Pledged Shares from the lien and security interest of this Agreement if and to the extent such Pledged Shares are not required to be pledged due to the limitations set forth in the proviso to Section 1A(iii).

                  B.  Additional Shares.  The Pledgor agrees that it will
(i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of Pledged Shares;
      XIV-18
provided, however, that the Pledgor shall not be required under this clause
(ii) to pledge shares of the capital stock of such issuer acquired by any of its Subsidiaries, and (iii) subject to the proviso to Section 1A(iii), pledge hereunder, immediately upon its direct acquisition thereof, any and all shares of stock of any Person which, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary (subject to the obtaining or making of any foreign governmental actions, notices or filings referred to in Section 4(iii)) of the Pledgor.

                  SECTION 8. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

                  SECTION 9. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

                  SECTION 10. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that neither the Collateral Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Shares and Pledged Debt) to preserve rights against any Person with respect to any Pledged Collateral.

                  SECTION 11. Remedies Upon Default; Decisions Relating to Exercise of Remedies.

                  A. Remedies Upon Default. Subject to Sections 11B and 11C, (i) if any event of default under any Credit Agreement, or (ii) after such time as all Obligations shall have been indefeasibly paid in full, and provided that the Pledged Collateral then secures the payment and performance of Interest Rate Obligations, Currency Obligations, Foreign Lender Obligations, obligations of the Pledgor under any Senior Indenture or
      XIV-19
Commercial Paper Obligations under any Commercial Paper Document, if any event of default under (A) any Interest Rate Agreement or Currency Agreement which is secured by the Pledged Collateral, (B) any Foreign Lender Guaranty which is secured by the Pledged Collateral, (C) any such Senior Indenture, or
(D) any such Commercial Paper Document, as the case may be, or (iii) after such time as all Senior Secured Obligations shall have been indefeasibly paid in full, and provided that the Pledged Collateral then secures the payment and performance of the Junior Secured Obligations, if any event of default under the Subordinated Debt Indenture or any Additional Subordinated Debt Indenture (to the extent the obligations of the Pledgor under such Additional Subordinated Debt Indenture are then secured by the Pledged Collateral) (each of the events of default described in the foregoing clauses (i) through (iii) (subject to any provisos set forth therein) being referred to herein as an "Event of Default") shall have occurred and be continuing:

                  (a)(i) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale but shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale
      XIV-20
             was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                  (ii) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities
             Act), and, notwithstanding such circumstances, agrees that any private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to regis-ter it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the Pledgor would agree to do so.

                  (b) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  B. Decisions Relating to Exercise of Remedies. Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, the Collateral Agent shall exercise, or shall refrain from exercising, any remedy provided for in Section 11A in accordance with the instructions of Requisite Obligees (as defined in the Intercreditor Agreement) and the Credit Agents, the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Notes and the Senior Note Trustee, the holders of the Senior Debentures and the Senior Debenture Trustee, the Commercial Paper Holders and the Commercial Paper Representatives, the holders of the Subordinated Debt Securities and the Subordinated Debt Trustee, and the holders of any Additional Subordinated Debt and the Additional Subordinated Debt Trustees in respect thereof shall be bound by such instructions; and the sole rights of the Credit Agents, the
      XIV-21
Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Notes and the Senior Note Trustee, the holders of the Senior Debentures and the Senior Debenture Trustee, the Commercial Paper Holders and the Commercial Paper Representatives, the holders of the Subor-dinated Debt Securities and the Subordinated Debt Trustee, and the holders of any Additional Subordinated Debt and the Additional Subordinated Debt Trustees in respect thereof under this Agreement shall be to be secured by the Pledged Collateral and to receive the payments provided for in Section 12 hereof; provided, however, that if the Collateral Agent has requested instructions from any Commercial Paper Representative as to the exercise of any such remedies and such Commercial Paper Representative has not promptly responded to such request, in determining the instructions given by Requisite Obligees (as defined in the Intercreditor Agreement), the Collateral Agent shall disregard such Commercial Paper Representative and the outstanding amount of Commercial Paper in respect of which such Commercial Paper Representative is the Commercial Paper Representative.

                  C. Limitations on Exercise of Remedies. Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, the Collateral Agent shall not exercise any remedy provided for in
Section 11A for the purpose of realizing value on the Pledged Collateral to be applied to the payment of the Junior Secured Obligations unless (y) such remedy is concurrently being exercised for the purpose of realizing value on the Pledged Collateral to be applied to the payment of the Senior Secured Obligations or (z) all Senior Secured Obligations shall have been indefeasibly paid in full.

                  D. No Impairment of Subordination in Right of Payments. The Intercreditor Agreement, the Subordinated Debt Indenture, and each Additional Subordinated Debt Indenture in respect of Additional Subordinated Debt set forth certain agreements of the Pledgor, and the holders of the Subordinated Debt Securities and any Additional Subordinated Debt are subject to certain obligations, which subordinate the right of payment of such Subordinated Debt Securities and Additional Subordinated Debt to the prior payment of "Senior Indebtedness" (as defined in the Subordinated Debt Indenture or the applicable Additional Subordinated Debt Indenture, as the case may be). Notwithstanding anything in this Agreement to the contrary, such agreements and obligations of the Pledgor and the holders of the Subordinated Debt Securities and any Additional Subordinated Debt shall not be impaired in any manner by the pledge of the Pledged Collateral, the security interest granted by this Agreement or the exercise of rights provided hereunder, and the rights of the holders of such "Senior Indebtedness" shall not be impaired in any manner by any such action.

                  SECTION 12. Application of Proceeds. After and during the continuance of an Event of Default, any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent (all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 11 of this Agreement shall be applied promptly from time to time by the Collateral Agent as follows:

                  First, to the payment of the costs and expenses of such
             sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or
      XIV-22
             incurred by the Collateral Agent in connection therewith;

                  Second, to the payment of the Senior Secured Obligations
             as provided in Section 3 of the Intercreditor Agreement; provided that in making such application to any Senior Indenture Trustee in respect of outstanding obligations under the applicable Senior Indenture, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of the Senior Notes or Senior Debentures issued thereunder such holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties (such term being used in this Section 12 as defined in Section 7(c) of the Intercreditor Agreement) pursuant to Section 7(c) of the Intercreditor Agreement; and provided, further, that in making such application to any Commercial Paper Holder (or the Commercial Paper Representative in respect of such Commercial Paper Holder) in respect of any Commercial Paper Obligations, the Collateral Agent shall be entitled to deduct from such Commercial Paper Holder's share of such Proceeds such Commercial Paper Holder's pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c) of the Intercreditor Agreement;

                  Third, only after payment in full of all Senior Secured
             Obligations, to the payment of the Junior Secured Obligations as provided in Section 3 of the Intercreditor Agreement; provided that, to the extent applicable, the Subordinated Debt Trustee and each applicable Additional Subordinated Debt Trustee shall hold any amount so payable subject to the subordination provisions contained in the Subordinated Debt Indenture or the applicable Additional Subordinated Debt Indenture, as the case may be; provided, further, that in making such application to the Subordinated Debt Trustee, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of the Subordi-nated Debt Securities such holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c) of the Intercreditor Agreement; and provided, further, that in making such application to any Additional Subordinated Debt Trustee in respect of outstanding obligations under the applicable Additional Subordinated Debt Indenture, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of the Additional Subordinated Debt issued thereunder such holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c) of the Intercreditor Agreement; and

                  Fourth, after payment in full of all Secured Obligations,
             to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

                  At the time of any application of Proceeds by the Collateral Agent pursuant to this Section 12, the Collateral Agent shall
      XIV-23
provide the Senior Indenture Trustees, the Commercial Paper Representative in respect of any Commercial Paper, the Subordinated Debt Trustee and any applicable Additional Subordinated Debt Trustees with a certificate setting forth the total amount paid to the Collateral Agent pursuant to Section 7(c) of the Intercreditor Agreement and a calculation of the amounts, if any, deducted from Proceeds paid to the Senior Indenture Trustees, the Commercial Paper Holders in respect of such Commercial Paper, the Subordinated Debt Trustee or such Additional Subordinated Debt Trustees, as the case may be.

                  SECTION 13. Expenses. The Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

                  SECTION 14. No Waiver. No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

                  SECTION 15. Collateral Agent. The Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Current Credit Agent, the Senior Note Trustee, the Senior Debenture Trustee, the Subordinated Debt Trustee and the Foreign Lender listed on the signature pages thereof and, in the event that any Interest Rate Obligations or Currency Obligations, any other Foreign Lender Obligations, any obligations in respect of any Additional Subordinated Debt or any Commercial Paper Obligations are secured hereby, by each Interest Rate Exchanger and Currency Exchanger, each other Foreign Lender, each Additional Subordinated Debt Trustee and each Commercial Paper Representative executing a counterpart to the Intercreditor Agreement, and the Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement. The Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Pledged Collateral in its possession to the successor Collateral Agent.
After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be
      XIV-24
taken by it under this Agreement while it was Collateral Agent. Anything contained in this Agreement to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall control.

                  SECTION 16. Indemnification. The Pledgor hereby agrees to indemnify the Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Intercreditor Agreement, the Credit Agreements, the Interest Rate Agreements, the Currency Agreements, the Foreign Lender Guaranties, the Senior Notes, the Senior Debentures, the Senior Indentures, the Commercial Paper Documents, the Subordinated Debt Securities, the Subordinated Debt Indenture, any Additional Subordinated Debt or any Additional Subordinated Debt Indenture or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms hereof or of any such other documents or otherwise arising or relating in any manner to the pledges, dispositions of Pledged Collateral or proceeds of Pledged Collateral, or other actions of any nature with respect to the Pledged Collateral contemplated hereunder and under the Intercreditor Agreement to secure the payment of the Secured Obligations (including without limitation the Commercial Paper Obligations); provided, however, that the Pledgor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent or failure by the Collateral Agent to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in Section 10.

                  SECTION 17. Amendments, Etc. Prior to such time as all Senior Secured Obligations shall have been indefeasibly paid in full, this Agreement may not be amended, modified or waived except with the written consent of the Pledgor, the Collateral Agent and the Credit Agents and, solely with respect to an amendment of Section 12, the relative ranking or the priority of the security interests granted in Section 1, the definitions herein of "Pledged Collateral", "Secured Obligations", "Senior Secured Obligations" or "Junior Secured Obligations", this Section 17, or the release of Pledged Collateral except as herein provided, with the written consent of each Interest Rate Exchanger (if the Pledged Collateral then secures such Interest Rate Exchanger), each Currency Exchanger (if the Pledged Collateral then secures such Currency Exchanger), each Foreign Lender (if the Pledged Collateral then secures such Foreign Lender), the Senior Note Trustee (if the Pledged Collateral then secures the Senior Notes), the Senior Debenture Trustee (if the Pledged Collateral then secures the Senior Debentures), the Subordinated Debt Trustee (if the Pledged Collateral then secures the Subordinated Debt Securities), and each Additional Subordinated Debt Trustee (if the Pledged Collateral then secures the applicable Additional Subordinated Debt); provided that the written consent of the Credit Agents shall not be required if the Obligations have been indefeasibly paid in full; provided, further, that if the Obligations have been indefeasibly paid in full, the written consent of the holders of a majority of the outstanding Interest Rate Obligations, Currency Obligations and Foreign Lender Obligations which are secured by the Pledged Collateral shall be required to
      XIV-25
any amendment, modification or waiver of this Agreement; and provided, further, that (x) during such times as the Pledged Collateral secures payment of any Commercial Paper Obligations, solely with respect to an amendment, modification or waiver which would (i) reduce or adversely affect the right of the Commercial Paper Representatives to request or direct the Collateral Agent to take action as provided in Section 2(a) of the Intercreditor Agreement or (ii) subordinate or cause the Commercial Paper Holders to hold a security interest in the Pledged Collateral junior to the security interest therein of any other holder of Senior Secured Obligations, no such amendment, modification or waiver shall in any event be effective as to the Commercial Paper Holders or Commercial Paper Representatives in respect of any Commercial Paper outstanding at the time of such amendment, modification or waiver except with the prior written consent of the Commercial Paper Representatives in respect of a majority in aggregate face amount of such outstanding Commercial Paper, (y) during such time as the Pledged Collateral secures only the payment of the Junior Secured Obligations and the obligations under or in respect of any Senior Indenture(s), this Agreement may not be amended, modified or waived except with the written consent of the Pledgor, the Collateral Agent and the applicable Senior Indenture Trustee(s), and (z) during such time as the Pledged Collateral secures only the payment of the Junior Secured Obligations, this Agreement may not be amended, modified or waived except with the written consent of the Pledgor, the Collateral Agent, the Subordinated Debt Trustee and the applicable Additional Subordinated Debt Trustee(s); provided, however, that, notwithstanding the foregoing, such written consent of any Senior Indenture Trustee(s) or the Subordinated Debt Trustee or any Additional Subordinated Debt Trustee(s) and, insofar as required by clause (y) or (z) above, as the case may be, the Collateral Agent, shall not be required with respect to amendments, modifica-tions or waivers necessary to permit the incurrence of additional Indebtedness secured by the Pledged Collateral and entitled to the benefits hereof insofar as the foregoing is permitted by the applicable Senior Indenture(s) or the Subordinated Debt Indenture or the applicable Additional Subordinated Debt Indenture(s), as the case may be.

                  SECTION 18. Termination. When all Secured Obligations have been indefeasibly paid in full, this Pledge Agreement shall terminate, and the Collateral Agent shall, upon the request and at the expense of the Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor. Notwithstanding anything herein (including Section 20) to the contrary, if all the Senior Secured Obligations except the obligations in respect of the Senior Notes and the Senior Debentures have either been indefeasibly paid in full or are no longer secured by any of the Pledged Collateral, this Pledge Agreement shall be terminable at the election of the Pledgor and upon the delivery of written notice of such election to the Collateral Agent, this Pledge Agreement shall terminate and the Collateral Agent shall, at the expense of the Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor.
      XIV-26
                  SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Pledgor, addressed to it at the address set forth on the signature page of this Agreement, if to the Collateral Agent, addressed to it at the address set forth on the signature page of this Agreement, if to the Current Credit Agent, addressed to it at the address set forth on the signature page of the Current Credit Agreement, if to the Senior Note Trustee, addressed to such trustee at the address provided by such trustee pursuant to the Intercreditor Agreement, if to the Senior Debenture Trustee, addressed to such trustee at the address provided by such trustee pursuant to the Intercreditor Agreement, if to the Subordinated Debt Trustee, addressed to such trustee at the address provided by such trustee pursuant to the Intercreditor Agreement, and if to an Additional Subordinated Debt Trustee, addressed to such trustee at the address provided by such trustee pursuant to the Intercreditor Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 19. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid and shall, when delivered or telecopied, be effective when received.

                  SECTION 20. Continuing Security Interest; Transfer Of Notes. Subject to Section 18, this Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until indefeasible payment in full of all Secured Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) and subject to the provisions of subsections 9.2 and 9.17 of the Current Credit Agreement, any Secured Party may assign or otherwise transfer any indebted-ness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, subject, however, to the provisions of the Intercreditor Agreement.

                  SECTION 21.  Governing Law; Terms.  THIS AGREEMENT SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE CODE REQUIRES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Current Credit Agreement, terms defined in Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined.
      XIV-27
                  SECTION 22. Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement, the Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Pledgor designates and appoints C T Corporation System, The Corporation Trust Company, 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by the Pledgor irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Pledgor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Pledgor at its address referred to in Section 19, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Pledgor refuses to accept service, the Pledgor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent to bring proceedings against the Pledgor in the courts of any other jurisdiction.

                  SECTION 23. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of any of the Credit Agreements, the Notes, any Interest Rate Agreement, any Currency Agreement, any Foreign Lender Guaranty, the Senior Notes, the Senior Debentures, any Senior Indenture, any Commercial Paper Document, the Subordinated Debt Securities, the Subordinated Debt Indenture, any Additional Subordinated Debt or any Additional Subordinated Debt Indenture in respect thereof or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Credit Agreements, the Notes, any Interest Rate Agreement, any Currency Agreement, any Foreign Lender Guaranty, the Senior Notes, the Senior Debentures, any Senior Indenture, any Commercial Paper Document, the Subordinated Debt Securities, the Subordinated Debt Indenture, any Additional Subordinated Debt or any Additional Subordinated Debt Indenture in respect thereof;

                  (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or
      XIV-28
                  (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.




                [Remainder of page intentionally left blank]
      XIV-29

                  IN WITNESS WHEREOF, the Pledgor has caused this Agree to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                     Pledgor
                                     OWENS-ILLINOIS, INC.



                                     By____________________________
                                     Title_________________________

                                     Notice Address:
                                       Owens-Illinois, Inc.
                                       One Seagate
                                       Toledo, Ohio  43666
                                       Attention:  Treasurer


                                     Collateral Agent
                                     BANKERS TRUST COMPANY



                                     By_____________________________
                                     Title__________________________

                                     Notice Address:
                                       Bankers Trust Company
                                       One Bankers Trust Plaza
                                       New York, New York  10006
                                       Attention:  Terence J. Mogan

                                     with a copy to:
                                       Bankers Trust Company
                                       300 South Grand Avenue, 41st Floor
                                       Los Angeles, California 90071
                                       Attention:  Frank H. Gerencser

                                     with a copy to:
                                       Bankers Trust Company
                                       300 South Grand Avenue, 41st Floor
                                       Los Angeles, California 90071
                                       Attention:  Edward H. Schweitzer
      XIV-30
                                 SCHEDULE I

                  Attached to and forming a part of that certain Fourth Amended and Restated Company Pledge Agreement dated as of December 15, 1993, by Owens-Illinois, Inc., as Pledgor, to Bankers Trust Company, as Collateral Agent.

                                   PART I

                   Class      Stock                 Number     Percentage of
                     of    Certificate      Par      of         All Capital
Stock Issuer       Stock      No(s).       Value    Shares      Stock Owned
- ------------       -----    ---------      -----    ------     -------------
Owens-Illinois     common       1          $.01       100           100%
  Group, Inc.


                            PART II

                    Principal             Date of
                   Amount of           Promissory Note
                Indebtedness as of     Evidencing the
Debt Issuer     December 31, 1988        Pledged Debt
- -----------     -----------------      ---------------
Owens-Illinois
  Group, Inc.     $3,552,810,591        March 17, 1987


          The Pledged Debt of each of the Debt Issuers referenced in this Part II of Schedule I shall include all outstanding Indebtedness of such Debt Issuer from time to time owing to Pledgor which indebtedness shall be evidenced by the promissory note or notes referenced above, as amended or supplemented from time to time, and by the records of Pledgor relating to the amounts outstanding from time to time under such promissory note or notes or by any replacement or successor promissory notes issued by such Debt Issuer in favor of Pledgor.
      XIV-31
                          SCHEDULE II

  To the Fourth Amended and Restated Company Pledge Agreement


                       PLEDGE AMENDMENT

          This Pledge Amendment, dated as of _________, 19__, is delivered pursuant to Section 5 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Fourth Amended and Restated Company Pledge Agreement dated as of December 15, 1993, between the undersigned and Bankers Trust Company, as Collateral Agent (the "Pledge Agreement"; capitalized terms defined therein being used as therein defined), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Senior Secured Obligations and Junior Secured Obligations as provided in the Pledge Agreement.

                             OWENS-ILLINOIS, INC.


                             By __________________________

                             Title ________________________





               Class     Stock                 Number     Percentage of
                 of   Certificate       Par      of       All Capital
Stock Issuer   Stock     No(s).        Value   Shares     Stock Owned
- ------------   -----    --------      ------   ------     ------------
      annex 1-1
                                ANNEX 1
                                  to
                      FOURTH AMENDED AND RESTATED
                       COMPANY PLEDGE AGREEMENT

                            INDEX OF TERMS

Additional Indenture Supplement  . . . . . . . . . . . . . .Recital 18
Additional Subordinated Debt . . . . . . . . . . . . . . . .Recital 18
Additional Subordinated Debt Indenture . . . . . . . . . . .Recital 18
Additional Subordinated Debt Indentures. . . . . . . . . . .Recital 18
Additional Subordinated Debt Trustee . . . . . . . . . . . .Recital 18
Additional Subordinated Debt Trustees. . . . . . . . . . . .Recital 18
Agreement. . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Bankers. . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 11A
Collateral Agent . . . . . . . . . . . . . . . . . . . . .Introduction
Commercial Paper Documents . . . . . . . . . . . . . . . . .Recital 12
Commercial Paper Holders . . . . . . . . . . . . . . . . . .Recital 14
Commercial Paper Obligations . . . . . . . . . . . . . . . .Recital 13
Commercial Paper Representative. . . . . . . . . . . . . . .Recital 14
Commercial Paper Representatives . . . . . . . . . . . . . .Recital 14
Credit Agents. . . . . . . . . . . . . . . . . . . . . . . .Recital 12
Credit Agreements. . . . . . . . . . . . . . . . . . . . . .Recital 12
Currency Exchangers. . . . . . . . . . . . . . . . . . . . .Recital 16
Currency Obligations . . . . . . . . . . . . . . . . . . . .Recital 16
Current Credit Agent . . . . . . . . . . . . . . . . . . . . Recital 9
Current Credit Agreement . . . . . . . . . . . . . . . . . . Recital 9
Current Lenders. . . . . . . . . . . . . . . . . . . . . . . Recital 9
Event of Default . . . . . . . . . . . . . . . . . . . . . Section 11A
Existing Company Pledge Agreement. . . . . . . . . . . . .Introduction
Existing Credit Agreement. . . . . . . . . . . . . . . . . . Recital 2
Existing Foreign Lender. . . . . . . . . . . . . . . . . . .Recital 15
Existing Foreign Lender Debt . . . . . . . . . . . . . . . .Recital 15
Existing Foreign Lender Guaranties . . . . . . . . . . . . .Recital 15
Existing Foreign Loan Agreements . . . . . . . . . . . . . .Recital 15
Existing Intercreditor Agreement . . . . . . . Intercreditor Agreement
First Amended and Restated Company                 Existing Company
    Pledge Agreement . . . . . . . . . . . . . . . . .Pledge Agreement
Foreign Lender Debt. . . . . . . . . . . . . . . . . . . . .Recital 15
Foreign Lender Guaranties. . . . . . . . . . . . . . . . . .Recital 15
Foreign Lender Obligations . . . . . . . . . . . . . . . . .Recital 15
Foreign Lenders. . . . . . . . . . . . . . . . . . . . . . .Recital 15
Foreign Loan Agreements. . . . . . . . . . . . . . . . . . .Recital 15
      annex 1-2
Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 3
Initial Commercial Paper Holder. . . . . . . . . . . . . . .Recital 14
Initial Commercial Paper Holders . . . . . . . . . . . . . .Recital 14
Intercreditor Agreement. . . . . . . . . . . . . . . . . . .Section 21
Interest Rate Exchangers . . . . . . . . . . . . . . . . . .Recital 16
Interest Rate Obligations. . . . . . . . . . . . . . . . . .Recital 16
Junior Secured Obligations . . . . . . . . . . . . . . . . .Section 2B
Junior Secured Parties . . . . . . . . . . . . . . . . . . .Recital 22
Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 12
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 2A
Obligations. . . . . . . . . . . . . . . . . . . . . . . . .Section 2A
Original Company Pledge Agreement. . Existing Company Pledge Agreement
Paying Indemnifying Parties. . . . . . . . . . Intercreditor Agreement
Pledge Amendment . . . . . . . . . . . . . . . . . . . . . . Section 5
Pledged Collateral . . . . . . . . . . . . . . . . . . . . .Section 1A
Pledged Debt . . . . . . . . . . . . . . . . . . . . . . . . Recital 1
Pledged Shares . . . . . . . . . . . . . . . . . . . . . . . Recital 1
Pledgor. . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Pro Forma Additional Subordinated Debt . . . . . . . . . . .Recital 18
Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .Section 12
Secured Parties. . . . . . . . . . . . . . . . . . . . . . .Recital 22
Securities Act . . . . . . . . . . . . . . . . . . . . . . Section 11A
Senior Debenture Indenture . . . . . . . . . . . . . . . . . Recital 5
Senior Debenture Trustee . . . . . . . . . . . . . . . . .Introduction
Senior Debentures. . . . . . . . . . . . . . . . . . . . . . Recital 5
Senior Indenture Obligations . . . . . . . . . . . . . . . . Recital 9
Senior Indenture Trustees. . . . . . . . . . . . . . . . .Introduction
Senior Indentures. . . . . . . . . . . . . . . . . . . . . . Recital 5
Senior Note Indenture. . . . . . . . . . . . . . . . . . . . Recital 3
Senior Note Trustee. . . . . . . . . . . . . . . . . . . .Introduction
Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . Recital 3
Senior Secured Obligations . . . . . . . . . . . . . . . . .Section 2A
Senior Secured Parties . . . . . . . . . . . . . . . . . . .Recital 22
Subordinated Debt Indenture. . . . . . . . . . . . . . . . . Recital 7
Subordinated Debt Securities . . . . . . . . . . . . . . . . Recital 7
Subordinated Debt Trustee. . . . . . . . . . . . . . . . .Introduction
Successor Credit Agents. . . . . . . . . . . . . . . . . . .Recital 12
Successor Credit Agreements. . . . . . . . . . . . . . . . .Recital 12
Successor Lenders. . . . . . . . . . . . . . . . . . . . . .Recital 12

                            EXHIBIT XV

               [FORM OF O-I SUBSIDIARY PLEDGE AGREEMENT]



         This THIRD AMENDED AND RESTATED INTERMEDIATE SUBSIDIARY PLEDGE AGREEMENT (as amended, amended and restated or otherwise modified from time to time, herein called "this Agreement") is dated as of December 15, 1993, among THE O-I SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HEREOF, each of which is a Delaware corporation (individually a "Pledgor" and collectively the "Pledgors"), and BANKERS TRUST COMPANY ("Bankers"), as Collateral Agent for and representative of (in such capacity herein called the "Collateral Agent") the Lenders (as hereinafter defined), the Interest Rate Exchangers (as hereinafter defined), the Currency Exchangers (as hereinafter defined), the Foreign Lenders (as hereinafter defined), the trustee (including any successor, the "Senior Debenture Trustee") under the Senior Debenture Indenture (as hereinafter defined) and the Commercial Paper Holders and Commercial Paper Representatives (as such terms are hereinafter defined), and amends and restates the Second Amended and Restated Intermediate Subsidiary Pledge Agreement dated as of December 10, 1991, as amended by the First Amendment to Second Amended and Restated Intermediate Subsidiary Pledge Agreement dated as of March 31, 1992 and the Second Amendment to Second Amended and Restated Intermediate Subsidiary Pledge Agreement dated as of September 28, 1992 (as so amended, the "Existing Intermediate Subsidiary Pledge Agreement"), among the Pledgors and Bankers, as collateral agent for and representative of the Public Debenture Trustees and the Lenders (as such terms are defined in the Existing Intermediate Subsidiary Pledge Agreement), the Foreign Lenders, the Interest Rate Exchangers, the Currency Exchangers, the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Representatives. Certain defined terms used in this Agreement are indexed in Annex 1 to this Agreement.



                            R E C I T A L S

         1.  Each Pledgor is the legal and beneficial owner of
(a) the shares of stock described opposite its name in Part I of
Schedule I hereto (the "Pledged Shares") issued by the corporations named therein, which shares constitute the percentage of all of the issued and outstanding shares of all classes of capital stock of such companies identified in Part I of said Schedule I, and (b) the indebtedness described opposite its name in Part II of said Schedule I (the "Pledged Debt") issued by the obligors named therein;

         2. The Current Lenders (including certain of such Current Lenders appointed as Managers for such Current Lenders) and the Current Credit Agent (as such terms are defined in the Existing

Intermediate Subsidiary Pledge Agreement) have entered into a Third Amended and Restated Credit Agreement dated as of March 31, 1989 with Owens-Illinois, Inc., a Delaware corporation (the "Company"), and Health Care and Retirement Corporation of America (said Third Amended and Restated Credit Agreement, as amended to the date hereof, being the "Existing Credit Agreement");

         3. Owens-Illinois Group, Inc., a Delaware corporation ("Group"), and the other Guarantor Subsidiaries (such term being used in this Agreement as defined in the Current Credit Agreement (as hereinafter defined)) have guarantied the obligations of the Company under the Existing Credit Agreement pursuant to the Group Guaranty and the Other Subsidiary Guaranty (as such terms are defined in the Existing Intercreditor Agreement (such term being used herein as defined in the Intercreditor Agreement (as hereinafter defined)); collectively, the "Existing Loan Guaranties");

         4.  The obligations of the Company under the Existing
Credit Agreement and the obligations of the Pledgors under the Existing Loan Guaranties have been secured on a senior basis pursuant to the Existing Intermediate Subsidiary Pledge Agreement and the
Existing Intercreditor Agreement;

         5.  The Company, Group, as guarantor, and the Senior
Debenture Trustee have entered into an Indenture dated as of December 15, 1991 (the "Senior Debenture Indenture") pursuant to which the Company has issued $1,000,000,000 in aggregate principal amount of 11% Senior Debentures Due 2003 (the "Senior Debentures");

         6. Each Pledgor (other than Group) has guarantied the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder pursuant to a Subsidiary Guaranty substantially in the form of Exhibit E to the Senior Debenture Indenture, and Group has guarantied the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder pursuant to the Group Exchange Guaranty, substantially in the form of Exhibit D to the Senior Debenture Indenture (each such Subsidiary Guaranty and such Group Exchange Guaranty being a "Senior Debenture Guaranty"; collectively, the "Senior Debenture Guaranties");

         7. As more fully described in the recitals to the Existing Intermediate Subsidiary Pledge Agreement, the Indebtedness evidenced by the Senior Debentures and the obligations of the Pledgors under the Senior Debenture Guaranties have been secured on a senior basis pursuant to the Existing Intermediate Subsidiary Pledge Agreement, subject to certain limitations on the rights of the Senior Debenture Trustee under the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Intermediate Subsidiary Pledge

Agreement) and other matters, and each Pledgor desires that such Indebtedness and obligations continue to be secured on a senior basis by the Pledged Collateral to the same extent, and subject to the same limitations relative to the other obligations secured by the Pledged Collateral (treating the Current Credit Agreement for such purposes as being in all respects the same as the Existing Credit Agreement), as under the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement; provided that, notwithstanding the foregoing, the holders of any Senior Debentures and the Senior Debenture Trustee shall only be entitled to the benefits of this Agreement if the Senior Debenture Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement;

         8. Certain lenders (the "Current Lenders"), the Current Lenders appointed as Lead Managers and Co-Agents for the Current Lenders, and Bankers, as Agent for the Current Lenders (in such capacity herein called the "Current Credit Agent"), have entered into a Refinancing Credit Agreement dated as of December 15, 1993 with the Company (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Current Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect), pursuant to which the Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to extend certain credit facilities to the Company for the purpose of, among other things, (a) refinancing all outstanding Indebtedness under the Existing Credit Agreement,
(b) refinancing certain Indebtedness outstanding under the Senior Indentures (as hereinafter defined), and (c) permitting the Company to issue Commercial Paper as more fully described below;

         9. As required in the Current Credit Agreement, Group and the other Guarantor Subsidiaries have guarantied the obligations of the Company under the Current Credit Agreement and any Successor Credit Agreements pursuant to an O-I Subsidiary Guaranty dated as of December 15, 1993 (as amended, amended and restated or otherwise modified from time to time, herein called the "Loan Guaranty");

         10. Each Pledgor desires that all obligations of the Company under the Current Credit Agreement and any Successor Credit Agreements and all obligations of the Pledgors under the Loan Guaranty be secured on a senior basis by the Pledged Collateral to the same extent as the obligations under the Existing Credit Agreement and the Existing Loan Guaranties have been secured by the Pledged Collateral (as defined in the Existing Intermediate Subsidiary Pledge Agreement), and that the relative priority of the Liens and other rights in favor of the Credit Agents and the Lenders (as such terms are hereinafter defined) with respect to the Pledged Collateral be the same in all substantive respects as the relative priority of the corresponding Liens and other rights granted to the Current Credit Agent and the Current Lenders (as such terms are defined in the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement), in each case as compared to the relative priority of any corresponding Liens and other rights granted to the Senior Debenture Trustee and the holders of any other obligations secured by the Pledged Collateral;

         11. (a) As more fully described in the recitals to the Existing Intermediate Subsidiary Pledge Agreement, to the extent that the Current Credit Agreement refinances all or any portion of the

Indebtedness under the Existing Credit Agreement or any Senior Indenture, the Current Credit Agreement and any Successor Credit Agreements will each constitute a "Successor Credit Agreement" as defined in the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement and, as such, the Current Credit Agreement and any Successor Credit Agreements will automatically be entitled to be secured by the Pledged Collateral on the basis described in Recital 10, and (b) whether or not the Current Credit Agreement constitutes a "Successor Credit Agreement" as defined in the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement, the terms of the Senior Indentures, the Senior Subordinated Debt Indenture, the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement permit the amendments to the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement effected pursuant to this Agreement and the Intercreditor Agreement without the consent of the holders of the Senior Notes, the Senior Debentures or the Senior Subordinated Debt for the purpose of securing the Current Credit Agreement and any Successor Credit Agreements and the Loan Guaranty by the Pledged Collateral on the basis described in Recital 10; and accordingly the entire amount of the obligations under the Current Credit Agreement and any Successor Credit Agreements and the Loan Guaranty is entitled (as described in the foregoing clauses (a) and (b)) to be secured by the Pledged Collateral on the basis described in Recital 10;

         12. It is contemplated that, from time to time, the Current Lenders or other financial institutions (collectively, the "Successor Lenders") may enter into one or more agreements with the Company and other Persons, including Subsidiaries of the Company, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of the Company) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement or the Senior Note Indenture or the Senior Debenture Indenture (the Senior Note Indenture and the Senior Debenture Indenture being collectively referred to herein as the "Senior Indentures") (said agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "Successor Credit Agreements", which to-gether with the Current Credit Agreement are referred to herein as the "Credit Agreements"; provided that, notwithstanding the fact (as described in certain of the following recitals) that any agreement or instrument pursuant to which any Commercial Paper is issued or evidencing any Commercial Paper Obligations (as hereinafter defined) (collectively, the "Commercial Paper Documents") could have constituted a Successor Credit Agreement, in no event shall any Commercial Paper Document be deemed to be a Successor Credit Agreement or a Credit Agreement; provided, further that, notwithstanding the fact (as described in the recitals to the Intercreditor Agreement) that any Additional Subordinated Debt Indenture (such term being used herein as defined in the Intercreditor Agreement) could have constituted a Successor Credit Agreement, in no event shall any Additional Subordinated Debt Indenture be deemed to be a Successor Credit Agreement or a Credit Agreement; and provided, further, that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require the Current Credit Agent to execute an acknowledgment to the Intercreditor Agreement in connection with such amendment, amendment and restatement or other modification) (the Current Lenders and any Successor Lenders being collectively referred to herein as the "Lenders", and the Current Credit Agent and any agents (collectively, the "Successor Credit Agents") under any Successor Credit Agreements being collectively referred to herein as the "Credit Agents"), and each Pledgor desires that, as described in Recitals 10 and 11, the obligations of the Company and any additional borrowers which are Subsidiaries of the Company under any Successor Credit Agreements be secured by the Pledged Collateral to the same extent as the obligations under the Current Credit Agreement;

         13. The Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to permit the Company to issue Commercial Paper in an aggregate face amount at any time outstanding not to exceed the amount specified in the Current Credit Agreement to the extent that the Company has reserved unused a portion of the Commitments under the Current Credit Agreement, and each Pledgor desires that all obligations of the Company under any such Commercial Paper outstanding from time to time (collectively, the "Commercial Paper Obligations") be secured on a senior basis by the Pledged Collateral;

         14. The parties hereto desire to acknowledge and confirm, for the benefit of any financial institutions initially purchasing any such Commercial Paper (each an "Initial Commercial Paper Holder" and collectively the "Initial Commercial Paper Holders") or appointed to act as agent or representative for the holders from time to time of such Commercial Paper (each a "Commercial Paper Representative" and collectively the "Commercial Paper Representatives"; provided that in the event no such financial institution is appointed to act as agent or representative for the holders of any Commercial Paper, the Initial Commercial Paper Holder in respect of such Commercial Paper shall be deemed to be the Commercial Paper Representative in respect of such Commercial Paper) and for the benefit of the holders from time to time of such Commercial Paper (together with the Initial Commercial Paper Holders, the "Commercial Paper Holders"), that during any period in which any Commercial Paper is outstanding such Commercial Paper constitutes a restructuring of a portion of the credit facilities provided under the Current Credit Agreement and accordingly that all Commercial Paper Obligations would also constitute Indebtedness outstanding under a "Successor Credit Agreement" as defined in this Agreement and the Intercreditor Agreement, and as such all Commercial Paper Obligations are entitled to constitute Secured Obligations (as hereinafter defined); provided that, as a condition to permitting the Company to issue Commercial Paper, the Current Lenders have required, as was required in the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement, that no Commercial Paper Document shall be deemed to be a "Successor Credit Agreement" for purposes of this Agreement or the Intercreditor Agreement and that certain limitations be placed on the rights of the Commercial Paper Holders and the Commercial Paper Representatives with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral and other matters; and provided, further, that the

Commercial Paper Holder and Commercial Paper Representative in respect of any Commercial Paper shall only be entitled to the benefits of this Agreement if such Commercial Paper Representative shall have executed and delivered to the Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by each Pledgor;

         15. The Company has executed certain guaranties (the "Existing Foreign Lender Guaranties") dated March 23, 1988 pursuant to which the Company has guarantied certain indebtedness (the "Existing Foreign Lender Debt") of Owens-Illinois de Venezuela, C.A. and Fabrica de Vidrio Los Andes, C.A. to Bankers Trust Company (the "Existing Foreign Lender") under certain loan agreements dated as of January 25, 1988 (the "Existing Foreign Loan Agreements"), and the Company contemplates that it may, from time to time, enter into other guaranties permitted under the Credit Agreements (together with the Existing Foreign Lender Guaranties, the "Foreign Lender Guaranties") in support of certain indebtedness of certain Foreign Subsidiaries (together with the Existing Foreign Lender Debt, the "Foreign Lender Debt") to certain Lenders (together with the Existing Foreign Lenders, the "Foreign Lenders") under certain loan and other credit agreements (together with the Existing Foreign Loan Agreements, the "Foreign Loan Agreements"), and each Pledgor desires that the obligations of the Company under the Foreign Lender Guaranties (such obligations being collectively referred to herein as the "Foreign Lender Obligations") continue to be secured by the Pledged Collateral, to the extent permitted by the Credit Agreements, to the same extent as under the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement; provided that any Foreign Lender desiring such security shall execute and deliver to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by each Pledgor;

         16. Pursuant to the Loan Guaranty, each Pledgor has agreed to guaranty the obligations of the Company under any Interest Rate Agreements and Currency Agreements that may from time to time be entered into between the Company and one or more Lenders (collectively, the "Interest Rate Exchangers" or the "Currency Exchangers," as the case may be), and each Pledgor desires that its obligations under the Loan Guaranty with respect to such Interest Rate Agreements and Currency Agreements, including the obligation to make payments in the event of early termination under such Interest Rate Agreements and Currency Agreements (all such obligations being the "Interest Rate Obligations" or the "Currency Obligations," as the case may be), continue to be secured hereunder to the same extent as under the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement; provided that any Interest Rate Exchanger or any Currency Exchanger requiring such security shall execute and deliver to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by each Pledgor;

         17. As described in Recital 11, all or a portion of the Current Credit Agreement constitutes a "Successor Credit Agreement" as defined in the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement, and accordingly the Current Lenders constitute "Lenders" as defined in the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement and are entitled to be secured by the Pledged Collateral in their capacities as Foreign Lenders, Interest Rate Exchangers and Currency Exchangers as described in Recitals 15 and 16;

         18. The Pledgors (other than OI General Finance Inc.) have executed and delivered the Existing Intermediate Subsidiary Pledge Agreement to Bankers, as collateral agent for and representative of the Lenders and the Public Debenture Trustees (as such terms are defined in the Existing Intermediate Subsidiary Pledge Agreement), the Foreign Lenders, the Interest Rate Exchangers, the Currency Exchangers, the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Representatives;

         19. The Current Credit Agent, the Senior Note Trustee, the Senior Debenture Trustee, the Senior Subordinated Debt Trustee, the Foreign Lender listed on the signature pages thereof and the Collateral Agent have entered into a Fifth Amended and Restated Intercreditor Agreement dated as of the date hereof (said Fifth Amended and Restated Intercreditor Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Intercreditor Agreement"), which amends and restates the Existing Intercreditor Agreement and provides for, inter alia, the appointment of the Collateral Agent to administer the Pledged Collateral;

         20.  Pursuant to the Intercreditor Agreement, the Senior
Note Trustee, the Senior Subordinated Debt Trustee and each trustee under any Additional Subordinated Debt Indenture executing an acknowledgement to the Intercreditor Agreement have agreed, which agreement shall be binding on the holders of the Senior Notes and the Senior Subordinated Debt and the holders of the applicable Additional Subordinated Debt (such term being used herein as defined in the Intercreditor Agreement), that notwithstanding anything to the contrary contained in the Original Intermediate Subsidiary Pledge Agreement (such term being used herein as defined in the Existing Intermediate Subsidiary Pledge Agreement) or the Existing Intermediate Subsidiary Pledge Agreement or this Agreement or the Second Amended and Restated Intercreditor Agreement (as defined in the Existing Intermediate Subsidiary Pledge Agreement) or the Existing Intercreditor Agreement or the Intercreditor Agreement, the Secured Obligations shall not include any obligations in respect of the Senior Notes or any Senior Subordinated Debt or any such Additional Subordinated Debt; and

         21. OI General Finance Inc. wishes to pledge and grant a security interest, and each other Pledgor wishes to confirm the continuation of the pledge and grant of security interests, in favor of the Collateral Agent for the benefit of the Lenders, the Credit Agents, the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Debentures and the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Representatives (all such beneficially interested parties being referred to collectively herein as the "Secured Parties");

         NOW, THEREFORE, in consideration of the premises the parties hereto agree that the Existing Intermediate Subsidiary Pledge
Agreement is hereby amended and restated as follows:

         SECTION 1.  Pledge.  Each Pledgor hereby pledges to the
Collateral Agent and grants to the Collateral Agent for the benefit of the Secured Parties a first priority security interest in the following (the "Pledged Collateral") to secure the Secured Obligations (as defined in Section 2):

         (i) the Pledged Shares and the certificates representing the Pledged Shares and any interest of each Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and, subject to Section 6, all dividends, cash or proceeds, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

         (ii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by each Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares and any interest of each Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

         (iii) all shares of any Person owned or held by each Pledgor which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Subsidiary (subject to the obtaining or making of any foreign governmental actions, notices or filings as referred to in Section 4(iii)) of the Company (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares and any interest of each Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided that no Pledgor shall be required to pledge more than 65% of the shares of capital stock of any Subsidiary which is a Foreign Entity and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this
    Section 1(iii) to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code which investment would trigger an increase in the gross income of a United States shareholder of any Pledgor pursuant to Section 951 (or a successor provision) of the Internal Revenue Code; and

         (iv) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

         With respect to each Pledgor other than OI General Finance Inc., the foregoing pledge and grant of a security interest confirms the pledge and grant of a first priority security interest in the Pledged Collateral to secure the Secured Obligations made in the Original Intermediate Subsidiary Pledge Agreement and confirmed in the Existing Intermediate Subsidiary Pledge Agreement and continues in all respects the pledge and grant therein without in any way causing any interruption in continuity from such original pledge and grant.

         SECTION 2. Secured Obligations. With respect to each Pledgor, this Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. S 362(a)), of all Obligations now or hereafter existing under or in respect of the Credit Agreements (the "Obligations"), the notes which evidence Indebtedness under the Credit Agreements (the "Notes"), all Interest Rate Obligations and Currency Obligations now or hereinafter existing under or in respect of the Interest Rate Agreements and the Currency Agreements, all Foreign Lender
Obligations, all obligations of the Company now or hereafter existing under the Senior Debenture Indenture and the Senior Debentures issued thereunder, and all Commercial Paper Obligations, in each case whether for principal, premium or interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to the Company, would accrue on such obligations), payments for early termination, fees, expenses or otherwise and all obligations of each Pledgor now or hereafter existing under this Agreement and the Loan Guaranty and under the Senior Debenture Guaranty executed by such Pledgor (all such obligations being the "Secured Obligations"); provided that the pledge made and security interest granted in Section 1 and any other provisions of this Agreement shall be effective as to any obligations in respect of any Successor Credit Agreements, Interest Rate Agreements, Currency Agreements and Foreign Lender Guaranties only if the holders of such obligations or their representatives shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledge-ment to the Intercreditor Agreement (in the form attached thereto) acknowledged by each Pledgor; provided, further that the pledge made and security interest granted by any Pledgor in Section 1 and any other provisions of this Agreement with respect to such pledge made and security interest granted by such Pledgor shall be effective as to any obligations in respect of the Senior Debenture Indenture, the Senior Debentures issued thereunder and any Senior Debenture
Guaranties only if the Senior Debenture Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement; provided, further that the pledge made and security interest granted in Section 1 and any other provisions of this Agreement shall be effective as to any Commercial Paper

Obligations in respect of any Commercial Paper only if the Commercial Paper Representative in respect of such Commercial Paper shall have executed and delivered to the Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by each Pledgor; provided, further that the pledge made and security interest granted by any Pledgor in Section 1 shall be released, and any other provisions of this Agreement with respect to such pledge made and security interest granted by such Pledgor shall cease to be effective, in each case with respect to the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder and the obligations of the Pledgors (including such Pledgor) under their respective Senior Debenture Guaranties, from and after such time, if any, as such Pledgor is released from its obligations under its Senior Debenture Guaranty in accordance with the terms of Section 9 thereof.

         SECTION 3.  Delivery of Pledged Collateral.  All
certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. All such certificates and instruments delivered pursuant to the Original Intermediate Subsidiary Pledge Agreement or the Existing Intermediate Subsidiary Pledge Agreement shall be retained by the Collateral Agent without re-delivery hereunder. The Collateral Agent shall have the right, at any time upon or after the occurrence of an Event of Default (as defined in Section 11A) and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 4. Representations and Warranties. Each Pledgor represents and warrants as follows:

         (i) Each Pledgor is, and at the time of delivery of any Pledged Collateral to the Collateral Agent pursuant to Section 3 of this Agreement will be, the legal and beneficial owner of the Pledged Collateral pledged by such Pledgor hereunder free and clear of any Lien except for the lien and security interest created by this Agreement.

         (ii) Each Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pledged by such Pledgor pursuant to this Agreement.

         (iii) No consent of any other party (including, without limitation, stockholders or creditors of any Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by any Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor or (y) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement; except (a) for foreign governmental actions, notices or filings required for actions referred to in clauses (x) and
    (y) as to Pledged Shares issued by corporations which own, directly or indirectly, the stock of Foreign Entities and (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

         (iv) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

         (v) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares securing the payment of the Secured Obligations. The pledge of the Pledged Debt pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Debt securing the payment of the Secured Obligations.

         (vi) As of the date hereof, the Pledged Shares consisting of capital stock of the Persons identified in Part I of Schedule I annexed hereto constitute the percentage of the issued and outstanding shares of stock of such Persons as identified in Part I of Schedule I annexed hereto. The Pledged Debt constitutes all of the issued and outstanding O-I Subsidiary Debt Obligations owing to each Pledgor as of the date hereof.

         (vii)     Except as otherwise permitted by the Credit
    Agreements, each Pledgor at all times will be the sole beneficial owner of the Pledged Collateral pledged by such Pledgor hereunder.

         (viii) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

         (ix) The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulations G, U or X of the Federal Reserve Board.

         (x) No Pledgor directly owns any other shares of capital stock of any Subsidiary of the Company other than the shares of capital stock described in Part I of Schedule I annexed hereto and shares of capital stock not required to be pledged hereunder pursuant to the proviso to Section 1(iii).

         SECTION 5. Supplements, Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, each Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or pur-ported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

         Each Pledgor further agrees that it will, upon obtaining any shares of any Person required to be pledged pursuant to Sections 1(ii) or 1(iii), promptly (and in any event within five (5) Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

         SECTION 6. Voting Rights; Dividends; Etc. (a) As long as no Event of Default shall have occurred and be continuing:

         (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral pledged by such Pledgor hereunder or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreements or the Senior Debenture Indenture; provided, however, that such Pledgor shall give the Collateral Agent at least 5 days' prior written notice of the manner in which it intends to exercise any such right. It is understood, however, that neither (A) the voting by any Pledgor of any Pledged Shares for, or any Pledgor's consent to, the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) any Pledgor's consent to or approval of any action otherwise permitted under this Agreement, the Credit Agreements and the Senior Debenture Indenture shall be deemed inconsistent with the terms of this Agreement, the Credit Agreements or the Senior Debenture Indenture within the meaning of this Section 6(a)(i), and no notice of any such voting or consent need be given to the Collateral Agent.

         (ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, distributions, principal and interest paid in respect of the Pledged Collateral; provided, however, that any and all dividends and other distributions in equity securities shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

         (iii) In order to permit each Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a)(i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to Section 6(a)(ii) above, the Collateral Agent shall, if necessary, upon written request of any Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such proxies, dividend payment orders and other instruments as such Pledgor may reasonably request.

         (b) Upon the occurrence and during the continuance of an Event of Default:

         (i) Upon written notice from the Collateral Agent to any Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

         (ii) All rights of each Pledgor to receive the divi-dends, distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to
    Section 6(a)(ii) above shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions, principal and interest payments during the continuance of such Event of Default.

         (c) In order to permit the Collateral Agent to receive all dividends and other distributions to which it may be entitled under
Section 6(a)(ii) above, to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to
Section 6(b)(i) above, and to receive all dividends, distributions, principal and interest payments and other distributions which it may be entitled to receive under Section 6(b)(ii) above, each Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

         (d) All dividends, distributions, principal and interest payments which are received by any Pledgor contrary to the provisions of Section 6(b)(ii) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

         SECTION 7. Transfers and Other Liens; Additional Shares.

         A. Transfers and Other Liens. Each Pledgor agrees that it will not, except as permitted by the Credit Agreements, the Senior Debenture Indenture and the Senior Debenture Guaranties (in the case of the Senior Debenture Indenture and the Senior Debenture Guaranties, only to the extent the obligations of the Company under the Senior Debenture Indenture are then secured by the Pledged Collateral in question), (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the lien and security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, however, that in the event of an Asset Sale permitted by the Credit Agreements wherein the assets subject to such Asset Sale are Pledged Shares, the Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale to the Pledgor owning such Pledged Shares free and clear of the lien and security interest under this Agreement (a) so long as any Obligations remain outstanding under the Credit Agreements and any Lenders thereunder are entitled to all or any portion of the Net Cash Proceeds of such Asset Sale, concurrently with the receipt of advice from the Credit Agent that arrangements satisfactory to it have been made for delivery to it of the Net Cash Proceeds of such Asset Sale to which the Lenders are entitled under such Credit Agreements and the Intercreditor Agreement, (b) after such time as all Obligations under the Credit Agreements have been indefeasibly paid in full, in the event that any other Secured Parties are entitled to receive any portion of the Cash Proceeds of such Asset Sale, concurrently with the receipt of advice from the agent or trustee for such Secured Parties that arrangements satisfactory to it have been made for delivery to it of the amounts required to be paid to such Secured Parties out of the Cash Proceeds of such Asset Sale, and (c) in the event no Secured Party is entitled to receive any portion of the Cash Proceeds of such Asset Sale, concurrently with the consummation of such Asset Sale; provided, in the case of clause (c), that the issuer of the Pledged Shares that are the subject of such Asset Sale will be concurrently released from its obligations under any Senior Debenture Guaranty to which it is a party; provided, further that, notwithstanding anything herein to the contrary, (x) the Collateral Agent shall release Pledged Shares or other Pledged Collateral from the lien and security interest of this Agreement as may be specified by the Credit Agent upon the approval of the release of such Pledged Shares or other Pledged Collateral by Requisite Lenders under the Credit Agreements and
(y) the Collateral Agent shall release Pledged Shares from the lien and security interest of this Agreement if and to the extent such Pledged Shares are not required to be pledged due to the limitations set forth in the first proviso to Section 1(iii).

         B.   Additional Shares.  Each Pledgor agrees that it will
(i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to a Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of Pledged Shares; provided however, that no Pledgor shall be required under this clause (ii) to pledge shares of the capital stock of such issuer acquired by any of its Subsidiaries, and (iii) subject to the provisos of Section 1(iii), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person which, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary (subject to the obtaining or making of any foreign governmental actions, notices or filings referred to in Section 4(iii)) of the Company.

         SECTION 8. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

         SECTION 9. Collateral Agent May Perform. If any Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgors under Section 13 hereof.

         SECTION 10. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that neither the Collateral Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Shares and Pledged Debt) to preserve rights against any Person with respect to any Pledged Collateral.

         SECTION 11. Remedies Upon Default; Decisions Relating to Exercise of Remedies.

         A. Remedies Upon Default. Subject to Section 11B, (i) if any event of default under any Credit Agreement, or (ii) after such time as all Obligations shall have been indefeasibly paid in full, and provided that the Pledged Collateral then secures the payment and performance of Interest Rate Obligations, Currency Obligations, Foreign Lender Obligations, obligations of the Company under the Senior Debenture Indenture or the Senior Debentures, or Commercial Paper Obligations under any Commercial Paper Document, if any event of default under (A) any Interest Rate Agreement or Currency Agreement which is secured by the Pledged Collateral, (B) any Foreign Lender

Guaranty which is secured by the Pledged Collateral, (C) the Senior Debenture Indenture, or (D) any such Commercial Paper Document, as the case may be (each of the events of default described in the foregoing clauses (i) and (ii) (subject to any provisos set forth therein) being referred to herein as an "Event of Default"), shall have occurred and be continuing:

         (a)(i) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale but shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale with respect to the Pledged Collateral pledged by such Pledgor hereunder shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

         (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the

    Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (in-cluding, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if any Pledgor would agree to do so.

         (b) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         B. Decisions Relating to Exercise of Remedies. Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, the Collateral Agent shall exercise, or shall refrain from exercising, any remedy provided for in
Section 11A in accordance with the instructions of Requisite Obligees (as defined in the Intercreditor Agreement) and the Credit Agents, the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Debentures and the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Representatives shall be bound by such instructions; and the sole rights of the Credit Agents, the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Debentures and the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Representatives under this Agreement shall be to be secured by the Pledged Collateral and to receive the payments provided for in Section 12 hereof; provided, however, that if the Collateral Agent has requested instructions from any Commercial Paper Representative as to the exercise of any such remedies and such Commercial Paper Representative has not promptly responded to such request, in determining the instructions given by Requisite Obligees (as defined in the Intercreditor Agreement), the Collateral Agent shall disregard such Commercial Paper Representative and the outstanding amount of Commercial Paper in respect of which such Commercial Paper Representative is the Commercial Paper Representative.

         SECTION 12. Application of Proceeds. After and during the continuance of an Event of Default, any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent (all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 11 of this Agreement shall be applied promptly from time to time by the Collateral Agent as follows:

         First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

         Second, to the payment of the Secured Obligations as provided in Section 3 of the Intercreditor Agreement; provided that in making such application to the Senior Debenture Trustee in respect of outstanding obligations under the Senior Debenture Indenture or any Senior Debenture Guaranty, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of the Senior Debentures issued thereunder such holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnified Parties (as defined in Section 7(c) of the Intercreditor Agreement) pursuant to Section 7(c) of the Intercreditor Agreement; and provided, further, that in making such application to any Commercial Paper Holder (or the Commercial Paper Representative in respect of such Commercial Paper Holder) in respect of any Commercial Paper Obligations, the Collateral Agent shall be entitled to deduct from such Commercial Paper Holder's share of such Proceeds such Commercial Paper Holder's pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c) of the Intercreditor Agreement; and

         Third, after payment in full of all Secured Obligations, to the Pledgor which pledged such Pledged Collateral or the Pledged Collateral from which such Proceeds were received, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

         At the time of any application of Proceeds by the Collateral Agent pursuant to this Section 12, the Collateral Agent shall provide the Senior Debenture Trustee and the Commercial Paper Representative in respect of any Commercial Paper with a certificate setting forth the total amount paid to the Collateral Agent pursuant to Section 7(c) of the Intercreditor Agreement and a calculation of the amounts, if any, deducted from Proceeds paid to the Senior Debenture Trustee or the Commercial Paper Holders in respect of such Commercial Paper, as the case may be.

         SECTION 13. Expenses. Each Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

         SECTION 14. No Waiver. No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

         SECTION 15. Collateral Agent. The Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Current Credit Agent, the Senior Debenture Trustee and the Foreign Lender listed on the signature pages thereof and, in the event that any Interest Rate Obligations or Currency Obligations, any other Foreign Lender Obligations, or any Commercial Paper Obligations are secured hereby, by each Interest Rate Exchanger and Currency Exchanger, each other Foreign Lender, and each Commercial Paper Representative executing a counterpart to the Intercreditor Agreement, and the Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement. The Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Intercreditor Agreement.
The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Pledged Collateral in its possession to the successor Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent. Anything contained in this Agreement to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall control.

         SECTION 16. Indemnification. Each Pledgor hereby agrees to indemnify the Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Intercreditor Agreement, the Credit Agreements, the Interest Rate Agreements, the Currency Agreements, the Foreign Lender Guaranties, the Senior Debentures or the Senior Debenture Indenture, or the Commercial Paper Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms hereof or of any such other documents or otherwise arising or relating in any manner to the pledges, dispositions of Pledged Collateral or proceeds of Pledged Collateral, or other actions of any nature with respect to the Pledged Collateral contemplated hereunder and under the Intercreditor Agreement to secure the payment of the Secured Obligations (including, without limitation, the Commercial Paper Obligations); provided, however, that no Pledgor shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent or failure by the Collateral Agent to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in Section 10.

         SECTION 17. Amendments, Etc. This Agreement may not be amended, modified or waived except with the written consent of each Pledgor, the Collateral Agent and the Credit Agents and, solely with respect to an amendment of Section 12, the definitions of "Pledged Collateral" or "Secured Obligations" herein or this Section 17, or the release of Pledged Collateral except as herein provided, with the written consent of each Interest Rate Exchanger (if the Pledged Collateral then secures such Interest Rate Exchanger), each Currency Exchanger (if the Pledged Collateral then secures such Currency Exchanger), each Foreign Lender (if the Pledged Collateral then secures such Foreign Lender), and the Senior Debenture Trustee (if the Pledged Collateral then secures the Senior Debentures); provided that the written consent of the Credit Agents shall not be required if the Obligations have been indefeasibly paid in full; provided, further, that if the Obligations have been indefeasibly paid in full, this Agreement may not be amended, modified or waived except with the written consent of the holders of a majority of the outstanding Interest Rate Obligations, Currency Obligations and Foreign Lender Obligations which are secured by the Pledged Collateral; and provided, further, that (y) during such times as the Pledged Collateral secures payment of any Commercial Paper Obligations, solely with respect to an amendment which would (i) reduce or adversely affect the right of the Commercial Paper Representatives to request or direct the Collateral Agent to take action as provided in Section 2(a) of the Intercreditor Agreement or (ii) subordinate or cause the Commercial Paper Holders to hold a security interest in the Pledged Collateral junior to the security interest therein of any other holder of Secured Obligations, no such amendment, modification or waiver shall in any event be effective as to the Commercial Paper Holders or Commercial Paper Representatives in respect of any Commercial Paper outstanding at the time of such amendment, modification or waiver except with the prior written consent of the Commercial Paper Representatives in respect of a majority in aggregate face amount of such outstanding Commercial Paper, and (z) during such time as the Pledged Collateral secures only the payment of the obligations under or in respect of the Senior Debenture Indenture and any Senior Debenture Guaranties, this Agreement may not be amended, modified or waived except with the written consent of each Pledgor, the Collateral Agent and the Senior Debenture Trustee; provided, however, that, notwithstanding the foregoing, no such written consent of the Senior Debenture Trustee shall be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional Indebtedness secured by the Pledged Collateral and entitled to the benefits hereof insofar as the foregoing is permitted by the Senior Debenture Indenture.

         SECTION 18. Termination. When all Secured Obligations have been indefeasibly paid in full, this Pledge Agreement shall terminate, and the Collateral Agent shall, upon the request and at the expense of each Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor owning such Pledged Collateral. Notwithstanding anything herein (including
Section 20) to the contrary, if all the Secured Obligations except the obligations in respect of the Senior Debentures and any Senior Debenture Guaranties have either been indefeasibly paid in full or are no longer secured by any of the Pledged Collateral, this Pledge Agreement shall be terminable at the election of the Company, and upon the delivery of written notice of such election to the Collateral Agent, this Pledge Agreement shall terminate and the Collateral Agent shall, at the expense of each Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor owning such Pledged Collateral.

         SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to a Pledgor, addressed to it at the address of the Company set forth on the applicable signature page of the Current Credit Agreement, if to the Collateral Agent, addressed to it at the address set forth on the applicable signature page of this Agreement, if to the Current Credit Agent, addressed to it at the address set forth on the applicable signature page of the Current Credit Agreement, if to the Senior Debenture Trustee, addressed to such trustee at the address provided by such trustee pursuant to the Intercreditor Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 19. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid and shall, when delivered or telecopied, be effective when received.

         SECTION 20.  Continuing Security Interest; Transfer Of
Notes. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until indefeasible payment in full of all Secured Obligations, (ii) be binding upon each Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other

Secured Party and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii) and subject to the provisions of subsections 9.2 and 9.17 of the Current Credit Agreement, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, subject, however, to the provisions of the Intercreditor Agreement.

         SECTION 21. Governing Law; Terms; Joint and Several Obligations of Pledgors. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE CODE REQUIRES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Current Credit Agreement, terms defined in Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined. All obligations of the Pledgors hereunder shall be joint and several.

         SECTION 22. Consent to Jurisdiction and Service of Process. All judicial proceedings brought against any Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement, each Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Pledgor designates and appoints CT Corporation System, The Corporation Trust Company, 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by such Pledgor irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by such Pledgor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to such Pledgor at the address of the Company provided in the applicable signature page to the Credit Agreement, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by any Pledgor refuses to accept service, such Pledgor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent to bring proceedings against any Pledgor in the courts of any other jurisdiction.

         SECTION 23. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

         (i) any lack of validity or enforceability of any of the Credit Agreements, the Notes, the Loan Guaranty, any Interest

    Rate Agreement, any Currency Agreement, any Foreign Lender
    Guaranty, the Senior Debentures, the Senior Debenture Indenture, any Senior Debenture Guaranty or any Commercial Paper Document or any other agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Credit Agreements, the Notes, the Loan Guaranty, any Interest Rate Agreement, any Currency Agreement, any Foreign Lender Guaranty, the Senior Debentures, the Senior Debenture Indenture, any Senior Debenture Guaranty or any Commercial Paper Document;

         (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

         (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

         SECTION 24.  Secured Obligations Limitation.
Notwithstanding anything to the contrary set forth herein, the amount of the Secured Obligations with respect to the Pledged Collateral pledged by any Pledgor other than Group shall in no event exceed
(i) with respect to Secured Obligations in respect of Guarantied Obligations (as defined in the Loan Guaranty), the maximum liability of such Pledgor under the Loan Guaranty, as calculated in accordance with the provisions of the Loan Guaranty without regard to any lack of validity or enforceability (whether actual or alleged) of any provision thereof or (ii) with respect to Secured Obligations in respect of the Senior Debentures and the Senior Debenture Guaranty executed and delivered by such Pledgor, the maximum liability of such Pledgor under such Senior Debenture Guaranty, as calculated in accordance with the provisions of such Senior Debenture Guaranty without regard to any lack of validity or enforceability (whether actual or alleged) of any provision thereof.

         SECTION 25. Additional Pledgors; Counterparts. (a) The initial Pledgors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Pledgors (each an "Additional Pledgor"), by executing a counterpart of this Agreement. Upon delivery of any such counterpart to Collateral Agent, notice of which is hereby waived by Pledgors, each such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereof. Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Lenders not to cause any Subsidiary of Company to become an Additional Pledgor hereunder. This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.

         (b) This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective as to each Pledgor upon the execution of a counterpart hereof by such Pledgor (whether or not a counterpart hereof shall have been executed by any other Pledgor) and receipt by Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         SECTION 26. Release of Pledgor. Notwithstanding anything to the contrary set forth herein, immediately upon the consummation of the Kimble Sale, OI Kimble FTS Inc. shall cease to be a Pledgor and a party hereto without any further action on the part of Collateral Agent, any Secured Party or any other Person.



             [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Pledgors:

         Owens-Illinois Group, Inc. (formerly named "OII Group, Inc."), Owens-Brockway Packaging, Inc. (formerly named "OI Glass Container FTS Inc."), OI Closure FTS Inc., OI Plastic Products FTS Inc., OI Kimble FTS Inc., O-I Health Care Holding Corp. (formerly named "Health Care and Retirement Corporation"), OI General FTS Inc., and OI General Finance Inc.


By: _________________________________
         David G. Van Hooser
    Vice President and Treasurer
      of each of the foregoing
              Pledgors



         IN WITNESS WHEREOF, the undersigned Additional Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of __________, 199__.


Additional Pledgor:     ____________________


By: ______________________________

Name: _____________________________

Title:  ______________________________

Collateral Agent:

BANKERS TRUST COMPANY



By: ________________________________
Title: _____________________________


Notice Address:

    Bankers Trust Company
    One Bankers Trust Plaza
    New York, New York 10006
    Attention:  Terence J. Mogan

with a copy to:

    Bankers Trust Company
    300 South Grand Avenue, 41st Floor
    Los Angeles, California 90071
    Attention:  Frank H. Gerencser

with a copy to:

    Bankers Trust Company
    300 South Grand Avenue
    41st Floor
    Los Angeles, California 90071
    Attention:   Edward H. Schweitzer

                              SCHEDULE I

         Attached to and forming a part of that certain Third Amended and Restated Intermediate Subsidiary Pledge Agreement dated as of December 15, 1993 by the O-I Subsidiaries named on the signature pages thereof, as Pledgors, to Bankers Trust Company, as Collateral Agent.

                                PART I

                                                          Class      Stock          Number     Percentage
Name of                         Issuer of Stock             of       Certif.  Par     of     of All Capital
Pledgor                         Owned by Pledgor          Stock       No(s). Value  Shares    Stock Owned
- -------                         ----------------          -----      ------  -----  ------   --------------

Owens-Illinois Group, Inc.      Owens-Brockway Packaging,  Common       1      $.01   100      100%
                                Inc. (formerly named
                               "OI Glass Container FTS Inc.")
Owens-Illinois Group, Inc. .....OI Closure FTS Inc.        Common       1       .01   100      100%
Owens-Illinois Group, Inc. .....OI Plastic Products FTS IncCommon       1       .01   100      100%
Owens-Illinois Group, Inc. .....OI Kimble FTS Inc.         Common       1       .01   100      100%
Owens-Illinois Group, Inc. .....O-I Health Care Holding    Common       1       .01   100      100%
                                Corp. (formerly named
                               "Health Care and Retirement
                                Corporation")
Owens-Illinois Group, Inc. .....OI General FTS Inc.        Common       1       .01   100      100%
Owens-Illinois Group, Inc. .....OI General Finance Inc.    Common       1       .01   100      100%
Owens-Brockway Packaging, Inc..Owens-Brockway Glass        Common       1       .01   100      100%
                               Container Inc. (formerly
                               named "Owens-Illinois Glass
                               Container Inc." and  "OI Glass
                               Container STS Inc.")

                                                           Class   Stock           Number    Percentage
Name of                        Issuer of Stock              of    Certif.   Par     of     of All Capital
Pledgor                        Owned by Pledgor            Stock    No(s).  Value  Shares    Stock Owned
- -------                        ----------------           ------   ------   -----  ------   -------------

Owens-Brockway Packaging, Inc...OI IONE STS Inc.           Common   1        $.01   100         100%
OI Closure FTS Inc. ............OI US Capital STS Inc.     Common   1         .01   100         100%
OI Closure FTS Inc. ............Owens-Illinois Closure Inc.Common   1         .01   100         100%
                                (formerly named "OI
                                 Closure STS Inc.")
OI Closure FTS Inc. ...........Specialty Packaging         Common   3        1.00  1000         100%
                                Licensing Company
OI Plastic Products FTS Inc. ...Owens-Illinois Plastic     Common   1         .01   100         100%
                                Products Inc. (formerly
                                named "OI Blown Container
                                STS Inc.")
OI Plastic Products FTS Inc...Owens-Illinois Prescription  Common   1         .01   100         100%
                               Products Inc. (formerly
                               named "OI Prescription
                               Products STS Inc.")
OI Plastic Products FTS Inc. ...OI Treitler STS Inc.       Common   1         .01   100         100%
OI Plastic Products FTS Inc. ...OI Dougherty STS Inc.      Common   1         .01   100         100%
OI Kimble FTS Inc. .............OI Kontes STS Inc.         Common   1         .01   100         100%
OI Kimble FTS Inc. .............OI Schott STS Inc.         Common   1         .01   100         100%
OI Kimble FTS Inc. .............OI Enbosa STS Inc.         Common   1         .01   100         100%
OI Kimble FTS Inc. .............Kimble Glass Inc.          Common   1         .01   100         100%
                               (formerly named "OI
                                Kimble STS Inc.")
OI General FTS Inc. ............Owens-Illinois General Inc.Common   1         .01   100         100%
                               (formerly named "OI
                                General STS Inc.")
OI General FTS Inc. ............OI Castalia STS Inc.       Common   1         .01   100         100%
OI General FTS Inc. ............OI Levis Park STS Inc.     Common   1         .01   100         100%
OI General FTS Inc. ............OI MVCURC STS Inc.         Common   1         .01   100         100%
OI General FTS Inc. ............OI UMI STS Inc.            Common   1         .01   100         100%
OI General FTS Inc. ............OI AID STS Inc.            Common   1         .01   100         100%

                                  PART II

                 The Pledged Debt of each of the Debt Issuers identified in this Part II of Schedule I shall include all outstanding Indebtedness of such Debt Issuer from time to time owing to the applicable Pledgor identified opposite such Debt Issuer which indebtedness shall be evidenced by the promissory note or notes referenced below, as amended or supplemented from time to time, and by the records of such Pledgor relating to the amounts outstanding from time to time under such promissory note or notes or by any replacement or successor promissory notes issued by such Debt Issuer in favor of such Pledgor.

                                                                  Amount of             Date of
                                                                Indebtedness          Promissory
                                   Issuer of Promissory Note        as of          Note Evidencing
Names of Pledgor                        Held by Pledgor           Dec. 31,1988     the Pledged Debt
- ----------------                   -------------------------   ---------------     ----------------

Owens-Illinois Group, Inc. ........Owens-Brockway Packaging,    $1,072,961,703     March 17, 1987
 (formerly named "OI Group, Inc.")  Inc. (formerly named "OI
                                    Glass Container FTS Inc.")
Owens-Illinois Group, Inc. ........OI Closure FTS Inc.             205,401,223     March 17, 1987
 (formerly named "OI Group, Inc.")
Owens-Illinois Group, Inc. ........OI Plastic Products FTS Inc.    608,479,545     March 17, 1987
 (formerly named "OI Group, Inc.")
Owens-Illinois Group, Inc. ........OI Kimble FTS Inc.              173,405,398     March 17, 1987
  (formerly named "OI Group, Inc.")
Owens-Illinois Group, Inc. ........O-I Health Care Holding         474,893,863     March 17, 1987
 (formerly named "OI Group, Inc.")  Corp. (formerly named
                                   "Health Care and
                                    Retirement Corporation")
Owens-Illinois Group, Inc. ........OI General FTS Inc.             192,131,215     March 17, 1987
 (formerly named "OI Group, Inc.")

                                              																			    Principal
                                              																			    Amount of                 Date of
                                     									       										     Indebtedness              Promissory
                            									Issuer of Promissory Note           as of             Note Evidencing
  Names of Pledgor                      Held by Pledgor             Dec. 31, 1988          the Pledged Debt
  ----------------                 -------------------------        -------------          ----------------

Owens-Brockway Packaging, Inc. ....Owens-Brockway Glass Container          936,294,711      March 17, 1987
 (formerly named "OI Glass          Inc. (formerly named "Owens-
 Container FTS Inc.")               Illinois Glass Container Inc." and
                                    "OI Glass Container STS Inc.")
Owens-Brockway Packaging, Inc. ....OI IONE STS Inc.                         36,603,643      March 17, 1987
 (formerly named "OI Glass
 Container FTS Inc.")
OI Closure FTS Inc. ...............OI US Capital STS Inc.                   26,762,350      March 17, 1987
OI Closure FTS Inc. ...............Owens-Illinois Closure Inc.             178,638,873      March 17, 1987
                                   (formerly named "OI Closure
                                    STS Inc.")
OI Plastic Products FTS Inc. ......Owens-Illinois Plastic                  442,330,130      March 17, 1987
                                    Products Inc. (formerly
                                    named "OI Blown Container
                                    STS Inc.")
OI Plastic Products FTS Inc. ....Owens-Illinois Prescription               106,742,864      March 17, 1987
                                  Products Inc. (formerly
                                  named "OI Prescription
                                  Products STS Inc.")
OI Plastic Products FTS Inc. ....OI Treitler STS Inc.                       13,856,318      March 17, 1987
OI Plastic Products FTS Inc. ....OI Dougherty STS Inc.                      54,261,757      March 17, 1987
OI Kimble FTS Inc. ..............OI Kontes STS Inc.                         11,173,996      March 17, 1987
OI Kimble FTS Inc. ..............OI Schott STS Inc.                          5,461,658      March 17, 1987
OI Kimble FTS Inc. ..............OI Enbosa STS Inc.                          7,413,845      March 17, 1987
OI Kimble FTS Inc. ..............Kimble Glass Inc. (formerly               149,355,899      March 17, 1987
                                  named "OI Kimble STS Inc.")
OI General FTS Inc. .............Owens-Illinois General Inc.               149,900,436      March 17, 1987
                                 (formerly named "OI General
                                  STS Inc.")
OI General FTS Inc. .............OI Castalia STS Inc.                       10,140,374      March 17, 1987
OI General FTS Inc. .............OI Levis Park STS Inc.                     25,529,670      March 17, 1987
OI General FTS Inc. .............OI MVCURC STS Inc.                          1,590,983      March 17, 1987
OI General FTS Inc. .............OI UMI STS Inc.                             3,790,162      March 17, 1987
OI General FTS Inc. .............OI AID STS Inc.                             2,121,291      March 17, 1987

                                SCHEDULE II

                    To the Third Amended and Restated
                 Intermediate Subsidiary Pledge Agreement

                             PLEDGE AMENDMENT


         This Pledge Amendment, dated as of ___________, 19__, is delivered pursuant to Section 5 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Third Amended and Restated Intermediate Subsidiary Pledge Agreement dated as of December 15, 1993, among the undersigned, the other Pledgors listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent
(the "Pledge Agreement"; capitalized terms defined therein being used herein as therein defined) and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations as provided in the

Pledge Agreement.

                             Pledgor:



                             By __________________________

                             Title _______________________


                        Class       Stock                Number
                         of       Certificate   Par        of
   Stock Issuer         Stock       No(s).      Value    Shares
   ------------         -----       ------      -----    ------
      annex 1-1
                                  ANNEX 1
                                    to
                        THIRD AMENDED AND RESTATED
                 INTERMEDIATE SUBSIDIARY PLEDGE AGREEMENT

                              INDEX OF TERMS

Additional Pledgor . . . . . . . . . . . . . . . . . . . . . Section 25(a)
Additional Subordinated Debt . . . . . . . . . . . Intercreditor Agreement
Additional Subordinated Debt Indenture . . . . . . Intercreditor Agreement
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Bankers. . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 11A
Collateral Agent . . . . . . . . . . . . . . . . . . . . . . .Introduction
Commercial Paper Documents . . . . . . . . . . . . . . . . . . .Recital 12
Commercial Paper Holders . . . . . . . . . . . . . . . . . . . .Recital 14
Commercial Paper Obligations . . . . . . . . . . . . . . . . . .Recital 13
Commercial Paper Representative. . . . . . . . . . . . . . . . .Recital 14
Commercial Paper Representatives . . . . . . . . . . . . . . . .Recital 14
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 2
Credit Agents. . . . . . . . . . . . . . . . . . . . . . . . . .Recital 12
Credit Agreements. . . . . . . . . . . . . . . . . . . . . . . .Recital 12
Currency Exchangers. . . . . . . . . . . . . . . . . . . . . . .Recital 16
Currency Obligations . . . . . . . . . . . . . . . . . . . . . .Recital 16
Current Credit Agent . . . . . . . . . . . . . . . . . . . . . . Recital 8
Current Credit Agreement . . . . . . . . . . . . . . . . . . . . Recital 8
Current Lenders. . . . . . . . . . . . . . . . . . . . . . . . . Recital 8
Event of Default . . . . . . . . . . . . . . . . . . . . . . . Section 11A
Existing Intermediate Subsidiary Pledge Agreement. . . . . . .Introduction
Existing Credit Agreement. . . . . . . . . . . . . . . . . . . . Recital 2
Existing Foreign Lender. . . . . . . . . . . . . . . . . . . . .Recital 15
Existing Foreign Lender Debt . . . . . . . . . . . . . . . . . .Recital 15
Existing Foreign Lender Guaranties . . . . . . . . . . . . . . .Recital 15
Existing Foreign Loan Agreements . . . . . . . . . . . . . . . .Recital 15
Existing Loan Guaranties . . . . . . . . . . . . . . . . . . . . Recital 3
Existing Intercreditor Agreement . . . . . . . . . Intercreditor Agreement
First Amended and Restated Company                     Existing Company
    Pledge Agreement . . . . . . . . . . . . . . . . . . .Pledge Agreement
Foreign Lender Debt. . . . . . . . . . . . . . . . . . . . . . .Recital 15
Foreign Lender Guaranties. . . . . . . . . . . . . . . . . . . .Recital 15
Foreign Lender Obligations . . . . . . . . . . . . . . . . . . .Recital 15
Foreign Lenders. . . . . . . . . . . . . . . . . . . . . . . . .Recital 15
Foreign Loan Agreements. . . . . . . . . . . . . . . . . . . . .Recital 15
Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 3
Initial Commercial Paper Holder. . . . . . . . . . . . . . . . .Recital 14
Initial Commercial Paper Holders . . . . . . . . . . . . . . . .Recital 14
Intercreditor Agreement. . . . . . . . . . . . . . . . . . . . .Recital 19
Interest Rate Exchangers . . . . . . . . . . . . . . . . . . . .Recital 16
      annex 1-2
Interest Rate Obligations. . . . . . . . . . . . . . . . . . . .Recital 16
Junior Secured Obligations . . . . . . . . . . . . . . . . . . .Section 2B
Junior Secured Parties . . . . . . . . . . . . . . . . . . . . .Recital 22
Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 12
Loan Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . Recital 9
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2
Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2
Original Intermediate Subsidiary                  Existing Intermediate
     Pledge Agreement. . . . . . . . . . . . . Subsidiary Pledge Agreement
Paying Indemnifying Parties. . . . . . . . . . . . Intercreditor Agreement
Pledge Amendment . . . . . . . . . . . . . . . . . . . . . . . . Section 5
Pledged Collateral . . . . . . . . . . . . . . . . . . . . . . . Section 1
Pledged Debt . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 1
Pledged Shares . . . . . . . . . . . . . . . . . . . . . . . . . Recital 1
Pledgor. . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Pledgors . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 12
Second Amended and Restated                       Existing Intermediate
     Intercreditor Agreement . . . . . . . . . Subsidiary Pledge Agreement
Secured Obligations. . . . . . . . . . . . . . . . . . . . . . . Section 2
Secured Parties. . . . . . . . . . . . . . . . . . . . . . . . .Recital 21
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . Section 11A
Senior Debenture Guaranties. . . . . . . . . . . . . . . . . . . Recital 6
Senior Debenture Guaranty. . . . . . . . . . . . . . . . . . . . Recital 6
Senior Debenture Indenture . . . . . . . . . . . . . . . . . . . Recital 5
Senior Debenture Trustee . . . . . . . . . . . . . . . . . . .Introduction
Senior Debentures. . . . . . . . . . . . . . . . . . . . . . . . Recital 5
Senior Indentures. . . . . . . . . . . . . . . . . . . . . . . .Recital 12
Successor Credit Agents. . . . . . . . . . . . . . . . . . . . .Recital 12
Successor Credit Agreements. . . . . . . . . . . . . . . . . . .Recital 12
Successor Lenders. . . . . . . . . . . . . . . . . . . . . . . .Recital 12
      XVI-1
                                 EXHIBIT XVI

                    [FORM OF BID RATE LOAN QUOTE REQUEST]


To:      Bankers Trust Company ("Agent")

From:    Owens-Illinois, Inc. ("Company")

Re:       Refinancing Credit Agreement dated as
          of December 15, 1993 (as amended,
          amended and restated, supplemented or
          otherwise modified from time to time,
          the "Credit Agreement") among Company,
          the Lenders listed therein, the
          Lenders named as Lead Managers and Co-
          Agents for Lenders, and Agent

          Company hereby gives notice pursuant to subsection
2.9B of the Credit Agreement that it requests Bid Rate Loan
Quotes for the following proposed Bid Rate Loan(s):

Proposed Funding Date of Bid Rate Loan:  ________________

                             Duration of Bid Rate
Principal Amount                  Loan Interest Period

$ _______________



          The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company hereby certify that (i) the undersigned is the [insert title of undersigned officer] of Company; (ii) the undersigned has read the conditions precedent to the making of any Loans set forth in subsection 3.2B of the Credit Agreement, and any definitions or other provisions in the Credit Agreement relating thereto with respect to the statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such conditions have been complied with; and (iii) each of the conditions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed borrowing.
      XVI-2
          Capitalized terms used herein without definition have the meanings assigned to such terms in the Credit Agreement.



                             OWENS-ILLINOIS, INC.



                             By __________________________

                             Title _______________________
      XVII-1
                                EXHIBIT XVII

                [FORM OF INVITATION FOR BID RATE LOAN QUOTES]


To:      [Name of Lender]

From:    Bankers Trust Company ("Agent")

Re:      Invitation for Bid Rate Loan Quotes to
         Owens-Illinois, Inc. ("Company")



         Pursuant to subsection 2.9C of that certain Refinancing Credit Agreement dated as of December 15, 1993 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement) among Company, the Lenders listed therein, the Lenders named as Lead Managers and Co-Agents for Lenders, and Agent, we are pleased on behalf of Company to invite you to submit Bid Rate Loan Quotes to Company for the following proposed Bid Rate Loan(s):


Proposed Funding Date of Bid Rate Loan:  _________________

                                 Duration of Bid Rate
Principal Amount                      Loan Interest Period

$ ______________



         Please respond to this invitation by no later than 10:00 a.m. (New York time) on the proposed Funding Date.

                             BANKERS TRUST COMPANY,
                             as Agent



                             By: _________________________

                             Title: ______________________
      XVIII-1
                                EXHIBIT XVIII

                        [FORM OF BID RATE LOAN QUOTE]



Bankers Trust Company
[P.O. Box 318
Church Street Station
New York, New York  10015]
Telecopy No.:  _______________

Attention:  _____________

Re: Bid Rate Loan Quote to Owens-Illinois, Inc. ("Company")

         In response to your invitation on behalf of Company dated _______________, 19___, we hereby make the following Bid Rate Loan Quote on the following terms:

1.  Quoting Lender:

    ______________________________________________________

2.  Person to contact at Quoting Lender:

    ______________________________________________________

3.  Funding Date of proposed Bid Rate Loan(s):

    _____________________________________________________

4. We hereby offer to make Bid Rate Loan(s) in the following principal amounts, for the following Bid Rate Loan Interest Periods and at the following rates:

      XVIII-2



                        Duration
                         of Bid
                        Rate Loan
Principal               Interest
 Amount                 Period                  Interest Rate
- ---------               ---------               -------------

$_____________
$_____________


    Provided that the aggregate principal amount of Bid Rate Loans for which this offer may be accepted shall not exceed $_______________.2

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Refinancing Credit Agreement dated as of December 15, 1993 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement) among Company, the Lenders listed therein, the Lenders named as Lead Managers and Co-Agents for Lenders, and Bankers Trust Company, as Agent, irrevocably obligate us to make the Bid Rate Loan(s) for which any offer(s) are accepted, in whole or in part.

                             Very truly yours,

                             [NAME OF LENDER]

Date: ____________________   By: _________________________

                             Title: ______________________
      XIX-1
                                 EXHIBIT XIX

                     [FORM OF ASSIGNMENT AND ACCEPTANCE]

                          ASSIGNMENT AND ACCEPTANCE


         This ASSIGNMENT AND ACCEPTANCE (this "Agreement") is dated as of ____________, 199_ and entered into by and between ____________________
("Assignor") and _____________________ ("Assignee").


                           PRELIMINARY STATEMENTS

         A. Assignor has entered into that certain Refinancing Credit Agreement dated as of December 15, 1993 (said Credit Agreement, as amended, amended and restated, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement;" the terms defined therein and not otherwise defined herein being used herein as therein defined) among Owens-Illinois, Inc., a Delaware corporation ("Company"), the lenders listed on the signature pages thereof (individually a "Lender" and collectively, "Lenders"), the Lenders named therein as Lead Managers and Co-Agents for Lenders, and Bankers Trust Company, as Agent for Lenders ("Agent").

         B. Assignor has a Revolving Loan Commitment under the Credit Agreement pursuant to which Assignor (i) [has made and] may be required to make Revolving Loans to Company pursuant to subsection 2.1A of the Credit Agreement[, (ii) has issued certain outstanding Letters of Credit (the "Assignor Letters of Credit") pursuant to subsection 2.8A of the Credit Agreement,] and [(ii)/(iii)] [has purchased and] may be required to purchase participations in Letters of Credit issued by other Lenders pursuant to subsection 2.8A of the Credit Agreement [(such participations in any such Letters of Credit outstanding as of the date hereof being the "Assignor Participations")]. [Assignor also has outstanding Bid Rate Loans to Company under subsection 2.9 of the Credit Agreement.]

         C. Assignor desires to assign to Assignee its rights and obligations as a Lender under the Credit Agreement and the other Loan Documents with respect to [a portion of] Assignor's Revolving Loan Commitment [and outstanding Revolving Loans] [and the Assignor Participations] [and with respect to [a portion of] Assignor's outstanding Bid Rate Loans] [and to sell to Assignee a participation in the Assignor Letters of Credit (the "Assignee Participation") equal to the participation required to be purchased therein pursuant to subsection 2.8 of the Credit Agreement by a Lender having a Revolving Loan Commitment equal to that being assigned to Assignee hereunder], and Assignee has agreed to assume the obligations of Assignor under the Loan Documents to the extent of the rights and obligations so assigned [and to purchase the Assignee Participation].
      XIX-2
         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:


         SECTION 1.  Assignment and Assumption.

         (a) Assignor hereby [(i)] assigns to Assignee, effective upon the receipt of the consideration set forth in Section 1(c), without recourse, representation or warranty (except as expressly set forth herein), [(A)] an undivided _____% interest (the "Percentage") in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents relating to Assignor's Revolving Loan Commitment [and outstanding Revolving Loans] [and the Assignor Participations] [and (B) all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents relating to the interest (the "Bid Rate Loan Interest") in Assignor's outstanding Bid Rate Loans described in Annex I annexed hereto] [and (ii) concurrently therewith sells to Assignee, without recourse, representation or warranty (except as expressly set forth herein), the Assignee Participation].

         (b) Assignee hereby [(i)] assumes from Assignor, and Assignor is hereby expressly and absolutely released from, [(A)] the Percentage of all of Assignor's obligations arising under the Loan Documents relating to Assignor's Revolving Loan Commitment [and outstanding Revolving Loans] [and the Assignor Participations], including without limitation all such obligations with respect to any Revolving Loans to be made, and any participations in Letters of Credit to be purchased, pursuant to the Credit Agreement [and (B) all of Assignor's obligations arising under the Loan Docu-ments relating to the Bid Rate Loan Interest] [and (ii) purchases from Assignor the Assignee Participation].

         (c) In consideration of Assignor's assignment [and sale], Assignee hereby agrees to pay to Assignor, on the effective date of this Agreement, in immediately available funds by wire transfer to Assignor's office at ____________ ____________________________, an amount equal to the unpaid principal amount, accrued but unpaid interest and accrued but unpaid fees with respect to [(i)] the Percentage of Assignor's rights under the Credit Agreement relating to Assignor's Revolving Loan Commitment [and outstanding Revolving Loans] [and the Assignor Participations] [and with respect to the Assignee Participation], in each case as of the effective date of this Agreement [and (ii) the Bid Rate Loan Interest].

         (d) Assignor and Assignee hereby agree that Annex [II] attached hereto sets forth the amount of the Revolving Loan Commitment[, the aggregate participation by Assignee in any outstanding Letters of Credit][, the amount of outstanding Bid Rate Loans] and the Pro Rata Share of Assignee after giving effect to the assignment and assumption [and the sale and purchase] described above.
      XIX-3
         (e) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption [and the sale and purchase] described above, Assignee shall be a party to and a "Lender" under the Credit Agreement and shall have all of the rights and obligations under the Loan Documents of, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents made by, a Lender having (i) the Revolving Loan Commitment[, aggregate participation in outstanding Letters of Credit][, outstanding Bid Rate Loans] and Pro Rata Share of Assignee as reflected on Annex [II] attached hereto, and (ii) outstanding Revolving Loans in an amount equal to the Percentage of the amount of Assignor's outstanding Revolving Loans immediately prior to giving effect to the assignment and assumption described above. Assignee hereby acknowledges and agrees that the agreement set forth in this subsection 1(e) is expressly made for the benefit of Company, Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

         (f) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect [(A)] the assignment by Assignor and the assumption by Assignee of [(1)] the Percentage of Assignor's rights and obligations with respect to Assignor's Revolving Loan Commitment [and outstanding Revolving Loans] [and the Assignor Participations] [and (2) Assignor's rights and obligations with respect to the Bid Rate Loan Interest], and all rights and obligations under the Loan Documents with respect thereto [and (B) the sale by Assignor and the purchase by Assignee of the Assignee Participation], (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to Assignor's Revolving Loan Commitment [and outstanding Revolving Loans] [and the Assignor Participations][or with respect to Assignor's outstanding Bid Rate Loans][, and any other sales by Assignor of participations in the Assignor Letters of Credit,] shall have no effect on (A) the Revolving Loan Commitment[, aggregate participation in outstanding Letters of Credit][, outstanding Bid Rate Loans] and Pro Rata Share of Assignee set forth on
Annex [II] attached hereto, or (B) the Percentage of Assignor's outstanding Revolving Loans being assigned and assumed hereby, and (iii) from and after the effective date of this Agreement, Agent shall make all payments under the Credit Agreement in respect of the Percentage interest assigned hereby [and the Assignee Participation][and the Bid Rate Loan Interest] (including without limitation all payments of principal and accrued but unpaid interest and commitment and letter of credit fees with respect thereto) to Assignee, whether such amounts (in the case of such interest and fees) have accrued prior to the effective date of this Agreement or subsequent thereto.
      XIX-4
         SECTION 2.  Certain Representations, Warranties and Agreements.

         (a) Assignor represents and warrants that it is the legal and beneficial owner of the Percentage interest [and the Bid Rate Loan Interest] being assigned by it hereunder [and of the Assignee Participation] and that such interest[s] [is][are] [and the Assignee Participation are] free and clear of any adverse claim.

         (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collect-ibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any of its Subsidiaries or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

         (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired its Percentage interest [and the Bid Rate Loan Interest] for its own account and not with any present intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.

         (d) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

         (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid
      XIX-5
and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

         [(f)   [Include one of the following only in the case of an
Assignment to an Eligible Assignee other than another Lender or an Affiliate of Assignor:] [Assignor represents and warrants that, if the aggregate amount of Loans, Commitments or other Obligations assigned hereby is less than $10,000,000, the amount assigned hereby constitutes the aggregate amount of all Loans, Commitments, Letters of Credit or participations therein and other Obligations held by Assignor] or [Assignee represents and warrants that after giving effect to the assignment contemplated hereby, Assignee shall have received an aggregate amount of not less than $10,000,000 of Loans, Commitments or other Obligations assigned hereunder].]

         SECTION 3.  Miscellaneous.

         (a) Each party to this Agreement hereby agrees from time to time, upon request of the other party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

         (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

         (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature page hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto. In addition, the address of Assignee set forth below its name on the signature page hereof shall serve as the initial notice address of Assignee for purposes of subsection 9.10 of the Credit Agreement.

         (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
      XIX-6
         (e)  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         (h) This Agreement shall become effective upon (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Agent as evidence of its [consent and] acceptance hereof in accordance with subsection [9.2B(i) and] 9.2B(ii) of the Credit Agreement, [(iii) the execution of a counterpart hereof by Company as evidence of its consent hereto in accordance with subsection 9.2B(i) of the Credit Agreement,] and [(iv)] the receipt by Assignor, Assignee and Agent of originals or telecopies of such counterparts and authorization of delivery thereof.


                [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


[NAME OF ASSIGNOR]               [NAME OF ASSIGNEE]



By:   ________________________   By:    ________________________
Title: ________________________  Title: ________________________

Notice Address:                  Notice Address:

      ________________________          ________________________
      ________________________          ________________________
      ________________________          ________________________
      ________________________          ________________________



[Consented to in accordance with [Consented to and] Accepted
subsection 9.2B(i) of the        in accordance with subsection[s]
Credit Agreement                 [9.2B(i) and]9.2B(ii) of the
                                 Credit Agreement

OWENS-ILLINOIS, INC.             BANKERS TRUST COMPANY,
                                 as Agent



By:   ________________________   By:    ________________________
Title:________________________]  Title: ________________________
      annex 1-1
                                  [ANNEX I

                           BID RATE LOAN INTEREST



Outstanding principal amount of Bid Rate Loans being assigned:  $___________


Accrued but unpaid interest on such Bid Rate Loans:             $___________


Total principal and interest with respect to such Bid Rate Loans:$___________]


[Insert any other information necessary or desirable to describe the Bid Rate Loans being assigned]
      annex 1-2
                                 ANNEX [II]

                   ASSIGNEE'S REVOLVING LOAN COMMITMENT[,
                         AGGREGATE PARTICIPATION IN
                      OUTSTANDING LETTERS OF CREDIT][,
                       OUTSTANDING BID RATE LOANS] AND
                               PRO RATA SHARE
                              AFTER ASSIGNMENT






Revolving Loan Commitment:                            $___________


[Aggregate participation in
outstanding Letters of Credit:                        $___________]


[Outstanding Bid Rate Loans:                          $___________]


Pro Rata Share                                               ____%

                                EXHIBIT XX

                        [FORM OF OVERDRAFT AGREEMENT]




                                  This OVERDRAFT AGREEMENT is dated as of
December 15, 1993 and entered into by and between OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), and BANKERS TRUST COMPANY ("Bank").


                                  RECITALS


                                 WHEREAS, Company and Bank are parties to
that certain Refinancing Credit Agreement dated as of December 15, 1993 among Company, the Lenders listed therein, the Lead Managers and Co-Agents listed therein and Bank, as Agent (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement); and

                                 WHEREAS, pursuant to and subject to the
limitations set forth in subsection 2.1C of the Credit Agreement, Company and Bank are permitted to establish and maintain an overdraft facility to facilitate Company's cash management practices.

                                 NOW, THEREFORE, in consideration of the
premises and the terms and conditions stated herein, the parties hereby agree as follows:

                                 1.  Upon presentment to Bank for payment
of an item drawn by Company on Company's account ________ (the "Account") with Bank in an amount that, when charged against the Account, creates an overdraft in the Account, Bank shall pay such item; provided that Bank elects to do so as provided herein; and provided, further that after giving effect to such overdraft (i) the Overdraft Amount shall not exceed $50,000,000,
(ii) the Overdraft Amount shall not at any time exceed the amount of the Revolving Loan Commitments minus the sum of (x) the aggregate principal amount of all outstanding Revolving Loans, Bid Rate Loans and Swing Line Loans plus (y) the Commercial Paper Usage plus (z) the Letter of Credit Usage at such time, and (iii) the Overdraft Amount at any time plus the aggregate principal amount of Swing Line Loans outstanding at such time shall not exceed $50,000,000.

                                 2.    Bank may elect not to pay any item
that would create an overdraft, with or without notice to Company, if Bank, in its sole discretion, believes that it will not be able, pursuant to subsection 2.1C of the Credit Agreement, to require each other Lender to make a Revolving Loan or to purchase a participation, in each case for the purpose of refunding Bank in the amount of such overdraft.

                                 3.    Company shall pay to Bank on demand,
and in any event not more than three Business Days from the date of creation of any overdraft in the Account, an amount equal to the Overdraft Amount then outstanding. In addition, Company shall pay, on demand or, if no demand is made, on the last Business Day of each month, interest on the Overdraft Amount from time to time outstanding at a fluctuating rate per annum (calculated on the basis of a 360-day year and the actual number of days elapsed) equal to the Prime Rate minus the applicable percentage used in calculating the fee charged on the unused portion of the Revolving Loan Commitments pursuant to subsection 2.3A of the Credit Agreement; provided that if the Overdraft Amount or interest thereon is not paid when due, the Overdraft Amount and, to the extent permitted by applicable law, any interest thereon not paid when due shall thereafter bear interest payable on demand at a rate per annum equal to the Prime Rate plus 2.00% per annum; and provided, further that, unless demand is otherwise made, the interest payable on the last Business Day of any month shall be that which is accrued and unpaid through such Business Day. Bank may, at its option, request Lenders to make Revolving Loans as provided in subsection 2.1C of the Credit Agreement and apply the proceeds of such Revolving Loans to effect payment of the Overdraft Amount as set forth above.

                                 4.    Company shall make each payment
hereunder to Bank in lawful money of the United States of America and in same day funds at the office of Bank located at One Bankers Trust Plaza, New York, New York 10006.

                                 5.    Promptly after the last day of each
month, Bank will prepare and send to Company copies of statements of the Account showing the charges made thereto and the Overdraft Amount and interest accrued thereon as of the last day of such month. Such statements, and any photocopies of items and other records held by Bank relating to the Account, shall absent manifest or demonstrable error constitute evidence of the Indebtedness owed by Company hereunder.

                                 6.    Without prejudice to Bank's other
rights, Company hereby authorizes Bank to charge against any balance in the Account and/or in any of Company's other accounts with Bank and/or against any other debt owing by Bank to Company any amount owing by Company to Bank hereunder; provided that Bank shall confirm to Company any such charge promptly thereafter.

                                 7.    Notwithstanding anything to the
contrary contained herein, Bank shall not be obligated to pay any item which would create an overdraft in the Account if such payment would be an extension of credit to Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

                                 8.    This Agreement shall terminate upon
the termination of the Commitments and, at any time prior to the termination of the Commitments, Bank or Company may, upon at least five Business Day's written notice to the other party, terminate this Agreement; provided that no such termination shall affect Company's obligations with respect to overdrafts created on or prior to such termination or Bank's rights with respect to such overdrafts. This Agreement is not for the benefit of any party other than Company and Bank.

                                 9.    This Agreement shall be governed by,
and construed in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

                                 10.    This Agreement may be executed in
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                                 11.    Company hereby submits to the
jurisdiction of any state or federal court in the State of New York with respect to any action or proceeding in connection with this Agreement to the full extent provided in subsection 9.18 of the Credit Agreement and such subsection 9.18 of the Credit Agreement is hereby incorporated herein by this reference.

                                 12.    The parties hereto agree to waive
their respective rights to a jury trial with respect to any action or proceeding in connection with this Agreement to the full extent provided in subsection 9.19 of the Credit Agreement and such subsection 9.19 of the Credit Agreement is hereby incorporated herein by this reference.



                [Remainder of page intentionally left blank]

                                 WITNESS the due execution hereof by th
respective duly authorized officers of the undersigned as of the date first written above.


                                        BANKERS TRUST COMPANY



                                        By: ___________________________

                                        Title: _________________________



                                        OWENS-ILLINOIS, INC.



                                        By: ___________________________

                                        Title: _________________________

                                SCHEDULE A-1
             COMPANY, GROUP, FIRST AND SECOND TIER SUBSIDIARIES

                               Jurisdiction
                                and Date of                              Percentage of
     Entity                    Incorporation      Stockholder(s)          Ownership
     ------                    -------------      -------------          -------------

Company
- -------
Owens-Illinois, Inc.            Delaware
                                11/27/85
Group
- -----
Owens-Illinois Group,Inc.       Delaware          Owens-Illinois,Inc.        100
                                3/10/87
First Tier Subsidiaries
- -----------------------
Owens-Brockway Packaging, Inc.  Delaware          Owens-Illinois Group, Inc. 100
                                3/6/87

OI Closure FTS Inc.             Delaware          Owens-Illinois Group, Inc. 100
                                3/6/87

OI Plastic Products FTS Inc.    Delaware          Owens-Illinois Group, Inc. 100
                                3/6/87

OI Kimble FTS Inc.              Delaware          Owens-Illinois Group, Inc. 100
                                3/6/87

O-I Health Care Holding Corp.   Delaware          Owens-Illinois Group, Inc. 100
                                3/6/87

OI General FTS Inc.             Delaware          Owens-Illinois Group, Inc. 100
                                3/6/87

OI General Finance Inc.         Delaware          Owens-Illinois Group, Inc. 100
                                4/19/93
Second Tier Subsidiaries
- ------------------------
Owens-Brockway Glass Container  Delaware          Owens-Brockway             100
Inc.                            3/9/87            Packaging, Inc.

OI IONE STS Inc.                Delaware          Owens-Brockway             100
                                3/9/87            Packaging, Inc.

OI US Capital STS Inc.          Delaware          OI Closure FTS Inc.        100
                                3/9/87

Owens-Illinois Closure Inc.     Delaware          OI Closure FTS Inc.        100
                                3/9/87

Specialty Packaging Licensing   Delaware          OI Closure FTS Inc.        100
 Company                        11/15/85

                                 Jurisdiction
                                  and Date of                             Percentage of
       Entity                    Incorporation     Stockholder(s)          Ownership
       ------                    -------------     --------------         -------------

Owens-Illinois Plastic Products    Delaware        OI Plastic Products FTS   100
Inc.                               3/9/87          Inc.

Owens-Illinois Prescription        Delaware        OI Plastic Products FTS   100
Products Inc.                      3/9/87          Inc.

OI Treitler STS Inc.               Delaware        OI Plastic Products FTS   100
                                   3/9/87          Inc.

OI Dougherty STS Inc.              Delaware        OI Plastic Products FTS   100
                                   3/9/87          Inc.

OI Schott STS Inc.                 Delaware        OI Kimble FTS Inc.        100
                                   3/9/87

OI Kontes STS Inc.                 Delaware        OI Kimble FTS Inc.        100
                                   3/9/87

OI Enbosa STS Inc.                 Delaware        OI Kimble FTS Inc.        100
                                   3/9/87

Kimble Glass Inc.                  Delaware        OI Kimble FTS Inc.        100
                                   3/9/87

Owens-Illinois General Inc.        Delaware        OI General FTS Inc.       100
                                   3/9/87

OI Castalia STS Inc.               Delaware        OI General FTS Inc.       100
                                   3/9/87

OI Levis Park STS Inc.             Delaware        OI General FTS Inc.       100
                                   3/9/87

OI MVCURC STS Inc.                 Delaware        OI General FTS Inc.       100
                                   3/9/87

OI UMI STS Inc.                    Delaware        OI General FTS Inc.       100
                                   3/9/87

OI AID STS Inc.                    Delaware        OI General FTS Inc.       100

The Guarantor Subsidiaries, as of the Closing Date, consist of Owens-Illinois Group, Inc. and each of the "First Tier Subsidiaries" and "Second Tier Subsidiaries" set forth above.

                                SCHEDULE A-2

                       DIRECT & INDIRECT SUBSIDIARIES
                        OF THE GUARANTOR SUBSIDIARIES

           FOREIGN SUBSIDIARIES (INCLUDING FOREIGN JOINT VENTURES)
                            DENOTED WITH ASTERISK

(For purposes of this Schedule A-2, "First Tier Subsidiary" means a direct Subsidiary of the Person indicated and "Second Tier Subsidiary" means a direct Subsidiary of one or more of such First Tier Subsidiaries of the Person indicated)

                               Jurisdiction of                                              Percentage of
Name                        Incorp or Organization    Stockholder(s)                          Ownership
- ----                        ----------------------    --------------                        -------------

OI Puerto Rico STS Inc.           Delaware            Owens-Brockway Glass Container Inc.        100

1.Owens-Illinois de Puerto Rico*
   (Partnership)                  Ohio                OI Puerto Rico STS Inc.                     80

OI Venezuela STS Inc.             Delaware            Owens-Brockway Glass Container Inc.        100

OI Peldar STS Inc.                Delaware            Owens-Brockway Glass Container Inc.        100

OI Ecuador STS Inc.               Delaware            Owens-Brockway Glass Container Inc.        100

OI Consol STS Inc.                Delaware            Owens-Brockway Glass Container Inc.        100

Bolivian Investments, Inc.        Delaware            Owens-Brockway Glass Container Inc.        100

Brockway Realty Inc.              Pennsylvania        Owens-Brockway Glass Container Inc.        100

Brockway Research                 Delaware            Owens-Brockway Glass Container Inc.        100

Overseas Finance Company          Delaware            Owens-Brockway Glass Container Inc.        100

Seagate, Inc.                     Ohio                Owens-Brockway Glass Container Inc.        100

CGR, Inc.                         Delaware            Owens-Brockway Glass Container Inc.        100

OIB Produvisa Inc.                Delaware            Owens-Brockway Glass Container Inc.        100

Pacific Coast Glass Co.,Ltd.      California          Owens-Brockway Glass Container Inc.        100

OI Peru STS Inc.                  Delaware            Owens-Brockway Glass Container Inc.        100

                              Jurisdisction of                                             Percentage of
Name                       Incorp. or Organization      Stockholder(s)                       Ownership
- ----                       -----------------------    -------------------                  -------------

1.Vinsa*                          Peru                OI Peru STS Inc.                            50.3

OI Poland Inc.                    Delaware            Owens-Brockway Glass Container Inc.        100

O-I Funding Corporation           Delaware            Owens-Illinois Closure Inc.                (16.67)
                                                      Owens-Illinois Plastic Products Inc.       (16.67)
                                                      Owens-Illinois Glass Container Inc.        (16.67)
                                                      Owens-Illinois Prescription Products Inc.  (16.67)
                                                      Owens-Illinois Labels Inc.                 (16.67)
                                                      Owens-Illinois General Inc.                (16.67)

O-I Brockway Plastics,Inc.        Delaware            Owens-Illinois Plastic Products Inc.       100

Owens-Illinois Labels Inc.        Delaware            Owens-Illinois Plastic Products Inc.       100

DBC, Inc.                         New Jersey          OI Dougherty STS Inc.                      100

1.Owens-Illinois Specialty Products
   Puerto Rico, Inc.*             New Jersey          DBC, Inc.                                  100

Northeastern Container Corp.      Pennsylvania        Owens-Illinois General Inc.                100

O-I Holding Company, Inc.         Ohio                Owens-Illinois General Inc.                100

O-I Services, Inc.                Ohio                Owens-Illinois General Inc.                100

Owens Hotel Industry, Inc.        Ohio                Owens-Illinois General Inc.                100

Owens Industries, Inc.            Ohio                Owens-Illinois General Inc.                100

Toledo Air Associates             Ohio                Owens-Illinois General Inc.                 50

Harbor Capital Advisors,Inc.      Delaware            Owens-Illinois General Inc.                100

1.HCA Securities, Inc.            Delaware            Harbor Capital Advisors, Inc.              100

  1.1Harbor Transfer,Inc.         Delaware            HCA Securities, Inc.                       100

KGV, Inc.                         Delaware            Kimble Glass Inc.                          100

Kontes Glass Company              New Jersey          OI Kontes STS Inc.                         100

                              Jurisdiction of                                               Percentage of
Name                       Incorp. or Organization       Stockholders(s)                     Ownership
- ----                       -----------------------       ---------------                    -------------

Maumee Valley Community Urban
Redevelopment Corporation         Ohio               OI MVCURC                                  100

O-I Medical Inc.                  Delaware           Owens-Illinois Prescription
                                                     Products Inc.                              100

1.Owens Brigham Medical Company
  (Partnership)                   Delaware           OI Medical Inc.                             55

Product Design & Engineering,Inc. Minnesota          Owens-Illinois Closure Inc.                100

Treitler-Owens, Inc.              New Jersey         OI Treitler STS Inc.                       100

U.S. Cap & Closure, Inc.          Illinois           OI US Capital STS Inc.                     100

Universal Materials, Inc.         Ohio               OI UMI STS Inc.                            100

Kimble-Enbosa (Partnership)       Delaware           KGV Inc.                                    51

OI Regioplast STS Inc.            Delaware           OI Trietler STS Inc.                       100

1.Regioplast, S.A. de C.V.*       Mexico             OI Regioplast STS Inc.                      50

Owens-Illinois (Australia)Pty.Ltd.*Australia         Owens-Brockway Glass Container Inc.        100

Bahamian Grove Limited*           Bahamas            Owens-Brockway Glass Container Inc.        100

Owens Insurance Limited*
(W/4 First Tier Subsidiaries)     Bermuda            Owens-Illinois General Inc.                100

Fabrica Boliviana de
Vidrios, S.A.*                    Bolivia            Owens-Brockway Glass Container Inc.(46%)
                                                     Bolivian Investments Inc.(4%)               50

Sao Raimundo Administracao,
Participacoes e Representacoes,
Limitada*                         Brazil             Owens-Brockway Glass Container Inc.        100

1.Companhia Industrial Sao Paulo
  e Rio*  (W/8 First Tier
  Subsidiaries and 1 Second Tier
  Subsidiary)                     Brazil             Sao Raimundo                               79.41

                              Jurisdiction of                                                 Percentage of
Name                      Incorp. or Organization       Stockholder(s)                         Ownership
- ----                      -----------------------       --------------                        -------------

2.Cisper Industria e Comercia,
  S.A.*                           Brazil             Sao Raimundo                                 79.41

Owens-Illinois Canada,Inc.*       Canada             Kimble Glass Inc.                           100

Cristaleria Peldar, S.A.*
(W/1 First Tier Subsidiary)       Colombia           OI Peldar STS Inc.                           57.36

Cristaleria del Ecuador,S.A.*
(W/2 First Tier Subsidiaries)     Ecuador            OI Ecuador STS Inc.                          48.91

O-I Overseas Management
Company Limited*                  Delaware          Owens-Brockway GlassContainer Inc.           100

1.United Glass Group, Ltd.*
  (W/13 First Tier Subsidiaries
  and 4 Second Tier Subsidiaries) England           O-I Overseas Management Company Limited      100

Specialty Packaging Products
De Mexico, S.A. de C.V.*          Mexico            Owens-Illinois Closure Inc.                  100

Owens-Brockway Venezuelan
Holding Co.*                      Venezuela         OI Venezuela STS Inc.                        100

1.Manufactura de Vidrios Planos
  C.A.*  (W/1 First Tier
  Subsidiary and 1 Second Tier
  Subsidiary)                     Venezuela         Owens-Brockway Venezuela Holding Co.         100

2.Contro Vidvioro de Venezuela
  ("Cevive") C.A.*                Venezuela         Owens-Brockway Venezuela Holding Co.         100

3.Owens-Illinois de Venezuela,
  C.A.* (W/3 First Tier
  Subsidiaries and 5 Second Tier
  Subsidiaries)                   Venezuela         Owens-Brockway Venezuela   Holding Co.        92.2

Owens-Illinois Foreign Sales
  Corporation*                    Virgin Islands    Owens-Illinois General Inc.                  100

Consol Ltd.*                      South Africa      OI Consol STS Inc.                            19.32

                               Jurisdiction of                                                  Percentage of
Name                         Incorp. or Organization      Stockholder(s)                         Ownership
- ----                         -----------------------      --------------                        ------------

Productos de Vidrio S.A.*         Venezuela         OIB Produvisa Inc.                              .90

Middle Ease Glass Mfg. Co.        Egypt             Owens-Brockway Glass Container Inc.             9.1

Nippon Glass Company*             Japan             Owens-Brockway Glass Container Inc.            10

Envases de Borosilicato S.A.*     Mexico            OI Enbosa STS                                  49

United Glass Container Corp.*     Phillipines       Owens-Brockway Glass Container Inc.            16

                                  SCHEDULE B

                   LENDERS' COMMITMENTS AND PRO RATA SHARES

                                           Revolving Loan         Pro Rata
Lender                                       Commitment             Share
- ------                                     --------------         --------
Agent:
Bankers Trust                                 $49,000,000          4.900000%

Co-Agents:
Bank of America                               $44,000,000          4.400000%
Bank of New York                              $44,000,000          4.400000%
Bank of Nova Scotia                           $44,000,000          4.400000%
CIBC                                          $44,000,000          4.400000%
Continental Bank                              $44,000,000          4.400000%
First Chicago                                 $44,000,000          4.400000%
NationsBank                                   $44,000,000          4.400000%
Societe Generale                              $44,000,000          4.400000%
Toronto Dominion                              $44,000,000          4.400000%

Lead Managers:
IBJ                                           $38,000,000          3.800000%
Bank of Montreal                              $38,000,000          3.800000%
Fuji Bank                                     $38,000,000          3.800000%
Sumitomo Bank                                 $38,000,000          3.800000%
LTCB                                          $38,000,000          3.800000%

Lenders:
Mitsubishi Trust                              $31,000,000          3.100000%
Credit Agricole                               $31,000,000          3.100000%
Nippon                                        $31,000,000          3.100000%
U. S. Bank of Oregon                          $31,000,000          3.100000%
Bank of Boston                                $31,000,000          3.100000%
Society Bank                                  $25,000,000          2.500000%
National City                                 $25,000,000          2.500000%
Northern Trust                                $25,000,000          2.500000%
Mellon Bank                                   $25,000,000          2.500000%
Sanwa                                         $25,000,000          2.500000%
Arab Bank                                     $25,000,000          2.500000%
Bank of Hawaii                                $20,000,000          2.000000%
ABN/Amro                                      $25,000,000          2.500000%
Yasuda                                        $15,000,000          1.500000%

TOTALS                                     $1,000,000,000        100.000000%
                                           ==============        ==========

                                 SCHEDULE C
                            EXISTING INDEBTEDNESS
                                     OF
                             OWENS-ILLINOIS AND
                          CONSOLIDATED SUBSIDIARIES
                                                             Amount
                                                              ($M)
Industrial Development Revenue Bonds                        -------

 Cincinnati, Ohio                                             4,000
 Findlay, Ohio                                                1,000
 Holmes County, Ohio (Berlin, OH)                             1,000
 Industrial Development Board of the City of Montgomery, AL   1,000
 Industrial Development Board of the City of Montgomery, AL  14,025 (1)
 Industrial Development Board of the County of Los Angeles    1,500
 Muskogee (Oklahoma) Industrial Trust                           893
 New Jersey Economic Development Authority (Vineland, NJ)     1,000
                                                             ------
Total Industrial Development Revenue Bonds                   24,418


Miscellaneous senior debt

 Alcon capital lease                                          2,122
 Obligation to repurchase shares of Brockway, Inc. (NY)         653
 Obligation to repurchase shares of Owens-Illinois, Inc., an
    Ohio Corporation                                          2,117
 Other senior debt                                           28,028
 Superior Beverage                                           41,000 (2)
 Various capitalized leases                                     503
                                                             ------
Total Miscellaneous Senior Debt                              74,423

Total Existing Indebtedness                                  98,841
                                                             ======

(1) Included for disclosure only; not indebtedness under GAAP as the Company owns all outstanding bonds.

(2)       Not indebtedness under GAAP.

                                 SCHEDULE D
                               EXISTING LEINS
                                     OF
                             OWENS-ILLINOIS AND
                          CONSOLIDATED SUBSIDIARIES

                                                              Amount of
                                                             Encumbrance
       Location                    Property encumbered          ($M)
- -----------------------      ------------------------------  -----------
Toano, Virginia              Real estate, plant & equipment     3,028

Danville, VA and
   Tracy, CA                 Real estate, plant & equipment    41,000

Various                      Equipment under capital leases     2,625

Vineland, New Jersey         Real estate                        1,000

Acquisition Facility         Real estate, plant & equipment    25,000


Total Existing Liens                                           72,653
                                                               ======

                                 SCHEDULE E
                                 INVESTMENTS
                                     OF
                             OWENS-ILLINOIS AND
                          CONSOLIDATED SUBSIDIARIES


                                                             Amount
        Investment                                            ($M)
        ----------                                           -------
Investments in Stock
 Foreign Subsidiaries                                        147,725
 Non-consolidated Companies
    Domestic                                                   2,829
    Foreign                                                   29,829
                                                             -------
Total Investments in Stock                                   180,383

Other Investments
 Allwaste, Inc.                                                1,000
 BriGam Ventures Inc.                                          1,260
 Castalia Properties                                             350
 Cross City                                                    2,000
 Fremont Plastics                                                 50
 Industrial Development Board of the City of Montgomery       14,025 (1)
 Norman Hartzel/Don McCone                                       150
 Schutz Containers                                                42
                                                             -------

Total Other Investments                                       19,877

Total Investments                                            200,260
                                                             =======

(1) Included for disclosure only; this amount is not included as an investment on the balance sheet of the Company. The Company owns all outstanding bonds originally issued by Brockway, Inc. (NY), a corporation whose operations are now included with those of the Company and its Consolidated Subsidiaries.

                                 SCHEDULE F
                       EXISTING CONTINGENT LIABILITIES
                                     OF
                OWENS-ILLINOIS AND CONSOLIDATED SUBSIDIARIES
                                                                      Amount
               Debtor                           Creditor               ($M)
- --------------------------------------        ---------------         -------
Indebtedness assumed by purchasers of
   assets sold (1)
      Bedford County, Virginia IRB             Bondholders             6,300
      CAN Enterprises (Note)                   Lender                  1,723
      Franklin County, Ohio IRB                Bondholders             1,000
      Harlan, Kentucky IRB                     Bondholders             1,335
      Kansas City, Missouri IRB                Bondholders             9,000
      Luzerne County, Pennsylvania IRB         Bondholders             1,000
      Macon County, Georgia IRB                Bondholders             4,590
      Memphis, Tennessee IRB                   Bondholders             2,225
      Mentor, Ohio IRB                         Bondholders             2,000
      New Fern Restorium                       Lessor                    204
      Ohio Air Quality Revenue Bond            Bondholders             1,300
      Panama City, Florida IRB                 Bondholders             2,735

   Total indebtedness assumed by purchasers of assets sold            33,412

                                                                                      Amount
Guaranties of consolidated subsidiary                 Creditor                         ($M)
- -----------------------------------------          -----------------                 -------
      Kimble Glass Inc. (Cajah's Mt., NC)      Caldwell County Econ. Dev'l.Comm'n       788

Guaranties of Indebtedness of Foreign
   Subsidiaries
      Owens-Illinois de Puerto Rico            Scotia Bank de Puerto Rico            15,000
      OI Specialty Products Puerto Rico        Scotia Bank                           11,000
      Owens-Illinois de Venezuela              Bankers Trust Company                  1,302
      Fabrica Boliviana de Vidros              Bank of New York                       3,500
                                                                                     ------
Total indebtedness of Foreign Subsidiaries Guarantied by the Company                 30,802

Brockway Airlines
   Indemnity to airplane lessors                                                     Not
   Indemnity to sellers of airline deicing services                              quantifiable
   Indemnity to truck, trailer and auto lessors                                    but not
   Indemnity to seller of ground services at municipal airports                    expected
   Liability with other airlines                                                     to be
   Cross border lease                                                              material

   Unexpired airplane leases                                                         24,985
                                                                                     ------
Total Quantifiable contingent liabilities related to Brockway Airlines               24,985

Total Quantifiable Existing Contingent Liabilities                                   90,287
                                                                                     ======
(1)   Indebtedness assumed by third parties in connection with the purchase of the underlying assets.  The Company is indemnified by the party assuming the debt.

                                 SCHEDULE G
                               REPORTING UNITS
                                     OF
                               OWENS-ILLINOIS



                               Glass Container

                             International Glass

                              Plastic Products

                             Closure & Specialty

                            Prescription Products

                                 Kimble (1)

                              Corporate & Other







(1)  Will cease to be a Reporting Unit upon consummation of Kimble Sale.

                                 SCHEDULE H



     1.   Owens-Illinois Salary Employees Welfare Benefit Plan (Plan No. 501)

     2.   Owens-Illinois Hourly Employees Welfare Benefit Plan (Plan No. 502)

                                 SCHEDULE I


                            ENVIRONMENTAL MATTERS

     None.

                                SCHEDULE J
               LETTERS OF CREDIT UNDER EXISTING CREDIT AGREEMENT
              LOG OF LETTERS OF CREDIT OUTSTANDING AS OF 12/17/93

                                                                  EXPIRATION
                                              CURRENT AMOUNT         DATE
                                              --------------      ----------
State of Calif. - Self Insurance               13,299,321.00      16-Jun-94
NJ Dept of Environmental Protection
  -- Glassboro                                  3,124,250.00      12-Mar-94
NJ Dept of Environmental Protection
  -- OI/Schott                                    213,285.00      24-May-94
NationsBank of North Carolina, N.A.               300,000.00      23-Oct-94
Society Bank & Trust Company                    4,193,333.33      15-Dec-94
NHW Partnership I & Hibernia National Bank      6,000,000.00      09-Nov-94
Commonwealth of Pennsylvania                      584,819.00      06-Apr-94
NJ Dept of Environmental Protection
  -- Bridgeton                                  3,149,459.00      12-Mar-94
Continental Casualty Company                    9,712,000.00      18-Jun-94
Aetna Life Insurance Company                    1,327,075.00      30-Jun-94
Westpac Banking Corporation                     5,091,631.94      30-Sep-94
NJ Dept of Environmental Protection
  -- Kimble                                        50,000.00      26-Nov-94
Oklahoma Workers' Compensation Court            2,500,000.00      31-Jan-94
Barnett Banks Trust Company, N.A.               1,532,055.00      02-Jan-95
Commonwealth of Pennsylvania                      137,152.00      06-Apr-94
Society Bank & Trust Company                    1,048,333.33      15-Dec-94
Connell Finance Company, Inc.                     553,023.00      30-Sep-94
Bancireland/First Financial, Inc.                 250,000.00      31-Jul-94
Copelco Capital Corporation                     1,000,000.00      01-Jul-94
Liberty Mutual Insurance Company - SAC            514,018.00      06-Oct-94
The Cit Group/Equipment Financing, Inc.         2,979,131.40      31-Jul-94
Sylvia Yeager                                     757,755.00      18-Nov-94
State of California & County of Amador            297,030.00      31-Dec-93
Mellon Bank N.A. (Muskogee IRB)                 1,383,805.00      15-Aug-94
NJ Dept of Environmental Protection
  -- Kimble                                         5,250.00      19-Feb-94
National Union Fire Insurance Company           8,508,397.00      01-Sep-94
NJ Dept of Environmental Protection
  -- Kimble Spill                               2,000,000.00      29-Oct-94
Industrial Commission of Ohio                   2,975,000.00      30-Jun-94
Commonwealth of Pennsylvania                      810,873.60      06-Sep-94
Pitney Bowes Credit Corporation                   500,000.00      30-Apr-94
NJ Dept of Environmental Protection
  -- Vineland                                     426,000.00      12-Mar-94
Old Republic Insurance Co.                        500,000.00      31-Jan-94
Chair, Workers' Compensation Board              1,874,443.00      06-Oct-94
Liberty Mutual Insurance Company (Re:  SPPI)      390,643.00      31-Mar-94
The Aetna Casualty and Surety Company          36,374,000.00      31-Dec-93
Peoples Gas System Inc.                           200,000.00      18-Nov-94
Brigam Properties                                 305,000.00      19-Nov-94
Farmers Alliance Mutual Insurance Co.               1,300.00      31-Dec-93
Liberty National Fire Insurance Company               310.00      31-Dec-93

               LETTERS OF CREDIT UNDER EXISTING CREDIT A
              LOG OF LETTERS OF CREDIT OUTSTANDING AS OF 12/17/93
                                  (continued)

                                                                  EXPIRATION
                                              CURRENT AMOUNT         DATE
                                              --------------      ----------
Texas Employer's Insurance Assoc.                  50,000.00      31-Dec-93
Sup Insur State of NY, Liq of NEM
  Reinsurance Corp.                                26,136.00      31-Dec-93
Lancer Insurance Company                           10,000.00      31-Dec-93
American Eagle Insurance Co.                       40,390.00      31-Dec-93
AllState Insurance Company                            534.00      31-Dec-93
Fremont Reinsurance Company                         2,585.26      31-Dec-93
Paladin, Heartland, Candon & Syncorp                9,705.71      31-Dec-93
Mutual Marine Office, Inc.                         70,712.19      31-Dec-93
Republic Insurance Company                         78,655.00      31-Dec-93

   SubTotal                                   101,858,090.76

Georgia Self Insurers Guaranty Trust Fund       1,500,000.00      07-Apr-94

   Grand Total                                116,657,411.76
                                              ==============